 As filed with the Securities and Exchange Commission on November 24, 1999
                                                      Registration No. 333-88613

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              Amendment No. 3
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
                                  VIACOM INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                   4841                     04-2949533
     (State or other         (Primary Standard           (I.R.S. Employer
     jurisdiction of            Industrial            Identification Number)
    incorporation or        Classification Code
      organization)               Number)
              Viacom Inc.                      Michael D. Fricklas, Esq.
             1515 Broadway               Senior Vice President, General Counsel
        New York, New York 10036                     and Secretary
             (212) 258-6000                           Viacom Inc.
   (Address, including zip code, and                 1515 Broadway
 telephone number, including area code,            New York, NY 10036
  of Registrant's principal executive                (212) 258-6000
                offices)                (Name, address, including zip code, and
                                                   telephone number,
                                           including area code, of agent for
                                                        service)
                                ---------------

                                         Copies To:
   Creighton O'M. Condon, Esq.    Louis J. Briskman, Esq.        Scott A. Barshay, Esq.
      Stephen T. Giove, Esq.           Executive Vice           Cravath, Swaine & Moore
       Shearman & Sterling             President and               825 Eighth Avenue
       599 Lexington Avenue           General Counsel              New York, NY 10019
        New York, NY 10022            CBS Corporation                (212) 474-1000
          (212) 848-4000            51 West 52nd Street
                                     New York, NY 10019
                                       (212) 975-4321

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the conditions to consummation of the offer described herein have been satisfied or waived.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 Proposed         Proposed
                                                   Amount        Maximum          Maximum         Amount of
           Title of each Class of                  to be      Offering Price     Aggregate       Registration
        Securities to be Registered              Registered     Per Share      Offering Price        Fee
--------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $.01 per
 share.......................................  907,746,991(1) Not Applicable $38,386,428,800(2) $10,671,428(2)
--------------------------------------------------------------------------------------------------------------
Series C Convertible Preferred Stock, par
 value $.01 per share........................    11,003(3)    Not Applicable  $ 485,000,000(4)   $134,830(4)
--------------------------------------------------------------------------------------------------------------
Total........................................                                 $ 38,871,428,800  $10,806,258(5)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of Viacom Class B Common Stock that may be required to be issued in connection with the merger, calculated as the product of (a) 826,492,158, which is the sum of (i) the number of shares of CBS Corporation common stock, par value $1.00 per share ("CBS Common Stock") outstanding on August 31, 1999, (ii) the number of shares of CBS Common Stock issuable pursuant to outstanding stock options through the date the merger is expected to be consummated, and (iii) the number of shares of CBS Common Stock otherwise expected to be issued prior to the date the merger is expected to be consummated and (b) the exchange ratio for the merger of 1.085 shares of Viacom Class B Common Stock for each outstanding share of CBS Common Stock. This number also includes 11,003,000 shares of Viacom Class B Common Stock issuable upon conversion of the Viacom Series C Preferred Stock being registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") (the "Registration Fee"), and computed pursuant to Rule 457(f)(1) and Rule 457(c) thereunder on the basis of the market value of the CBS Common Stock to be exchanged in the merger, as the product of (a) $46.445 (the average of the high and low sales prices per share of CBS Common Stock as reported on the New York Stock Exchange Transactions Tape on September 30, 1999) and (b) 826,492,158, which is the sum of (i) the number of shares of CBS Common Stock outstanding on August 31, 1999, (ii) the number of shares of CBS Common Stock issuable pursuant to outstanding stock options through the date the merger is expected to be consummated and
    (iii) the number of shares of CBS Common Stock otherwise expected to be issued prior to the date the merger is expected to be consummated. This number does not account for shares issuable upon conversion of the Viacom Series C Preferred Stock being registered hereunder.
(3) Based on the product of (a) the total number of outstanding shares of Series B Participating Preferred Stock, par value $1.00 per share, of CBS Corporation ("CBS Series B Preferred Stock") on November 9, 1999, and (b) the exchange ratio for the merger of 1.085 shares of Viacom Series C Preferred Stock for each outstanding share of CBS Series B Preferred Stock.
(4) Estimated solely for the purpose of calculating the Registration Fee, and computed pursuant to Rule 475(f)(2) under the Securities Act as the book value of the outstanding shares of CBS Series B Preferred Stock.
(5) Pursuant to Rule 457 under the Securities Act, the registration fee is $10,671,428 plus $134,830. $10,671,428 of the Registration Fee was paid on October 7, 1999 in connection with the initial filing of this Registration Statement on Form S-4 and the remainder was paid on November 10, 1999 in connection with the filing of Amendment No. 1 to this Registration Statement.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 VIACOM [LOGO]
                                 1515 Broadway
                            New York, New York 10036

                                                          November 26, 1999

Dear Viacom Shareholder,

   As you no doubt have heard, Viacom and CBS have agreed to a merger. The new company, which will retain the Viacom name, will be the largest seller of advertising across the media landscape, with extraordinary assets in broadcast and cable television, a leading radio and outdoor media company, a preeminent motion picture studio, a world-class consumer publishing group, a leading regional theme park operation and a growing portfolio of Internet ventures. This merger advances the vision we share with CBS of building the preeminent global media and entertainment company. The new Viacom will have exceptional content and a portfolio of some of the world's most powerful brands.

   Viacom is soliciting consents from holders of Viacom Class A common stock in connection with this merger.

   Under the terms of the merger, holders of CBS common stock will have the right to receive 1.085 shares of Viacom Class B common stock for each share of CBS common stock that they own and holders of CBS Series B preferred stock will have the right to receive 1.085 shares of newly created Viacom Series C preferred stock for each share of CBS Series B preferred stock that they own. Both Viacom Class A and Class B common stock and CBS common stock are primarily traded on the New York Stock Exchange.

   National Amusements, Inc., which owns approximately 68% of Viacom's Class A common stock, has agreed to consent to the merger and the other proposals described in this joint proxy statement/prospectus. Therefore, approval of these proposals by the shareholders of Viacom is assured.

   If you hold Viacom Class A common stock, please complete, sign, date and mail your signed written consent card in the enclosed return envelope. Approval of these matters by Viacom's shareholders will occur when the holders of a majority of the outstanding Viacom Class A common stock deliver dated and properly executed consents to Viacom. National Amusements is expected to deliver its consent at 12:00 noon, New York City time, on December 29, 1999. Therefore, for your consent to be counted, we must receive it, dated and properly executed, no later than 12:00 noon, New York City time, on December 29, 1999. You may revoke your written consent in the manner described in this document at any time prior to the time that sufficient consents are delivered to Viacom.

   Detailed information concerning the merger, the merger agreement, related agreements, Viacom's proposed new Restated Certificate of Incorporation and other important information is contained in the attached joint proxy statement/prospectus and its annexes. Please read this information carefully.

                                 Sincerely,

                                 /s/ Sumner M. Redstone
                                 ----------------------
                                 Sumner M. Redstone
                                 Chairman and Chief Executive Officer

   For a discussion of risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 18.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This joint proxy statement/prospectus is dated November 24, 1999, and is first being mailed to shareholders on or about November 26, 1999.

                                 [VIACOM LOGO]

                                 1515 Broadway
                           New York, New York 10036

                        NOTICE OF CONSENT SOLICITATION

To the Shareholders of Viacom:

   The enclosed materials seek your consent in connection with the Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among Viacom, CBS Corporation, a Pennsylvania corporation, and Viacom/CBS LLC, a Delaware limited liability company, a copy of which is attached as Annex A to the joint proxy statement/prospectus that accompanies this notice. The merger agreement provides for the merger of CBS with and into Viacom or, under specified circumstances, with and into Viacom/CBS LLC, a wholly owned subsidiary of Viacom, the issuance of shares of Viacom Class B common stock, par value $.01 per share, and shares of Viacom Series C preferred stock, par value $.01 per share, in the merger, and the adoption of the proposed new Restated Certificate of Incorporation for Viacom. If the merger agreement is adopted and the merger is consummated, each issued and outstanding share of CBS common stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom Class B common stock and each issued and outstanding share of CBS Series B preferred stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom Series C preferred stock.

   Viacom's Class A shareholders are requested to take action by written consent to approve all of the following:

    1. if the merger is structured as a merger of CBS into Viacom, the adoption of the merger agreement;

    2. if the merger is structured as a merger of CBS into Viacom/CBS LLC, the adoption of the proposed new Restated Certificate of Incorporation of Viacom;

    3. if the merger is structured as a merger of CBS into Viacom/CBS LLC, the issuance of up to 907,746,991 shares of Viacom Class B common stock to the holders of CBS common stock and up to 11,003 shares of Viacom Series C preferred stock to the holders of CBS Series B preferred stock in the merger, in accordance with the terms set forth in the merger agreement; and

    4. the amendment to increase the number of shares of Viacom Class B common stock authorized to be issued under the Viacom incentive plan by an additional 10 million shares.

   Holders of record of Viacom Class A common stock at the close of business on November 12, 1999 will be entitled to take action by written consent concerning these proposals.

   The Board of Directors of Viacom has declared that the merger agreement is advisable and has unanimously approved the merger agreement and unanimously recommends that shareholders approve the adoption of the merger agreement. The Board of Directors of Viacom has also unanimously approved the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger and declared advisable and approved the proposed new Restated Certificate of Incorporation, and unanimously recommends that you approve the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger and the adoption of the proposed new Restated Certificate of Incorporation. In addition, the Board of Directors has approved the amendment to increase the number of shares of Viacom Class B common stock authorized to be issued under the Viacom incentive plan and unanimously recommends that you approve the amendment.

   Detailed information concerning the merger, the merger agreement, related agreements, Viacom's proposed new Restated Certificate of Incorporation and other important information is contained in the attached joint proxy statement/prospectus and its annexes. Please read this information carefully.

   If you hold Viacom Class A common stock, please complete, sign, date and mail your signed written consent card in the enclosed return envelope. Approval of these matters by Viacom's shareholders will occur when the holders of a majority of the outstanding Viacom Class A common stock deliver dated and properly executed consents to Viacom. National Amusements is expected to deliver its consent at 12:00 noon, New York City time, on December 29, 1999. Therefore, for your consent to count, we must receive it, dated and properly executed, no later than 12:00 noon, New York City time, on December 29, 1999. You may revoke your written consent in the manner described in this document at any time prior to the time that sufficient consents are delivered to Viacom.

                                          By Order of the Board of Directors,

                                          /s/ Michael D. Fricklas
                                          Michael D. Fricklas
                                          Secretary

November 26, 1999

                           YOUR CONSENT IS IMPORTANT.
           PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT CARD.

                             [LOGO OF CBS CORPORATION]

                                CBS CORPORATION
                              51 West 52nd Street
                            New York, New York 10019

                                                          November 26, 1999

Dear CBS Shareholder,

   You are cordially invited to attend a special meeting of shareholders of CBS Corporation to be held on December 29, 1999 at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York 10019, commencing at 10:00 a.m., eastern standard time.

   At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among CBS, Viacom Inc. and Viacom/CBS LLC, which provides for the merger of CBS and Viacom or, under specified circumstances, Viacom/CBS LLC, a wholly owned subsidiary of Viacom. Under the terms of the merger agreement, each issued and outstanding share of CBS common stock will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock and each issued and outstanding share of CBS Series B preferred stock will be converted into the right to receive 1.085 shares of Viacom Series C preferred stock. Both Viacom's Class B common stock and CBS' common stock are listed and traded on the New York Stock Exchange.

   The merger agreement advances the vision we share with Viacom of building the preeminent global media and entertainment company. The combination of our companies, our powerful brands and our highly complementary businesses will create a company we believe is uniquely qualified to capitalize on new opportunities domestically and around the world.

   Your participation in the special meeting, in person or by proxy, is important. Even if you anticipate attending in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of CBS common stock and CBS Series B preferred stock will be represented at the special meeting. If you do attend in person, you will be entitled to vote your shares in person.

   The joint proxy statement/prospectus that accompanies this letter contains information about Viacom and CBS and describes in detail the merger and related matters. Attached to the joint proxy statement/prospectus is a copy of the merger agreement, related agreements and other important information.

   Thank you, and we look forward to seeing you at the special meeting.

                               Very truly yours,

     /s/ David T. McLaughlin                    /s/ Mel Karmazin
         David T. McLaughlin                        Mel Karmazin
        Chairman of the Board           President and Chief Executive Officer

   For a discussion of risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 18.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    This joint proxy statement/prospectus is dated November 24, 1999, and is first being mailed to shareholders on or about November 26, 1999.

                             [LOGO OF CBS CORPORATION]

                                CBS CORPORATION
                              51 West 52nd Street
                            New York, New York 10019

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       To Be Held December 29, 1999

To the Shareholders of CBS:

   A special meeting of shareholders of CBS Corporation, a Pennsylvania corporation, will be held on December 29, 1999 at 10:00, a.m., eastern standard time, at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York 10019, to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among CBS, Viacom Inc., a Delaware corporation, and Viacom/CBS LLC, a Delaware limited liability company, a copy of which is attached as Annex A to the joint proxy statement/prospectus that accompanies this notice. The merger agreement provides for the merger of CBS with and into Viacom or, under specified circumstances, with and into Viacom/CBS LLC, a wholly owned subsidiary of Viacom. If the merger agreement is adopted and the merger is consummated each issued and outstanding share of CBS common stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock, par value $.01 per share, and each issued and outstanding share of CBS Series B preferred stock, par value $1.00 per share, will be converted into the right to receive
1.085 shares of Viacom Series C preferred stock, par value $.01 per share.

   Holders of record of CBS common stock and CBS Series B preferred stock at the close of business on November 17, 1999, will be entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

   The Board of Directors of CBS has determined that the merger is in the best interests of CBS and its shareholders, has unanimously approved the merger and the merger agreement and unanimously recommends that shareholders vote to adopt the merger agreement.

   Detailed information concerning the merger, the merger agreement, related agreements and other related matters is contained in the attached joint proxy statement/prospectus and its annexes. Please read this information carefully.

   The vote of each CBS shareholder is important. We urge you to mark, sign and return your proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of CBS common stock and CBS Series B preferred stock will be represented at the special meeting. If you attend the special meeting in person, you will be entitled to vote your shares in person.

   If you plan to attend the special meeting, please keep the admission ticket that is attached to your proxy card, and also check the appropriate box on your proxy card. Shareholders who own shares through banks or brokers and who plan to attend must send a written notification, along with proof of ownership, such as a bank or brokerage firm account statement, to the Secretary's Office, CBS Corporation, 51 West 52nd Street, New York, New York 10019. The names of those shareholders indicating they plan to attend will be placed on an admission list held at the entrance to the meeting. Admission tickets will not be mailed in advance of the meeting.

                                          On behalf of the Board of Directors,

                                          /s/ Angeline C. Straka
                                          Angeline C. Straka
                                          Secretary
                                          New York, New York

November 26, 1999

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

          HOLDERS OF CBS COMMON STOCK AND CBS SERIES B PREFERRED STOCK
           SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY...................................................................   5
  The Companies...........................................................   5
  Terms of the Merger.....................................................   5
  Ownership of the Combined Company Following the Merger..................   6
  Shareholders Entitled to Consent or Vote; Vote Required; Voting
   Agreements.............................................................   6
  Quorum at CBS Special Meeting...........................................   6
  Interests of Directors and Executive Officers of Viacom and CBS.........   6
  Fairness Opinions of Financial Advisors.................................   8
  The Merger..............................................................   8
  Viacom Summary Historical Financial Data................................  11
  CBS Summary Historical Financial Data...................................  12
  Summary Unaudited Viacom/CBS Pro Forma Combined Financial Information...  14
  Unaudited Viacom/CBS Comparative Per Share Data.........................  15
  Comparative Market Prices and Dividends.................................  16

RISK FACTORS..............................................................  18
  Risks Relating to the Merger............................................  18
    Fixed Exchange Ratio May Result in Lower Value of Merger
     Consideration........................................................  18
    The Merger Is Subject to Review and Approval by the Federal
     Communications Commission Which May Delay the Completion of the
     Merger and/or Lessen the Anticipated Benefits of the Merger..........  18
    Antitrust Regulatory Agencies May Oppose or Impose Conditions on the
     Merger Which May Delay the Completion of the Merger and/or Lessen the
     Anticipated Benefits of the Merger...................................  18
    Mr. Redstone, Chairman and Chief Executive Officer of Viacom, Will Be
     the Controlling Shareholder and May Therefore Determine the Outcome
     of Most Shareholder Votes............................................  19
    The Combined Company's Corporate Governance Structure Will Be Unusual
     and May Not be a Successful Model for Managing the Combined Company..  19
    The Split-off of Blockbuster from Viacom May Not Occur, Which May
     Hinder the Operations of Viacom's Different Businesses...............  19
    Viacom May Incur a Significant Loss Resulting from the Split-off of
     Blockbuster..........................................................  20
    Potentially Significant Increases in Depreciation and Amortization
     Expense May Result from Amortization Periods Which Are Shorter than
     Preliminary Estimates Reflected in the Pro Forma Financial Statements
     Which Would Cause Net Earnings to Decrease...........................  20
  Risks Relating to the Combined Company..................................  20
    Competitive Developments and Technologies May Adversely Affect the
     Combined Company's Future Market Share of Entertainment Audiences and
     Customers, Which in Turn May Affect the Combined Company's
     Advertising Revenues and Profitability...............................  20
    Expenditures by Advertisers Tend to Be Cyclical and Dependent on the
     Economic Prospects of Advertisers and the Economy in General Which
     Could Cause Revenues of the Combined Company from Advertisements to
     Decline Significantly in any Given Period Generally or in Specific
     Markets..............................................................  21
    Acceptance of the Combined Company's Programming by the Public is
     Difficult to Predict, Which Could Lead to Fluctuations in Revenues...  21
    The Combined Company's Revenues are Dependent upon the Maintenance of
     Affiliation Agreements...............................................  22
    Changes in Federal Communications Laws and Regulations May Have an
     Adverse Effect on the Combined Company's Business....................  22
    The Combined Company Has Environmental, Asbestos and Other Contingent
     Liabilities That Could Have a Significant Impact on the Combined
     Company..............................................................  22

                                                                           Page
                                                                           ----
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................  24

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............  25
  Unaudited Viacom/CBS Pro Forma Combined Condensed Financial
   Information............................................................  25
  Unaudited CBS/King World Pro Forma Combined Condensed Financial
   Information............................................................  34

THE MERGER................................................................  46
  Background to the Merger................................................  46
  Reasons for the Merger and Board Recommendations........................  49
  Opinions of Financial Advisors..........................................  53
  Directors, Management and Corporate Governance of the Combined Company..  67
  Accounting Treatment....................................................  70
  Federal Income Tax Consequences.........................................  71
  Merger Consideration....................................................  73
  Conversion of Shares; Procedures for Exchange of Certificates;
   Fractional Shares......................................................  73
  Litigation..............................................................  74
  Effective Time of the Merger............................................  74
  Federal Securities Laws Consequences....................................  74
  Stock Exchange Quotation................................................  74
  Dissenters' Rights of Appraisal.........................................  75
  Delisting and Deregistration of CBS Common Stock........................  75

THE MERGER AGREEMENT AND RELATED AGREEMENTS...............................  76
  The Merger Agreement....................................................  76
  The Voting Agreements...................................................  83
  The Stockholder Agreement...............................................  84

INTERESTS OF PERSONS IN THE MERGER--SENIOR MANAGEMENT ARRANGEMENTS........  85
  Viacom..................................................................  85
  CBS.....................................................................  87

THE COMPANIES.............................................................  89
  Viacom's Business.......................................................  89
  CBS' Business...........................................................  91

REGULATORY MATTERS AND THIRD-PARTY APPROVALS...............................  93
  Antitrust................................................................  93
  Federal Regulation of Television and Radio Broadcasting..................  93
  Other Regulations, Legislation and Recent Developments Affecting
   Broadcast Stations......................................................  97
  Internet.................................................................  98

DESCRIPTION OF VIACOM CAPITAL STOCK FOLLOWING THE MERGER...................  99
  Viacom Class A Common Stock..............................................  99
  Viacom Class B Common Stock..............................................  99
  Voting and Other Rights of Viacom Common Stock...........................  99
  Viacom Series C Preferred Stock.......................................... 100
  Other Viacom Preferred Stock............................................. 102

COMPARISON OF RIGHTS OF HOLDERS OF VIACOM STOCK AND CBS STOCK.............. 103

                                                                          Page
                                                                          ----

ADOPTION OF NEW RESTATED CERTIFICATE OF INCORPORATION.................... 132

AMENDMENT TO THE VIACOM 1997 LONG-TERM MANAGEMENT INCENTIVE PLAN......... 133

SOLICITATION OF CONSENTS AND PROXIES..................................... 135

SHAREHOLDER PROPOSALS.................................................... 136

LEGAL MATTERS............................................................ 137

EXPERTS.................................................................. 137

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF DOCUMENTS BY
 REFERENCE............................................................... 137
  Viacom................................................................. 138
  CBS.................................................................... 138

    ANNEXES
    Annex A Amended and Restated Agreement and Plan of Merger
    Annex B Restated Certificate of Incorporation
    Annex C Amended and Restated By-laws
    Annex D Voting Agreement
    Annex E Stockholder Agreement
    Annex F Sumner Redstone's Employment Agreement
    Annex G Mel Karmazin's Employment Agreement
    Annex H Opinion of Morgan Stanley & Co. Incorporated
    Annex I Opinion of Evercore Group Inc.
    Annex J Viacom Inc. 1997 Long-Term Management Incentive Plan

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   Why are the two companies proposing to merge?

A: Viacom and CBS believe that the merger advances the vision we share of building the preeminent global media and entertainment company. The combination of our companies, our powerful brands and our highly complementary businesses will create a company we believe is uniquely qualified to capitalize on new opportunities domestically and around the world.

     To review the reasons for the merger in greater detail, see pages 49 through 52.

Q:   What will I receive in the merger?

A: Viacom Shareholders: You will retain the shares of Viacom common stock you currently own.

     CBS Holders of Common Stock: You will be entitled to receive 1.085 shares of Viacom non-voting Class B common stock in exchange for each share of CBS common stock you own. Viacom will not issue fractional shares. Instead, you will receive a payment equal to the market value of the fractional share.

     For example:

    . If you currently own 1,000 shares of CBS common stock, then after the merger you will be entitled to receive 1,085 shares of Viacom non-voting Class B common stock.

    . If you currently own 100 shares of CBS common stock, then after the merger you will be entitled to receive 108 shares of Viacom non-voting Class B common stock and a check for the market value of the 0.5 fractional share of Viacom non-voting Class B common stock.

     CBS Holders of Preferred Stock: You will be entitled to receive 1.085 shares of Viacom Series C preferred stock in exchange for each share of CBS Series B preferred stock you own. Viacom will not issue fractional shares. Instead, you will receive a payment equal to the market value of the Viacom Class B common stock into which the fractional share would be convertible. Each share of Viacom Series C preferred stock has the voting power of 100 shares of Viacom Class A common stock and is convertible at the option of the holder into 1,000 shares of Viacom non-voting Class B common stock.

     On November 23, 1999, the closing price per share on the NYSE of Viacom Class B common stock was $51.6875 and of CBS common stock was $53.625.

Q:   As a shareholder, how will the merger affect me?

A: Viacom Shareholders: After the merger, each share of Viacom common stock that you own will represent a smaller ownership percentage of a significantly larger company.

     CBS Holders of Common Stock and Preferred Stock: After the merger, you will own shares of a combined company that will own the assets of both Viacom and CBS. The name of the combined company will be Viacom Inc. Holders of CBS common stock will receive shares of Viacom non-voting Class B common stock. Holders of CBS Series B preferred stock will receive shares of Viacom Series C preferred stock. The holders of Viacom Class A common stock and the holders of Viacom Series C preferred stock will have all the voting rights of Viacom's capital stock. A majority of the Viacom Class A common stock is held by National Amusements, Inc. which, in turn, is controlled by Sumner Redstone, the Chairman and Chief Executive Officer of Viacom.

Q:   Who will manage the combined company after the merger?

A: Following the merger, the Board of Directors of the combined company will be expanded from ten to 18 directors. The eight additional directors will initially be selected from and designated by the Board of Directors of CBS and vacancies in this group will be filled during the initial three-year term by independent directors designated by the remaining CBS directors.

     Mr. Redstone will continue to serve as Chairman and Chief Executive Officer of the combined company and will be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy.

     Mel Karmazin, the current President and Chief Executive Officer of CBS, will serve as President and Chief Operating Officer of the combined company, will report directly to the CEO of the combined company and consult with the CEO on all major decisions and will supervise, coordinate and manage the combined company's business.

     In a number of areas, such as approving larger transactions, Mr. Karmazin may not act without the approval of, and the combined company's board may act by, a majority of the directors. Ten of the 18 directors of the combined company are expected to be designees of Viacom or their successors and could therefore control actions which may be taken by a majority of the combined company's directors. In all other areas, Mr. Karmazin's authority to manage the combined company may be limited only through action by a supermajority of at least 14 directors. As a result, Mr. Karmazin will have an unusual degree of autonomy for a President and COO of a large corporation.

     The governance arrangements described above will be in effect for a period of three years from the closing of the merger, unless 14 of the 18 directors determine to modify these arrangements or Mr. Karmazin is not the COO or CEO of the combined company.

     The governing structure of the combined company during this three year period is an important part of the merger. We recommend that you read the complete explanation of this structure on pages 67 through 70 carefully, as well as the complete text of the proposed new Restated Certificate of Incorporation attached as Annex B to this joint proxy statement/prospectus.

Q:   What do I need to do now?

A: Viacom Class A Shareholders: After carefully reading and considering the information contained in this joint proxy statement/prospectus, complete the enclosed consent card and sign and submit it in the enclosed return envelope as soon as possible. If you sign and submit your consent card but do not indicate whether you consent to any individual proposal, your consent card will be counted as a consent to the adoption of the merger agreement and the proposed new Viacom Restated Certificate of Incorporation, and the issuance of shares of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger and the amendment to Viacom's incentive plan. If you do not submit a properly executed consent card or if you abstain, it will have the effect of a vote against the adoption of the merger agreement and the proposed new Viacom Restated Certificate of Incorporation and the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger and the amendment to Viacom's incentive plan.

     CBS Holders of Common Stock and Preferred Stock: After carefully reading and considering the information contained in this joint proxy statement/prospectus, indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and submit your proxy card but do not indicate how you want to vote, your shares will be voted in favor of the adoption of the merger agreement. If you do not vote or you abstain, it will have no effect on whether the proposal is passed. The CBS Board is not aware of any matter other than that set forth in this joint proxy statement/prospectus that will be brought before the CBS special meeting. If, however, other matters are properly presented at the CBS special meeting, proxies will be voted in accordance with the discretion of the holders of such proxies.

Q: If my shares are held in the name of my broker, will my broker give consent or vote for me?

A: Viacom Class A Shareholders: Your broker will execute a consent card for your shares only if you provide instructions to do so. Without instructions, your broker will not execute a consent card for your shares.

     CBS Holders of Common Stock and Preferred Stock: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares according to your directions. Without instructions, your shares will not be voted.

Q: Can I revoke my consent card or change my vote after I have submitted my signed consent card or proxy card?

A: Viacom Class A Shareholders: You can revoke your consent or, if you have previously revoked your consent, submit a new consent card at any time prior to the time that consents from the holders of a majority of the outstanding Viacom Class A common stock are delivered to Viacom, which is expected to occur at 12:00 noon on December 29 , 1999, by sending your revocation or new consent card to Viacom at the address indicated below.

     CBS Holders of Common Stock and Preferred Stock: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:

    . First, you can send a written notice stating that you would like to revoke your proxy to the appropriate company at the address indicated below.

    . Second, you can complete and submit a new proxy card.

    . Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   Should I send in my stock certificates now?

A: Viacom Shareholders: No. You will keep the stock certificates you currently own.

     CBS Holders of Common Stock and Preferred Stock: No. After the merger is completed, Viacom will appoint an exchange agent to coordinate the exchange of your shares of CBS common stock or preferred stock for shares of Viacom non-voting Class B common stock or Viacom Series C preferred stock. The exchange agent will send you written instructions on how to exchange your stock certificates.

Q:   When do you expect the merger to be completed?

A: We are working to complete the merger as soon as possible. In addition to shareholder approvals, we must also obtain regulatory approvals and satisfy other conditions set forth in the merger agreement. We hope to complete the merger in the first half of 2000.

Q:    What are the tax consequences of the merger to me?

A: Viacom Shareholders: There will be no tax consequences to you as a result of the merger.

      CBS Holders of Common Stock and Preferred Stock: The exchange of CBS common stock for Viacom non-voting Class B common stock and the exchange of CBS Series B preferred stock for Viacom Series C preferred stock will be tax-free for federal income tax purposes. However, you will have to pay taxes on the payments received for fractional shares. We recommend that you read the complete explanation of the tax consequences on pages 71 through 72 carefully.

Q:    Who can help answer my questions?

A: If you would like additional copies of this joint proxy statement/prospectus, or if you have questions about the merger, you should contact:

                              VIACOM SHAREHOLDERS:
                                  Viacom Inc.
                                 1515 Broadway
                                   53rd Floor
                            New York, New York 10036
                         Attention: Investor Relations
                          Phone Number: (212) 258-6700

                               CBS SHAREHOLDERS:
                                CBS Corporation
                              40 West 57th Street
                            New York, New York 10019
                         Attention: Investor Relations
                          Phone Number: (212) 314-9209

                                    SUMMARY

   This summary highlights selected information from this joint proxy statement/prospectus, and may not contain all of the information that is important to you. To understand the merger fully and for a complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement/prospectus and the documents to which we have referred you. See "Where You Can Find More Information and Incorporation of Documents by Reference" on page 137. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The Companies

Viacom Inc.
1515 Broadway
New York, NY 10036
(212) 258-6000

   Viacom Inc. is a diversified entertainment company with operations in six segments: (1) Networks, (2) Entertainment, (3) Video, (4) Parks, (5) Publishing and (6) Online. The Networks segment operates MTV: Music Television(R), Showtime(R), Nickelodeon(R), Nick at Nite(R), VH1 Music First(R) and TV Land(R), among other program services. The Entertainment segment, which includes Paramount Pictures(R), Paramount Television(R), Paramount Stations Group and Spelling Entertainment Group Inc., produces and distributes theatrical motion pictures and television programming and operates or programs 19 broadcast television stations. The Video segment consists of an approximately 82% interest in Blockbuster Inc. (NYSE: BBI) which operates and franchises Blockbuster Video(R) stores worldwide. The Parks segment, through Paramount Parks(R), owns and operates five theme parks and a themed attraction in the U.S. and Canada. The Publishing segment publishes and distributes consumer books and related multimedia products under such imprints as Simon & Schuster(R). The Online segment provides online music and children destinations featuring entertainment, information, community tools and e-commerce.

CBS Corporation
51 West 52nd Street
New York, NY 10019
(212) 975-4321

   CBS is one of the largest radio and television broadcasters in the United States. CBS operates its business through its Television, Cable and Infinity segments. The Television segment consists of CBS' 16 owned and operated television stations and the CBS television network, which includes CBS' Internet businesses. CBS acquired television broadcast station KTVT-TV Dallas-Fort Worth, Texas on October 12, 1999. CBS acquired King World Productions, Inc., the distributor of a number of shows, including "The Oprah Winfrey Show", on November 15, 1999. The Cable segment includes CBS' cable networks, consisting of The Nashville Network, Country Music Television and two regional sports networks. The Infinity segment corresponds to Infinity Broadcasting Corporation (NYSE: INF), which conducts CBS' radio and outdoor advertising business.

   CBS' Internet businesses include its operation of the Internet sites CBS.com and Country.com, as well as its investments in SportsLine.com Inc., MarketWatch.com, Inc. and other Internet businesses.

   CBS, through Infinity, has entered into a definitive agreement to acquire Outdoor Systems, Inc., a leading outdoor advertising company in North America. CBS believes that this transaction will be completed during November 1999.

Terms of the Merger

   Either CBS will be merged with and into Viacom and Viacom will be the surviving corporation or CBS will merge with and into Viacom/CBS LLC and Viacom/CBS LLC will be the surviving entity and wholly owned by Viacom. The merger of CBS into Viacom/CBS LLC will occur only if guidance is received from the IRS or another appropriate governmental authority that the merger of CBS into Viacom/CBS LLC will not adversely affect the tax treatment of the merger and if the merger would not result in an adverse tax effect to Viacom, CBS or their respective shareholders.

   The alternative structure for the proposed merger results in the formation of a subsidiary of Viacom which will only contain the assets and liabilities of CBS, thereby providing Viacom with insulation from CBS' contingent liabilities, such as CBS' environmental liabilities.

Ownership of the Combined Company Following the Merger

   We anticipate that holders of CBS common stock will receive approximately 812 million shares of Viacom non-voting Class B common stock in the merger and that holders of CBS Series B preferred stock will receive Viacom Series C preferred stock convertible into approximately 11 million shares of Viacom Class B common stock. Based on those numbers, immediately following the merger, the former CBS shareholders will hold an aggregate equity interest in Viacom of approximately 54%. The Viacom voting Class A common stock will continue to be controlled by National Amusements which, in turn, is controlled by Mr. Redstone.

Shareholders Entitled to Consent or Vote; Vote Required; Voting Agreements

   Viacom Class A Shareholders: Only shareholders of record at the close of business on the record date of November 12, 1999 will be entitled to take action by written consent concerning these proposals. On the record date, there were 139,690,499 shares of Viacom Class A common stock outstanding. Approval of the adoption of the merger agreement and the proposed new Restated Certificate of Incorporation, the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger and the amendment to the Viacom incentive plan will occur when the holders of a majority of the outstanding Viacom Class A common stock deliver properly dated and executed consents to Viacom.

   CBS Holders of Common Stock and Preferred Stock: Only shareholders of record at the close of business on the record date of November 17, 1999 will be entitled to vote at the special meeting. On the record date, there were approximately 764.3 million shares of CBS common stock outstanding and approximately 10,142 shares of CBS Series B preferred stock outstanding. Each holder of CBS common stock will have one vote at the special meeting for each share of CBS common stock owned on the record date. Each holder of CBS Series B preferred stock will have 1,000 votes at the special meeting for each share of CBS Series B preferred stock owned on the record date. A majority of votes cast by all shareholders entitled to vote at the CBS special meeting is required to adopt the merger agreement. On the record date, directors and executive officers of CBS and their affiliates were entitled to vote 4,630,080 shares of CBS common stock, or approximately 0.6% of the shares of CBS common stock outstanding on the record date, and no shares of CBS Series B preferred stock.

Quorum at CBS Special Meeting

   CBS. The presence at the CBS special meeting, either in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast is required in order for a quorum to be present for purposes of voting on the adoption of the merger agreement. In the event that a quorum is not present at the CBS special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

   Shares of CBS common stock or CBS Series B preferred stock represented at the applicable special meeting but not voting, including shares of CBS common stock or CBS Series B preferred stock for which proxy cards have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. The persons named as proxies by a CBS shareholder may propose and vote for one or more adjournments of the applicable special meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of a proposal; provided, however, that a proxy that is voted against the proposal to adopt the merger agreement may not be voted in favor of any such adjournment or postponement.

Interests of Directors and Executive Officers of Viacom and CBS

   A number of directors and executive officers of CBS and Viacom have interests in the merger as employees and/or directors that are different from, or in addition to, your interests as a shareholder. If the merger is completed, several of the directors and members of the existing senior management of each of CBS and Viacom will be designated as members of the initial Board of Directors and senior management of the combined company after the merger. Indemnification arrangements for existing directors and officers of CBS and Viacom will be continued.

   In particular, the following executives have entered into compensation arrangements in connection with the Merger:

Mr. Redstone:

   Viacom entered into an employment agreement with Mr. Redstone to serve as its Chairman and CEO following the effective time of the merger. Mr. Redstone will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the actual number of days that the agreement is in effect during the year 2000. The target and maximum bonus amounts increase by 10% annually through 2003. Mr. Redstone will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days the agreement is in effect during the year 2000, thereafter to be increased annually by 10% of his salary and deferred compensation for the preceding year. He will also receive a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments.

Mr. Karmazin:

   In contemplation of the merger, Viacom entered into an employment agreement with Mr. Karmazin that becomes effective only upon the consummation of the merger, except for a stock "lock-up" provision which became effective upon the signing of the employment agreement, and continues through December 31, 2003. Pursuant to the agreement, Mr. Karmazin will serve as the President and COO of Viacom.

   Mr. Karmazin will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the actual number of days that the agreement is in effect during the year 2000, which target and maximum amounts will increase by 10% annually. Mr. Karmazin will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days that the agreement is in effect during the year 2000, thereafter to be increased annually during the remainder of his employment in an amount equal to 10% of his salary and deferred compensation for the preceding year. The agreement provides for a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments. During his employment term, Mr. Karmazin will be provided with $5 million of life insurance. Mr. Karmazin will also be entitled to a gross-up for any "golden parachute" excise tax that may be imposed on him under the Internal Revenue Code as a result of any payment or benefit he receives under his agreement or otherwise.

Messrs. Dauman and Dooley:

   Pursuant to agreements entered into with Viacom on September 6, 1999, Messrs. Dauman and Dooley, the Deputy Chairmen and Executive Vice Presidents of Viacom, have agreed to resign from Viacom effective at the effective time of the merger and will each receive the following payments:

  (1) as soon as practicable after their resignations:

    . a one-time cash payment equal to the amount that would have been payable under their current employment agreements through their original terms, or December 31, 2003,

    . payouts of all deferred compensation accounts and the balance of their accounts under the Viacom Excess Investment Plan, and

    . a transaction bonus in the amount of $5,000,000;

  (2) on the earlier of the effective time of the merger and the date on which Viacom pays 1999 bonuses to its executive officers generally, the greatest of:

    . 110% of their respective bonuses received for 1998,

    . amounts which, when added to their salary and deferred compensation payable for 1999, would produce the highest 1999 total cash compensation paid to any other executive officer of Viacom or any of its affiliates, and

    . an amount the Viacom Board determines is appropriate to compensate each executive for his contribution to Viacom in 1999; and

  (3) All equity-based compensation awards previously granted to Messrs. Dauman and Dooley will vest on the effective date of their resignation and each stock option will continue to be exercisable in accordance with its terms until December 31, 2003, subject to their compliance with the provisions of their resignation agreements.

Assuming the merger is consummated on January 1, 2000 and the 1999 bonuses are paid at 110%, it is estimated that each of Messrs. Dauman and Dooley will receive aggregate payments under (1) and (2) above (excluding any payouts of deferred compensation accounts and Viacom Excess Investment Plan balances) of approximately $41 million. In addition, under (3) above, each of Messrs. Dauman and Dooley's unexercised stock options have a value of approximately $114 million, assuming such options were exercised on November 19, 1999 at their applicable exercise price.

For a more complete description of these arrangements, please read the section "Interests of Persons in the Merger--Senior Management Arrangements."

Fairness Opinions of Financial Advisors

   In deciding to approve the merger, each Board considered the opinion of its financial advisor. Viacom received an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, as to the fairness of the merger to Viacom from a financial point of view, and CBS received an opinion from its financial advisor, Evercore Group Inc., an affiliate of Evercore Partners Inc., as to the fairness of the merger to its shareholders from a financial point of view. These opinions are attached as Annexes H and I, respectively, to this joint proxy statement/prospectus. The opinions are not a recommendation as to how you should vote your shares. We encourage you to read these opinions carefully.

The Merger

Conditions to the Merger

   We will complete the merger only if various conditions are satisfied or waived, including the following:

  . CBS shareholders vote to adopt the merger agreement;

  . Viacom shareholders approve:

    -  the adoption of the merger agreement if CBS merges into Viacom;

    - the adoption of the proposed new Restated Certificate of Incorporation and the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger, if CBS merges into Viacom/CBS LLC;

  . no law or court order prohibits the merger or makes the merger illegal;

  . the registration statement of which this joint proxy statement/prospectus forms a part has been declared effective and no stop order suspending its effectiveness is in effect;

  . the shares of Viacom Class B common stock to be issued to shareholders of CBS in the merger have been authorized for listing by the NYSE, subject to official notice of issuance;

  . Viacom and CBS obtain all regulatory approvals necessary to complete the merger;

  . each of Viacom and CBS has certified to the other that its representations and warranties are true and correct except as would not have a material adverse effect and that its material obligations under the merger agreement have been complied with in all material respects; and

  . Viacom and CBS have each obtained an opinion from their respective tax counsel that the merger will be tax-free.

   If the CBS shareholders do not vote to adopt the merger agreement, the companies currently contemplate continuing their businesses in substantially the same manner as previously conducted, subject to reassessment based on then existing circumstances.

No Solicitation of Competing Transactions

   The merger agreement prohibits CBS from soliciting any proposal from, or providing information to or negotiating with, another party for the sale or transfer of more than 35% of the voting power or assets of CBS.

   However, until the CBS shareholders adopt the merger agreement, CBS may consider an unsolicited proposal for a competing transaction from another party which CBS' Board of Directors determines in good faith reasonably can be expected to result in a superior proposal, and CBS may furnish information to that party. A superior proposal is a proposal to acquire more than 50% of the voting power or all or substantially all of the assets of CBS for consideration which the CBS Board determines in good faith is more favorable than that to be received by CBS shareholders in the merger. CBS must notify Viacom if it begins to negotiate a competing transaction.

Termination of the Merger Agreement

   The Boards of Directors of both our companies can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, the merger agreement may also be terminated:

  . by either company, if the merger is not completed by August 31, 2000;

  . by either company, if the shareholders of CBS do not approve the merger;

  . by either company, if a governmental authority has issued a final and nonappealable order permanently prohibiting the merger;

  . by either company, if the other company breaches any of the representations or warranties it made in the merger agreement in a manner so as to have a material adverse effect on that company, or the other company, including, in Viacom's case, Viacom/CBS LLC, materially fails to comply with any of the material obligations it has under the merger agreement, in either case such that the conditions to closing relating to the representations and warranties or covenants would not be satisfied; or

  . by CBS, if prior to the adoption of the merger agreement by the CBS shareholders CBS gives notice to Viacom of the existence of a superior proposal.

Termination Fees

   CBS is required to pay Viacom a termination fee of $1 billion if:

  . (1) Viacom or CBS terminates the merger agreement because the CBS shareholders fail to adopt the merger agreement at the CBS special meeting, (2) a competing proposal to acquire more than 50% of the voting power or assets of CBS has been made public at or prior to the failure to adopt the merger agreement and (3) within 12 months after termination, a binding agreement to enter into a competing transaction is entered into by CBS or a competing transaction is consummated; or

  . CBS terminates the merger agreement because, prior to the adoption of the merger agreement by CBS shareholders, CBS gives notice to Viacom of the existence of a superior proposal.

Regulatory Approvals

   Under U.S. antitrust laws, we may not complete the merger until we have notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the merger and filed the necessary report forms and until a required waiting period has ended. Viacom made its notification on September 20, 1999 and CBS made its notification on September 23, 1999. On October 22, 1999, the Antitrust Division of the DOJ issued to the parties a Request for Additional Information and Documentary Material, which extends the waiting period until 20 calendar days after the parties substantially comply with the request. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before and after the merger is completed.

   Under U.S. federal communications laws, the merger will result in a transfer of control to Viacom of licenses held by CBS, and, therefore, the merger requires the prior review and approval of the Federal Communications Commission. Both Viacom and CBS have requested the required approval in an application to the FCC, which was filed November 16, 1999. This application is subject to comments by the public, and any decision may be further reviewed or reconsidered by the FCC or a court. In order to comply with applicable law and to secure the approval of the FCC, Viacom, CBS or both may need to divest some or all of their respective interests in a number of radio and television licenses as well as some or all of Viacom's interest in United Paramount Network. Further, Viacom, CBS or both may be required to divest additional broadcast stations in the event rules recently adopted by the FCC that relax ownership restrictions fail to become effective, or are stayed, reconsidered or modified by the FCC or a court.

   Both companies are required to make filings with or obtain approvals from other domestic and international regulatory authorities in connection with the merger.

   We cannot predict whether we will obtain all required regulatory approvals to complete the merger, or whether any approvals will include conditions that would be detrimental to CBS or Viacom.

Dissenters' Rights of Appraisal

   Neither Viacom shareholders nor CBS shareholders have dissenters' rights to an appraisal of the value of their shares in connection with the merger.


Accounting Treatment

   The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the cost to acquire CBS will be allocated to the assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and amortized over its estimated useful life.



                                    *  *  *

                    Viacom Summary Historical Financial Data

   The summary consolidated financial data presented below have been derived from, and should be read together with, Viacom's audited consolidated financial statements and the accompanying notes included in Viacom's annual report on Form 10-K for the year ended December 31, 1998 and the unaudited interim consolidated financial statements and the accompanying notes included in Viacom's quarterly report on Form 10-Q for the quarterly period ended September 30, 1999, both of which are incorporated by reference into this joint proxy statement/prospectus. The historical financial data presented below include the results of Paramount Communications Inc. after its acquisition by Viacom on March 11, 1994 and the results of Blockbuster Entertainment Corporation after its acquisition by Viacom on September 29, 1994.

                          Statement of Operations Data
                    (in millions, except per share amounts)

                          Nine Months Ended
                            September 30,          Year Ended December 31,
                          -----------------  -------------------------------------
                            1999     1998     1998     1997    1996   1995   1994
                          -------- --------  -------  ------- ------ ------ ------
                             (Unaudited)
Revenues................  $  9,286 $  8,754  $12,096  $10,685 $9,684 $8,700 $4,486
Operating income........  $    881 $    455  $   752  $   685 $1,197 $1,247 $  354
Earnings (loss) from
 continuing operations..  $    239 $   (133) $   (44) $   374 $  152 $   88 $   19
Net earnings (loss).....  $    201 $   (141) $  (122) $   794 $1,248 $  223 $   90
Net earnings (loss)
 attributable to common
 stock..................  $    189 $   (186) $  (150) $   734 $1,188 $  163 $   15
Earnings (loss) per
 common share:
Basic:
  Earnings (loss) from
   continuing
   operations...........  $    .33 $   (.25) $  (.10) $   .44 $  .13 $  .04 $ (.14)
  Net earnings (loss)...  $    .27 $   (.26) $  (.21) $  1.04 $ 1.63 $  .22 $  .04
Diluted:
  Earnings (loss) from
   continuing
   operations...........  $    .32 $   (.25) $  (.10) $   .44 $  .13 $  .04 $ (.13)
  Net earnings (loss)...  $    .27 $   (.26) $  (.21) $  1.04 $ 1.62 $  .22 $  .03

                               Balance Sheet Data
                                 (in millions)

                                                      As of December 31,
                               As of        ---------------------------------------
                         September 30, 1999  1998    1997    1996    1995    1994
                         ------------------ ------- ------- ------- ------- -------
                            (Unaudited)
Total assets............      $24,268       $23,613 $28,289 $28,834 $28,991 $28,274
Total long-term debt,
 net of current
 portion................      $ 6,142       $ 3,813 $ 7,423 $ 9,856 $10,712 $10,402
Shareholders' equity....      $10,918       $12,050 $13,384 $12,587 $12,094 $11,792

                     CBS Summary Historical Financial Data

   The selected consolidated historical financial data presented below have been derived from, and should be read together with, the CBS audited consolidated financial statements and the accompanying notes included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998 and the unaudited interim consolidated financial statements and the accompanying notes included in CBS' quarterly report on Form 10-Q for the nine months ended September 30, 1999, which are incorporated by reference in this joint proxy statement/ prospectus. The historical financial data presented below include the results of CBS Radio Inc., formerly American Radio Systems Corporation, after its acquisition by CBS on June 4, 1998, the results of The Nashville Network and Country Music Television, Gaylord Entertainment Company's two major cable networks, after their acquisition by CBS on September 30, 1997, the results of Infinity Media Corporation, formerly known as Infinity Broadcasting Corporation, after its acquisition by CBS on December 31, 1996 and the results of CBS Inc. after its acquisition by CBS, formerly Westinghouse Electric Corporation, on November 24, 1995.

                          Statement of Operations Data
                    (in millions, except per share amounts)

                              Nine Months
                          Ended September 30,        Year Ended December 31,
                          --------------------  -------------------------------------
                            1999       1998      1998    1997    1996    1995   1994
                          ---------  ---------  ------  ------  ------  ------  -----
                              (Unaudited)
Revenues................  $   5,154  $   5,014  $6,805  $5,367  $4,143  $1,074  $ 744
Operating profit........        658        365     482     253      54     160    151
Interest expense........       (143)      (272)   (370)   (386)   (401)   (184)   (26)
Income (loss) from
 Continuing Operations
 before income taxes,
 minority interest and
 equity losses of
 unconsolidated
 affiliated companies...        519        122     155     (59)   (292)    128     (6)
Income tax (expense)
 benefit................       (302)      (134)   (161)    (73)     71     (75)     1
Income (loss) from
 Continuing Operations..        138        (15)    (12)   (131)   (221)     47    (10)
Income (loss) from
 Discontinued
 Operations.............        396        --      --      680     409     (57)    58
Extraordinary item, net
 of income taxes........         (5)        (5)     (9)    --      (93)    --     --
Net income (loss).......        529        (20)    (21)    549      95     (10)    48

Basic earnings (loss)
 per common share:
 Continuing Operations..  $     .20  $    (.02) $ (.02) $ (.24) $ (.67) $ (.09) $(.27)
 Discontinued
  Operations............        .57        --      --     1.08    1.02    (.16)   .16
 Extraordinary item.....       (.01)      (.01)   (.01)    --     (.23)    --     --
                          ---------  ---------  ------  ------  ------  ------  -----
Basic earnings (loss)
 per common share.......  $     .76  $    (.03) $ (.03) $  .84  $  .12  $ (.25) $(.11)
                          =========  =========  ======  ======  ======  ======  =====
Diluted earnings (loss)
 per common share:
 Continuing Operations..  $     .19  $    (.02) $ (.02) $ (.24) $ (.67) $ (.09) $(.27)
 Discontinued
  Operations............        .56        --      --     1.08    1.02    (.16)   .16
 Extraordinary item.....       (.01)      (.01)   (.01)    --     (.23)    --     --
                          ---------  ---------  ------  ------  ------  ------  -----
Diluted earnings (loss)
 per common share.......  $     .74  $    (.03) $ (.03) $  .84  $  .12  $ (.25) $(.11)
                          =========  =========  ======  ======  ======  ======  =====
Dividends per common
 share..................  $     --   $     .05  $  .05  $  .20  $  .20  $  .20  $ .20
                          =========  =========  ======  ======  ======  ======  =====

                               Balance Sheet Data
                                 (in millions)

                              As of               As of December 31,
                          September 30, ---------------------------------------
                              1999       1998    1997    1996    1995    1994
                          ------------- ------- ------- ------- ------- -------
                           (Unaudited)
Total assets--Continuing
 Operations.............     $20,723    $20,139 $16,503 $15,406 $10,391 $ 2,524
Total assets--
 Discontinued
 Operations.............         811      1,919   4,101   5,710   8,157   9,273
                             -------    ------- ------- ------- ------- -------
Total assets............     $21,534    $22,058 $20,604 $21,116 $18,548 $11,797
                             =======    ======= ======= ======= ======= =======
Long-term debt--
 Continuing Operations..     $ 2,346    $ 2,506 $ 3,236 $ 5,147 $ 7,222 $ 1,865
Long-term debt--
 Discontinued
 Operations.............         407        382     440     419     161     589
                             -------    ------- ------- ------- ------- -------
Total long-term debt....     $ 2,753    $ 2,888 $ 3,676 $ 5,566 $ 7,383 $ 2,454
                             =======    ======= ======= ======= ======= =======
Total debt--Continuing
 Operations.............     $ 2,352    $ 2,665 $ 3,387 $ 5,635 $ 7,840 $ 2,471
Total debt--Discontinued
 Operations.............         418        428     543     439     528   1,266
                             -------    ------- ------- ------- ------- -------
Total debt..............     $ 2,770    $ 3,093 $ 3,930 $ 6,074 $ 8,368 $ 3,737
                             =======    ======= ======= ======= ======= =======
Shareholders' equity....     $ 9,630    $ 9,054 $ 8,080 $ 5,731 $ 1,453 $ 1,789
                             =======    ======= ======= ======= ======= =======

     Summary Unaudited Viacom/CBS Pro Forma Combined Financial Information

   The following summary unaudited pro forma combined financial information is derived from and should be read together with the information provided in the section, "Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information" and the notes thereto. The summary unaudited pro forma combined financial information is based upon the historical financial statements of Viacom, adjusted for the initial public offering of Blockbuster and other related transactions, and the historical financial statements of CBS, adjusted for the acquisitions of American Radio and King World and the pending acquisition of Outdoor Systems, Inc. The acquisition of King World by CBS was completed on November 15, 1999. The unaudited pro forma combined condensed statement of operations data for the nine months ended September 30, 1999 and the year ended December 31, 1998 is presented as if the merger of Viacom and CBS and all other aforementioned transactions had occurred on January 1, 1998. The unaudited pro forma combined balance sheet data at September 30, 1999 is presented as if the merger of Viacom and CBS and all other aforementioned transactions had occurred on September 30, 1999.

   The summary unaudited pro forma combined financial data is for illustrative purposes only and does not necessarily indicate the operating results or financial position that would have been achieved had the merger of Viacom and CBS and all other aforementioned transactions been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.

           Unaudited Pro Forma Combined Statement of Operations Data
                    (in millions, except per share amounts)

                                             Nine Months
                                                Ended           Year Ended
                                          September 30, 1999 December 31, 1998
                                          ------------------ -----------------
Revenues.................................      $15,583            $20,457
Operating income.........................      $ 1,171            $   695
Earnings (loss) from continuing
 operations before income taxes..........      $   594            $  (369)
Loss from continuing operations..........      $  (200)           $  (776)
Net loss from continuing operations
 attributable to common stock............      $  (213)           $  (803)
Basic and diluted loss from continuing
 operations per share....................      $  (.14)           $  (.53)
Weighted average shares outstanding:
  Basic..................................        1,507              1,521
  Diluted................................        1,507              1,521

                Unaudited Pro Forma Combined Balance Sheet Data
                                 (in millions)

                                                           At September 30, 1999
                                                           ---------------------
Total assets..............................................        $78,871
Total long-term debt, net of current portion..............        $10,686
Shareholders' equity......................................        $47,895

                Unaudited Viacom/CBS Comparative Per Share Data

   The following tables present the Viacom and CBS historical and pro forma combined and CBS pro forma equivalent comparative per share data for the nine months ended or at September 30, 1999 and the twelve months ended or at December 31, 1998.

                                                    Pro Forma Combined as       CBS
Nine Months Ended           Viacom                   Adjusted for Other      Pro Forma
or at September 30, 1999  Historical CBS Historical     Viacom Events     Equivalent(/3/)
------------------------  ---------- -------------- --------------------- ---------------
Earnings (loss) per
 common share from
 continuing
 operations(/1/):
  Basic.................    $  .33       $  .20            $ (.14)            $ (.15)
  Diluted...............       .32          .19              (.14)              (.15)
Book value per common
 share(/2/):
  Basic.................    $15.67       $13.93            $31.74             $34.44
  Diluted...............     15.40        13.60             31.49              34.17
Cash dividends per
 common share...........       --           --                --                 --
                                                    Pro Forma Combined as       CBS
Twelve Months Ended         Viacom                   Adjusted for Other      Pro Forma
or at December 31, 1998   Historical CBS Historical     Viacom Events     Equivalent(/3/)
-----------------------   ---------- -------------- --------------------- ---------------
Earnings (loss) per
 common share from
 continuing
 operations(/1/):
  Basic.................    $ (.10)      $ (.02)           $ (.53)            $ (.57)
  Diluted...............      (.10)        (.02)             (.53)              (.57)
Book value per common
 share(/2/):
  Basic.................    $17.34       $13.12            $32.09             $34.82
  Diluted...............     17.07        12.85             31.86              34.57
Cash dividends per
 common share...........       --        $  .05               --                 --

--------
(/1/) The weighted average common shares outstanding used in calculating pro forma combined basic and diluted earnings (loss) from continuing operations per common share, as adjusted for all transactions, are calculated assuming that the estimated number of shares of Viacom common stock to be issued in the merger were outstanding from January 1, 1998. For both periods presented, the weighted average common shares outstanding used in calculating pro forma combined diluted earnings
      (loss) from continuing operations per common share do not include the impact of Viacom stock options, as they are antidilutive.
(/2/) The book value per common share amounts of Viacom and CBS were calculated by dividing shareholders' equity by the number of common shares outstanding at the end of the period. The common shares outstanding used in calculating basic pro forma combined book value per share include approximately 697 million and approximately 695 million of Viacom common shares outstanding at September 30, 1999 and December 31, 1998, respectively, plus approximately 812 million shares representing the estimated number of common shares to be issued in the merger. (See Note 2 to the Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Statements.) The common shares outstanding used in calculating diluted pro forma combined book value per common share as of September 30, 1999 and December 31, 1998 include the Viacom common shares, plus the estimated number of common shares to be issued in the merger, as well as the dilutive impact of Viacom options to purchase shares of common stock, and totaled approximately 1.5 billion for both periods.
(/3/) CBS pro forma equivalent amounts are calculated by multiplying the respective pro forma combined per common share amounts by the exchange ratio of 1.085.

                    Comparative Market Prices and Dividends

   Viacom Class A common stock and Class B common stock are listed and traded on the NYSE under the symbols "VIA" and "VIA.B," respectively. CBS common stock is listed and traded on the NYSE under the symbol "CBS."

   On February 25, 1999, the Board of Directors of Viacom declared a 2-for-1 common stock split, to be effected in the form of a dividend. The additional shares were issued on March 31, 1999 to shareholders of record on March 15, 1999. All common share and per share amounts have been adjusted to reflect the stock split for all periods presented.

   The following tables set forth, for the calendar periods indicated, the per share range of high and low sales prices for Viacom Class A common stock, Viacom non-voting Class B common stock and CBS common stock as reported on the NYSE or by the American Stock Exchange, together with the dividend declaration history of Viacom and CBS. Only shares of Viacom non-voting Class B common stock will be issued to shareholders of CBS in the merger in exchange for their shares of CBS common stock.

                                       Viacom Class A      Viacom Class B
                                      Common Stock(/1/)   Common Stock(/1/)
                                      ------------------  ------------------
                                        High      Low       High      Low
                                      --------- --------  --------- --------
1997
  1st Quarter........................ $18 9/16  $16       $18 15/16 $16
  2nd Quarter........................  17 23/32  12 5/8    18        12 5/8
  3rd Quarter........................  17 3/8    13 3/4    17 9/16   13 5/8
  4th Quarter........................  20 7/8    13        21 1/8    13 1/4
1998
  1st Quarter........................ $27 1/8   $19 15/16 $27 17/32 $20 1/4
  2nd Quarter........................  30 1/2    26 1/8    30 5/8    26 13/32
  3rd Quarter........................  34 11/16  24 5/8    35        24 3/4
  4th Quarter........................  36 29/32  25 7/16   37 1/8    25 163/512
1999
  1st Quarter........................ $45 1/2   $35 5/16  $45 15/16 $35 3/8
  2nd Quarter(/2/)...................  48 3/4    36 11/16  49 3/16   36 5/8
  3rd Quarter........................  49 5/8    38 7/16   48 3/4    38 9/16
  4th Quarter (through November 23,
   1999).............................  54 1/4    40 5/16   53 15/16  39 13/16

--------
(/1/) Viacom has not declared cash dividends on its Class A or Class B common stock and has no present intention of doing so.
(/2/) As of April 8, 1999, Viacom Class A and Class B common stock ceased trading on the American Stock Exchange and commenced trading on the NYSE.

                                                 CBS Common Stock
                                             ----------------------------------
                                                                   Dividends
                                             High      Low       per Share(/1/)
                                             ----      ----      --------------
1997
  1st Quarter............................... $20 3/8   $16 3/4        $.05
  2nd Quarter...............................  23 13/16  16             .05
  3rd Quarter...............................  27 15/16  22 3/4         .05
  4th Quarter...............................  32 1/16   23 3/8         .05
1998
  1st Quarter............................... $34 3/16  $26 3/4        $.05
  2nd Quarter...............................  36 5/8    29 11/16       --
  3rd Quarter...............................  35 1/2    21 7/8         --
  4th Quarter...............................  33 1/8    18             --
1999
  1st Quarter............................... $41 5/8   $31 11/16       --
  2nd Quarter...............................  47 5/16   39 3/16        --
  3rd Quarter...............................  51 15/16  43 5/8         --
  4th Quarter (through November 23, 1999)...  55 1/8    43 3/16        --

--------
(/1/) CBS suspended payments of dividends after it commenced its stock buy-back program in March 1998.

   On September 3, 1999, the last trading day prior to the announcement of the execution of the merger agreement, the last reported closing sale prices per share of Viacom Class A common stock and Class B common stock were $45 5/16 and $45 1/16, respectively, and the last reported sale price per share of CBS common stock was $48 15/16. On November 23, 1999, the last trading day prior to the printing of this joint proxy statement/prospectus, the last reported sale prices per share of Viacom Class A common stock and Class B common stock were $51 15/16 and $51 11/16, respectively, and the last reported sale price per share of CBS common stock was $53 5/8.

   The market prices of shares of Viacom Class A common stock, Viacom Class B common stock and CBS common stock are subject to fluctuations. As a result, Viacom and CBS shareholders are urged to obtain current market quotations.

   At the close of business on each company's record date, there were approximately 9,136 holders of record of Viacom Class A common stock, approximately 18,186 holders of record of Viacom Class B common stock, approximately 103,135 holders of record of CBS common stock and one holder of record of CBS Series B preferred stock.

                                  RISK FACTORS

   You should consider the following risks in deciding whether to adopt the merger agreement and approve the related proposals. These matters should be considered along with the other information included or incorporated by reference in this joint proxy statement/prospectus. We have separated the risks into two groups:

  . risks relating to the merger; and

  . risks relating to the combined company.

Risks Relating to the Merger

Fixed Exchange Ratio May Result in Lower Value of Merger Consideration

   Upon completion of the merger, each share of CBS common stock will be exchanged for 1.085 shares of Viacom non-voting Class B common stock and each share of CBS Series B preferred stock will be exchanged for 1.085 shares of Viacom Series C preferred stock, which are convertible into Viacom non-voting Class B common stock. These exchange ratios are fixed and will not be adjusted as a result of any increase or decrease in the price of either Viacom non-voting Class B common stock or CBS common stock. Any change in the price of Viacom non-voting Class B common stock will affect the value the CBS shareholders receive in the merger. In addition, because the merger will be completed only after all the conditions to the merger are satisfied or waived, including the receipt of regulatory approvals, there is no way to be sure that the price of Viacom non-voting Class B common stock or CBS common stock at the time the merger is completed will be the same as their prices on the date of the special meeting and the end of the consent solicitation period. Changes in the business, operations or prospects of Viacom or CBS, regulatory considerations, general market and economic conditions and other factors may affect the prices of Viacom non-voting Class B common stock, CBS common stock or both. Many of those factors are beyond our control. You are encouraged to obtain current market quotations for both Viacom non-voting Class B common stock and CBS common stock.

The Merger Is Subject to Review and Approval by the Federal Communications Commission Which May Delay the Completion of the Merger and/or Lessen the Anticipated Benefits of the Merger

   Approval by the FCC is required for the transfer of control to Viacom of the television and radio station licenses currently held by CBS. An application was filed on November 16, 1999 requesting such approval of the transfer of control to Viacom. This application is subject to public comment. FCC approval will be predicated, in part, on the effectiveness of new FCC rules permitting a single company to hold two television stations in a single market and upon the effectiveness of modifications to the former "one-to-a-market" rule, now called the "radio-television cross-ownership" rule, which governs the degree of common ownership of television and radio stations in one market. In addition, the combined company may be required under current law to divest some of its broadcasting assets in order to receive FCC approval.

   In order to consummate the merger on an orderly and timely basis, Viacom and CBS have requested deferred enforcement of applicable FCC rules. There can be no assurance that such requests for deferred enforcement will be granted or other relief obtained or that consummation of the merger will not be delayed pending receipt of FCC approval of the merger. Further, there can be no assurance that no action will be brought challenging such approvals or actions, or, if such challenge is made, as to the result thereof. See "Federal Regulation of Television and Radio Broadcasting."

Antitrust Regulatory Agencies May Oppose or Impose Conditions on the Merger Which May Delay the Completion of the Merger and/or Lessen the Anticipated Benefits of the Merger

   Viacom and CBS have filed Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission and are providing additional information in response to a request made by the Department of Justice, which has been assigned to review the merger. A 20 calendar day waiting period must expire or terminate following the provision of additional information before the merger may be completed. We do not know whether the federal antitrust authorities will permit the HSR Act waiting period to expire without challenging the merger. We also do not know whether a third party will challenge the merger on antitrust grounds or what the result of a third party challenge might be.

   In addition, it is possible that one or more individual states could investigate and challenge the merger under either federal law or their own state law, although states have no notification and waiting period requirements. Depending on the nature of any of these challenges, and any conditions imposed as a result, these challenges and conditions could delay completion of the merger or lessen the anticipated benefits of the merger.

   The merger agreement requires the parties to use their respective best efforts, and to take all actions necessary, to satisfy the conditions to the merger, and to do so in a manner designed to obtain all regulatory clearances and the satisfaction of the conditions as expeditiously as possible. This includes agreeing to the sale or other disposition of assets or businesses and taking all steps necessary to vacate or lift any order, judgment or injunction that would prohibit or materially delay consummation of the merger.

Mr. Redstone, Chairman and Chief Executive Officer of Viacom, Will Be the Controlling Shareholder and May Therefore Determine the Outcome of Most Shareholder Votes

   Immediately after completion of the merger, National Amusements, which is controlled by Mr. Redstone, will own approximately 68% of the voting stock of the combined company. The former CBS holders of common stock will hold only Viacom non-voting Class B common stock and the former holders of CBS Series B preferred stock will hold only Viacom Series C preferred stock. Mr. Redstone, through his control of National Amusements, and not the former CBS shareholders, will be able to determine the outcome of all corporate actions requiring shareholder approval except actions that under Delaware law require a class vote of the Viacom Class B common stock or Viacom Series C preferred stock. However, in connection with the merger, National Amusements has entered into a stockholder agreement pursuant to which it has agreed for a three-year period to ensure, among other things, that eight of the 18 members of the Board of Directors of the combined company will be directors of CBS or replacements they may designate. In addition, the proposed new Restated Certificate of Incorporation of Viacom, which will become effective at the time of the merger, will provide that Board action will require the approval of 14 of the 18 directors of the combined company, except for a number of areas where the directors of the combined company may act by a majority vote of the Board. Such arrangements will be in place for a three-year period unless 14 of 18 directors determine to modify these arrangements or Mr. Karmazin is not the COO or the CEO of the combined company. For a more detailed discussion of the corporate governance of the combined company, see "The Merger--Directors, Management and Corporate Governance of the Combined Company."

The Combined Company's Corporate Governance Structure Will Be Unusual and May Not be a Successful Model for Managing the Combined Company

   This structure is unusual because, compared to other large U.S. corporations, the Chief Operating Officer will have more autonomy and this autonomy cannot easily be limited, even if a majority of the Board disagrees with the COO. In the merger agreement, CBS and Viacom have agreed to a variety of unusual corporate governance arrangements that will differ significantly from the manner in which the two companies are currently managed. There can be no assurance that these arrangements will prove to be a successful model for managing the combined company. For a detailed description of the corporate governance arrangements, see "The Merger--Directors, Management and Corporate Governance of the Combined Company."

The Split-off of Blockbuster from Viacom May Not Occur, Which May Hinder the Operations of Viacom's Different Businesses

   Viacom has announced that, subject to Viacom Board approval, which will be based on an assessment of market conditions, and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the proposed merger between Viacom and CBS, it intends to split-off Blockbuster by offering to exchange all of its shares of Blockbuster for shares of Viacom's common stock. The split-off is intended to establish Blockbuster as a stand-alone entity with objectives separate from those of Viacom's other businesses. Viacom believes that the split-off will resolve management, systemic, competitive and other problems that have arisen from the operation of various different businesses under a common parent corporation. For example, the split-off will resolve perceived conflicts of interest between Blockbuster and Paramount. These conflicts are perceived both by the movie studio competitors of Paramount and the video retail competitors of Blockbuster. In addition, Viacom believes the split-off will allow Blockbuster to facilitate the expansion of Blockbuster's business by issuing its stock to make acquisitions. The split-off will also allow Blockbuster to modify its compensation structure to provide incentives to its employees that are more closely linked to its performance. Viacom has no obligation to effect the split-off either before or after the merger. Viacom and CBS cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.

Viacom May Incur a Significant Loss Resulting from the Split-off of Blockbuster

   If the split-off of Blockbuster occurs, any difference between the fair market value and net book value of Blockbuster at the time of the split-off will be recognized as a gain or loss for accounting purposes. Based on the November 19, 1999 closing price of Blockbuster common stock, a split-off would have resulted in a pre-tax pro forma loss from discontinued operations of approximately $2.9 billion.

Potentially Significant Increases in Depreciation and Amortization Expense May Result from Amortization Periods Which Are Shorter than Preliminary Estimates Reflected in the Pro Forma Financial Statements Which Would Cause Net Earnings to Decrease

   Pro forma results of operations reflect adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of CBS. The final allocation of the purchase consideration will be determined after the completion of the Viacom/CBS merger and will be based on appraisals and a comprehensive final evaluation of the fair value of CBS' tangible assets acquired, liabilities assumed, identifiable intangible assets and goodwill at the time of the merger. Accordingly, the final determination of tangible and intangible assets may result in depreciation and amortization expense that is significantly higher than the preliminary estimates of these amounts, which would cause net earnings to be lower. See note 3 of Notes to unaudited Viacom/CBS pro forma combined condensed financial statements.

Risks Relating to the Combined Company

Competitive Developments and Technologies May Adversely Affect the Combined Company's Future Market Share of Entertainment Audiences and Customers, Which in Turn May Affect the Combined Company's Advertising Revenues and Profitability


   Film and Television Production. The television and motion picture industry has experienced cycles in which increased costs of talent and other factors have resulted in higher production costs and increased competition. In addition, television and movie producers are indirectly affected by changes in viewership of broadcast and cable networks, the amount of broadcast time available on local stations for syndicated television programs and, for movies, the relative success of different forms of distribution, such as home video, pay television and network television, each of which have different profitability to producers. There can be no assurance that developments in these areas will not adversely affect the profitability of the combined company.

   Television and Cable Television Networks. The combined company will directly compete for viewers in general, as well as for viewers in specific demographic categories, and for programming with other cable and broadcast television networks. The recently expanded availability of digital cable television and the introduction of direct-to-home satellite distribution has greatly increased the amount of channel capacity available for new networks, resulting in the launch of a number of new cable television networks by both our companies and their competitors. In addition, digital broadcast television, which has recently become available in major markets, may allow a single television station to broadcast several channels simultaneously. Increasing audience fragmentation could have an adverse effect on advertising revenue and subscription revenues. Broadcast television has experienced a decline in total audience viewership in recent years. Among the major networks, CBS delivers an audience that has an older demographic. An older demographic may result in lower revenue for an advertising spot. There can be no assurance that this audience decline will not continue or that CBS network programming will appeal to an audience having a younger demographic.

   Television and Radio Broadcast Stations. New technologies, such as digital radio services, direct-to-home satellite, wireless and wired cable television and Internet radio and video programming, compete for programming, audiences and advertising revenues. Each of these technologies are different from traditional broadcasting and there can be no assurance that these or other new technologies will not have an adverse effect on the combined company's business in the future.

   Video. Videocassette rental competes with other forms of distribution of movies, including theatrical distribution, cable, satellite and broadcast television. In particular, direct broadcast satellite and digital cable providers who are able to offer an expanded number of channels and expanded programming could have a material adverse effect on the business if these services become more widely available and accepted by consumers. In addition, some digital cable providers have begun testing technology designed to transmit movies on demand with interactive capabilities such as start, stop and rewind. This "video-on-demand" technology could have a material adverse effect on the videocassette rental market if it could be provided profitably at a reasonable price and if video-on-demand rights were to be provided with a favorable window by the movie studios. Movie studios make available videocassettes for rental during a distribution "window" of time which is in advance of, and exclusive against, distribution through most other forms of non-theatrical movie distribution. Although the studios have a significant interest in maintaining a viable home video rental industry, changes in the videocassette exclusive window in relation to other windows could have an adverse effect upon the video rental business. In addition, if the revenue-sharing agreements pursuant to which video rental revenues are shared with the studios are materially adversely changed or discontinued, it will have a material adverse effect upon the video rental business.

   Internet. While the amount of advertising on the Internet is currently small, the Internet is a rapidly growing competitor for advertising spending and viewership, the full impact of which cannot be predicted.

Expenditures by Advertisers Tend to Be Cyclical and Dependent on the Economic Prospects of Advertisers and the Economy in General Which Could Cause Revenues of the Combined Company from Advertisements to Decline Significantly in any Given Period Generally or in Specific Markets

   The combined company will derive a substantial portion of its revenues from the sale of advertising on its television stations, cable networks, radio stations and outdoor displays. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers' spending priorities or increase the time it takes to close a sale with our advertisers. This could cause revenues of the combined company from advertisements to decline significantly in any given period. In addition, because a substantial portion of the combined company's revenues will be derived from local advertisers, the combined company's ability to generate advertising revenues in specific markets could be adversely affected by local or regional economic downturns.

Acceptance of the Combined Company's Programming by the Public is Difficult to Predict, Which Could Lead to Fluctuations in Revenues

   Revenues derived from the production and distribution of a feature film, television series or radio show depend primarily upon its acceptance by the public, which is difficult to predict. The commercial success of a feature film, television series or radio show also depends upon the quality and acceptance of other competing films, television series or radio shows released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Further, the theatrical success of a feature film and the audience ratings for a television series are generally key factors in generating revenues from other distribution channels, such as home video, free television and premium pay television.

The Combined Company's Revenues are Dependent upon the Maintenance of Affiliation Agreements

   Much of the combined company's broadcast network programming will be provided to its broadcast affiliates pursuant to affiliation agreements which are generally long-term agreements with staggered expirations. The combined company will be dependent upon the maintenance of affiliation agreements with third-party owned television stations, and there can be no assurance that such affiliation agreements will be renewed in the future on terms acceptable to the combined company. The loss of a significant number of such affiliation arrangements could reduce the distribution of the combined company's programming, thereby adversely affecting the combined company's ability to sell national advertising time.

   Similarly, the basic cable networks in which the combined company will hold interests, including MTV, VH1, Nickelodeon, The Nashville Network, Country Music Television and other cable networks maintain affiliation arrangements that enable them to reach a large percentage of cable and direct broadcast satellite households across the United States. These arrangements are generally long-term arrangements with staggered expirations. Such cable networks also depend on achieving and maintaining carriage within the most widely distributed cable programming tiers to maximize their subscriber base and revenues. The loss of a significant number of affiliation arrangements on basic programming tiers could reduce the distribution of such cable networks, thereby adversely affecting such networks' revenues from subscriber fees and the ability to sell advertising time. The combined company's non-advertiser supported pay television networks, such as Showtime, are similarly dependent for their distribution on the maintenance of affiliation agreements with cable and direct broadcast satellite distributors on acceptable terms. The loss of carriage on cable systems or direct broadcast satellite platforms, or continued carriage on less favorable terms, could adversely affect such networks' subscriber fee revenues.

Changes in Federal Communications Laws and Regulations May Have an Adverse Effect on the Combined Company's Business

   The television and radio broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934. The FCC generally regulates, among other things, the ownership of media, including ownership by non-U.S. citizens, broadcast programming and technical operations. Further, the U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters, including technological changes, which could, directly or indirectly, affect the operations and ownership of the combined company's broadcast properties.

The Combined Company Has Environmental, Asbestos and Other Contingent Liabilities That Could Have a Significant Impact on the Combined Company

   Primarily as a result of Viacom's mergers with Paramount Communications, formerly Gulf & Western and Blockbuster, which owned a controlling interest in Spelling Entertainment Group Inc., formerly the Charter Company, in 1994 and the operations of Westinghouse Electric Corporation which merged with CBS Inc. in 1995, the combined company will have significant environmental liabilities. Both Paramount and Westinghouse were diversified, global companies with portfolios including a wide variety of industrial businesses. The Charter Company was in various businesses related to petroleum products. As a result, Viacom and CBS have contingent liabilities related to discontinued operations, including environmental liabilities, and have in some instances indemnified others against those liabilities, and in other instances have received indemnities from third parties for those liabilities.

   Under federal and state Superfund and other environmental laws, Viacom and CBS each have been named as a potentially responsible party at numerous sites located throughout the country. At many of these sites,

Viacom and CBS are either not responsible parties or their site involvement is very limited or de minimis. However, Viacom or CBS, as the case may be, may have varying degrees of cleanup responsibilities at a number of sites. Viacom and CBS believe that any liability incurred for cleanup at these sites will be satisfied over a number of years, and in many cases, the costs will be shared with other potentially responsible parties. These sites include locations for which Viacom or CBS, as the case may be, as part of an agreement for sale, may have retained obligations for remediation of possible environmental contamination or may have continuing obligations under applicable environmental laws.

   In addition, CBS and Viacom are parties to various lawsuits and have received claims relating to their continuing and discontinued operations. Some of these lawsuits and claims, including those related to asbestos liabilities, seek substantial monetary damages.

   The combined company will have access to insurance in substantial amounts and management believes it has sufficient reserves. Accordingly, while there can be no assurance in this regard, the pending or potential litigation, environmental and other liabilities should not have a material adverse effect on the financial condition of the combined company.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   This document and the documents incorporated by reference into this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect Viacom's and CBS' current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Viacom or CBS to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this joint proxy statement/prospectus.

   In addition to the risk factors described in the previous section, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

  . the timing, impact and other uncertainties related to pending acquisitions by CBS or Viacom and future acquisitions and dispositions by the combined company;

  . the ability of the combined company to renew existing programming, licensing and distribution agreements and to enter into new agreements;

  . the success of CBS and Viacom and their suppliers and customers in achieving year 2000 compliance;

  . the impact of new technologies including the magnitude of equity losses and other uncertainties related to CBS' Internet based investments;

  . changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and

  . interest rate fluctuations and other capital market conditions.

   These factors and the risk factors described in the previous section are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this joint proxy statement/prospectus are made only as of the date of this joint proxy statement/prospectus and under section 27A of the Securities Act and section 21E of the Exchange Act we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information

General

   The merger will be accounted for by the purchase method of accounting. Consideration provided by Viacom in this merger includes: approximately $36.7 billion through the issuance of approximately 812 million shares of Viacom non-voting Class B common stock plus, approximately $833 million of cash consideration, net of approximately $556 million of deferred taxes, for the assumed settlement of a portion of the historical CBS stock options and the assumption of approximately $200 million of CBS stock options by Viacom, both of which were granted prior to the date of the merger agreement, and approximately $4.1 billion for the assumption of debt. This consideration will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill. The merger is contingent upon, among other things, regulatory and Viacom and CBS shareholder approval.

   The following unaudited pro forma combined condensed balance sheet as of September 30, 1999, is presented as if the merger and other CBS transactions described in the notes to the unaudited Viacom/CBS and CBS/King World pro forma combined condensed financial statements had occurred on September 30, 1999. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 1999, and for the year ended December 31, 1998, are presented as if the merger and the other Viacom and other CBS transactions had occurred on January 1, 1998. In the opinion of Viacom and CBS management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the merger, or the other Viacom and other CBS transactions had been consummated as of the dates indicated or of the results that may be obtained in the future.

   These unaudited pro forma combined condensed financial statements and notes thereto should be read in conjunction with the unaudited CBS/King World pro forma combined condensed financial information included herein, and:

  . CBS' consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, and Management's Discussion and Analysis included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A, which is incorporated by reference in this joint proxy statement/prospectus;

  . King World's consolidated financial statements and the notes thereto as of August 31, 1999 and 1998 and for the three years ended August 31, 1999, which are included in CBS' Current Report on Form 8-K filed on November 22, 1999 which is incorporated by reference in this joint proxy statement/prospectus;

  . CBS' Quarterly Reports on Form 10-Q for the quarterly periods ended March
    31, 1999, as amended by Form 10-Q/A, June 30, 1999 and September 30, 1999 which are incorporated by reference in this joint proxy statement/prospectus;


  . Viacom's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, and Management's Discussion and Analysis included in Viacom's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this joint proxy statement/prospectus; and

  . Viacom's consolidated financial statements and the notes thereto as of and for the nine-month period ended September 30, 1999, on Form 10-Q which is incorporated by reference in this joint proxy statement/prospectus.

                         UNAUDITED VIACOM/CBS PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1999

                                 (in millions)

                                              CBS                    Pro Forma
                                  Viacom   Pro Forma  Pro Forma       Combined
                                Historical Combined  Adjustments     Viacom/CBS
                                ---------- --------- -----------     ----------
ASSETS:
Cash and cash equivalents.....   $   674    $   524    $  (474)(/3/)  $   724
Customer receivables, net.....     1,677      1,477        --           3,154
Other current assets..........     2,631      1,245        450 (/3/)    4,326
                                 -------    -------    -------        -------
Total current assets..........     4,982      3,246        (24)         8,204
Property and equipment, net...     3,316      3,055        --           6,371
Goodwill and other
 intangibles, net.............    11,424     23,951     22,596 (/3/)   57,971
Other noncurrent assets.......     4,546      2,027       (340)(/3/)    6,325
                                                            92 (/3/)
                                 -------    -------    -------        -------
Total assets..................   $24,268    $32,279    $22,324        $78,871
                                 =======    =======    =======        =======
LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Current portion of long-term
 debt.........................   $   131    $   189    $   --         $   320
Accounts payable, accrued
 expenses and other...........     4,054      2,078       (106)(/3/)    6,001
                                                           (25)(/3/)
                                 -------    -------    -------        -------
Total current liabilities.....     4,185      2,267       (131)         6,321
Long-term debt................     6,142      3,904        575 (/3/)   10,686
                                                            65 (/3/)
Net liabilities of
 discontinued operations......       --         966        --             966
Other noncurrent liabilities..     1,924      4,581          8 (/3/)    6,513
                                 -------    -------    -------        -------
Total liabilities.............    12,251     11,718        517         24,486
                                 -------    -------    -------        -------
Minority interest in equity of
 consolidated subsidiaries....     1,099      5,391        --           6,490
Shareholders' Equity:
Common Stock..................         7        802          8 (/2/)       15
                                                          (802)(/3/)
Additional paid-in capital....    10,260     14,759     36,725 (/2/)   47,408
                                                           200 (/2/)
                                                           223 (/3/)
                                                       (14,759)(/3/)
Common stock held in treasury,
 at cost......................    (1,432)    (1,683)     1,683 (/3/)   (1,432)
Retained earnings.............     2,115      1,957     (1,957)(/3/)    1,936
                                                          (179)(/3/)
Accumulated other
 comprehensive loss...........       (32)      (665)       665 (/3/)      (32)
                                 -------    -------    -------        -------
Total shareholders' equity....    10,918     15,170     21,807         47,895
                                 -------    -------    -------        -------
Total liabilities and
 shareholders' equity.........   $24,268    $32,279    $22,324        $78,871
                                 =======    =======    =======        =======

                 See accompanying notes to unaudited Viacom/CBS
               pro forma combined condensed financial statements.

                         UNAUDITED VIACOM/CBS PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  For the Nine Months Ended September 30, 1999

                    (in millions, except per share amounts)

                                                Pro Forma                                   Pro Forma
                                               Adjustments                                  Combined
                                        CBS        for         Pro Forma   Adjustments     as Adjusted
                            Viacom   Pro Forma Viacom/CBS       Combined    For Other       For Other
                          Historical Combined    Merger        Viacom/CBS Viacom Events   Viacom Events
                          ---------- --------- -----------     ---------- -------------   -------------
Revenues................   $ 9,286    $ 6,297    $  --          $15,583       $--            $15,583
Operating expenses......    (6,007)    (3,605)      --           (9,612)       --             (9,612)
Selling, general and
 administrative.........    (1,712)    (1,009)      --           (2,721)       --             (2,721)
Depreciation and
 amortization...........      (616)      (839)     (424)(/3/)    (1,879)       --             (1,879)
Restructuring charge....       (70)       --        --              (70)       --                (70)
Residual costs of
 discontinued
 businesses.............       --        (130)      --             (130)       --               (130)
                           -------    -------    ------         -------       ----           -------
Operating income
 (loss).................       881        714      (424)          1,171        --              1,171
Other income and
 expense, net...........         3          5       --                8        --                  8
Interest expense, net...      (311)      (217)      (61)(/3/)      (589)         4 (/4/)        (585)
                           -------    -------    ------         -------       ----           -------
Earnings (loss) from
 continuing operations
 before income taxes....       573        502      (485)            590          4               594
Income tax (expense)
 benefit................      (295)      (393)       24 (/5/)      (664)        (2)(/5/)        (666)
Equity in loss of
 affiliated companies,
 net of tax.............       (38)       (28)      --              (66)       --                (66)
Minority interest.......        (1)       (66)      --              (67)         5 (/4/)         (62)
                           -------    -------    ------         -------       ----           -------
Earnings (loss) from
 continuing operations..       239         15      (461)           (207)         7              (200)
Cumulative convertible
 preferred stock
 dividend requirement
 and premium on
 repurchase of preferred
 stock..................       (13)       --        --              (13)       --                (13)
                           -------    -------    ------         -------       ----           -------
Net earnings (loss) from
 continuing operations
 attributable to common
 stock..................   $   226    $    15    $ (461)        $  (220)      $  7           $  (213)
                           =======    =======    ======         =======       ====           =======
Earnings (loss) from
 continuing operations
 per common share:
 Basic..................   $   .33                              $  (.15)                     $  (.14)
 Diluted................   $   .32                              $  (.15)                     $  (.14)
Weighted average shares
 outstanding:
 Basic..................       695                 812 (/2/)      1,507                        1,507
 Diluted................       709                 812 (/2/)      1,507                        1,507



                 See accompanying notes to unaudited Viacom/CBS
               pro forma combined condensed financial statements.

                         UNAUDITED VIACOM/CBS PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1998

                    (in millions, except per share amounts)

                                                Pro Forma                                  Pro Forma
                                               Adjustments                                 Combined
                                        CBS        for        Pro Forma   Adjustments     as Adjusted
                            Viacom   Pro Forma Viacom/CBS      Combined    For Other       For Other
                          Historical Combined    Merger       Viacom/CBS Viacom Events   Viacom Events
                          ---------- --------- -----------    ---------- -------------   -------------
Revenues................   $12,096    $ 8,361     $ --         $ 20,457      $--           $ 20,457
Operating expenses......    (8,506)    (5,242)      --          (13,748)      --            (13,748)
Selling, general and
 administrative.........    (2,061)    (1,335)      --           (3,396)      --             (3,396)
Depreciation and
 amortization...........      (777)    (1,113)     (565)(/3/)    (2,455)      --             (2,455)
Residual costs of
 discontinued
 businesses.............       --        (163)      --             (163)      --               (163)
                           -------    -------     -----        --------      ----          --------
Operating income
 (loss).................       752        508      (565)            695       --                695
Other income and
 expense, net...........       (57)        38       --              (19)      --                (19)
Interest expense, net...      (599)      (363)      (89)(/3/)    (1,051)        6 (/4/)      (1,045)
                           -------    -------     -----        --------      ----          --------
Earnings (loss) from
 continuing operations
 before income taxes....        96        183      (654)           (375)        6              (369)
Income tax (expense)
 benefit................      (139)      (320)       36 (/5/)      (423)       (2)(/5/)        (425)
Minority interest.......        (1)       (35)      --              (36)       54 (/4/)          18
                           -------    -------     -----        --------      ----          --------
Earnings (loss) from
 continuing operations..       (44)      (172)     (618)           (834)       58              (776)
Cumulative convertible
 preferred stock
 dividend requirement
 and discount on
 repurchase of preferred
 stock..................       (27)       --        --              (27)      --                (27)
                           -------    -------     -----        --------      ----          --------
Net earnings (loss) from
 continuing operations
 attributable to common
 stock..................   $   (71)   $  (172)    $(618)       $   (861)     $ 58          $   (803)
                           =======    =======     =====        ========      ====          ========
Loss from continuing
 operations per common
 share:
 Basic..................     $(.10)                               $(.57)                      $(.53)
 Diluted................     $(.10)                               $(.57)                      $(.53)
Weighted average shares
 outstanding:
 Basic..................       709                  812           1,521                       1,521
 Diluted................       709                  812           1,521                       1,521

                 See accompanying notes to unaudited Viacom/CBS
               pro forma combined condensed financial statements.

                NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

                 (tables in millions, except per share amounts)

(1) Basis of Presentation

   The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of CBS' assets and liabilities were estimated by CBS and Viacom management. The final allocation of the purchase price will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives) and liabilities assumed.

(2) Consideration

   Pursuant to the merger agreement, holders of CBS common stock will receive
1.085 shares of Viacom non-voting Class B common stock for each CBS share of common stock issued and outstanding at the completion of the merger. The total number of CBS shares issued and outstanding during the period subsequent to the merger announcement but prior to its completion is not anticipated to fluctuate from the ordinary course. For purposes of the unaudited pro forma combined condensed financial statements, the $45.225 per share value of Viacom non-voting Class B common stock to be issued was calculated based on its average market price per share from September 2, 1999 through September 9, 1999.

Total estimated CBS common shares outstanding (including shares to be
 issued to King World shareholders)...................................   748.6
Exchange Ratio........................................................   1.085
                                                                       -------
Estimated Viacom Class B common shares to be issued...................   812.2
                                                                       =======
Purchase Consideration:
Estimated value of Viacom Class B common stock to be issued (812.2 shares at $45.225 per share):
  Common stock, $.01 par value........................................ $     8
  Additional paid-in capital..........................................  36,725
Estimated fair value of CBS stock options to be assumed by Viacom
 (note 3).............................................................     200
                                                                       -------
Estimated net increase in Viacom equity............................... $36,933
                                                                       =======

                NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                 (tables in millions, except per share amounts)


(3) Merger

   To record the excess purchase price over the net tangible and identifiable intangible assets acquired in connection with the merger as described in notes 1 and 2 above:

Estimated net increase in Viacom equity............................. $ 36,933
Less: Shareholders' equity of CBS Pro Forma Combined at September
 30, 1999
  Common stock......................................................     (802)
  Additional paid-in capital........................................  (14,759)
  Common stock held in treasury.....................................    1,683
  Retained earnings/Accumulated other comprehensive loss............   (1,292)
Adjustments:
  Add: Liability for conversion of CBS stock options, net of
   deferred taxes...................................................      833
                                                                     --------
Excess purchase price over net tangible and identifiable intangible
 assets acquired....................................................   22,596
Identifiable intangible assets acquired.............................   23,951
                                                                     --------
Excess purchase price over net tangible assets acquired............. $ 46,547
                                                                     ========
Incremental amortization expense of excess purchase price over net tangible and identifiable intangible assets acquired:
  Twelve month amortization......................................... $    565
                                                                     ========
  Nine month amortization........................................... $    424
                                                                     ========

   The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of CBS' tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. For the purpose of these unaudited pro forma combined condensed financial statements, amortization of the excess purchase price over tangible net assets acquired of approximately $46.5 billion is computed on a straight-line basis using useful lives as follows: $37.5 billion (40 years), $6.6 billion (30 years) and $2.4 billion (10 years).

   Generally accepted accounting principles currently require that acquired intangible assets be amortized over periods not to exceed 40 years. Viacom believes that the intangible assets acquired from CBS included in the 40-year category are comprised principally of the franchises, FCC licenses, and trademarks of CBS-assets with indefinite lives, which have historically appreciated in value over time. In addition, Viacom intends to continue to expand the combined company's existing lines of business, develop new businesses by leveraging the well known franchises, trademarks and products of Viacom and CBS, and take advantage of synergies that exist between Viacom and CBS to further strengthen existing lines of business. Viacom believes that it will benefit from the merger for an indeterminable period of time of at least 40 years and, therefore, a 40-year amortization period for the $37.5 billion portion of the excess purchase consideration is appropriate. After the completion of the merger, Viacom will complete valuations and other studies of the significant assets, liabilities and business operations of CBS as of the time of the merger. Using this information, Viacom will make a final allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. Accordingly, depreciation and amortization, as presented in the pro forma combined condensed statements of operations for the year and nine months ended December 31, 1998 and September 30, 1999, may fluctuate significantly from the preliminary estimate when the final appraisals of tangible and intangible assets are completed.

                NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                 (tables in millions, except per share amounts)


   The following table presents the incremental reduction to pro forma net income (loss) from continuing operations attributable to common stock and pro forma net income (loss) from continuing operations per common share resulting from the allocation of each $1 billion of purchase consideration to assets with useful lives of thirty, twenty, or ten years rather than the forty year life reflected in the pro forma financial statements.

                                                    30 years 20 years 10 years
                                                    -------- -------- --------
Impact on pro forma net income (loss) from
 continuing operations attributable to common
 stock:
  For the twelve month period......................  $   (8)  $  (25)  $  (75)
                                                     ======   ======   ======
  For the nine month period........................  $   (6)  $  (19)  $  (56)
                                                     ======   ======   ======
Impact on pro forma net income (loss) from
 continuing operations per common share:
  For the year ended December 31, 1998.............  $(0.01)  $(0.02)  $(0.05)
                                                     ======   ======   ======
  For the nine months ended September 30, 1999.....  $  --    $(0.01)  $(0.04)
                                                     ======   ======   ======

   Limited rights to receive cash in lieu of Viacom options exist for the majority of the historical CBS stock options outstanding prior to the announcement of the merger. To reflect the liability associated with these stock options, these unaudited pro forma combined condensed financial statements assume that the options will be settled in cash for approximately $1.4 billion. Accordingly, the issuance of long-term debt of $575 million and adjustments to reflect the use of cash and investments, classified as other noncurrent assets, of $474 million and $340 million, respectively, have been recorded in the pro forma balance sheet to reflect the financing and funding of such obligations at the effective time of the merger. In addition, related interest expense of $58 million and $85 million for the nine months of 1999 and the twelve months of 1998, respectively, have been recorded in the unaudited pro forma combined condensed statements of operations. Deferred taxes have been provided for on the respective book and tax basis differences at a 40 percent marginal tax rate. Additional options with a fair value of $200 million either do not contain these limited rights or are options related to underlying shares which cannot be disposed of for some designated period of time, and, as such, have been reflected as an adjustment to additional paid-in capital within shareholders' equity.

   Viacom has entered into agreements with the two Deputy Chairmen of Viacom regarding the terms of their resignations upon the effective time of the merger. Accordingly, the pro forma balance sheet includes a charge as a reduction to retained earnings of $179 million, net of tax benefit of $119 million, which principally reflects the stock options granted to them over the life of their employment with Viacom as well as cash payments in accordance with their resignation agreements. The tax benefit assumes a 40 percent marginal tax rate. The pro forma statement of operations includes a charge for the incremental interest expense associated with the increase in long-term debt.

(4) Other Viacom Events

   On August 10, 1999, Blockbuster Inc., a subsidiary of Viacom, completed the initial public offering of 31 million shares of its Class A common stock at $15 per share. Viacom owns 100% of the outstanding shares of Blockbuster Class B common stock, which represents approximately 82.3% of Blockbuster's equity value after the initial public offering. As a result of the issuance of subsidiary stock, Viacom recorded a reduction to additional paid-in capital of approximately $662 million.

                NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                 (tables in millions, except per share amounts)


   The net decrease in interest expense of $4 million and $6 million for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998, respectively, is attributable to the repayment of debt with the Blockbuster initial public offering net proceeds of $437 million, partially offset by the increase in interest expense due to the higher interest rate attributable to the Blockbuster debt and the amortization of deferred debt issue costs incurred in connection with the Blockbuster debt.

   The adjustment to minority interest in the unaudited pro forma combined condensed statements of operations reflects the interest in the net loss of Blockbuster attributable to holders of Blockbuster's Class A Common Stock.

(5) Income Tax Expense

   Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

(6) Items not included in the Unaudited Pro Forma Combined Condensed Financial Statements

   The preceding unaudited pro forma combined condensed financial statements do not include any pro forma adjustments for the following:

  . Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

  . Upon closing of the merger, the combined companies may incur integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such CBS costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill while Viacom related costs would be recognized as an expense through the statements of operations.

  . Transactions between Viacom and CBS, including transactions between Viacom and companies proposed to be acquired by CBS, have not been eliminated in the unaudited pro forma combined condensed financial statements, as the amounts are not material for the periods presented.

  . Transaction costs related to the merger are not expected to have a material impact on these unaudited pro forma combined condensed financial statements.

  . In connection with the merger, some radio and television stations may have to be divested in order to comply with current FCC regulations. Also, Viacom may be required to reduce or divest its interest in the United Paramount Network to comply with FCC rules limiting the common ownership of some television networks. Generally, any gains or losses associated with disposition of historical Viacom assets would be recognized through the statements of operations while the gain or loss on the disposition of historical CBS assets would likely be recognized as an adjustment to goodwill.

  . Viacom has announced that, subject to Viacom Board approval, which will be based on an assessment of market conditions, and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the merger, it intends to split off Blockbuster by offering to exchange all of its shares of Blockbuster for shares of Viacom's common stock. The aggregate market value of the shares of Blockbuster common stock based on the November 19, 1999 closing price of $15.375 per share of Blockbuster common stock was approximately $2.7 billion. The net book value of Viacom's investment in Blockbuster at September 30, 1999, after giving effect to the initial public offering, was approximately

                NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                 (tables in millions, except per share amounts)

   $5.1 billion. If Viacom determines to engage in the split-off, any difference between the fair market value and net book value at the time of the split-off will be recognized as a gain or loss for accounting purposes. Based on the November 19, 1999 closing stock price of Blockbuster, a split-off would have resulted in a pre-tax pro forma loss on discontinued operations of approximately $2.9 billion. The actual amount of the gain or loss will depend upon the fair market value and net book value of Blockbuster at the time of the split-off as well as the exchange ratio used in the split-off. In addition, in a tax-free split-off, Viacom/CBS pro forma shareholders' equity will be reduced by an amount no greater than the net book value of Blockbuster at the time of the split-off. Viacom has no obligation to effect the split-off either before or after the merger. Viacom and CBS cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.

(7) Reclassifications

   Some reclassifications have been made from the historical Viacom financial statements to conform to the unaudited pro forma combined condensed financial statements presentation.

  Unaudited CBS/King World Pro Forma Combined Condensed Financial Information

General

   The following unaudited pro forma combined condensed financial statements are presented using the purchase method of accounting for the merger of CBS and King World, the June 4, 1998 acquisition of CBS Radio, Inc., formerly American Radio Systems Corporation, by CBS and the probable acquisition of Outdoor Systems, Inc. by Infinity Broadcasting Corporation which was announced on May 27, 1999. These financial statements also reflect the combination of consolidated historical financial data of CBS, King World, American Radio, and Outdoor Systems.

   The unaudited pro forma combined condensed balance sheet as of September 30, 1999 is presented as if the merger of CBS and King World, and the Outdoor Systems acquisition had occurred on September 30, 1999. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 is presented as if the merger of CBS and King World, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, and the Infinity initial public offering had occurred on January 1, 1998. In the opinion of CBS management, all adjustments and/or disclosures considered necessary for a fair presentation of the pro forma data have been made.

   These unaudited pro forma combined condensed financial statements should be read in conjunction with:

  . CBS' consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A, which is incorporated by reference in this joint proxy statement/prospectus;

  . King World's consolidated financial statements and the notes thereto as of August 31, 1999 and 1998 and for the three years ended August 31, 1999, which are included in CBS' Current Report on Form 8-K filed on November 22, 1999, which is incorporated by reference in this joint proxy statement/prospectus; and

  . CBS' Quarterly Reports on Form 10-Q for the quarterly periods ended
    September 30, 1999, June 30, 1999 and March 31, 1999, as amended by Form 10-Q/A, which are incorporated by reference in this joint proxy statement/prospectus.

These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the CBS and King World merger, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, or the Infinity initial public offering been consummated as of the dates indicated, or of the results that may be obtained in the future.

                       UNAUDITED CBS/KING WORLD PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1999

                                 (in millions)

                                                        Pro Forma      Pro Forma
                                                     Adjustments for   Combined   Adjustments     CBS
                             CBS       King World       CBS/King       CBS/King  For Other CBS Pro Forma
                          Historical August 31, 1999  World Merger       World    Events (8)   Combined
                          ---------- --------------- ---------------   --------- ------------- ---------
ASSETS:
Cash and cash
equivalents.............   $   185       $  468          $  --          $   653     $ (129)     $   524
Short-term investments..       --            38             --               38        --            38
Customer receivables,
net.....................     1,227           81              (6)(/4/)     1,302        175        1,477
Program rights..........       568          --              --              568        --           568
Deferred income taxes...       243          --              --              243         13          256
Prepaid and other
current assets..........       178          110             --              288         95          383
                           -------       ------          ------         -------     ------      -------
Total current assets....     2,401          697              (6)          3,092        154        3,246
Long-term investments...       --           340             --              340        --           340
Property and equipment,
net.....................     1,138           19             --            1,157      1,898        3,055
FCC licenses, net.......     4,282          --              --            4,282        --         4,282
Goodwill, net...........    10,637          --            1,694 (/3/)    12,331      6,596       18,927
Other intangible and
noncurrent assets.......     2,265           96             --            2,361         68        2,429
                           -------       ------          ------         -------     ------      -------
Total assets............   $20,723       $1,152          $1,688         $23,563     $8,716      $32,279
                           =======       ======          ======         =======     ======      =======
LIABILITIES AND
SHAREHOLDERS' EQUITY:
Current maturities of
long-term debt..........   $     6       $  --           $  --          $     6     $  183      $   189
Liabilities for talent
and program rights......       426          --              --              426        --           426
Accounts payable,
accrued and other
liabilities.............     1,377          152              25 (/3/)     1,548        104        1,652
                                                             (6)(/4/)
                           -------       ------          ------         -------     ------      -------
Total current
 liabilities............     1,809          152              19           1,980        287        2,267
Long-term debt..........     2,346          --              --            2,346      1,558        3,904
Net liabilities of
discontinued
operations..............       966          --              --              966        --           966
Pension liability.......       761          --              --              761        --           761
Postretirement benefit
liability...............     1,008          --              --            1,008        --         1,008
Other noncurrent
liabilities.............     2,713          --              --            2,713         99        2,812
                           -------       ------          ------         -------     ------      -------
Total liabilities.......     9,603          152              19           9,774      1,944       11,718
                           -------       ------          ------         -------     ------      -------
Minority interest in
equity of consolidated
subsidiaries............     1,490          --              --            1,490      3,901        5,391

Shareholders' equity:
Preferred stock.........       --           --              --              --         --           --
Common stock............       745            1              57 (/2/)       802        --           802
                                                             (1)(/3/)
Capital in excess of par
value...................     9,276          153           2,282 (/2/)    11,888      2,871       14,759
                                                            330 (/2/)
                                                           (153)(/3/)
Common stock held in
treasury, at cost.......    (1,683)        (446)            446 (/3/)    (1,683)       --        (1,683)
Retained earnings.......     1,957        1,292          (1,292)(/3/)     1,957        --         1,957
Accumulated other
comprehensive loss......      (665)         --              --             (665)       --          (665)
                           -------       ------          ------         -------     ------      -------
Total shareholders'
 equity.................     9,630        1,000           1,669          12,299      2,871       15,170
                           -------       ------          ------         -------     ------      -------
Total liabilities and
 shareholders' equity...   $20,723       $1,152          $1,688         $23,563     $8,716      $32,279
                           =======       ======          ======         =======     ======      =======

          See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

                       UNAUDITED CBS/KING WORLD PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS

                  For the nine months ended September 30, 1999

                    (in millions, except per share amounts)

                                                                 Pro Forma     Pro Forma  Adjustments
                                              King World      Adjustments for  Combined       For         CBS
                                          Nine months ended      CBS/King      CBS/King    Other CBS   Pro Forma
                          CBS Historical August 31, 1999(/7/)  World Merger      World   Events  (/8/) Combined
                          -------------- -------------------- ---------------  --------- ------------- ---------
Revenues................     $ 5,154            $ 582              $ (30)(/4/)  $ 5,706      $ 591      $ 6,297
Operating expenses......      (3,000)            (364)                30 (/4/)   (3,334)      (271)      (3,605)
Marketing, general and
 administrative.........        (915)             (66)               --            (981)       (28)      (1,009)
Depreciation and
 amortization...........        (451)              (2)              (127)(/5/)     (580)      (259)        (839)
Residual costs of
 discontinued
 businesses.............        (130)             --                 --            (130)       --          (130)
                             -------            -----              -----        -------      -----      -------
Operating profit
 (loss).................         658              150               (127)           681         33          714
Other income and
 expense, net...........           4              --                 --               4          1            5
Interest expense, net...        (143)              24                --            (119)       (98)        (217)
                             -------            -----              -----        -------      -----      -------
Income (loss) from
 continuing operations
 before income taxes,
 minority interest in
 income of consolidated
 subsidiaries and equity
 losses of
 unconsolidated
 affiliated companies...         519              174               (127)           566        (64)         502
Income tax expense......        (302)             (61)               --            (363)       (30)        (393)
Minority interest in
 income of consolidated
 subsidiaries...........         (51)             --                 --             (51)       (15)         (66)
Equity losses of
 unconsolidated
 affiliated companies,
 net of income taxes....         (28)             --                 --             (28)       --           (28)
                             -------            -----              -----        -------      -----      -------
Income (loss) from
 continuing operations..     $   138            $ 113              $(127)       $   124      $(109)     $    15
                             =======            =====              =====        =======      =====      =======
Income from continuing
 operations per share:
  Basic.................     $   .20                                            $   .17                 $   .02
  Diluted...............     $   .19                                            $   .16                 $   .02
Weighted average shares
 outstanding
  Basic.................         693                                  57 (/2/)      750                     750
  Diluted...............         710                                  60 (/6/)      770                     770

          See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

                       UNAUDITED CBS/KING WORLD PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1998

                    (in millions, except per share amounts)

                                               King World          Pro Forma          Pro Forma Adjustments
                                             Twelve months      Adjustments for       Combined      For        CBS
                                                 ended             CBS/King           CBS/King   Other CBS  Pro Forma
                          CBS Historical November 30, 1998(/7/)  World Merger           World   Events(/8/) Combined
                          -------------- ---------------------- ---------------       --------- ----------- ---------
Revenues................     $ 6,805             $ 705               $ (23)(/4/)       $ 7,487     $ 874     $ 8,361
Operating expenses......      (4,373)             (442)                 23 (/4/)        (4,792)     (450)     (5,242)
Marketing, general and
 administrative.........      (1,216)              (78)                --               (1,294)      (41)     (1,335)
Depreciation and
 amortization...........        (571)               (2)               (177)(/5/)          (750)     (363)     (1,113)
Residual costs of
 discontinued
 businesses.............        (163)              --                  --                 (163)      --         (163)
                             -------             -----               -----             -------     -----     -------
Operating profit
 (loss).................         482               183                (177)                488        20         508
Other income and
 expense, net...........          43               --                  --                   43        (5)         38
Interest expense, net...        (370)               34                 --                 (336)      (27)       (363)
                             -------             -----               -----             -------     -----     -------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest in
 income of consolidated
 subsidiaries...........         155               217                (177)                195       (12)        183
Income tax expense......        (161)              (74)                --                 (235)      (85)       (320)
Minority interest in
 income of consolidated
 subsidiaries...........          (6)              --                  --                   (6)      (29)        (35)
                             -------             -----               -----             -------     -----     -------
Income (loss) from
 continuing operations..     $   (12)            $ 143               $(177)            $   (46)    $(126)    $  (172)
                             =======             =====               =====             =======     =====     =======
Basic and diluted loss
 from continuing
 operations per share...     $  (.02)                                                  $  (.06)              $  (.23)
Weighted average Basic
 and Diluted shares
 outstanding............         696                                    57 (/2/)(/6/)      753                   753

          See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

                  (tables in millions, except per share data)

(1) Basis of Presentation

   The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their respective fair values as of the effective time of the CBS/King World merger. The excess of consideration paid over the estimated fair value of net assets acquired will be recorded as goodwill and amortized as a charge to earnings. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of King World's assets and liabilities were estimated by CBS management based primarily on information furnished by the management of King World. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. The acquisition of King World by CBS was completed on November 15, 1999.

(2) Purchase Price Information

   Pursuant to the merger agreement, shareholders of King World will receive .81 of a share of CBS common stock for each share of King World common stock issued and outstanding at the consummation of the CBS/King World merger. The total number of King World shares issued and outstanding during the period subsequent to the CBS/King World merger announcement but prior to its consummation is not anticipated to fluctuate from the ordinary course. For the purpose of the pro forma combined condensed financial statements, the $40.8125 per share value of CBS common stock to be issued was calculated based upon the market price per share at the close of business on March 31, 1999.

   Total estimated King World common shares outstanding................   70.8
   Exchange Ratio......................................................    .81
                                                                        ------
   Estimated CBS common shares to be issued............................   57.3
                                                                        ======
   Purchase Price:
   Estimated value of CBS common stock to be issued in connection with
    CBS/King World merger (57.3 shares at $40.8125 per share):
     Common Stock, $1.00 par value..................................... $   57
     Capital in excess of par value....................................  2,282
   Estimated fair value of stock options assumed.......................    330
                                                                        ------
   Estimated net increase in CBS equity................................ $2,669
                                                                        ======

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


(3) Purchase Price and Elimination of Historical Balances

   To record the purchase price paid in connection with the CBS/King World merger as described in Note 1 and Note 2 above:

   Estimated net increase in CBS equity (see Note 2).................... $2,669
   Less: Shareholders' equity of King World at September 30, 1999
     Common stock.......................................................     (1)
     Capital in excess of par value.....................................   (153)
     Common stock held in treasury......................................    446
     Retained earnings.................................................. (1,292)
   Adjustments:
   Add: Estimated accrued transaction costs.............................     25
                                                                         ------
   Excess purchase price over fair value of net assets acquired......... $1,694
                                                                         ======

   The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. As further analysis is performed, these estimates may be revised at a later date.

(4) Existing Relationship Between CBS and King World

   Through an existing agreement with King World, CBS' owned-and-operated television stations pay for some of King World's programming. The following adjustments have been made to eliminate the balances associated with the transactions between CBS and King World:

   Balance Sheet
   Customer receivables/Accounts payable at September 30, 1999............ $ 6
   Statements of Operations
   Revenue/operating expenses for the nine months ended September 30,
    1999.................................................................. $30
   Revenue/operating expenses for the year ended December 31, 1998........ $23

(5) Amortization of Goodwill

   The pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. As further analysis is performed, including obtaining appraisals for identifiable intangible assets and programming commitments acquired, these estimates may be significantly revised, including the estimated amortization periods. Estimated goodwill amortization is computed on a straight-line basis over a 10-year period. If goodwill amortization had been computed assuming a 20-year period, pro forma operating results for the nine months ended September 30, 1999 and for the year ended December 31, 1998 on a pre- and post-tax basis would have improved by $63 million and $89 million, respectively, or approximately $.08 and $.12 per share, respectively, on both a basic and diluted basis.

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


(6) Average Shares Outstanding

   The average CBS common shares outstanding used in calculating pro forma income (loss) per common share from continuing operations, as adjusted for Other CBS Events, are calculated assuming that the estimated number of shares of CBS common stock to be issued in connection with the CBS/King World merger were outstanding from January 1, 1998. For the nine months ended September 30, 1999, the average common shares outstanding used in calculating pro forma combined diluted income per share include the impact of options to purchase shares of common stock. Shares of common stock issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share for the nine months ended September 30, 1999, because their inclusion would result in increased income per common share. Shares of common stock issuable under deferred compensation arrangements approximated 3 million for the nine months ended September 30, 1999. For the year ended December 31, 1998, options to purchase shares of common stock as well as shares issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share because their inclusion would result in a smaller loss per common share. For the year ended December 31, 1998, the options to purchase shares of common stock as well as the common stock issuable under deferred compensation arrangements approximated 21 million shares.

(7) King World Condensed Statements of Operations

   The King World condensed statement of operations for the nine months ended August 31, 1999 is calculated by subtracting the King World first quarter statement of operations as filed in its Quarterly Report on Form 10-Q for the three month period ended November 30, 1998 from its total year 1999 statement of operations which is included in CBS' Current Report on Form 8-K filed on November 22, 1999.

   The King World condensed statement of operations for the twelve month period ended November 30, 1998 is calculated by adding the King World first quarter statement of operations as filed in its Quarterly Report on Form 10-Q for the three month period ended November 30, 1998, and subtracting the prior year first quarter statement of operations as filed in their Quarterly Report on Form 10-Q for the period ended November 30, 1997, from its total year 1998 statement of operations as filed in its Annual Report on Form 10-K for the fiscal year ended August 31, 1998.

(8) Other CBS Events

   The unaudited pro forma combined condensed financial statements are presented after giving effect to the following Other CBS Events:

Acquisition of American Radio by CBS

   On June 4, 1998, CBS acquired the radio operations of American Radio for $1.4 billion in cash plus the assumption of debt with a fair value of approximately $1.3 billion. This acquisition has been accounted for under the purchase method of accounting.

Probable Acquisition of Outdoor Systems by Infinity

   On May 27, 1999, Infinity signed a definitive agreement to acquire Outdoor Systems for approximately $8.7 billion which includes the assumption of debt with a fair value of approximately $1.9 billion. This acquisition will be accounted for under the purchase method of accounting. In connection with this acquisition Infinity will issue approximately 231 million shares of its Class A common stock which will dilute CBS' equity

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)

ownership in Infinity to approximately 65 percent. On November 4, 1999 the Outdoor Systems and Infinity Broadcasting shareholders approved the transaction which is expected to close during November 1999 subject to certain closing conditions as set forth in the merger agreement.

Infinity Initial Public Offering

   In 1998, CBS formed a new company, named Infinity, comprising the radio and outdoor advertising operations of CBS. In December 1998, Infinity sold 18.2 percent of its common stock in an initial public offering, generating proceeds of approximately $3 billion. These proceeds were used to pay down an intercompany note payable to CBS. CBS used the proceeds of the payment on the note to pay down existing debt under the CBS revolving credit facility and other debt of CBS and made investments in short-term marketable securities.

   The following table sets forth the estimated adjustments affecting CBS' consolidated financial statements for the inclusion of the probable acquisition of Outdoor Systems by Infinity. In that regard, the historical statement of position at September 30, 1999, has been incorporated into the pro forma financial information and is adjusted to reflect the acquisition purchase price as well as other items such as: the repayment of long-term debt; the step up in value of long-term debt instruments; the elimination of existing debt financing costs; the accrual for the estimated transaction costs; and the recognition of the estimated excess purchase price over the fair value of assets acquired as goodwill. As further analysis is performed, including appraisals on identifiable tangible and intangible assets acquired and liabilities assumed, these estimates may be significantly revised including the estimated amortization periods. Minority interest in equity of consolidated subsidiaries has also been adjusted to reflect Infinity's distribution of its stock in connection with the acquisition of Outdoor Systems and thus the reduction of CBS' equity interest in Infinity from approximately 83 percent at September 30, 1999 to approximately 65 percent.

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


                                        Outdoor                    Adjustments
                                        Systems        Pro Forma  For Other CBS
                                   September 30, 1999 Adjustments    Events
                                   ------------------ ----------- -------------
ASSETS:
Cash and cash equivalents........        $   16         $ (145)      $ (129)
Customer receivables, net........           175            --           175
Deferred income taxes............            13            --            13
Prepaid and other current
 assets..........................            95            --            95
                                         ------         ------       ------
Total current assets.............           299           (145)         154
Property and equipment, net......         1,898            --         1,898
Goodwill, net....................           605          5,991        6,596
Other intangible and noncurrent
 assets..........................            48             20           68
                                         ------         ------       ------
Total assets.....................        $2,850         $5,866       $8,716
                                         ======         ======       ======
LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Current maturities of long-term
 debt............................        $  183         $  --        $  183
Accounts payable, accrued and
 other liabilities...............            89             15          104
                                         ------         ------       ------
Total current liabilities........           272             15          287
Long-term debt...................         1,628            (70)       1,558
Other noncurrent liabilities.....           109            (10)          99
                                         ------         ------       ------
Total liabilities................         2,009            (65)       1,944
                                         ------         ------       ------
Minority interest in equity of
 consolidated subsidiaries.......           --           3,901        3,901
Shareholders' equity:
Common stock.....................             2             (2)         --
Capital in excess of par value...           764          2,107        2,871
Common stock held in treasury, at
 cost............................            (4)             4          --
Retained earnings................            80            (80)         --
Accumulated other comprehensive
 loss............................            (1)             1          --
                                         ------         ------       ------
Total shareholders' equity.......           841          2,030        2,871
                                         ------         ------       ------
Total liabilities and
 shareholders' equity............        $2,850         $5,866       $8,716
                                         ======         ======       ======

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


   The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1999 and were reflected in CBS' results of operations for the nine-month period ended September 30, 1999:

                                       Outdoor                     Adjustments
                                       Systems        Pro Forma   For Other CBS
                                  September 30, 1999 Adjustments     Events
                                  ------------------ -----------  -------------
Revenues.........................       $ 591           $ --          $ 591
Operating expenses...............        (271)            --           (271)
Marketing, general and
 administrative..................         (28)            --            (28)
Depreciation and amortization....        (109)           (150)(d)      (259)
                                        -----           -----         -----
Operating profit (loss)..........         183            (150)           33
Other income and expense, net....           1             --              1
Interest expense, net............        (111)             13 (e)       (98)
                                        -----           -----         -----
Income (loss) from continuing
 operations before income taxes
 and minority interest in income
 of consolidated subsidiaries....          73            (137)          (64)
Income tax expense...............         (25)             (5)(c)       (30)
Minority interest in income of
 consolidated subsidiaries.......         --              (15)(f)       (15)
                                        -----           -----         -----
Income (loss) from continuing
 operations......................       $  48           $(157)        $(109)
                                        =====           =====         =====

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


   The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1998 and were reflected in CBS' results of operations for the year ended December 31, 1998:

                            American Radio Acquisition                   Outdoor Systems Acquisition
                          -------------------------------             -----------------------------------
                          American
                           Radio                American                Outdoor                  Outdoor  Adjustments
                          through                 Radio                 Systems                  Systems      For
                          June 4,   Pro Forma   Pro Forma Infinity    December 31,  Pro Forma   Pro Forma  Other CBS
                            1998   Adjustments  Combined    IPO           1998     Adjustments  Combined    Events
                          -------- -----------  --------- --------    ------------ -----------  --------- -----------
Revenues................    $168      $ --        $ 168    $ --           $706        $ --        $ 706      $ 874
Operating expenses......    (119)       --         (119)     --           (331)         --         (331)      (450)
Marketing, general and
 administrative.........      (4)       --           (4)     --            (37)         --          (37)       (41)
Depreciation and
 amortization...........     (28)       (10)(a)     (38)     --           (123)        (202)(d)    (325)      (363)
                            ----      -----       -----    -----          ----        -----       -----      -----
Operating profit
 (loss).................      17        (10)          7      --            215         (202)         13         20
Other income and
 expense, net...........     --         --          --       --             (5)         --           (5)        (5)
Interest expense, net...     (30)       (45)(b)     (75)     169 (g)      (138)          17 (e)    (121)       (27)
                            ----      -----       -----    -----          ----        -----       -----      -----
Income (loss) from
 continuing operations
 before income taxes and
 minority interest in
 income of consolidated
 subsidiaries...........     (13)       (55)        (68)     169            72         (185)       (113)       (12)
Income tax expense......       9         10 (c)      19      (67)(c)       (31)          (6)(c)     (37)       (85)
Minority interest in
 income of consolidated
 subsidiaries...........     --         --          --       (13)(f)       --           (16)(f)     (16)       (29)
                            ----      -----       -----    -----          ----        -----       -----      -----
Income (loss) from
 continuing operations..    $ (4)     $ (45)      $ (49)   $  89          $ 41        $(207)      $(166)     $(126)
                            ====      =====       =====    =====          ====        =====       =====      =====

   Pro forma adjustments giving effect to the Other CBS Events in the unaudited pro forma combined condensed financial statements reflect the following:

  (a) American Radio acquisition--amortization of goodwill and identifiable intangible assets, including FCC licenses on a straight-line basis over 40 years.
  (b) Increase in interest expense resulting from borrowings under CBS' credit facility to finance the acquisition of American Radio including the repayment of a portion of American Radio revolver borrowings in conjunction with the consummation of the acquisition.
  (c) Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

              NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


  (d) Outdoor Systems acquisition--amortization of goodwill and identifiable intangible assets on a straight-line basis over 30 years.

  (e) Reduction in interest expense resulting from the repayment of Outdoor Systems' credit facility with credit facility borrowings of Infinity where average borrowing rates are more favorable than previously experienced by Outdoor Systems. In addition, the reduction of interest expense reflects the recording of all debt instruments assumed at fair value within the pro forma financial statements. These reductions were partially offset by incremental interest expense recognized as a result of the assumed deconsolidation of Infinity from the CBS consolidated income tax return.

  (f) The adjustment to minority interest in income of consolidated subsidiaries reflects CBS' ownership interest dilution resulting from Infinity's assumed issuance of common stock to acquire Outdoor Systems. In addition, for the year ended December 31, 1998 the adjustment reflects the impact of Infinity's initial public offering. As a result of the December 1998 initial public offering CBS' equity ownership in Infinity was reduced to approximately 81.8 percent and will be further reduced to approximately 65 percent after Infinity's probable acquisition of Outdoor Systems.

  (g) Reduction in the interest expense represents savings resulting from the assumed repayment of debt with the proceeds received from the Infinity public offering.

                                   THE MERGER

   The discussion in this joint proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and is incorporated herein by reference.

Background to the Merger

   On August 5, 1999, the FCC announced that it had adopted new regulations that, for the first time, would permit a single person to own two television stations in a single market, subject to limitations. Since that date, it has been widely reported that numerous owners of television stations have been seeking opportunities to acquire or sell stations in reliance on the new rules.

   On August 11, at the request of Mr. Karmazin, Mr. Karmazin and Mr. Redstone met at the offices of Viacom. Mr. Karmazin reviewed with Mr. Redstone the businesses of CBS and discussed with Mr. Redstone various possible transactions between the two companies, including an exchange of assets in the television and cable television businesses and ways in which various businesses of the two companies could be combined.

   On August 12, Mr. Redstone called Mr. Karmazin and suggested that they meet again, together with Philippe Dauman and Thomas Dooley, Viacom's Deputy Chairmen and Executive Vice Presidents, to discuss further the possible transactions discussed at their August 11 meeting.

   On August 16, Messrs. Redstone, Dauman and Dooley met with Mr. Karmazin. Mr. Karmazin proposed various alternative transactions involving the two companies, including swapping Viacom's television stations for the cable television networks of CBS and combining the entire businesses of Viacom and CBS. Mr. Karmazin emphasized the complementary nature of the assets of the two companies. Mr. Redstone indicated interest in the swap transaction, but did not express a conclusion regarding a possible merger. Mr. Karmazin said that he would like to make a more detailed presentation regarding the businesses of CBS to Messrs. Redstone, Dauman and Dooley. The parties agreed to meet again on August 24.

   On August 24, Mr. Karmazin again met with Messrs. Redstone, Dauman and Dooley. Mr. Karmazin presented information regarding CBS, describing the performance of its assets, strategies for growth and the benefits of selling advertising across different advertising media. At the conclusion of the presentation, Mr. Karmazin again suggested a merger involving the two companies, proposing that CBS acquire Viacom at a premium to market value. Mr. Redstone indicated that he would not be interested in selling his stake in Viacom, but indicated that, in light of the strong strategic fit between the two companies, he would consider a merger of equals priced at market value, in which Mr. Redstone's controlling interest in Viacom was preserved in the combined company through the issuance of Viacom's non-voting Class B common stock to the shareholders of CBS. Mr. Redstone indicated that, if such a transaction was pursued, he would recommend a role for Mr. Karmazin in which he would serve as President and Chief Operating Officer of the combined company. Mr. Karmazin indicated his willingness to consider these terms and said that he would like to discuss such a transaction with members of the CBS Board of Directors.

   On August 26, the CBS Board held a special meeting at which Mr. Karmazin reviewed for the Board the conversations and contacts he had had with Mr. Redstone to date and the current status of discussions regarding the structure and terms of a possible transaction with Viacom. Mr. Karmazin and Fredric G. Reynolds, CBS' Executive Vice President and Chief Financial Officer, also reviewed for the Board the capital structure and share ownership of Viacom. The CBS Board authorized Mr. Karmazin to continue his discussions with Mr. Redstone. Following the August 26 meeting, detailed publicly available information and analyst reports relating to the share ownership of Viacom were distributed to the CBS Board.

   On August 25 and 26, representatives of Shearman & Sterling, counsel to Viacom, held various discussions with representatives of Cravath, Swaine & Moore, legal counsel to CBS, and representatives of

Evercore, financial advisors to CBS, concerning the structure of a possible transaction, exchange ratio mechanisms and related matters.

   On August 26, Mr. Redstone and Mr. Karmazin met to continue their discussions regarding management of the combined company and ways to assure the CBS Board of Directors as to the management of the combined company in light of the controlling shareholdings of Mr. Redstone.

   On August 27, representatives of Viacom, Morgan Stanley & Co. Incorporated, financial advisors to Viacom, and Shearman & Sterling met with representatives of CBS, Evercore and Cravath, Swaine & Moore to discuss the structure and exchange ratio for a possible transaction, board composition and management issues, the due diligence review process and related matters. The parties also finalized and executed a confidentiality agreement at this meeting.

   On August 29, senior executives and professional advisors of each of Viacom and CBS met to exchange financial, legal and business due diligence information. The due diligence process, which included review of documents and interviews with executives and professional advisors of each company, continued through the signing of the merger agreement.

   On August 30, Mr. Redstone and Mr. Karmazin discussed further the proposed governance of the combined company. The discussions related to Mr. Karmazin's proposed responsibilities and powers as Chief Operating Officer and Mr. Redstone's responsibilities and powers as Chief Executive Officer as well as whether the proposed responsibilities of the Chief Operating Officer were inconsistent with the continued involvement of Messrs. Dauman and Dooley as senior managers of Viacom following the merger. Mr. Redstone advised Mr. Karmazin that Messrs. Dauman and Dooley had indicated to Mr. Redstone that, in view of the strategic benefits to Viacom of the proposed transaction, they would be willing to resign from their respective management positions at Viacom at the closing of the transaction if that would facilitate the resolution of the governance arrangements for the combined company. Messrs. Redstone and Karmazin also confirmed their understanding that the combined board of directors would consist of a majority of Viacom representatives. These points were discussed further on August 31 between Mr. Redstone and Mr. Karmazin.

   On August 30, Shearman & Sterling delivered a draft merger agreement to Cravath, Swaine & Moore.

   On August 31, the CBS Board held a special meeting to continue the Board's previous discussions regarding a possible transaction between CBS and Viacom. Mr. Karmazin described in detail the discussions with Mr. Redstone leading up to the current proposal for a merger of CBS with Viacom. Mr. Karmazin and other members of CBS' senior management discussed with the CBS Board their views of various aspects of the proposed transaction. Louis Briskman, CBS' Executive Vice President and General Counsel, and representatives of Cravath, Swaine & Moore discussed with the CBS Board its fiduciary duties with regard to its consideration of the proposed transaction under applicable law. Representatives of Evercore discussed with the CBS Board their views and preliminary analyses of the financial aspects of the proposed transaction. The CBS Board reviewed and considered, among other things, the initial results of the due diligence investigation conducted to date, the proposed terms of the transaction, the impact of the proposed transaction on CBS' other pending transactions and the proposed terms relating to the management, board representation and governance of the combined company. Following extensive discussion of these matters, the CBS Board directed Mr. Karmazin to negotiate further with Viacom on the basis of the CBS Board's recommendations with respect to the matters discussed during the meeting. In particular, the CBS Board directed Mr. Karmazin to negotiate arrangements substantially consistent with the management, board representation and governance arrangements which are described on pages 67 through 70.

   Following the CBS Board meeting on August 31, Cravath, Swaine & Moore and Shearman & Sterling reviewed and discussed those areas identified by the CBS Board of Directors as important for Mr. Karmazin to have delegated authority to manage, those areas which a majority of the board of directors of the combined company should have authority over and those areas requiring a supermajority board vote, and the conceptual framework for implementing this arrangement. Representatives of Cravath, Swaine & Moore and Shearman &

Sterling negotiated the terms of these arrangements, including related changes to the Restated Certificate of Incorporation and By-laws of Viacom, together with the terms and conditions of the merger agreement and Mr. Karmazin's employment agreement, throughout the period from August 31 through the signing of definitive documentation on September 6. In addition, Morgan Stanley, on behalf of Viacom, and Evercore on behalf of CBS, continued to negotiate the exchange ratio through September 2. The parties mutually agreed to an at market exchange ratio. The negotiation of the exchange ratio involved discussions concerning the appropriate measurement period for determining the market value of Viacom and CBS without any premium. No financial analysis was performed in determining the exchange ratio. A fixed exchange ratio at market was agreed to on or about September 3, subject to Board approvals.

   On September 2, the Board of Directors of Viacom, at a special meeting, received a presentation regarding the proposed terms of the transaction from Viacom's outside counsel, and a presentation from Morgan Stanley regarding the financial terms of the transaction and discussed the proposed terms and the risks and merits of the proposed transaction.

   On September 2, the special meeting of the CBS Board reconvened and Mr. Karmazin recounted for the CBS Board the events that had transpired since the meeting recessed on August 31. Mr. Karmazin described in detail the proposed terms that had been negotiated with Viacom with respect to the corporate governance of Viacom following consummation of the proposed transaction, and explained to the CBS Board that such governance arrangements would be reflected in the proposed new Restated Certificate of Incorporation and By-laws of Viacom as well as in a voting agreement between National Amusements, the holder of a majority of Viacom's voting stock, and CBS. Following extensive discussion among the members of the CBS Board, Mr. Karmazin, other members of CBS' senior management, representatives of Cravath, Swaine & Moore and representatives of Evercore, the CBS Board directed Mr. Karmazin to negotiate definitive agreements and related documentation based on the terms outlined by Mr. Karmazin during the meeting.

   On September 5, the CBS Board held a special meeting to continue the Board's discussions with respect to the proposed merger and to consider the merger agreement and the transactions contemplated thereby, including the proposed consideration to be issued to CBS shareholders and the proposed terms regarding the powers of the board of directors, the chief executive officer and the chief operating officer of Viacom following the merger. Mr. Karmazin and other members of CBS' senior management, representatives of Cravath, Swaine & Moore and representatives of Evercore made presentations to the CBS Board and discussed with the CBS Board their views and analyses of various aspects of the proposed transaction. Evercore delivered its oral opinion, which was subsequently confirmed in writing, that, based upon the matters presented to the CBS Board and as set forth in its opinion, as of such date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS.

   After further deliberation, the CBS Board unanimously approved the merger and the merger agreement and authorized, among other things, the execution of the merger agreement, the voting agreement and the stockholder agreement and unanimously recommended that CBS shareholders vote to adopt the merger agreement.

   On September 5, the Compensation Committee of the Viacom Board met to review and, subject to approval of the merger by the Viacom Board, approved the proposed terms of Mr. Redstone's and Mr. Karmazin's employment agreements, the resignation agreements for Messrs. Dauman and Dooley and the Viacom executive severance plans. For a more complete description of these terms, see the section entitled "Interests of Persons in the Merger--Senior Management Arrangements."

   Also on September 5, at a special meeting of the Viacom Board, the Board heard presentations on the results of the due diligence investigation and the status of the negotiation of the merger agreement and related agreements and received an updated presentation from Morgan Stanley. Morgan Stanley also delivered to the Viacom Board its oral opinion that the exchange ratio was fair from a financial point of view to Viacom.

   Further, on September 5, the Board also was briefed on and ratified the actions of the Compensation Committee, in the case of the resignation agreements of Messrs. Dauman and Dooley and the employment agreement of Mr. Redstone, without the participation of such individuals. The Board then discussed the proposed terms and conditions of the transaction extensively, following which the Board adjourned the meeting in order to consider the results of further negotiations.

   During the evening of September 5, management of CBS and Viacom and their respective legal advisors continued their negotiations regarding the terms of the merger agreement and, in particular, the proposed terms regarding the respective powers of the board of directors, chief executive officer and chief operating officer.

   On the morning of September 6, the Board of Directors of Viacom met and reviewed the finalized terms of the proposed transactions. Following a discussion, the Viacom Board unanimously approved the merger agreement and the transactions contemplated thereby. In the afternoon of September 6, CBS and Viacom executed the merger agreement, National Amusements executed the voting agreement and the stockholder agreement, Viacom and Messrs. Redstone and Karmazin executed their respective employment agreements, and Viacom executed resignation agreements with Messrs. Dauman and Dooley.

   On October 8, 1999, the merger agreement was amended and restated to provide for the issuance of Viacom Series C preferred stock in exchange for the CBS Series B preferred stock issued to Gaylord in connection with CBS' acquisition of KTVT-TV Dallas-Fort Worth from Gaylord. On November 23, 1999, the merger agreement was amended and restated again to provide for the alternative structure of the merger as a merger of CBS with and into Viacom/CBS LLC and to provide each company with additional flexibility to compensate its employees.

Reasons for the Merger and Board Recommendations

 Viacom

   The Viacom Board carefully considered the terms of the merger and believes that the merger serves the best interests of Viacom and its shareholders. As a result, the Viacom Board declared that the merger agreement was advisable, unanimously approved the merger agreement and unanimously recommends that the Viacom shareholders approve the adoption of the merger agreement and the other proposals described in this joint proxy statement/prospectus.

   The Viacom Board considered a number of factors, including those listed below. The Viacom Board did not consider it practical, and did not try, to rank or weigh the importance of each factor, and different members of the Viacom Board may have given different weight to different factors. The Viacom Board also considered presentations by, and consulted with, members of Viacom's management as well as its financial advisors and outside and inside legal counsel. The list of factors set forth below is not exhaustive but is believed to include all material factors considered by Viacom's Board.

   CBS Assets and Relationship with the Existing Businesses of Viacom. The Viacom Board considered the quality and breadth of the assets of CBS, including the radio and outdoor advertising assets of Infinity, and its financial condition, competitive position and prospects for growth. In particular, the Board considered the complementary nature of the businesses of CBS and Viacom in that Viacom is a leader in the cable television programming, motion picture and television production businesses and CBS is a leader in the television network distribution, television and radio broadcasting and outdoor advertising businesses. The Board recognized the tremendous opportunities for the combined company to reach large audiences and cross-promote and cross-market its assets among various distribution outlets. Similarly, the Board recognized that the combined company would have greater opportunities to increase its advertising, licensing and other revenue than either company would on its own. The Board also considered potential economies of scale by combining these businesses. The Board took into account that the combined company would have an increased dependence on the advertising market, but concluded that the risk of such dependence was outweighed by the strategic benefits of the transaction.

   Financial Terms. The Viacom Board considered that the merger of equals structure, in which no premium would be paid to the shareholders of either company, would create a company with considerable financial resources. The Viacom Board considered the historical trading ranges of Viacom Class B common stock and CBS common stock as compared with the proposed exchange ratio. The Viacom Board also considered the fact that the merger would be tax-free to Viacom's shareholders. In addition, the Viacom Board considered the pro forma effect of the proposed transaction on the financial condition and results of the combined company and the price of CBS as compared with other comparable companies using various methods of valuation.

   Management and Governance Provisions. The Viacom Board considered the experience and accomplishments of Mr. Karmazin and other members of CBS management and the benefits of Mr. Karmazin's service as President and Chief Operating Officer and Mr. Redstone's continuing service as Chairman and Chief Executive Officer to the Viacom shareholders. The Viacom Board weighed these benefits against the limitations the proposed governance structure would impose on its power to manage the combined company by majority vote of the board of the combined company and concluded that these limitations represented an acceptable balance of management responsibilities.

   Support of Sumner Redstone. The Viacom Board considered the fact that Viacom's controlling shareholder, National Amusements, which in turn is controlled by Mr. Redstone, supported the proposed transaction and was prepared to sign a voting agreement, in which National Amusements would agree to vote its shares in favor of the proposed transaction.

   Presentation and Opinion of Morgan Stanley. At its meeting on September 6, the Viacom Board considered the financial presentation made to the Viacom Board on September 5 and the oral opinion rendered by Morgan Stanley on September 5, subsequently confirmed in writing, that, as of that date, the proposed exchange ratio was fair to Viacom from a financial point of view. Morgan Stanley's opinion as to the fairness of the exchange ratio to Viacom contributed to the Viacom Board's determination that the merger is in the best interests of Viacom's shareholders. The Viacom Board did not request an opinion as to the fairness of the exchange ratio specifically to the shareholders of Viacom because Viacom is the surviving corporation in the merger and its shareholders are not exchanging their shares in the merger. In contrast, the CBS shareholders will be exchanging their shares of CBS stock for shares of Viacom stock.

   Regulatory Matters. The Viacom Board considered the fact that Viacom might be required to divest or reduce its interest in United Paramount Network and Viacom and/or CBS would be required to divest a number of television and radio stations in the event that current law and regulations were not amended or waived. The Viacom Board also considered the ability to obtain other necessary regulatory approvals.

   Terms, Conditions, Termination Provisions and Termination Fee. The Viacom Board reviewed the representations, warranties, covenants and conditions to consummation of the proposed transaction and the circumstances under which CBS would have the right to terminate the merger agreement. The Viacom Board considered the fact that the vote of the Viacom shareholders was assured by reason of the voting agreement to be entered into by National Amusements and that CBS would have the right to terminate the merger agreement under specified circumstances if there was a superior proposal. The Viacom Board considered the circumstances in which a termination fee would be payable in the event that the merger agreement was terminated. The Viacom Board considered that there could be no assurance that the acquisition of Outdoor Systems by Infinity or King World by CBS would be consummated. The Viacom Board also considered the fact that the merger would not be conditioned on the completion of the pending CBS transactions with King World and Outdoor Systems.

   The Viacom Board unanimously recommends that the holders of Viacom Class A common stock approve the adoption of the merger agreement and the other proposals described in this joint proxy statement/prospectus.

 CBS

   Reasons for the Merger. At its meeting on September 5, 1999, the CBS Board of Directors determined that the merger is in the best interests of CBS and its shareholders, has unanimously approved the merger and the merger agreement and unanimously recommended that CBS shareholders vote to adopt the merger agreement.

   In reaching its decision to approve the merger and the merger agreement and to recommend that CBS shareholders vote to adopt the merger agreement, the CBS Board of Directors consulted with senior management and its financial and legal advisors and considered a number of factors, including the following positive factors:

  . recent trends in the entertainment and media industries and that a combination of Viacom, a leading "content provider" in the entertainment and media industries, with CBS, a leading distributor and marketer of programming, would create an even stronger global competitor in the entertainment and media industries;

  . the opportunity to create the premier seller of advertising in the media industry, which could result in increased advertising revenue for the combined company;

  . the opportunity for synergies and revenue generation through cross-promoting and cross-marketing the combined company's film, television, radio, theme park, home video, publishing, outdoor advertising and Internet businesses;

  . that the merger would benefit the shareholders of CBS because they would participate in the value generated by increases in the opportunities for revenue generation through their equity participation in Viacom;

  . the management and corporate governance arrangements agreed to between CBS and Viacom that would provide for a strong management team drawn from both companies that would work together to integrate the two companies, to realize growth opportunities, to achieve synergistic benefits, and to successfully implement strategies of the combined company, including that:

      . the Board of Directors of the combined company would be expanded from ten to eighteen directors. The eight additional directors will initially be selected from and designated by the Board of Directors of CBS and vacancies in this group will be filled during the initial three-year term by independent directors designated by these eight CBS directors;

      . Mr. Redstone, the current Chairman and Chief Executive Officer of
        Viacom, would continue to serve as Chairman and Chief Executive Officer of the combined company and would be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy;

      . Mr. Karmazin, the current President and Chief Executive Officer of
        CBS, would serve as President and Chief Operating Officer of the combined company, would directly report to the CEO and consult with the CEO on all major decisions and would have responsibility for the supervision, coordination and management of the combined company's business;

      . Mr. Karmazin, as President and Chief Operating Officer, would be entitled to manage the combined company's business, subject to the ability of the combined company's board of directors to take action with the approval of at least 14 directors. However, in a number of areas the President and Chief Operating Officer would not be entitled to act without the approval of, and the combined company's board would be entitled to act by, a majority of the directors; and

      . the governance arrangements described above would be in effect for a period of three years from the closing of the merger.

  . the expected qualification of the merger as a tax-free reorganization;

  . the oral opinion of Evercore, delivered on September 5, 1999, which was subsequently confirmed in a written opinion, a copy of which is attached as Annex I to this joint proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, as of that date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS, and the financial presentation made by Evercore to the CBS Board of Directors in connection with delivering that opinion;

  . the terms and conditions of the merger agreement, including the right of CBS to consider and negotiate superior proposals;

  . the financial condition, cash flows and results of operations of CBS and Viacom, on both a historical and prospective basis, which indicated that the combined company would enjoy financial strength immediately upon consummation of the merger;

  . the historical market prices and trading information with respect to CBS common stock and Viacom non-voting Class B common stock, including that the Viacom non-voting Class B common stock and the Viacom Class A common stock have historically traded at comparable levels;

  . that the complementary nature of the businesses of CBS and Viacom would enable the combined company to maintain important relationships with customers, suppliers and employees;

  . the fact that CBS as an independent company has not fully participated in aspects of the media and entertainment industry where Viacom had particular strengths, such as MTV Networks and Paramount Pictures;

  . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations are reasonable;
  . the fact that Viacom might be required to divest or reduce its interest in United Paramount Network and that Viacom and/or CBS would be required to divest a number of television and radio stations in the event that current law and regulations were not amended or waived;
  . the regulatory approvals required to complete the merger and the favorable prospects for receiving those approvals; and . satisfactory reports from CBS management and its advisors as to their due diligence investigations of Viacom.

   The CBS Board of Directors also identified and considered a number of potentially negative factors in deliberations concerning the merger, including:

  . the status, timing and tax considerations relating to the potential split-off of Blockbuster to the shareholders of Viacom;
  . the existence of a controlling shareholder of the combined company following the merger and the non-voting security to be received by CBS shareholders in the merger;
  . the possible effects of the provisions regarding termination fees on the ability of a third party to make an unsolicited superior proposal;
  . the risk that the operations of CBS and Viacom might not be successfully integrated;
  . the risk that, despite the efforts of CBS and Viacom, key management and other personnel might not remain employed by the combined company after the merger; and
  . the risk that potential benefits of the merger might not be fully realized.

   The CBS Board of Directors believed that some of these risks were unlikely to occur, while others could be avoided or mitigated by CBS, and that, overall these risks were outweighed by the potential benefits of the merger.

   The discussion of the information and factors considered by the CBS Board of Directors in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the CBS Board of Directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the CBS Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the CBS Board of Directors may have given different weight to different factors.

   Recommendation of the CBS Board of Directors. After careful consideration, the CBS Board of Directors has determined that the merger is in the best interests of CBS and its shareholders, has unanimously approved the merger and the merger agreement and unanimously recommends that CBS shareholders vote "for" the adoption of the merger agreement.

Opinions of Financial Advisors

 Viacom

   Under a letter agreement dated as of September 2, 1999, Viacom engaged Morgan Stanley to act as its financial advisor in connection with a possible combination with CBS. The Viacom Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of Viacom. On September 5, 1999, Morgan Stanley delivered an oral opinion to the Viacom Board of Directors which was subsequently confirmed in writing, that, as of that date, and based upon and subject to the considerations set forth in the written opinion, the exchange ratio was fair from a financial point of view to Viacom.

   The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex H to this joint proxy statement/prospectus. Morgan Stanley's written opinion is directed to the Viacom Board of Directors and only addresses the fairness of the exchange ratio to Viacom as of the date of the opinion. Morgan Stanley's written opinion does not address any other aspect of the merger and does not constitute a recommendation to any Viacom shareholder as to how to vote at the Viacom special meeting. The summary of the opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion attached as Annex H hereto. The following is only a summary of the Morgan Stanley opinion. Viacom shareholders are urged to, and should, read the opinion carefully and in its entirety.

   In arriving at Morgan Stanley's opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Viacom and CBS;

  . reviewed and analyzed certain internal financial statements and other financial and operating data concerning Viacom and CBS prepared by the respective managements of Viacom and CBS;

  . discussed the past and current operations and financial condition and the prospects of Viacom and CBS with senior executives of Viacom and CBS including their estimates of the strategic operating benefits of the merger and analyzed the pro forma impact of the merger on Viacom's financial ratios;

  . reviewed the reported prices and trading activity for the Class B common stock of Viacom and the common stock of CBS;

  . compared the financial performance of Viacom and CBS and the prices and trading activity of Viacom and CBS with that of certain other comparable publicly traded companies and their securities;

  . participated in discussions and negotiations among representatives of Viacom, CBS and their respective financial and legal advisors;

  . reviewed the merger agreement and certain related documents; and

  . performed such other analyses and considered such other factors that Morgan Stanley deemed appropriate.

   Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information it reviewed for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Viacom and CBS. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Viacom and CBS, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

   The following is a brief description of all material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter. These summaries of financial analyses include information presented in tabular format. In order to understand the financial analysis used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Historical Public Market Trading Value. Morgan Stanley reviewed the stock price performance of CBS based on an analysis of the historical closing prices and trading volumes for the one year period beginning September 3, 1998 and ending September 3, 1999. The year long time period chosen for the analysis of historical public market trading values is a traditional measurement period for stock prices chosen to reflect the impact of corporate events which might be deemed to have an impact on the current share price performance of two companies which are considering a stock-for-stock merger. The use of incremental measurement periods within the year long review is designed to better capture the progression of each company's share price throughout the year and can better isolate the impact of specific corporate events on share price performance.

   The following table lists the low, average and high daily closing prices of shares of CBS common stock for the periods indicated. These prices compare to $48.89, the price for CBS common stock implied by multiplying the exchange ratio by the price of Viacom Class B common stock on September 3, 1999.

                                             Historical CBS Common Stock Prices
                                            ------------------------------------
                                                Low       Average       High
                                            ----------- ------------------------
   Last One Year........................... $     18.00 $     36.90  $     50.44
   Last Nine Months........................       26.75       40.93        50.44
   Last Six Months.........................       35.38       43.98        50.44
   Last Three Months.......................       40.56       45.07        50.44
   Last One Month..........................       44.13       46.71        50.44
   Last Two Weeks..........................       45.88       47.81        50.44

   Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the stock price performance of Viacom Class B common stock and CBS common stock and compared this performance with the following peer groups:

        Viacom Peer Group                     CBS Peer Group
        -----------------                     --------------
     The Walt Disney Company        A.H. Belo Corporation
     Fox Entertainment Group, Inc.  Clear Channel Communications, Inc.
     The Seagram Company Ltd.       Hearst-Argyle Television, Inc.
     Time Warner Inc.               Sinclair Broadcast Group, Inc.
                                    Young Broadcasting Inc.

   Morgan Stanley observed that over the one year period from September 3, 1998 to September 3, 1999, the closing market prices appreciated as set forth below:

                                                           % Total Appreciation
                                                           --------------------
     Viacom...............................................          56%
     CBS..................................................          80
     Viacom Peer Group....................................          23
      (equity market capitalization-weighted index)
     CBS Peer Group.......................................          42
      (equity market capitalization-weighted index)

   Securities Research Analysts' Future Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for Viacom Class B common stock and CBS common stock prepared and published by securities research analysts during the period from May 5, 1999 to August 18, 1999 for Viacom and May 26, 1999 to August 20, 1999 for CBS. Based upon discussions with senior executives of Viacom and CBS, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of Viacom and CBS. These targets reflected each analyst's estimate of the future public market trading price of Viacom Class B common stock and CBS common stock at the end of the particular period considered for each estimate. Applying equity discount rates of 13.4% for Viacom and 12.8% for CBS, which reflect each company's cost of equity, Morgan Stanley arrived at a range of present values as of September 3, 1999 of these targets as set forth below:

                                                                        Present
                                                                         Value
                                                                         Range
                                                                        -------
                                                                        Low High
                                                                        --- ----
   Viacom Public Market Trading Price Target........................... $42 $50
   CBS Public Market Trading Price Target..............................  46  53

   The present value range of the Viacom Public Market Trading Price Targets compares to a $45.06 price for the Viacom Class B common stock as of September 3, 1999. The present value range of the CBS Public Market Trading Price Targets compares to a $48.89 price for the CBS common stock implied by multiplying the exchange ratio by the price of Viacom Class B common stock on September 3, 1999. Morgan Stanley noted that the public market trading price targets published by the securities research analysts do not reflect current market trading prices and that these estimates are subject to uncertainties, including the future financial performance of Viacom and CBS and future financial market conditions.

   Peer Group Comparison. Morgan Stanley compared financial information of Viacom and CBS with corresponding financial information for their respective peer groups.

   Morgan Stanley analyzed, among other things, for each company, the current aggregate value, i.e., equity value adjusted for capital structure, expressed as a multiple of earnings before interest, taxes, depreciation and amortization expense, or EBITDA.

   As of June 30, 1999 and based on estimates of EBITDA taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                        Viacom Peer
                                           Group               CBS Peer Group
                                      -----------------        ----------------
                               Viacom Median High  Low   CBS   Median High  Low
                               ------ ------ ----  ----  ----  ------ ----  ---
   1999 EBITDA Multiple.......  17.1x  15.7x 19.0x 14.4x 22.7x  11.7x 25.7x 8.8x
   2000 EBITDA Multiple.......  14.5   13.3  16.6  12.7  19.6   10.0  22.6  8.1

The trading multiples for Viacom, CBS and their respective peer groups compare to the transaction multiples implied by the exchange ratio of 22.7x 1999E CBS EBITDA and 19.6x 2000E CBS EBITDA.

   Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis of CBS' business. A discounted cash flow analysis involves an analysis of the present value of projected cash flows and a terminal value using discount rates and terminal year free cash flow perpetual growth rates as indicated below. Morgan Stanley analyzed CBS' business using a forecast for the period beginning January 1, 1999 and ending December 31, 2003, based on estimates published by securities research analysts. Based upon discussions with senior executives of CBS, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of CBS. Morgan Stanley estimated the CBS common stock discounted cash flow value by using a discount rate of 10% and a perpetual growth rate applied to 2003 free cash flow ranging from 4.5% to 5.5%. This analysis yielded a range of per share values for CBS common stock of approximately $45 to $54. This range of per share values for CBS common stock compares to $48.89, the price for CBS common stock implied by multiplying the exchange ratio by the price of Viacom Class B common stock on September 3, 1999.

   The discount rates used in the discounted cash flow analysis of Viacom and CBS reflect each company's weighted average cost of capital. The weighted average cost of capital represents the cost of capital for CBS and Viacom based on the relative proportion of debt, preferred equity and common equity employed by each company. The range of perpetual growth rates employed in the CBS discounted cash flow analysis reflects certain assumption of CBS' cash flow growth in perpetuity. The terminal EBITDA multiple range used in the Viacom discounted cash flow analysis was based on a review of the trading multiples for Viacom and the companies in the Viacom peer group and a comparison of Viacom's business position relative to its peers.

   Morgan Stanley also performed a discounted cash flow analysis of Viacom's business. Morgan Stanley analyzed Viacom's business using a forecast for the period beginning January 1, 1999 and ending December 31, 2003, based on estimates published by securities research analysts. Based upon discussions with senior executives of Viacom, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of Viacom. Morgan Stanley estimated the Viacom Class B common stock discounted cash flow value by using a discount rate of 10% and terminal multiples of estimated 2003 EBITDA ranging from 13.0x to 15.0x. This analysis yielded a range of per share values for Viacom Class B common stock of approximately $39 to $45. This range of per share values for Viacom Class B common stock compares to a $45.06 price for the Viacom Class B common stock as of September 3, 1999.

   Sum-of-the-Parts Analysis. Morgan Stanley performed a sum-of-the-parts analysis of CBS' business. A sum-of-the-parts analysis involves a separate valuation of each of CBS' core businesses. The valuation methodology applied to each component is set forth below:

       Component                               Valuation Methodology
       ---------                               ---------------------
   Infinity Broadcasting Corporation  Market Value of CBS' 700 million shares
   Television Assets(a)               13x-15x 2000E EBITDA
   Cable Programming (CMT/TNN)        17x-19x 2000E EBITDA
   King World Productions, Inc.       CBS net purchase price
   Internet Holdings                  Morgan Stanley equity research estimate

--------
(a) Includes an analysis of CBS' Television Station group and Television Network which were each analyzed as separate components.

This analysis yielded a range of per share values for CBS common stock of approximately $42-$47. This range of per share values for CBS common stock compares to $48.89, the price for CBS common stock implied by multiplying the exchange ratio by the price of Viacom Class B common stock on September 3, 1999. The multiples for the Television Assets and Cable programming used in the sum-of-the-parts analysis were arrived at after a review of publicly traded companies with a similar operating profile to the CBS assets. Market position, growth prospects and profitability were a few of the many factors used in comparing the CBS assets to the publicly traded comparables.

   Relative Contribution Analysis. Morgan Stanley compared pro forma contribution of each of Viacom and CBS, based on securities research analyst estimates, to the resultant combined company assuming completion of the merger. Morgan Stanley adjusted these statistics to reflect each company's respective capital structure and then compared them to the pro forma ownership by Viacom shareholders of the common stock of the combined company, implied by the exchange ratio, of approximately 46%. Morgan Stanley performed this analysis with and without Blockbuster as part of Viacom to reflect Viacom's previously announced intention to split-off Blockbuster to the Viacom shareholders and as a consequence, deconsolidate Blockbuster for accounting purposes. The results in terms of both EBITDA and after tax cash flow are set forth below:

                                           Viacom Equity Contribution
                                           --------------------------------
                                               With              Without
                                            Blockbuster        Blockbuster
                                           -------------      -------------
   2000E EBITDA...........................             55.3%              46.9%
   2001E EBITDA...........................             54.5               45.9
   2002E EBITDA...........................             53.1               44.9
   2000E After Tax Cash Flow..............             55.5               44.5
   2001E After Tax Cash Flow..............             56.2               45.4
   2002E After Tax Cash Flow..............             55.2               45.1

   Historical Exchange Ratio Analysis. Morgan Stanley compared the exchange ratio of 1.085 to the ratio of the closing market prices of Viacom Class B common stock and CBS common stock on September 3, 1999. Morgan Stanley also compared this ratio to selected average historical ratios of the closing market prices of CBS common stock to Viacom Class B common stock over various periods ending September 3, 1999. Morgan Stanley then calculated the premiums represented by the exchange ratio over these ratios. The results of this analysis are set forth below:

                                                                  % Premium/
                                                    Market      (Discount) to
                                                  Price Ratio Market Price Ratio
                                                  ----------- ------------------
   Current (9/3/99)..............................    1.086x          (0.1)%
   Prior 5 Days..................................    1.109           (2.2)
   Prior 10 Days.................................    1.123           (3.4)
   Prior 20 Days.................................    1.116           (2.8)
   Prior 30 Days.................................    1.097           (1.1)
   Prior 45 Days.................................    1.071            1.3
   Prior 60 Days.................................    1.064            2.0
   Last 6 Months.................................    1.043            4.0

As of September 3, 1999, the exchange ratio multiplied by the closing price for the Viacom Class B common stock implied a $48.89 share price for the CBS common stock or approximately a 5 cent discount to the closing price for CBS common stock.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Viacom or CBS.

   In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Viacom or CBS. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness of the exchange ratio to Viacom in connection with the delivery of Morgan Stanley's opinion to Viacom's Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which Viacom Class B common stock or CBS common stock might actually trade.

   The exchange ratio was determined through arm's-length negotiations between Viacom and CBS and was approved by the Viacom Board of Directors. Morgan Stanley's opinion to the Viacom Board of Directors was one of many factors taken into consideration by the Viacom Board of Directors in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Viacom Board of Directors with respect to the value of CBS or of whether the Viacom Board of Directors would have been willing to agree to different consideration.

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of Viacom or CBS.

   In accordance with an engagement letter dated September 2, 1999, Viacom has agreed to pay Morgan Stanley a $10 million fee for advisory services rendered and to reimburse Morgan Stanley for reasonable expenses incurred. Of this $10 million fee, $7.5 million is contingent upon the closing of the merger. Viacom has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Viacom and CBS and have received fees for the rendering of these services.

 CBS

   CBS retained Evercore to act as financial advisor to CBS and to render a fairness opinion, from a financial point of view, in connection with the merger. On September 5, 1999, Evercore delivered its oral opinion to the CBS Board of Directors which was subsequently confirmed in a written opinion, that, as of that date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS.

   The full text of the written opinion of Evercore is set forth as Annex I to this joint proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Evercore's opinion is directed only to whether the exchange ratio is fair, from a financial point of view, to the holders of CBS common stock and does not constitute a recommendation of the merger over other courses of action that may be available to CBS or constitute a recommendation to any CBS shareholder as to how that shareholder should vote with respect to the merger. The summary of the opinion of Evercore set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion, attached as Annex I. Shareholders of CBS are urged to read the opinion carefully and in its entirety.
   In connection with rendering its opinion, Evercore has, among other things:
  . analyzed various publicly available financial statements and other information relating to CBS and Viacom;
  . analyzed various internal financial statements and other non-public financial and operating data concerning CBS, which were prepared by and furnished to Evercore or reviewed for Evercore by the management of CBS, and concerning Viacom, which were prepared by and furnished to Evercore or reviewed for Evercore by the management of Viacom;
  . analyzed various financial projections for 1999 concerning CBS, which were prepared by the management of CBS, and concerning Viacom, which were prepared by the management of Viacom;
  . discussed the past and current operations and financial condition and the prospects of CBS with the management of CBS;

  . discussed the past and current operations and financial condition and the prospects of Viacom with the management of Viacom;
  . reviewed the reported prices and trading activity of the CBS common stock and Viacom Class B common stock;
  . compared the market valuation and financial performance of CBS and Viacom with that of several other comparable publicly traded companies;
  . reviewed the financial terms to the extent available of certain comparable acquisition transactions;
  . participated in discussions and negotiations among representatives of
    CBS, Viacom, and their respective financial and legal advisers;
  . reviewed the merger agreement and the related exhibits and schedules;
  . reviewed various information concerning cost savings and combination benefits expected to result from the merger that was furnished to Evercore or reviewed for Evercore by the managements of CBS and Viacom; and
  . performed other analyses and examinations and considered other factors as Evercore in its sole judgment deemed appropriate.

   For purposes of its analysis and opinion, Evercore assumed and relied, without independent verification, upon the accuracy and completeness of the information reviewed by Evercore or reviewed for Evercore. With respect to the financial projections of CBS and Viacom for 1999 which were furnished to Evercore by the managements of CBS and Viacom, and certain analyses concerning the potential cost savings and combination benefits expected to result from the merger which were reviewed for Evercore by the management of CBS, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of CBS and Viacom, respectively. Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of CBS or Viacom, nor was Evercore furnished with any such appraisals. Evercore's opinion was necessarily based on economic, market and other conditions as in effect on, and the information and agreements made available to Evercore as of the date of its opinion. Evercore assumed, with the approval of CBS, that the merger would qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986. Evercore's opinion did not address CBS' underlying business decision to effect the merger nor constitute a recommendation to any CBS shareholder as to how that shareholder should vote with respect to the merger. Furthermore, Evercore expressed no opinion as to the price or range of prices at which the shares of Viacom Class B common stock would trade at any future time.

   For purposes of its analyses, Evercore primarily relied upon publicly available Wall Street research estimates for each company, and subsequently compared those estimates to internal budgets for 1999 for each company to confirm the reasonableness of the analysts' expectations.

   For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger would be satisfied without being waived.

   In connection with a presentation to the CBS Board on September 5, 1999, Evercore advised CBS' Board that, in evaluating the exchange ratio, Evercore had performed a variety of financial analyses with respect to CBS and Viacom, each of which material analysis is summarized below:

   Historical Exchange Ratio Analysis. Evercore reviewed the daily closing prices of CBS common stock and Viacom Class B common stock to determine the implied exchange ratio based upon the relative prices of CBS common stock and Viacom Class B common stock for each considered time period. Evercore did so in order to analyze whether the agreed upon exchange ratio was consistent with the implied exchange ratio during these periods. Evercore analyzed the implied exchange ratio between CBS common stock and Viacom Class B common stock for various time periods between January 2, 1998 and September 3, 1999. Evercore noted that the agreed to exchange ratio of 1.085 was within the range of historical implied exchange ratios in the periods examined. The historical implied exchange ratios for the periods are shown below:

                                                      CBS     Viacom    Implied
                                                     Share    Class B   Exchange
                                                     Price  Share Price  Ratio
                                                     ------ ----------- --------
September 3, 1999................................... $48.94   $45.06     1.0860
10-Day Average......................................  47.81    42.59     1.1225
20-Day Average......................................  46.71    41.86     1.1159
30-Day Average......................................  46.15    42.10     1.0964
45-Day Average......................................  45.86    42.91     1.0688
60-Day Average......................................  45.07    42.43     1.0621
90-Day Average......................................  44.63    41.73     1.0695
1999 Year-to-Date Avg. (through 9/3/99).............  41.57    42.11     0.9871
1998 Full-Year Average..............................  30.33    28.64     1.0591
Merger Exchange Ratio...............................                     1.0850

   Contribution Analysis. Evercore analyzed the relative contributions of CBS and Viacom to the pro forma combined company with respect to revenues, consolidated EBITDA, EBITDA less minority interest, adjusted to exclude minority interests in the EBITDA of Infinity for CBS and in Blockbuster for Viacom, equity market value, and enterprise value for the projected fiscal years ending in 1999 and 2000. Evercore did so in order to compare CBS' relative contribution to the combined company on these measurements to CBS' pro forma ownership of the combined company based on the exchange ratio. Evercore also reviewed the pro forma ownership of the combined company, taking into account each company's outstanding options and warrants on common stock treated under the treasury stock method. Evercore noted that the pro forma ownership percentage based on the exchange ratio was consistent with CBS' contribution of the measurements set forth below.

                                                      FY 1999E     FY 2000E
                                                     ------------ ------------
                                                     CBS   Viacom CBS   Viacom
                                                     ----  ------ ----  ------
   Contribution Percentage:
     Revenue........................................ 39.9%  60.1% 39.5%  60.5%
     Consolidated EBITDA............................ 52.0%  48.0% 52.2%  47.8%
     EBITDA Less Min. Int. (a)...................... 47.2%  52.8% 47.6%  52.4%
     Equity Market Value............................ 54.7%  45.3%
     Enterprise Value............................... 53.0%  47.0%
   Pro Forma Economic Ownership Based on Exchange
    Ratio:
     CBS............................................ 54.6%
     Viacom......................................... 45.4%

--------
(a) Excludes 35.8% minority interest in Infinity for CBS and 17.7% minority interest in Blockbuster for Viacom.

   Pro Forma Merger Analysis. Primarily relying on Wall Street research estimates, Evercore analyzed the potential pro forma effects of the merger on CBS' projected free cash flow per share based on various assumptions regarding the merger. Evercore performed such analysis due to the fact that several Wall Street research analysts use projected free cash flow per share as one, among other, valuation measurements. For the purposes of this analysis, free cash flow was defined as EBITDA less interest expense less cash taxes less capital expenditures. This analysis indicated that the merger would initially be dilutive to CBS' free cash flow per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

   Review of Selected Merger-of-Equals Transactions. Evercore reviewed the financial terms, to the extent publicly available, of nine selected merger-of-equals transactions, in order to compare the premiums implied in these transactions to the implied premium in the merger. Evercore reviewed the premiums implied in the selected merger-of-equals transactions relative to market value contributions, assuming a constant market capitalization based on closing stock prices prior to the announcement of such transactions.

   Evercore noted that, if the merger had closed on September 3, 1999, utilizing the Viacom closing stock price on September 3, 1999, and assuming the exchange ratio of 1.085, CBS shareholders would have received Viacom Class B common stock having a market value representing a discount of 0.1% to the CBS common stock September 3, 1999 closing price. Evercore compared this implied discount to the implied premiums/discounts for similar periods prior to public announcement in the following comparable merger-of-equals transactions:

  . Honeywell Inc./AlliedSignal Inc.;

  . GTE Corporation/Bell Atlantic Corporation;

  . Wells Fargo & Company/Norwest Corporation;

  . Monsanto Company/American Home Products Corporation;

  . BankAmerica Corporation/NationsBank Corp.;

  . First Chicago NBD Corporation/Banc One Corporation;

  . Citicorp/Travelers Group, Inc.;

  . HFS Incorporated/CUC International Inc.; and

  . NYNEX Corporation/Bell Atlantic Corporation.

   In each of the above transactions, the shareholders of the first-named company were to receive shares of the second-named company. Evercore considered these merger-of-equals transactions to be reasonably similar to the merger, but none of these precedents is identical to the merger.

   The following table presents the premiums or discounts contemplated in the merger and implied in these other transactions, from the perspective of the shareholders of the first-named company, compared with the previous trading day closing price per share:

                                            Premium to Prior Day Closing Price
                                            ----------------------------------
   CBS/Viacom..............................                -0.1%
   Precedent "Merger-of-Equals"
    Transactions:
     Average...............................                 3.5%
     Median................................                 5.5%
     Low...................................                -5.8%
     High..................................                 9.3%

   Evercore noted that the discount of 0.1% for the CBS/Viacom merger was within the range of 5.8% -- 9.3% discount/premium for the other transactions analyzed.

   Selected Comparable Company Analysis. Evercore compared selected financial, market and operating information of CBS with corresponding data of other selected publicly traded companies with similar operations to those of CBS, in order to compare CBS' public market valuation to public companies with similar operations. Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of the consolidated CBS Corporation to a selected group of publicly traded radio broadcasting and outdoor advertising companies. Adjusted enterprise value for a given company was defined as total enterprise value, which is equity market value plus total debt and preferred stock, less cash and cash equivalents, less the value of unconsolidated stakes in other companies, less the value of segments within the company that trade at multiples that are significantly different from the rest of the company, and plus the value of any minority stakes in consolidated businesses.

Adjusted EBITDA for a given company was defined as EBITDA less the EBITDA contributed by segments within the company that trade at multiples that are significantly different from the rest of the company. This selected group of publicly traded radio broadcasting and outdoor advertising companies was comprised of:

  . AM/FM Inc.;

  . Citadel Communications Corporation;

  . Clear Channel Communications, Inc.;

  . Cox Radio, Inc.;

  . Cumulus Media, Inc.;

  . Emmis Communications Corporation;

  . Entercom Communications Corp.;

  . Hispanic Broadcasting Corporation;

  . Infinity Broadcasting Corporation;

  . Radio One, Inc.; and

  . Saga Communications, Inc.

   Evercore selected these radio broadcasting and outdoor advertising companies because Evercore considered them to have operations similar to the operations of CBS in this business segment. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore noted that the closing price of CBS common stock on September 3, 1999 of $48.94 represented a multiple of EBITDA that was within the range found for the CBS-comparable companies set forth above. To illustrate, Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E EBITDA:

                                                          Adj. Enterprise
                                                       Value to Adj. EBITDA
                                                       -----------------------
                                                        FY 1999E     FY 2000E
                                                       ----------   ----------
CBS Consolidated......................................       20.8x        18.2x
Radio & Outdoor Advertising(a):
  Average.............................................       22.5x        19.5x
  Low.................................................       13.4x        12.0x
  High................................................       28.7x        24.2x

--------
(a) The analysis of Radio & Outdoor comparables excludes Hispanic Broadcasting because its multiples were not in line with other comparables.

   Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of CBS, excluding its majority-owned stake in Infinity, to a selected group of publicly traded television broadcasting companies. Evercore looked at CBS excluding Infinity due to the fact that many Wall Street research analysts also analyze CBS in this manner in order to isolate the implied valuation of the non-radio/outdoor advertising assets. In doing so, Evercore excluded the financial impact of Infinity on the EBITDA of CBS. Evercore also reduced the enterprise value of CBS used in the calculation by an amount equal to the market value of Infinity common stock held by CBS plus Infinity's net debt balance.

   The group of publicly traded television broadcast companies selected for this comparative analysis was comprised of:

  . A.H. Belo Corporation;

  . Granite Broadcasting Corporation;

  . Hearst-Argyle Television, Inc.;

  . Paxson Communications Corporation;

  . Sinclair Broadcasting Group, Inc.;

  . United Television, Inc.; and

  . Young Broadcasting, Inc.

   Evercore selected these television broadcasting companies because Evercore considered them to have operations similar to the operations of CBS, excluding Infinity, in this business segment. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore noted that the closing price of CBS common stock on September 3, 1999 of $48.94 represented a multiple of EBITDA that was within the range found for the CBS-comparable companies set forth above. Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E
EBITDA:

                                                          Adj. Enterprise
                                                       Value to Adj. EBITDA
                                                       -----------------------
                                                        FY 1999E     FY 2000E
                                                       ----------   ----------
CBS Excluding Infinity(a) ............................       19.2x        16.8x
Television Broadcasting(b):
  Average.............................................       12.0x        10.9x
  Low.................................................        9.0x         7.9x
  High................................................       14.2x        12.9x

--------
(a) Also excludes TV network and Internet assets.
(b) The analysis of Television Broadcasting comparables excludes Paxson Communications because its multiples were not in line with other comparables.

   Evercore also compared financial, market and operating information of Viacom with corresponding data of other selected publicly traded companies with similar operations. Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of Viacom to a selected group of publicly traded entertainment companies. The selected group of publicly traded entertainment companies was comprised of:

  . The Walt Disney Company;

  . The News Corporation Limited;

  . Time Warner Inc.;

  . The Seagram Company Ltd.;

  . Fox Entertainment Group, Inc.; and

  . USA Networks, Inc.

   Evercore selected these entertainment companies because Evercore considered them to have operations similar to the operations of Viacom. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore noted that the closing price of Viacom Class B common stock on September 3, 1999 of $45.06 represented a multiple of Adjusted EBITDA that was within the range found for the Viacom-comparable companies set forth above. To illustrate, Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E EBITDA:

                                                          Adj. Enterprise
                                                        Value to Adj. EBITDA
                                                       -----------------------
                                                        FY 1999E     FY 2000E
                                                       ----------   ----------
Viacom(a).............................................       20.2x        17.5x
Entertainment Comparable Firms(b):
  Average.............................................       16.3x        13.8x
  Low.................................................       12.2x         9.8x
  High................................................       20.8x        17.8x

--------
(a) Excludes Blockbuster.

(b) The analysis of Entertainment comparables excludes News Corp. due to its relatively high concentration on publishing operations.

   No company used in the comparable company analyses summarized above is identical to CBS or Viacom. Accordingly, any analysis of the fairness of the consideration to be received by the holders of CBS common stock in the merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

   Selected Comparable Transaction Analysis. Evercore reviewed the implied transaction multiples paid in selected comparable merger and acquisition transactions and compared these multiples to the multiples implied by the consideration paid to CBS shareholders in the merger. Evercore did so in order to compare the multiples paid in those transactions to the multiple implied in the merger. Evercore noted that, if the merger had closed on September 3, 1999, utilizing the closing price of Viacom Class B common stock on September 3, 1999 of $45.06, and assuming the exchange ratio of 1.085, CBS shareholders would have received Viacom Class B common stock having a market value equal to $48.89 per each share of CBS common stock owned. Evercore analyzed the adjusted enterprise value of CBS, derived from this implied price per share, as a multiple of adjusted EBITDA and compared this multiple to multiples of EBITDA paid in selected mergers and acquisitions of radio broadcasting and outdoor advertising companies. The following selection of mergers and acquisitions of radio broadcasting and outdoor advertising companies was used for purposes of this analysis:

  . Chancellor Media Outdoor Corporation/Lamar Advertising Co.

  . Outdoor Systems, Inc./Infinity Broadcasting Corporation

  . Jacor Communications, Inc./Clear Channel Communications, Inc.

  . Capstar Broadcasting Corporation/Chancellor Media Corp.

  . Universal Outdoor Holdings, Inc./Clear Channel Communications, Inc.

  . American Radio Systems Corporation/CBS Corporation

  . SFX Broadcasting, Inc./Capstar Broadcasting Corporation

  . Viacom Radio/Evergreen Media Corp.

  . Chancellor Media Corp./Evergreen Media Corp.

  . Infinity Broadcasting Corporation/Westinghouse Electric Corporation

   Evercore also performed this analysis for the following selection of mergers and acquisitions involving television broadcasting companies:

  . Gaylord Entertainment/CBS Corporation

  . Kelly Broadcasting/Hearst-Argyle Television, Inc.

  . Pulitzer Publishing Company (TV & Radio)/Hearst-Argyle Television, Inc.

  . Sullivan Broadcasting/Sinclair Broadcast Group, Inc.

  . LIN Television Corporation/Hicks Muse Tate & Furst

  . Heritage Media Corporation/The News Corporation Limited

  . Heritage Media Corporation/Sinclair Broadcast Group, Inc.

  . A.H. Belo Corporation/Scripps Howard

  . Argyle TV/Hearst-Argyle Television, Inc.

  . Providence Journal Company/A.H. Belo Corporation

  . First Media Television, L.P./Meredith Corporation

  . New World Communications Group, Inc./The News Corporation Limited

  . Renaissance Communications Corporation/Tribune Company

  . Multimedia, Inc./Gannett Co., Inc.

   Evercore selected these transactions because they involved companies in business segments in which CBS has operations. Evercore noted that the multiple implied by the merger as of September 3, 1999 is within the range of multiples paid in comparable transactions, and, therefore, that these analyses of multiples supported a fairness determination concerning the merger.

                                                     Transaction Value to EBITDA
                                                     ---------------------------
Merger Offer for CBS
  CBS Consolidated..................................            20.8x
  CBS Excluding Infinity............................            19.2x
Radio & Outdoor Transactions:
  Average...........................................            17.7x
  Low...............................................            14.2x
  High..............................................            21.0x
Television Broadcasting Transactions:
  Average...........................................            14.4x
  Low...............................................             9.8x
  High..............................................            23.3x

   Additionally, Evercore analyzed the adjusted enterprise value of Viacom as a multiple of adjusted EBITDA and compared this multiple to multiples of EBITDA paid in a selection of mergers and acquisitions of entertainment companies. The following selection of mergers and acquisitions of entertainment companies was used for purposes of this analysis:

  . PolyGram N.V./The Seagram Company Ltd.

  . Metro-Goldwyn-Mayer Inc./Management

  . Turner Broadcasting System, Inc./Time Warner Inc.

  . CBS, Inc./Westinghouse Electric Corp.

  . Capital Cities/ABC, Inc./The Walt Disney Company

  . MCA, Inc./The Seagram Company Ltd.

  . Blockbuster Entertainment Corporation/Viacom Inc.

  . Paramount Communications Inc./Viacom Inc.

   Evercore selected these transactions because they involved companies in business segments in which Viacom has operations. Evercore noted that the multiple implied by Viacom's closing price on September 3, 1999 is within the range of multiples paid in comparable transactions.

                                                                     Transaction
                                                                      Value to
                                                                       EBITDA
                                                                     -----------
Viacom (a)..........................................................    20.2x
Entertainment Transactions (b):
  Average...........................................................    15.9x
  Low...............................................................    12.3x
  High..............................................................    21.0x

--------
(a) Excludes Blockbuster.
(b) The analysis of Entertainment transactions excludes Blockbuster Entertainment Corporation/Viacom Inc. transaction due to the retail nature of Blockbuster's business.

   No transaction used in the comparable transaction analyses summarized above is identical to the merger. Accordingly, any analysis of the fairness of the consideration to be received by the holders of CBS common stock in the merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.

   Discounted Cash Flow Analysis. Evercore estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by CBS. Such analysis is performed to determine the value that a current share might be worth based on various assumptions as set forth below. The net present value ranges were estimated by applying one-year forward terminal value multiples ranging from 16.0x to 18.0x 2004E EBITDA and discount rates ranging from 11.0% to 14.0%. Terminal value multiples were determined based on both current public and private market-based valuations, as well as Wall Street research analyst estimates. The discount rates were determined based on the weighted average cost of capital formulation, which utilizes the cost of both debt and equity for a company/investment. This analysis indicated a value per share of CBS common stock ranging from approximately $42.03 to $52.60, as compared to the per share price of $48.89 for CBS common stock that was implied by the exchange ratio as of September 3, 1999.

   Evercore also performed a discounted cash flow analysis for Viacom. Evercore estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by Viacom. The net present value ranges were estimated by applying one-year forward terminal value multiples ranging from 16.0x to 18.0x 2004E EBITDA and discount rates ranging from 11.0% to 14.0%. Terminal value multiples were determined based on both current public and private market-based valuations, as well as Wall Street research analyst estimates. The discount rates were determined based on the weighted average cost of capital formulation, which utilizes the cost of both debt and equity for a company. This analysis indicated a value per share of Viacom Class B common stock ranging from approximately $42.80 to $53.18, as compared to the per share price for Viacom Class B common stock of $45.06 on September 3, 1999.

   Sum-of-the-Parts Analysis. Evercore estimated the value of CBS by calculating the implied value of its different components at different multiples and then adding these values to arrive at a value for the consolidated entity. Evercore performed such analysis as it allows for the different business segments of a company to be valued consistently with its respective comparable peer group. This methodology is also commonly employed by Wall Street research analysts as one, among other, valuation measurements. For this sum-of-the-parts valuation, Evercore valued CBS' syndication business at a range of 10.0x to 12.0x 2000E EBITDA, CBS' television segment at a fixed amount for the network and at a range of 13.0x to 15.0x 2000E EBITDA for its television stations, and CBS' cable network division at a range of 16.0x to 18.0x 2000E EBITDA. The remaining businesses of CBS, consisting of corporate overhead, Internet assets, and CBS' stake in Infinity, were valued at fixed amounts. Evercore based its valuation ranges of these segments on both current public and private market-based valuations, as well as Wall Street analyst estimates. The sum-of-the parts valuation yielded a CBS common stock valuation range of $45.26 to $48.39 per share, as compared to the per share price of $48.89 for CBS common stock that was implied by the exchange ratio as of September 3, 1999.

   Evercore also estimated the value of Viacom with a similar sum-of-the-parts analysis. Evercore used a range of values for each of Viacom's business segments and assets. These values were based on multiples of EBITDA, subscribers or revenues, or on other metrics such as market value or historical cost. The sum-of-the parts valuation yielded a Viacom Class B common stock valuation range of $44.60 to $51.83 per share, as compared to the per share price for Viacom Class B common stock of $45.06 on September 3, 1999.

   The foregoing summary does not purport to be a complete description of the analyses performed by Evercore or of its presentation to CBS' Board. The preparation of financial analyses and a fairness opinion is not susceptible to partial analysis or summary description. Evercore believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis conducted by Evercore and its opinion. Evercore has not indicated that any of the analyses which it performed had a greater significance than any other.

   In determining the appropriate analyses to conduct and when performing those analyses, Evercore made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of CBS or Viacom. The analyses which Evercore performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Evercore's analysis as to whether the exchange ratio is fair, from a financial point of view, to the holders of CBS common stock. The analyses are not appraisals and the estimates of values of companies do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. CBS retained Evercore based on these qualifications as well as its familiarity with CBS and Viacom. Evercore has previously provided various investment banking and financial advisory services to CBS, for which Evercore received customary fees for the rendering of these services.

   Pursuant to the terms of an engagement letter with Evercore, CBS agreed to pay Evercore a fee equal to $2,500,000 following delivery of Evercore's fairness opinion and $7,500,000 upon the completion of the merger. Whether or not the merger is completed, CBS has agreed under the engagement letter to reimburse Evercore for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by CBS, and to indemnify Evercore against liabilities and expenses in connection with its engagement.

Directors, Management and Corporate Governance of the Combined Company

   Pursuant to the merger agreement, the proposed new Restated Certificate of Incorporation and By-laws, and the stockholder agreement between National Amusements and CBS, Viacom, CBS and National Amusements have agreed to corporate governance arrangements which generally cannot be changed for three years following the merger without approval of at least 14 directors and, in some cases, approval of the combined company's shareholders. These corporate governance arrangements are described below.

   Chairman and Chief Executive Officer. Mr. Redstone, the current Chairman and CEO of Viacom, will remain the Chairman and CEO of the combined company following the merger. Mr. Redstone, as CEO, will be responsible, in consultation with the President and COO, for the combined company's corporate policy and strategy and will chair all Board and shareholder meetings at which he is present. If Mr. Redstone ceases to be the CEO at any time during the first three years following the merger, or if Mr. Redstone is no longer the CEO at the effective time of the merger, Mr. Karmazin will be the CEO and will retain the COO functions described below.

   President and Chief Operating Officer. Mr. Karmazin, the current President and CEO of CBS, will be the President and COO of the combined company following the merger. The COO will report directly to the CEO and must consult with the CEO on all major decisions affecting the combined company. Mr. Karmazin, as COO, will be responsible for supervising, coordinating and managing the combined company's business, operations, activities, operating expenses, capital allocation, officers other than the CEO, and employees, including hiring, terminating, changing positions and allocating responsibilities of those officers and employees, other than hiring of the Chief Financial Officer, Controller and General Counsel, which can only be done by majority vote of the combined company's board. All officers, other than the CEO, and employees will report directly or indirectly to the COO. During the three-year period following the merger, Mr. Karmazin cannot be terminated or demoted, whether he is COO or CEO, and none of the COO functions may be changed, unless approved by a vote of at least 14 directors.

   In a number of areas, Mr. Karmazin may not act without the approval of, and the combined company's board may act by, a majority of the directors. As described below, ten of the 18 directors of the combined company are expected to be designees of Viacom or their successors and could therefore control actions which may be taken by a majority of the combined company's directors. In all other areas, Mr. Karmazin's authority to manage the combined company may be limited only by a supermajority of the Board of at least 14 directors. As a result, Mr. Karmazin will have an unusual degree of autonomy for a President and COO of a large

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corporation. For example, Mr. Karmazin may approve the acquisition or divestiture of an internet or internet related business meeting the criteria discussed below for under $100 million, subject to an aggregate $550 million limit, or the acquisition or divestiture of a radio or outdoor advertising business, subject to an aggregate $300 million limit, and can only be overruled in these decisions by a supermajority of 14 directors. Mr. Karmazin's ability to hire and terminate officers of the combined company without board approval is also unusual.

   Board of Directors. At the effective time of the merger, the Board of Directors of Viacom will be expanded to 18 directors. The Board size may not be changed during the three-year period following the merger without the approval of at least 14 directors. Eight of the 18 directors initially will be individuals who were directors of CBS on September 6, 1999, or any independent directors of CBS subsequently appointed to the CBS Board of Directors, as selected by the CBS Board of Directors prior to the effective time of the merger. The Viacom Board, subject to the fiduciary duties of its members, and National Amusements, pursuant to its voting agreement with CBS, are required to take all action necessary to fill any vacancy in any of the eight CBS directorships with an independent director designated by a majority of the remaining CBS directors. No CBS director serving on the Viacom Board may be removed from office during the three-year period following the merger unless the removal is for cause and is approved by at least 14 directors. The remaining ten directors will be the Viacom directors immediately prior to the effective time of the merger. Of these ten directors, two must either be the current independent directors of Viacom or other disinterested, independent persons that are chief executive officers, chief operating officers, chief financial officers or former chief executive officers of a Fortune 500 company or a non-U.S. public company of comparable size. Subject to the preceding sentence, National Amusements, which is controlled by Mr. Redstone, through its majority ownership of Viacom Class A common stock, has the ability to cause the Viacom nominees to be elected to serve as the ten remaining directors.

   Actions of the Board of Directors. All actions to be taken by the Board of Directors of Viacom following the merger will require the approval of at least 14 directors, except for the actions specified below, which will require approval only by a majority of the Board:

 Acquisitions, Divestitures, Joint Ventures, Guarantees

  . Any acquisition, equity investment or joint venture by Viacom or any of its subsidiaries for more than $25 million.

  . Any divestiture or other sale of assets not in the ordinary course by Viacom or any of its subsidiaries for more than $25 million.

  . Any real estate purchase, sale or lease by Viacom or any of its subsidiaries for more than $25 million.

  . Any guarantee by Viacom or any of its subsidiaries of an obligation of a third party where the obligation guaranteed is more than $25 million.

  . Notwithstanding any of the above, any acquisition or divestiture by Viacom or any of its subsidiaries of:

    -- internet or internet related businesses for more that $25 million but less than $100 million, with the value thereof represented by multi-year commitments for advertising, promotion and content licensing, is excluded, so long as the aggregate of these acquisitions or divestitures, in each case, does not exceed $550 million and

    -- radio or outdoor advertising businesses for more than $25 million but less than $100 million is excluded, so long as the aggregate of these acquisitions or divestitures, in each case, does not exceed $300 million;

   provided that:

    -- any divestiture of shares of a publicly traded internet or internet related business with a value of up to $75 million is excluded and will not be included in the calculation of any of the threshold amounts set forth above,

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    -- Board approval may be secured, but is not required, for any transaction of more than $25 million but less than $100 million where the regular meeting schedule of the Board so permits and is not otherwise required,

    -- the Board will be provided with information about and a status report on the transactions completed without Board approval and

    -- this limit of authority will be reviewed 12 months following the merger and may be amended only with the approval of 14 directors.

  . Any contract of Viacom or any of its subsidiaries not in the ordinary course with a value in excess of $25 million.

  . Notwithstanding any of the above, any of the acquisitions, divestitures or other transactions described above that are approved by a majority of the Board will not be included in the calculation of any of the threshold amounts for these transactions. For example, if a majority of the Board elects to approve the acquisition of an internet business for $100 million, the $100 million would not count against the $550 million aggregate threshold above which this type of transaction would require majority Board approval.

 Employee Matters

  . Employee benefit plans of Viacom or any of its subsidiaries: (1) creating a new plan, (2) suspending or terminating an existing plan or (3) adopting any amendment that materially increases costs to Viacom or any subsidiary.

  . Entering into any modifications or amendments to the employment agreements with the CEO or the COO.

 General

  . The Annual Report on Form 10-K.

  . The proxy statement and notice of meeting, including annual or special meeting date, location, record date for voting.

  . Any issuance of Viacom stock, or options, warrants or other similar rights, including stock appreciation rights or debt or other securities convertible into or exchangeable for Viacom stock.

  . Any issuance of debt unless the debt is short term and is within the spending limits of the annual operating budget or is replacing existing debt.

  . Annual capital expenditure and annual operating budgets and individual capital expenditures in excess of $25 million for Viacom or any of its subsidiaries.

  . Viacom or any of its subsidiaries pays a dividend or repurchases its stock from a third party.

  . Review and approval of any action or transaction where Board action is required by law, other than Section 141(a) of the Delaware General Corporation Law, or by the terms of the transaction, in all cases other than as specifically set forth in Viacom's proposed new Restated Certificate of Incorporation.

  . Review and approval of Board minutes.

  . Subject to other provisions of Viacom's proposed new Restated Certificate of Incorporation, determining Board administration, including number of directors, meeting schedule, nominees, committees, director compensation, director and officer insurance authorization, internal investigations and retention of advisors in connection with the foregoing, and decisions regarding indemnification of individuals.

  . Subject to other provisions of Viacom's proposed new Restated Certificate of Incorporation, amendments to the proposed new Restated Certificate of Incorporation and By-laws of Viacom.

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  . Commencement and settlement of major litigation.

  . Selection of independent auditors.

  . All matters on which Viacom's Board of Directors has historically taken action other than:

    -- matters relating to the subject matters addressed in this list and not requiring the approval of the Board of Directors under Viacom's proposed new Restated Certificate of Incorporation and

    -- those matters delegated to the COO, including all the COO functions set forth in Viacom's proposed new Restated Certificate of Incorporation.

   Committees of the Board. The Board of Directors of Viacom may delegate any of its responsibilities to a committee. During the three-year period following the merger, except with respect to the Compensation Committee and the Officers Nominating Committee described below, CBS directors must be represented on each committee in the same proportion as their representation on the full Board of Directors, with a minimum of one CBS director on each committee.

   Viacom's proposed new Restated Certificate of Incorporation specifically provides for two committees, the Officers Nominating Committee and the Compensation Committee:

     Officers Nominating Committee. The Officers Nominating Committee will be composed of the COO or, in the event Mr. Karmazin is CEO, the CEO. During the three-year period following the merger, the Officers Nominating Committee has the power, subject to the powers of the Compensation Committee, to hire, elect, terminate, change positions, allocate responsibilities and determine non-equity compensation of officers and employees, other than the Chairman, CEO and COO. The Officers Nominating Committee will not, however, have the power to fill the position of Chief Financial Officer, Controller or General Counsel without approval by a majority of the Board of Directors, although the Officers Nominating Committee will have the power to terminate the employment of the persons holding those positions. Any action taken by the Officers Nominating Committee may be overturned by a vote of at least 14 directors.

     Compensation Committee. The Compensation Committee will be composed of three CBS directors who are independent directors and three non-CBS directors, all of whom are independent. Except as set forth in the following sentence, all compensation must be approved by the Compensation Committee. The Compensation Committee does not have the power to approve the annual compensation of any talent, as that term is commonly used in the media or entertainment industries, or of any employee whose annual cash compensation, measured as salary plus target bonus is less than $1 million. These powers are delegated to the Officers Nominating Committee.

   Subsidiaries. The CEO and COO will be elected or appointed to the boards of directors of all public subsidiaries of Viacom following the merger. In addition, the Board of Directors of Viacom will have the right, in consultation with the COO or, if Mr. Karmazin is the CEO, the CEO, to implement corporate governance arrangements for any public subsidiary of Viacom consistent with the corporate governance arrangements contained in Viacom's proposed new Restated Certificate of Incorporation.

   Miscellaneous. The combined company may not issue any stock or other securities, including authorized shares of Viacom Class A common stock and Viacom preferred stock, giving the holder the right to vote on any matter on which shareholders are entitled to vote, if National Amusements would, as a result of the issuance, no longer own a majority of the outstanding voting stock of the combined company. Any amendment, alteration, repeal or waiver of the provisions of the new proposed Restated Certificate of Incorporation summarized above requires the approval of at least 14 directors of the combined company.

Accounting Treatment

   The merger will be accounted for as a purchase for financial accounting purposes in accordance with generally accepted accounting principles. For purposes of preparing Viacom's consolidated financial statements,

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Viacom will establish a new accounting basis for CBS' assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Viacom believes that any excess of cost over the fair value of the net assets of CBS will be recorded as goodwill and other intangible assets. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial information appearing elsewhere in or incorporated by reference into this joint proxy statement/prospectus are preliminary and have been made solely for purposes of developing that pro forma information. Viacom will determine the fair value of CBS' assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets, upon completion of that determination.

Federal Income Tax Consequences

   The following discussion summarizes the material United States federal income tax consequences of the merger assuming that it is consummated as contemplated by this joint proxy statement/prospectus. This discussion is based on the Internal Revenue Code, U.S. Treasury regulations, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the merger. This discussion assumes that shareholders hold such shares as capital assets. The tax treatment of a shareholder may vary depending upon the shareholder's particular situation, and some shareholders, including individuals who hold options in respect of CBS common stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, may be subject to special rules not discussed below.

   Each CBS shareholder is urged to consult his, her or its own tax advisor as to the particular tax consequences to him, her or it of the merger, including the applicability and effect of any state, local or foreign laws, and of changes in applicable tax laws.

   Federal Income Tax Consequences of the Merger. The material federal income tax consequences of the merger of CBS directly into Viacom will be as follows and Cravath, Swaine & Moore, counsel to CBS, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Viacom, have each rendered an opinion to such effect:
     (1) The merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and each of CBS and Viacom will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.
     (2) CBS shareholders will not recognize any income, gain or loss as a result of the receipt of Viacom Class B common stock or Viacom Series C preferred stock, except for any payment received in lieu of fractional shares and to the extent that any payment by Viacom of transfer taxes is treated as taxable consideration received by the CBS shareholders.
     (3) A CBS shareholder's tax basis for the shares of Viacom Class B common stock or Viacom Series C preferred stock received in the merger, including any fractional share interest for which payment is received, will equal such shareholder's tax basis in the shares of CBS common stock or CBS Series B preferred stock exchanged therefor.
     (4) A CBS shareholder's holding period for the Viacom Class B common stock or Viacom Series C preferred stock received in the merger will include the period during which the shares of CBS common stock or CBS
  Series B preferred stock exchanged therefor were held.

Neither Viacom nor CBS has requested or will request an advance ruling from the Internal Revenue Service as to whether the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. An opinion of counsel is not binding on the Internal Revenue Service or the courts.

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Further, the opinions of Cravath, Swaine & Moore and Paul, Weiss, Rifkind,
Wharton & Garrison referred to above are based on, among other things, current law and representations as to factual matters made by, among others, CBS and Viacom. Any change in current law, which may or may not be retroactive, or failure of any such factual representations to be true, correct and complete in all material respects would jeopardize the conclusions reached by counsel in their opinions. Neither CBS nor Viacom is currently aware of any facts or circumstances that would cause any representations made by it to Cravath, Swaine & Moore and Paul, Weiss, Rifkind, Wharton & Garrison to be untrue or incorrect in any material respect.

   Viacom and CBS have requested a private letter ruling from the Internal Revenue Service that a merger of CBS into Viacom/CBS LLC will be viewed, for purposes of determining qualification under Section 368(a) of the Internal Revenue Code, as a merger of CBS into Viacom. A non-waivable condition of the merger of CBS into Viacom/CBS LLC is that Cravath, Swaine & Moore and Paul, Weiss, Rifkind, Wharton & Garrison provide opinions in substance identical to those in paragraphs (1) through (4) above.

   Payment received by a CBS shareholder in lieu of a fractional share interest of Viacom Class B common stock or Viacom Series C preferred stock will be treated as having been received in exchange for the fractional share interest of Viacom Class B common stock or Viacom Series C preferred stock that the shareholder would otherwise have been entitled to receive. This receipt of this payment will result in gain or loss measured by the difference between the tax basis allocable to the fractional share interest and the amount of payment received. The gain or loss will be capital gain or loss to the shareholder.

   Viacom and CBS do not believe that any significant transfer taxes will be payable as a consequence of the merger. Viacom's payment of any transfer taxes that, to the knowledge of Viacom and CBS, may be payable as a consequence of the merger should not be treated as taxable consideration received by CBS shareholders in the merger. If the payment of any such taxes were treated as taxable consideration, the CBS shareholders would recognize income or gain in an amount not in excess of the amount of such taxable consideration.

   Viacom's obligation to complete the merger is conditioned upon, among other things, its receipt of an opinion from Paul, Weiss, Rifkind, Wharton & Garrison that the merger will be treated as a reorganization under Section 368(a) of the Internal Revenue Code and that Viacom and CBS will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. The obligation of CBS to complete the merger is conditioned upon, among other things, CBS's receipt of an opinion from Cravath, Swaine & Moore that the merger will be treated as a reorganization under Section 368(a) of the Internal Revenue Code and that Viacom and CBS will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. These opinions of counsel will be based in part upon representations, made as of the effective time of the merger, by Viacom and CBS, which each counsel will assume to be true, correct and complete. If the representations are inaccurate, the opinions of counsel could be adversely affected.

   Backup Withholding. Under the backup withholding rules, a holder of CBS common stock or CBS Series B preferred stock may be subject to backup withholding at the rate of 31% with respect to payment received in exchange for the fractional share interest unless the shareholder:

  . is a corporation or comes within other exempt categories and, when required, demonstrates this fact or

  . provides a taxpayer identification number and certifies that the taxpayer identification number is correct and the taxpayer is not subject to backup withholding for specified reasons, and otherwise complies with applicable requirements of the backup withholding rules.

   Any amount withheld under these rules will be credited against the shareholder's federal income tax liability.

   Reporting Requirements. CBS shareholders will be required to attach a statement to their tax returns for the taxable year in which the merger is completed that contains the information set forth in Treasury Regulation 1.368-3(b) of the Department of Treasury regulations. The statement must include the tax basis in the CBS common stock or CBS Series B preferred stock surrendered and a description of the Viacom Class B common stock or Viacom Series C preferred stock received in the merger.

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Merger Consideration

   At the effective time of the merger, each outstanding share of CBS common stock will be converted into the right to receive 1.085 fully paid and nonassessable shares of Viacom non-voting Class B common stock and each outstanding share of CBS Series B preferred stock will be converted into the right to receive 1.085 fully paid and non-assessable shares of Viacom Series C preferred stock, except that a payment will be made in lieu of fractional shares as described below. Any shares of CBS common stock or CBS Series B preferred stock held by any direct or indirect wholly owned subsidiary of Viacom or CBS will be included in the exchange, but any shares of CBS common stock or CBS Series B preferred stock held by Viacom or CBS will not be included, as described in the next paragraph. As of the effective time of the merger, all shares of CBS common stock and CBS Series B preferred stock will no longer be outstanding, will automatically be cancelled and will cease to exist, and each holder of a certificate representing any shares of CBS common stock or CBS Series B preferred stock will cease to have any rights other than the right to receive the merger consideration. The exchange ratio was determined through arm's-length negotiations between CBS and Viacom.

   As of the effective time of the merger, any shares of CBS common stock and CBS Series B preferred stock owned immediately prior to the effective time of the merger by Viacom or CBS, excluding any shares held by any direct or indirect wholly owned subsidiary of Viacom or CBS, will be cancelled and retired and will cease to exist and no consideration will be delivered in exchange for these shares.

Conversion of Shares; Procedures for Exchange of Certificates; Fractional
Shares

   The conversion of CBS common stock into the right to receive Viacom non-voting Class B common stock, CBS Series B preferred stock into the right to receive Viacom Series C preferred stock and, in both cases, the right to receive payment instead of fractional shares will occur automatically at the effective time of the merger. As soon as practicable after the effective time of the merger, a bank or trust company designated by Viacom and reasonably acceptable to CBS, in its capacity as exchange agent, will send a transmittal letter to each former CBS shareholder. The transmittal letter will contain instructions on how to obtain shares of Viacom Class B common stock in exchange for shares of CBS common stock and shares of Viacom Series C preferred stock in exchange for shares of CBS Series B preferred stock. CBS shareholders should not send in their stock certificates until they receive the transmittal letter and accompanying materials from the exchange agent.

   In the event of a transfer of ownership of CBS common stock or CBS Series B preferred stock which is not registered in the records of CBS' transfer agent, a certificate representing the proper number of shares of Viacom Class B common stock or CBS Series B preferred stock, as appropriate, may be issued to a person other than the person in whose name the certificate surrendered is registered if the certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting the issuance pays any required transfer or other taxes required by reason of the issuance of shares of Viacom Class B common stock or CBS Series B preferred stock to a person other than the registered holder of the certificate or establishes to the satisfaction of Viacom that the taxes have been paid or are not applicable.

   All shares of Viacom Class B common stock issued upon conversion of shares of CBS common stock and shares of Viacom Series C preferred stock issued upon conversion of shares of CBS Series B preferred stock, together with any payment in lieu of fractional shares of Viacom Class B common stock or Viacom Series C preferred stock, will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of CBS common stock or preferred stock, subject to Viacom's obligation to pay any dividends or make any other distributions with a record date after the effective time of the merger that may have been declared or made by Viacom on shares of Viacom Class B common stock or Viacom Series C preferred stock after the effective time of the merger and which remain unpaid prior to the issuance of Viacom Class B common stock in exchange for CBS common stock or Viacom Series C preferred stock in exchange for CBS Series B preferred stock.

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   No fractional shares of Viacom Class B common stock will be issued to any
CBS shareholder upon surrender of certificates previously representing CBS common stock. For each fractional share of Viacom Class B common stock that would otherwise be issued, Viacom, through the exchange agent, will pay to CBS shareholders an amount equal to the product obtained by multiplying the fractional share interest to which the shareholder would otherwise be entitled by the 4:00 p.m. closing price for a share of Viacom Class B common stock as reported in The Wall Street Journal (Northeast edition), or, if there is no such report in The Wall Street Journal, any other authoritative source, on the first trading day immediately following the effective time of the merger.

   No fractional shares of Viacom Series C preferred stock will be issued to any CBS shareholder upon surrender of certificates previously representing CBS Series B preferred stock. For each fractional share of Viacom Series C preferred stock that would otherwise be issued, Viacom, through the exchange agent, will pay to CBS shareholders an amount equal to the product of 1,000 and the closing price referred to in the preceding paragraph.

Litigation

   In September 1999, two purported shareholder class action lawsuits were filed against CBS and the members of the CBS Board of Directors; one in the Supreme Court of the State of New York, County of New York, and one in the Philadelphia County Court of Common Pleas. In the lawsuits, plaintiffs allege that the defendants have breached their fiduciary duties by entering into the merger agreement. The complaints seek an order declaring that defendants breached their fiduciary duties and requiring defendants to take steps to increase the short-term value of CBS stock through an active auction for control of CBS and other means; compensatory damages in an unspecified amount; costs and expenses; and such other relief as the courts may deem just and proper. CBS believes that the lawsuits are without merit and plans to defend vigorously against them.

Effective Time of the Merger

   The effective time of the merger will be the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or any later time as is agreed upon by Viacom and CBS and specified in the certificate of merger.

Federal Securities Laws Consequences

   The Viacom Class B common stock and the Viacom Series C preferred stock to be issued pursuant to the merger agreement will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any CBS shareholder who may be deemed to be an "affiliate" of CBS or Viacom for purposes of Rule 145 under the Securities Act. It is expected that each affiliate will enter into an agreement with Viacom providing that the affiliate will not transfer any Viacom Class B common stock or Viacom Series C preferred stock received in the merger except in compliance with the resale provisions of Rules 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires CBS to use reasonable best efforts to cause its affiliates to enter into these agreements, and CBS has represented and warranted that it has advised its affiliates of the resale restrictions imposed by applicable securities laws. This joint proxy statement/prospectus does not cover resales of Viacom Class B common stock or Viacom Series C preferred stock received by any person upon consummation of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

Stock Exchange Quotation

   It is a condition to the consummation of the merger that the shares of Viacom Class B common stock to be issued pursuant to the merger agreement and into which the Viacom Series C preferred stock is convertible be authorized for listing on the New York Stock Exchange, subject to official notice of issuance. Viacom will file a listing application with the New York Stock Exchange.

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   The Viacom Series C preferred stock will not be listed on an exchange.

Dissenters' Rights of Appraisal

   Holders of CBS common stock and CBS Series B preferred stock are not entitled to dissenters' rights of appraisal in connection with the merger.

   Holders of Viacom Class A common stock and Viacom Class B common stock are not entitled to dissenters' rights of appraisal as a result of the merger.

Delisting and Deregistration of CBS Common Stock

   If the merger is consummated, the shares of CBS common stock will be delisted from the NYSE, the Boston Stock Exchange, the Chicago Stock Exchange, the Pacific Exchange and the Philadelphia Stock Exchange and will be deregistered under the Exchange Act.

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                            THE MERGER AGREEMENT AND
                               RELATED AGREEMENTS

The Merger Agreement

   At the effective time of the merger, either CBS will merge with and into Viacom or CBS will merge with and into Viacom/CBS LLC. The merger of CBS into Viacom/CBS LLC will occur only if (1) guidance is received from the IRS, the United States Department of Treasury or other appropriate governmental authority and if the merger would not have an adverse tax effect to Viacom, CBS or their shareholders, as a result of which, if the merger were structured as a merger of CBS with and into Viacom/CBS LLC, each of Paul, Weiss, Rifkind, Wharton & Garrison and Cravath, Swaine & Moore continues to be able to deliver its opinion that the exchange of CBS common stock for Viacom Class B common stock and the exchange of CBS Series B preferred stock for Viacom Series C preferred stock will be tax-free for federal income tax purposes, and (2) the merger would not have an adverse tax effect to Viacom, CBS or their shareholders.

 Effective Time and Closing of the Merger

   The closing of the merger will take place on the first business day after the satisfaction or, if permissible, waiver of the conditions to closing set forth in the merger agreement. On the closing date, the merger will be consummated by filing (1) a certificate of merger with the Secretary of State of the State of Delaware and (2) articles of merger with the Department of State of the Commonwealth of Pennsylvania. The effective time of the merger will be the filing of the certificate of merger with the Secretary of State of the State of Delaware, or any later time as may be agreed by the parties and specified in the certificate of merger.

 Conversion of Securities

   At the effective time of the merger, each share of CBS Series B preferred stock issued and outstanding immediately prior to the effective time of the merger, including any shares owned by any direct or indirect wholly owned subsidiary of Viacom or CBS but excluding any shares held in the treasury of CBS or owned by Viacom immediately prior to the effective time of the merger will be converted into the right to receive 1.085 shares of Viacom Series C preferred stock and each share of CBS common stock issued and outstanding immediately prior to the effective time of the merger, including any shares owned by any direct or indirect wholly owned subsidiary of Viacom or CBS, and any shares held by benefit plans or trusts, including Rabbi trusts, but excluding any shares to be cancelled pursuant to the following sentence, will be converted into the right to receive 1.085 shares of Viacom Class B common stock. At the effective time of the merger, each share held in the treasury of CBS and each share owned by Viacom immediately prior to the effective time of the merger will be cancelled and extinguished and no payment will be made for those shares. After the effective time of the merger, each certificate that previously represented shares of CBS common stock will represent only the right to receive Viacom Class B common stock into which the shares of CBS common stock are converted in the merger and payment instead of fractional shares of Viacom Class B common stock and each certificate that previously represented shares of CBS Series B preferred stock will represent only the right to receive Viacom Series C preferred stock into which the shares of CBS Series B preferred stock are converted in the merger and payment instead of fractional shares of Viacom Series C preferred stock.

   As soon as practicable after the effective time of the merger, a bank or trust company designated by Viacom and acceptable to CBS, in its capacity as exchange agent, will send a transmittal letter to each former CBS shareholder. The transmittal letter will contain instructions on how to obtain shares of Viacom Class B common stock in exchange for shares of CBS common stock and shares of Viacom Series C preferred stock in exchange for shares of CBS Series B preferred stock. CBS shareholders should not send in their stock certificates until they receive the transmittal materials from the exchange agent.

Viacom's Proposed New Restated Certificate of Incorporation and By-laws

   Viacom's proposed new Restated Certificate of Incorporation and By-laws give effect to the governance arrangements agreed between Viacom and CBS. You can find more information on the governance arrangements in the sections titled "The Merger--Directors, Management and Corporate Governance of the Combined Company" and "Adoption of New Restated Certificate of Incorporation."

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Representations and Warranties of Viacom and CBS

   Viacom and CBS made mutual customary representations and warranties in the merger agreement regarding the following:

  . corporate organization and qualification to do business of each of the companies and their subsidiaries;

  .  validity and effectiveness of charters and by-laws;

  . capitalization of the companies;

  . authority to enter into the merger agreement;

  . absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of the companies, on the other hand;

  . requirement of consents, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  . absence of material non-competition agreements;

  . operation of business in material compliance with permits, licenses and applicable laws;

  . compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

  . financial statements contained in SEC filings;

  . absence of changes or events since December 31, 1998;

  . litigation;

  . employee benefit plans;

  . labor matters;

  . environmental matters;

  . intellectual property;

  . tax matters;

  . Year 2000 compliance;

  . opinion of financial advisors;

  . shareholder vote required to adopt the merger agreement;

  . use of brokers;

  . inapplicability of state anti-takeover provisions;

  . in the case of CBS, that neither the merger agreement nor the merger would give rise to the exercise or issuance of rights under its shareholders' rights plan;

  . in the case of CBS, Gaylord Entertainment Company's agreement and proxy to vote in favor of the merger; and

  . in the case of Viacom, Viacom/CBS LLC has engaged in no business activities and no election has been made to treat Viacom/CBS LLC as a taxable entity.

None of the representations and warranties made in the merger agreement survive the closing of the merger.

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No Solicitation Provision

   CBS has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage, or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction," which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its shareholders acquiring more than 35% of the voting power of the CBS common stock then outstanding or more than 35% of the assets of CBS and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of CBS or any agent or representative of CBS to take any such action. CBS has agreed to notify Viacom as promptly as practicable of all the relevant material details relating to all inquiries and proposals that CBS, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the shareholders of CBS, the Board of Directors of CBS is not prohibited from:

     (1) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of CBS determines in good faith, after consultation with CBS' financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal," which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding CBS common stock or all or substantially all the assets of CBS and its subsidiaries, taken as a whole, for consideration which the Board of Directors of CBS determines in its good faith judgment to be more favorable to CBS' shareholders than the merger with Viacom, provided that CBS must notify Viacom of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, keep Viacom informed of the status and material terms of any superior proposal and enter into a confidentiality agreement with the third party on customary terms;

     (2) complying with its disclosure and other obligations under applicable laws; or

     (3) failing to make or withdrawing or modifying its recommendation to shareholders regarding adoption of the merger agreement following the making of a superior proposal if the Board of Directors of CBS, after consultation with and based upon advice of independent legal counsel, determines in good faith that the action is necessary for the Board of Directors of CBS to comply with its fiduciary duties under applicable law.

Mutual Covenants of Viacom and CBS

 Viacom and CBS have agreed as follows:

  . each company will cooperate to file the SEC documents necessary to complete the merger;

  . Viacom will solicit consents and CBS will call and hold a shareholder's meeting to vote upon the adoption of the merger agreement and, in the case of Viacom, the adoption of the proposed new Restated Certificate of Incorporation and the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger;

  . Viacom will solicit consents and CBS will solicit proxies in favor of the adoption of the merger agreement and, in the case of Viacom, the adoption of the proposed new Restated Certificate of Incorporation and the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law;

  . each company will promptly make all governmental filings necessary to consummate the merger and otherwise use best efforts to consummate the merger, including, if necessary, committing to or effecting

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   the disposition of those of its assets or businesses as are required to be divested in order to obtain the consent of the FCC or to avoid or cause to be removed any other legal impediment that would otherwise prevent or materially delay the consummation of the merger;

  . each party will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger;

  . each company will continue to allow the other company reasonable access to its corporate records;

  . Viacom's proposed new Restated Certificate of Incorporation and By-laws following the merger will contain the indemnification provisions in favor of officers and directors that are contained in Viacom's current Restated Certificate of Incorporation and By-laws;

  . subject to dollar limitations, for six years following the merger the combined company will maintain directors' and officers' liability insurance covering those persons who are currently covered by CBS' directors' and officers' liability insurance policy on terms comparable to CBS' existing coverage;

  . each company will promptly notify the other company of any event that would likely cause any representation or warranty to be untrue or inaccurate or any covenant or condition not to be complied with or satisfied, or of any failure to comply with or satisfy any covenant or condition;

  . neither company will take any action that would undermine the qualification of the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code;

  . Viacom will promptly prepare and submit an application to the New York
    Stock Exchange for the listing of the new shares of Viacom Class B common stock;

  . the companies will consult with each other regarding any public announcements they make concerning the merger;

  . the Viacom Board of Directors will take all necessary action to increase the number of Board members to eighteen and to cause to be appointed eight designees of CBS;

  . CBS will take the necessary action to render its shareholders' rights agreement inapplicable to the merger agreement and the merger;

  . Viacom will assume the debt and other liabilities and obligations of CBS;

  . CBS will notify Viacom of all persons that may be deemed affiliates of CBS under Rule 145 of the Securities Act, and CBS will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger;

  . Viacom will take measures to give continuing employees credit under Viacom's benefit plans for prior service with CBS;

  . both companies may establish retention and severance agreements consistent with terms and conditions set forth in the merger agreement;

  . CBS will exercise its rights under the Gaylord proxy to vote in favor of the merger;

  . CBS will not take any action which would cause Viacom to be in violation of the tax matters agreement between CBS and Gaylord; and

  . Viacom will cause Viacom/CBS LLC to perform its obligations under the merger agreement.

Conduct of Business Prior to the Closing

   Viacom and CBS have each agreed that, subject to exceptions, between the execution of the merger agreement and the effective time of the merger, each company and its respective subsidiaries will:

  . conduct their businesses in the ordinary course of business and in a manner consistent with past practice;

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  . use their reasonable best efforts to preserve substantially intact their business organizations and to keep available the services of their current officers, employees and consultants; and

  . use their reasonable best efforts to preserve their current relationships with customers, distributors, dealers, suppliers and other persons that have significant business relations with the companies.

   Viacom and CBS have also agreed that subject to exceptions, prior to the effective time of the merger, without the prior written agreement of the other party, they and their subsidiaries will not:

  . amend or otherwise change their charters or by-laws in a manner that would have a material adverse effect;

  . with respect to CBS and its subsidiaries, issue, sell or otherwise dispose of equity securities, except for:

    --the issuance of common stock upon the exercise of outstanding options and the conversion of CBS Series B preferred stock,

    --the issuance of common stock in connection with pending transactions,

    --the grant of options to purchase up to 22,200,000 shares of CBS common stock and

    --the grant of options to purchase up to 12,500,000 shares of Infinity
       Broadcasting Corporation;

  . with respect to Viacom and its subsidiaries, issue, sell or otherwise dispose of equity securities, except for:

    --the issuance of common stock upon the exercise of outstanding options and

    --the grant of options to purchase up to 6,000,000 shares of Viacom
       Class B common stock;

  . sell, encumber or otherwise dispose of any assets material to the respective companies and their subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

  . declare, make or pay any dividend or other distribution other than:

    --intercompany cash dividends,

    --in the case of CBS and its subsidiaries, dividends made or paid by Infinity not to exceed $500,000,000 and

    --in the case of Viacom and its subsidiaries, dividends made or paid by Blockbuster not to exceed $50,000,000;

  . reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their or their subsidiaries' capital stock;

  . except in connection with acquisitions that individually do not exceed
    $200,000,000 and in the aggregate do not exceed $1,000,000,000 and except, in the case of CBS and its subsidiaries, in connection with pending transactions:

    --acquire or otherwise invest in other companies or business organizations or

    --incur any indebtedness other than in the ordinary course of business and other than in connection with refinancings;

  . enter into or amend any material contract, agreement or transaction that would not be in the ordinary course of business and that would be reasonably likely to prevent or materially delay the consummation of the merger;

  . authorize any capital expenditures which are in the aggregate in excess of the amounts currently budgeted for fiscal year 1999 and, with respect to fiscal year 2000, 10% in excess of the 1999 amount, in each case for the respective companies and their subsidiaries taken as a whole;

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  . increase compensation to executive officers or employees, except in accordance with retention or severance arrangements generally agreed to between the parties or as required by law or any existing agreement and except for increases in the ordinary course of business consistent with past practice;

  . grant any severance or termination pay to, or enter into, extend or amend any employment or severance agreement with, any director or executive officer or establish, enter into or amend any plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, except to grant any severance or termination pay or to enter into, extend or amend any employment or severance agreements in the ordinary course of business in accordance with past practice with any current or new employee other than a director or officer of the parent company, subject to an agreed upon retention bonus cap;

  . materially change their accounting practices;

  . make any tax election that, individually or in the aggregate, would have a material adverse effect, or settle or compromise any material tax liability;

  . enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have conflicted with the entrance into and performance of the merger agreement in a manner that would give rise to a material adverse effect; and

  . CBS may not amend or modify the terms of the CBS Series B preferred stock without Viacom's written consent.

  Notwithstanding any of the foregoing:

  . CBS is not restricted from taking actions in connection with the consummation of the pending acquisition of Outdoor Systems on terms previously agreed to or, unless Viacom has consented, on other terms that would not be reasonably likely to have an impact that is both material and detrimental to CBS and its subsidiaries, taken as a whole;

  . Viacom is not restricted from consummating an exchange offer of Blockbuster shares owned by Viacom for shares of Viacom common stock owned by the shareholders of Viacom in accordance with procedures agreed upon between Viacom and CBS;

  . neither Infinity nor Blockbuster is restricted from taking any action that would otherwise violate any of the restrictions on conduct of business prior to the effective time of the merger if its Board of Directors determines that the action is required to be taken in the exercise of the Board's fiduciary duties; and

  . Viacom may solicit consents from its shareholders to approve the proposals described in this joint proxy statement/prospectus in lieu of holding a special meeting and soliciting proxies.

Stock Options and Employee Benefit Plans

 Stock Options and Other Stock Plans

   Each outstanding unexpired and unexercised option or warrant to purchase shares of common stock of CBS will be automatically converted at the effective time of the merger into an option or warrant to purchase shares of Viacom Class B common stock, in a number determined by multiplying the number of shares of CBS common stock that could have been purchased under the CBS option or warrant by the exchange ratio of 1.085. The exercise price of these options will equal the per-share exercise price of the corresponding CBS option or warrant divided by the exchange ratio. The substitute options or warrants will be subject to the same terms and

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conditions as the corresponding CBS options or warrants and the vesting of the options or warrants will accelerate on account of the merger to the extent provided in the applicable option or warrant. After the effective time of the merger:

  . all references to CBS in CBS' equity based compensation plans and agreements will be deemed to refer to Viacom; and

  . Viacom will assume all of CBS' obligations with respect to the substitute options and warrants.

   Viacom will issue to each CBS option or warrant holder a document evidencing its assumption of the options and warrants. Viacom has agreed to file a Form S-8 or other appropriate registration statement covering the shares of Viacom Class B common stock underlying the assumed options and warrants no later than one business day after the effective time of the merger and to keep the registration statement current.

 Other Employee Arrangements

   Viacom will recognize service with CBS under Viacom's employee benefit plans, except where the crediting would result in duplication of benefits, and will honor all personal and sick days accrued by CBS employees who continue employment with Viacom after the effective time of the merger.

   Viacom may pay up to a total of $30 million to its employees as retention bonuses, payable on or after the effective time of the merger. Viacom has also established severance arrangements for its corporate staff, including the executive severance plans described in the section captioned "Interests of Persons in the Merger--Senior Management Arrangements--Viacom--Executive Severance Plans." CBS may also establish retention, severance and/or other compensation arrangements for its officers and employees as long as the total cost of those arrangements is not materially greater than the cost of Viacom's arrangements.

 Conditions to Closing

   The obligations of Viacom and CBS to consummate the merger are subject to the satisfaction or waiver of the following conditions:

  . Viacom shareholders approve:

    --the adoption of the merger agreement if CBS merges into Viacom;

    --the adoption of the proposed new Restated Certificate of Incorporation and the issuance of Viacom Class B common stock and Viacom Series C preferred stock in connection with the merger, if CBS merges into Viacom/CBS LLC;

  . expiration or termination of any applicable waiting period under the HSR
    Act;

  . no governmental authority or court having entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation;

  . the SEC having declared the Viacom registration statement, of which this joint proxy statement/prospectus forms a part, effective and there existing no stop order or other action to suspend the effectiveness of the registration statement;

  .the making by both companies of all required filings and notices, and the receipt by both companies of all required governmental consents, approvals or other authorizations, other than those which, if not obtained, would not have a material adverse effect, at or after the effective time of the merger, on the business, results of operations or financial condition of CBS, Viacom and their subsidiaries, collectively taken as a whole;

  . authorization for listing on the New York Stock Exchange of the shares of Viacom Class B common stock to be issued to CBS shareholders and upon conversion of the CBS Series B preferred stock, subject to official notice of issuance;

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  . the continued truthfulness and accuracy of the representations and warranties, except where the failure to be true or correct would not have, individually or in the aggregate, a material adverse effect, and the performance or compliance in all material respects with all material agreements, and receipt from the other party of a certificate of an officer certifying to the foregoing; and

  . each company having received an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Termination and Termination Fees

   The merger agreement may be terminated and the merger abandoned at any time prior to the closing date:

  . by mutual written consent of Viacom and CBS;

  . by either company if the transaction is not completed on or prior to August 31, 2000;

  . by CBS upon written notice to Viacom of the existence of a competing proposal for the acquisition of more than 50% of the voting power of CBS or all or substantially all of the assets of CBS and its subsidiaries, taken as a whole, for consideration which CBS' Board of Directors determines in its good faith judgment to be more favorable to CBS shareholders than the merger, provided, however, that termination pursuant to this provision will not be effective until Viacom has had two days within which to match the competing proposal and until CBS pays the termination fee described below;

  . by either company if CBS does not receive the required shareholder approval;

  . by either company upon the other company's breach of a representation, warranty, covenant or agreement, or if any representation or warranty becomes untrue, in either case so that the seventh condition to closing set forth above cannot be satisfied on or before August 31, 2000; or

  . by either company if a governmental authority has taken any final and non-appealable action prohibiting the consummation of the merger.

   If CBS terminates the merger agreement in accordance with the provision set forth in the third bullet point above, CBS is required to pay Viacom a termination fee of $1 billion. CBS is also required to pay Viacom a $1 billion termination fee if all of the following occur:

  . either company terminates the merger agreement as a result of the CBS shareholders failing to adopt the merger agreement;

  . a competing proposal for the acquisition of more than 50% of the voting power or assets of CBS has been made public at or prior to the time of the failure to adopt the merger agreement; and

  . within 12 months after termination, CBS consummates, or enters into a binding agreement with respect to, a competing proposal.

The Voting Agreements

   Simultaneously with the execution of the merger agreement, National Amusements, which is controlled by Mr. Redstone and which holds approximately 68% of the voting power of Viacom, entered into a voting agreement with CBS in which it has agreed to vote all of its shares of Viacom Class A common stock in favor of the adoption of the merger agreement and against any proposals in opposition to the merger agreement. National Amusements has also agreed in the voting agreement not to transfer ownership of any of its shares of Viacom Class A common stock unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the merger agreement or the effective time of the merger. National Amusements has also entered into a Voting Agreement with Viacom pursuant to which it has agreed to approve the amendment to the Viacom incentive plan.

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The Stockholder Agreement

   Simultaneously with the execution of the merger agreement, National Amusements also entered into a stockholder agreement with CBS, pursuant to which National Amusements has agreed, for a period of three years following the merger, to support the governance arrangements agreed to between Viacom and CBS. Among other things, National Amusements has agreed to:

  . cause to be nominated and elected to the Viacom Board eight directors designated by CBS or by the CBS designees, so that there are eight CBS directors on the Viacom Board at all times;

  . take all action necessary to ensure that any vacancy in a CBS directorship is filled immediately by an independent director designated by a majority of the remaining CBS directors;

  . take all action necessary to ensure that no CBS director is removed unless the removal is for cause and is approved by at least 14 members of the Viacom Board;

  . take all action necessary to cause any vacancy in a seat currently held by a Viacom independent director to be filled by an independent director that meets the qualifications stated in the proposed new Restated Certificate of Incorporation;

  . not take any action to amend, modify or repeal, or adopt provisions or take other actions that would be inconsistent with, the provisions of Viacom's proposed new Restated Certificate of Incorporation and By-laws that relate to the governance structure of Viacom during the three year period following the merger;

  . not transfer any of its shares of Viacom Class A common stock unless the transferee unconditionally agrees in writing to be bound by the stockholder agreement; and

  . take all action necessary to ensure that it or its transferees own at all times a majority of the outstanding shares of voting stock of Viacom.

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       INTERESTS OF PERSONS IN THE MERGER--SENIOR MANAGEMENT ARRANGEMENTS

   In considering the respective recommendations of the Viacom Board and the CBS Board with regard to the merger, you should be aware that, as described below, several members of the respective managements and Boards of Directors of Viacom and CBS may have interests in the merger that are different from, or in addition to, your interests, and that may create potential conflicts of interest. Three executive officers of Viacom are members of the ten-person Viacom Board that approved the merger. Two executive officers of CBS are members of the 11-person CBS Board that approved the merger.

Viacom

   Continuing Board Positions. All ten members of the current Viacom Board are expected to continue as members of the Viacom Board following the effective time of the merger, including Messrs. Redstone, Dauman and Dooley.

   Employment Agreement with Mr. Redstone. Viacom entered into an employment agreement with Mr. Redstone to serve as its Chairman and CEO following the effective time of the merger. Mr. Redstone will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the actual number of days that the agreement is in effect during the year 2000. The target and maximum bonus amounts increase by 10% annually through 2003. Mr. Redstone will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days the agreement is in effect during the year 2000, thereafter to be increased annually by 10% of his salary and deferred compensation for the preceding year. He will also receive a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments.

   Resignation Agreements. Pursuant to agreements entered into with Viacom on September 6, 1999, Messrs. Dauman and Dooley have agreed to resign from Viacom effective at the effective time of the merger. Messrs. Dauman and Dooley will each continue to serve as Deputy Chairman and Executive Vice President of Viacom until the effective time of the merger and will each receive the following payments:

  (1) as soon as practicable after their resignations:

    . a one-time cash payment equal to the amount that would have been payable under their current employment agreements through their original terms, or December 31, 2003,

    . payouts of all deferred compensation accounts and the balance of their accounts under the Viacom Excess Investment Plan, and

    . a transaction bonus in the amount of $5,000,000; and

  (2) on the earlier of the effective time of the merger and the date on which Viacom pays 1999 bonuses to its executive officers generally, the greatest of:

    . 110% of their respective bonuses received for 1998,

    . amounts which, when added to their salary and deferred compensation payable for 1999, would produce the highest 1999 total cash compensation paid to any other executive officer of Viacom or any of its affiliates, and

    . an amount the Viacom Board determines is appropriate to compensate each executive for his contribution to Viacom in 1999.

Assuming the merger is consummated on January 1, 2000 and the 1999 bonuses are paid at 110%, it is estimated that each of Messrs. Dauman and Dooley will receive aggregate payments under (1) and (2) above (excluding any payouts of deferred compensation accounts and Viacom Excess Investment Plan balances) of approximately $41 million.

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   All equity-based compensation awards previously granted to Messrs. Dauman and Dooley will vest on the effective date of their resignation and each stock option will continue to be exercisable in accordance with its terms until December 31, 2003, subject to their compliance with the provisions of their resignation agreements. Each of Messrs. Dauman and Dooley's unexercised stock options have a value of approximately $114 million, assuming such options were exercised on November 19, 1999 at their applicable exercise price. In addition, Viacom will provide each of Messrs. Dauman and Dooley with an office that is comparable in quality and size to his current office at a location of his choice in midtown Manhattan, subject to Viacom's approval, and a secretary until December 31, 2003, or until he obtains full time employment, if earlier.

   Messrs. Dauman and Dooley will continue to participate in all savings, retirement, welfare and fringe benefit plans of Viacom, or will receive the cash equivalent of these benefits with an income tax gross up, through December 31, 2003, or, with respect to any welfare benefit, the date on which they become entitled to comparable benefits through a subsequent employer, if earlier. Mr. Dauman will also receive all additional service credit necessary to provide him with 20 years of service under any Viacom plans for which that credit would entitle him to additional benefits.

   In the event that either executive is terminated by Viacom without "cause," or terminates his own employment for "good reason," as these terms are defined in their respective agreements, prior to the effective time of the merger, that executive will be entitled to all of the payments described above promptly following his termination, except for the $5 million transaction bonus, which will be paid at the effective time of the merger. If the merger agreement is terminated or the transactions contemplated by the merger agreement are abandoned, the Viacom Board will determine in its good faith discretion whether to pay Mr. Dauman and Mr. Dooley all or any part of the $5 million transaction bonus.

   The agreements provide for a gross-up payment to be made to Messrs. Dauman and Dooley to eliminate the effects of any possible imposition under the Internal Revenue Code of the "golden parachute" excise tax on any payment or benefit they receive under their agreements or otherwise.

   Messrs. Dauman and Dooley will be bound by restrictive covenants, including a noncompetition covenant that applies for one year following their termination of employment.

   Executive Severance Plans. Viacom adopted executive severance plans covering its approximately ten Senior Vice Presidents, which includes two Vice Presidents who are treated as Senior Vice Presidents for this purpose, and approximately 66 Vice Presidents that became effective on September 6, 1999 and continue in effect for one year following the effective time of the merger. The benefits provided under the executive severance plans are conditioned on the participant's execution of a release in favor of Viacom and replace the severance benefits provided to participants under their employment agreements with Viacom and any other Viacom severance plan, program, policy or arrangement.

   Upon a termination of a participant's employment by Viacom without "cause" or by the participant for "good reason," as those terms are defined in the executive severance plans, Viacom will pay each participant a one-time cash payment equal to the sum of any earned, unpaid base salary, automobile allowance, vacation pay and pro-rated bonus through the date of termination and the base salary, target bonus, prorated for partial years, and automobile allowance he would have earned if he had remained employed for two years, in the case of a Vice President, or three years, in the case of a Senior Vice President. These payments will be made assuming increases in base salary and bonus compensation consistent with the participant's existing employment agreement and, after the expiration of such agreement, at an annualized rate consistent with the last regular increase under the agreement. For participants who do not have employment agreements and for participants whose employment agreements did not specify a rate of increase, the salary increase shall be a rate of increase, consistent with the participants' last regular increase prior to September 6, 1999, but not in excess of 8% per year.

   All equity-based compensation awards previously granted to a participant will vest on the date of his or her involuntary termination, and each stock option will continue to be exercisable in accordance with its terms, for two years, in the case of a Vice President, and three years, in the case of a Senior Vice President, or through the option's original expiration date, if earlier.

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   Additionally, for two years following termination in the case of a Vice
President and three years following termination in the case of a Senior Vice President, each participant will be entitled to participate in Viacom's medical, dental and life insurance plans until he or she secures full-time employment that provides him or her with comparable coverage, and will either be provided with car insurance or be reimbursed for his or her car insurance.

   On the date of termination, participants will be:
  . credited with two years of additional age and service for Vice Presidents or three years of additional age and service for Senior Vice Presidents for all purposes under all qualified and non-qualified retirement plans of Viacom, and
  . credited with two years of additional age and service for Vice Presidents or three years of additional age and service for Senior Vice Presidents under Viacom's retiree welfare benefit plans. Any increases in the annual amount credited to the accounts of active employees will apply to the participants.

   In the case of Senior Vice Presidents only, for a period of one year following their termination, or, if earlier, until the participant secures full-time employment, they will be provided with an office comparable in both quality and size to the office they had prior to their termination, at a location of their choice, subject to Viacom's consent. Viacom will bear the cost of relocating the participant and will provide him or her with a secretary.

   Each participant will continue to be bound by the non-solicitation, non-disparagement, confidentiality and cooperation with litigation covenants in his existing employment agreement, but the non-competition covenant in each of the existing agreements will be waived by Viacom.

   The executive severance plans provide for a gross-up payment to be made to the participants to eliminate the effects of the imposition under the Internal Revenue Code of the "golden parachute" excise tax, if any, on any payment or benefit they may receive under the executive severance plans or otherwise.

CBS

   Continuing Board Positions. Eight members of the CBS Board of Directors, to be designated by the CBS Board prior to the effective time of the merger, will become members of the Viacom Board as of the effective time of the merger. One of the eight will be Mr. Karmazin.

   Stock Options. At November 19, 1999, approximately 9,583,398 shares of CBS common stock were subject to options granted to executive officers and directors under compensatory equity-based plans of CBS. With limited exceptions, all of these outstanding CBS stock options that have not yet become exercisable, other than stock options granted on or after July 28, 1999, will become exercisable as a result of the merger.

   Restricted Stock. At November 19, 1999, approximately 8,768 shares of CBS common stock had been granted to executive officers and directors in the form of restricted stock awards under compensatory equity plans of CBS and were still subject to restrictions. All restrictions to which these restricted stock awards are subject will lapse and will be deemed earned as a result of the merger.

   Employment Agreement with Mr. Karmazin. In contemplation of the merger, Viacom entered into an employment agreement with Mr. Karmazin that becomes effective only upon the consummation of the merger, except for a stock "lock-up" provision described below, which became effective upon the signing of the employment agreement, and continues through December 31, 2003. Pursuant to the agreement, Mr. Karmazin will serve as the President and COO of Viacom.

   Mr. Karmazin will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the

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actual number of days that the agreement is in effect during the year 2000, which target and maximum amounts will increase by 10% annually. Mr. Karmazin will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days that the agreement is in effect during the year 2000, thereafter to be increased annually during the remainder of his employment in an amount equal to 10% of his salary and deferred compensation for the preceding year. The agreement provides for a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments. During his employment term, Mr. Karmazin will be provided with $5 million of life insurance. Mr. Karmazin will also be entitled to a gross-up for any "golden parachute" excise tax that may be imposed on him under the Internal Revenue Code as a result of any payment or benefit he receives under his agreement or otherwise.

   The agreement provides that Mr. Karmazin will not, except in limited circumstances, sell or otherwise dispose of his shares of CBS common stock, or, following the merger, Viacom stock for the period beginning September 6, 1999, the date the agreement was signed, and ending three years after the effective time of the merger.

   In the event of a termination of Mr. Karmazin's employment without "cause" or his voluntary resignation for "good reason," as such terms are defined in his employment agreement, during the employment term Mr. Karmazin will be entitled to receive salary, bonus, deferred compensation, perquisites, medical and dental coverage, life insurance coverage for the balance of the employment term, a supplemental pension benefit under Viacom's Excess Pension Plan and an office including secretarial assistance for up to six months after his employment terminates. Also upon such termination, Mr. Karmazin's stock options including options that would have vested during the employment term will remain exercisable for six months following the date of termination but not beyond their expiration dates.

   CBS has the right under the merger agreement to establish retention, severance and compensation arrangements for its officers and employees which are similar to the retention and severance arrangements described above in "Interests of Persons in the Merger--Senior Management Arrangements--Viacom" provided that the aggregate cost of such CBS arrangements does not materially exceed the aggregate cost of Viacom's similar arrangements. At present, CBS has not made any final determination as to the types of arrangements which it may establish or the officers or other employees who will be eligible to participate in such arrangements.

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                                 THE COMPANIES

Viacom's Business

   Viacom is a diversified entertainment company with operations in six segments:

  . Networks                                   . Parks


  .Entertainment                               . Publishing


  . Video                                      . Online.


 Networks

   Viacom owns and operates advertiser-supported basic cable television program services and premium subscription television program services in the United States and internationally. Viacom's MTV Networks division includes such owned and operated program services as:

  . MTV: MUSIC TELEVISION in the United States, Europe and Latin America;

  . NICKELODEON in the United States, Latin America, Scandinavia, Japan and the Commonwealth of Independent States;

  . NICK AT NITE in the United States;

  . VH1 Music First in the United States, United Kingdom and Germany;

  . MTV's spin-off, MTV2 in the United States and Europe; and

  . TV LAND in the United States.

   Viacom's MTV Networks division also participates in program services as a joint venturer, including MTV in Asia and Brazil and NICKELODEON in the United Kingdom and Australia.

   Viacom's Showtime Networks Inc. subsidiary owns and operates SHOWTIME, THE MOVIE CHANNEL(TM), and FLIX(R), and is a joint venture partner in and manager of the SUNDANCE CHANNEL(R). Also, Viacom is a joint venture partner in:

  . COMEDY CENTRAL(R), an advertiser-supported basic cable program service in the United States;

  . GULF DTH LDC, a satellite direct-to-home platform offering programming in the Middle East; and

  . NOGGIN(TM), a subscription-supported, non-commercial children's educational program service, which is distributed by cable and satellite and includes a related online service.

 Entertainment

   The principal businesses of Viacom's Entertainment segment are:

  . PARAMOUNT PICTURES, which produces, acquires and distributes feature-length motion pictures;

  . PARAMOUNT HOME VIDEO, which distributes motion pictures and television product produced by Paramount and third parties on videocassette and disc in the U.S. and Canada;

  . PARAMOUNT TELEVISION, VIACOM PRODUCTIONS, SPELLING TELEVISION and BIG
    TICKET TELEVISION, which produce, acquire and distribute series, miniseries, specials and made-for-television movies primarily for network television, first-run syndication, pay television and basic cable television;

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  . THE PARAMOUNT STATIONS GROUP, which owns and operates 17 television stations and programs two additional stations pursuant to local marketing agreements;

  . FAMOUS PLAYERS, which owns and operates movie theatres in Canada; and

  . FAMOUS MUSIC, a music publisher.

   Additionally, Viacom has joint venture interests in television broadcasting, international motion picture and video distribution and television programming services, including:

  . UNITED PARAMOUNT NETWORK, in which Viacom is a 50% joint venture partner.
    Pursuant to current FCC regulations, Viacom may not be permitted to maintain its 50% ownership interest together with ownership of the CBS network;

  . UNITED INTERNATIONAL PICTURES (UIP); Viacom owns a one-third interest in this venture which distributes Paramount's, Universal's and MGM's motion pictures outside the U.S. and Canada. MGM announced this year that it intends to withdraw from UIP effective October 31, 2000;

  . UNITED CINEMAS INTERNATIONAL (UCI); Viacom owns a 50% interest in this venture which owns and operates movie theatres in Europe, Latin America and Asia;

  . CINEMA INTERNATIONAL B.V. (CIBV), in which Viacom currently is a 50% joint venture partner but has agreed to become the sole owner, which distributes Paramount's motion pictures on videocassette and disc outside the U.S. and Canada and acquires and distributes motion pictures and television product produced by third parties; and

  . Various international television programming services, including the Movie Channel Middle East and the Paramount Comedy Channel in the UK.

 Video

   The Company operates the home video and video game rental and retailing business through BLOCKBUSTER INC. As of December 31, 1998, the Company operated or franchised approximately 6,380 stores in the U.S., its territories and 25 other countries. BLOCKBUSTER offers titles primarily for rental and also offers titles for purchase on a "sell-through" and previously viewed basis. During 1998, BLOCKBUSTER implemented revenue-sharing arrangements directly with major motion picture studios, including PARAMOUNT PICTURES, thereby increasing the availability of newly released videos in its domestic stores. In all of its domestic stores and many of its stores outside of the U.S., BLOCKBUSTER rents video games and sells previously played video games. In addition, in several hundred domestic stores and various international markets, BLOCKBUSTER rents and sells digital versatile discs and rents DVD players. Approximately 18% of Blockbluster's common stock was recently sold to the public.

 Parks

   Through PARAMOUNT PARKS, Viacom owns and operates five regional theme parks and a themed attraction in the United States and Canada. Each of the theme parks features attractions based on Viacom's intellectual properties.

 Publishing

   Through SIMON & SCHUSTER, Viacom publishes and distributes consumer hardcover books, trade paperbacks, mass-market paperbacks, children's books, audiobooks, electronic books and CD-ROM products in the United States and internationally. SIMON & SCHUSTER's flagship imprints include SIMON & SCHUSTER, POCKET BOOKS, SCRIBNER, and THE FREE PRESS. SIMON & SCHUSTER also develops special imprints and publishes titles based on MTV, NICKELODEON and PARAMOUNT PICTURES

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products. SIMON & SCHUSTER distributes its products directly and through third parties. SIMON & SCHUSTER also delivers content and sells products on Internet Web sites operated by various imprints or linked to individual titles.

 Online

   Viacom operates Internet sites which are targeted to the current audiences of its various MTV, VH1 and NICKELODEON program services, including NOGGIN, as well as to new audiences such as those who do not receive cable or direct-to-home satellite services. In addition to providing entertainment and information on such Internet sites, Viacom also sells its own licensed and third party merchandise.

CBS' Business

   CBS is one of the largest radio and television broadcasters in the United States. CBS operates its businesses through its Television, Cable and Infinity segments. The Television segment consists of CBS' 16 owned and operated television stations, which are located in seven of the nation's ten largest markets, and the CBS television network. The CBS television network operations are subdivided into five areas: entertainment; news; sports; enterprises, which produces, distributes and markets first-run and off-network programming; and new media consisting of CBS' Internet businesses. CBS' Cable segment consists of CBS' cable networks, including The Nashville Network, Country Music Television and two regional sports networks and a global provider of satellite services to broadcast, cable and corporate networks.

   On October 12, 1999, CBS acquired from Gaylord Entertainment Company the broadcast station KTVT-TV Dallas-Fort Worth, Texas. The CBS Series B preferred stock was issued to Gaylord Entertainment Company in connection with this acquisition. Although we believe that, under Pennsylvania law, the holders of CBS Series B preferred stock are not entitled to a separate class or series vote on the adoption of the merger agreement, Gaylord has agreed, in the event the holders of CBS Series B preferred stock are entitled to vote separately as a class or series, to vote the CBS Series B preferred stock in favor of the adoption of the merger agreement, and has given its proxy for this vote to CBS. Any subsequent purchaser of the CBS Series B preferred stock is required to agree, in the event the holders of CBS Series B preferred stock are entitled to vote separately as a class or series, to vote in favor of the adoption of the merger agreement, and to be bound by the proxy given by Gaylord to CBS. Therefore, in the event the holders of CBS Series B preferred stock are entitled to vote separately as a class or series, approval of the adoption of the merger agreement by the holders of the CBS Series B preferred stock is assured.

   The Infinity segment corresponds to CBS' majority owned subsidiary, Infinity Broadcasting Corporation, which conducts CBS' radio and outdoor advertising businesses.

   Infinity Broadcasting Corporation owns and operates approximately 160 AM and FM radio stations located in 35 markets. TDI Worldwide, Inc., a wholly owned subsidiary of Infinity, is one of the largest outdoor advertising companies in the United States and sells space on various media, including buses, trains, train platforms and terminals throughout commuter rail systems and on painted billboards and phone kiosks.

   CBS' Internet businesses, which consist primarily of its operation of the Internet sites CBS.com and Country.com, also include CBS' minority investments in three public companies, SportsLine.com Inc. (NASDAQ: SPLN), which publishes several sports Internet sites, including CBS.SportsLine.com, MarketWatch.com, Inc. (NASDAQ: MKTW), which publishes the Internet site CBS.MarketWatch.com. and Medscape Inc. (NASDAQ: MSCP), which publishes a consumer health Internet site. CBS' other Internet investments include Storerunner, Inc., Office.com, Inc., Switchboard, Inc., ThirdAge Media, Inc., Webvan, Inc., Jobs.com, Inc., Women's Consumer Network LLC, RX.com, Inc. and Wrenchead.com, Inc., as well as its majority interest in the Internet portal operated by iWon, Inc. CBS has also entered into an agreement to acquire an equity interest in Big E Entertainment (NASDAQ: BIGE), which operates Hollywood.com.

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   In addition to the acquisitions listed above, on November 15, 1999, CBS acquired King World Productions, Inc. King World is the distributor of a number of shows, including "The Oprah Winfrey Show," "Wheel of Fortune," "Jeopardy!" and "Hollywood Squares." On May 27, 1999, Infinity entered into a definitive agreement to acquire Outdoor Systems, Inc. Outdoor Systems is a leading outdoor advertising company in North America, operating bulletin, poster, mall and transit advertising display faces in the United States, Canada and Mexico. The consummation of the merger with Outdoor Systems is subject to conditions, including review by antitrust authorities. CBS believes that completion of the Outdoor Systems transaction will occur during November 1999.

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                  REGULATORY MATTERS AND THIRD-PARTY APPROVALS

Antitrust

   Viacom and CBS each have filed a Premerger Notification and Report Form for review under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. The HSR Act provides for an initial 30 calendar day waiting period following the filing by the parties of the Premerger Notification and Report Forms before the merger may be consummated. Viacom made its filing on September 20, 1999 and CBS made its filing on September 23, 1999. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before and after the merger is completed. The HSR Act further provides that if, within the initial 30 calendar day waiting period, the Federal Trade Commission or the Department of Justice issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the twentieth day after the date of substantial compliance by both filing parties with the request. On October 22, 1999, the Antitrust Division issued a request for additional information to the parties.

   Viacom and CBS conduct operations in a number of foreign countries where regulatory filings or approvals with applicable authorities will be required in connection with the consummation of the merger.

   At a minimum, premerger notification filings with national antitrust authorities will be required in the following foreign jurisdictions: Brazil, Canada, Germany, Ireland, Japan, The Netherlands and South Africa. A post-closing submission will be required with the antitrust authorities in Austria. The Brazilian antitrust filing was made on September 28, 1999. The Irish antitrust filing was made on October 6, 1999. The required premerger filings with the antitrust authorities in the remaining jurisdictions are expected to be made promptly.

   Consummation of the merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction which prohibits or restricts the consummation of the merger. Viacom and CBS believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

Federal Regulation of Television and Radio Broadcasting

   General. Television and radio broadcasting are subject to the jurisdiction of the Federal Communications Commission under the Communications Act of 1934, most recently amended by the Telecommunications Act of 1996. The Communications Act prohibits the operation of broadcasting stations except under a license issued by the FCC and empowers the FCC, among other actions, to:

  . issue, renew, revoke and modify broadcasting licenses;

  . assign frequency bands;

  . determine stations' frequencies, locations and operating power;

  . regulate some of the equipment used by stations;

  . adopt other regulations to carry out the provisions of the Communications
    Act;

  . impose penalties for violation of such regulations; and

  . impose annual fees as well as fees for processing applications and other administrative functions.

Under the Communications Act, the FCC also regulates certain aspects of the operation of cable television systems and other electronic media that compete with broadcast stations.

   The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior approval of the FCC. The merger is subject to such FCC approval of the transfer of control of CBS and its various licensee subsidiaries to Viacom. Because the application for transfer of control of CBS will involve a substantial change in ownership or control, the application must be placed on public notice for a period of no less than 30 days during which time petitions to deny the application may be filed by

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the public. If the FCC grants the application, interested parties would have 30 days from the date of public notice of the grant to seek reconsideration or review of that grant by the full commission, or as the case may be, a court of competent jurisdiction. The full commission has an additional 10 days to set aside on its own motion any action taken by the FCC's staff, if action on the application were taken in the first instance by the staff of the FCC; if action is taken in the first instance by the full commission, the full commission may set aside its own action within 30 days of public notice of such action. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

   License Renewals. Under the Communications Act, the FCC is authorized to renew broadcast licenses for terms of up to eight years. The Communications Act requires renewal of a broadcast license if the FCC finds that:

  . the station has served the public interest, convenience and necessity;

  . there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and

  . there have been no other serious violations that taken together constitute a pattern of abuse.

In making its determination, the FCC may consider petitions to deny but cannot consider whether the public interest would be better served by a person other than the renewal applicant. Under the Telecommunications Act, competing applications for the same frequency may be accepted only after the FCC has denied an incumbent's application for renewal of license. Applications for renewal of licenses for one television station owned by CBS and 10 radio stations owned by Infinity are currently pending before the FCC. Petitions to deny were filed against the renewal applications of seven of the radio stations; however, CBS continues to believe that it will receive renewal of these licenses.

   Ownership Regulation. The Communications Act and FCC rules and regulations also regulate broadcast ownership. The FCC has promulgated rules that, among other matters, limit the ability of individuals and entities to own or have an official position or ownership interest, known as an attributable interest, above a specific level in broadcast stations as well as other specified mass media entities. As detailed below, in August 1999, the FCC substantially revised a number of its multiple ownership and attribution rules. Although these rules became effective November 16, 1999, they may still be stayed, modified or reconsidered in subsequent proceedings. In three separate orders, the FCC revised its rules regarding restrictions on television ownership, radio-television cross-ownership, and attribution of broadcast ownership interests. The three orders, which resolve a number of rulemaking proceedings launched at the beginning of the decade, take into consideration mandates included in the Telecommunications Act, which liberalized the radio ownership rules and directed the FCC to consider similar deregulation for television. The FCC's various broadcast ownership rules, inclusive of the recent revisions, are summarized below:

   Local Radio Ownership. With respect to radio licenses, the maximum allowable number of stations that can be commonly owned in a market varies depending on the number of radio stations within that market, as determined using a method prescribed by the FCC. In markets with more than 45 stations, one company may own, operate or control up to eight radio stations, with no more than five in either AM or FM.

   Local Television Ownership. The FCC's new TV duopoly rule permits parties to own two TV stations without regard to signal contour overlap provided they are located in separate markets referred to as designated market areas. In addition, the new rules permit parties in larger designated market areas to own up to two television stations in the same designated market area so long as at least eight independently owned and operating full-power television stations remain in the market at the time of acquisition and at least one of the two stations is not among the top four-ranked stations in the market based on audience share. In addition, without regard to numbers of remaining or independently owned TV stations, the FCC will permit television duopolies within the same designated market area so long as certain signal contours of the stations involved do not overlap. Satellite stations that simply rebroadcast the programming of a "parent" station will continue to be

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exempt from the duopoly rule if located in the same designated market area as the "parent" station. The duopoly rule also applies to same-market local marketing agreements involving more than 15% of the brokered station's program time, although current local marketing agreements will be exempt from the TV duopoly rule for a limited period of time of either two or five years, depending on the date of the adoption of the local marketing agreement. Further, the FCC may grant a waiver of the TV duopoly rule if one of the two television stations is a "failed" or "failing" station, or the proposed transaction would result in the construction of a new television station.

   Following consummation of the merger, and exclusive of other acquisitions, the combined company could potentially have duopolies in the following six television markets: Philadelphia, Boston, Dallas, Miami, Detroit, and Pittsburgh. While the combined company will seek to maintain ownership of the television stations in these markets under the new television duopoly rules, there can be no assurance that the combined company will be able to retain two television stations in each of the duopoly markets. It is possible that on November 16, 1999, more than one application was filed relating to stations in these markets, all of which may not be able to be granted because of the requirement that eight independent voices must remain in the market. In such situations, random selection will be employed to determine the order in which the simultaneously filed applications will be processed.

   National Television Ownership Cap. On the national level, the FCC imposes a 35 percent national audience reach cap for television ownership, under which one party may not have an attributable interest in television stations which reach more than 35 percent of all U.S. television households. The Commission discounts the audience reach of a UHF station for this purpose by 50 percent. The FCC will consider whether to change the national ownership cap and the "UHF discount" as part of the biennial review of its broadcast ownership rules initiated in 1998. Additionally, under the new FCC rules, for entities that have attributable interests in two stations in the same market, the FCC counts the audience reach of that market only once for national cap purposes.

   The television stations currently held by Viacom and CBS would have an aggregate national audience reach for purposes of the national ownership cap of approximately 41%. As these stations would exceed the FCC's 35% national ownership cap under the merger, it will be necessary, absent legislative or regulatory relief, to divest specific television stations in order to comply with the national ownership cap. In their application for FCC consent to the transfer of control of the CBS broadcast licenses, the companies requested, if necessary, a 24 month period following consummation of the merger to comply with the national television ownership cap.

   Dual Network Rule. In the Telecommunications Act, Congress directed the FCC to liberalize its rule, which then generally prohibited television stations from affiliating with an entity that maintained more than one national network. The FCC's implementing regulation states that a television broadcast station may not affiliate with an entity that maintains one of the existing four major networks (ABC, CBS, NBC, and Fox) and one of other specific qualifying networks in existence as of February 8, 1996. The legislative history of the dual network rule suggests that the rule was intended to prohibit one of the four major networks from acquiring either of The WB or United Paramount Network. The FCC is reviewing this rule as part of the biennial review.

   Although the acquisition of an ownership interest in CBS will be reviewed by the FCC under the dual network rule, the FCC regulations do not identify the amount and nature of the ownership interest required to trigger the dual network prohibition. Accordingly, it is possible that, absent either legislative or regulatory relief, the combined company might be required to divest some or all of Viacom's 50% interest in United Paramount Network. As with the national television ownership cap, the companies have requested, if necessary, a 24 month period following consummation of the merger to comply with the dual network rule.

   Radio-Television Cross Ownership. The so-called "one-to-a-market" rule has until recently prohibited common ownership or control of a radio station, whether AM, FM or both, and a television station in the same market, subject to waivers in some circumstances. The FCC's new radio-television cross-ownership rule embodies a graduated test based on the number of independently owned media voices in the local market. In

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large markets, i.e., markets with at least 20 independently owned media voices, a single entity can own up to one television station and seven radio stations or, if permissible under the new TV duopoly rule, two television stations and six radio stations.

   Waivers of the new radio-television cross-ownership rule will be granted only under the failed station test. Unlike under the TV duopoly rule, the FCC will not waive the radio-television cross-ownership rules in situations of failing or unbuilt stations.

   In accordance with the schedule imposed by the FCC for comments under the proposed FCC rules, by November 16, 1999, licensees with existing conditional waivers of the former one-to-a-market rule had to demonstrate to the FCC their compliance or non-compliance with the new rule. CBS, which has numerous conditional waivers, filed such a showing on November 15, 1999. The FCC's Mass Media Bureau will replace these waivers with permanent approvals as appropriate. Existing conditional waivers which do not comply with the new rule will be extended until the conclusion of the FCC's biennial review in 2004; the same grandfathering relief will be afforded to pending applications for conditional waivers filed on or before July 29, 1999, which are ultimately granted by the Commission. Any application proposing a radio-television combination filed after that date must comply with the new rules.

   CBS currently holds conditional temporary waivers granted under the prior FCC one-to-a-market rule allowing CBS to operate station combinations of one TV station and up to eight radio stations in numerous markets. These combinations are grandfathered under the new rules. However, the grandfathered status of radio/TV combinations will terminate upon an arrangement or transfer of control. The combined company exceeds radio-television cross-ownership caps and may need to divest up to an aggregate of 12 radio stations in the Los Angeles, Chicago, Dallas, Washington/Baltimore and Sacramento markets. Viacom and CBS have requested a period of six months following consummation of the merger to file applications with the FCC to dispose of all radio stations necessary to come into compliance in each of these markets.

   Attribution of Ownership. Under the FCC's recently revised attribution rules, a direct or indirect purchaser of various types of securities of the combined company could violate FCC regulations or policies if that purchaser owned or acquired an "attributable" interest in other media properties in the same area as stations owned by the combined company in a manner prohibited by the FCC. Under the FCC's revised rules, an "attributable" interest for purposes of the Commission's broadcast ownership rules generally includes:

  . equity and debt interests, which combined exceed 33% of a licensee's total assets, if the interest holder supplies more than 15% of total weekly programming, or is a same-market media entity, whether TV, radio, cable or newspaper;

  . 5% or greater voting stock interest. Note that equity interests up to 49% are nonattributable if the licensee is controlled by a single majority shareholder and the interest holder is not otherwise attributable under the "equity/debt plus" standard;

  . 20% or greater voting stock interest, if the holder is a qualified passive investor;

  . any equity interest in a limited liability company or limited partnership, unless properly "insulated" from management activities; and

  . all officers and directors of a licensee and its direct or indirect parent.

   Under the new rules, all non-conforming interests acquired before November 7, 1996 are permanently grandfathered and thus do not constitute attributable ownership interests. Any nonconforming interests acquired after that date need to be brought into compliance by August 5, 2000.

   Alien Ownership. The Communications Act limits the ability of foreign entities or individuals to own or hold interests in broadcast licenses. As applicable to the combined company, non-U.S. citizens, collectively, may directly or indirectly own or vote up to twenty percent of the capital stock of a corporate licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-U.S. citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if

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

the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation, and the FCC has made such affirmative findings only in limited circumstances.

Other Regulations, Legislation and Recent Developments Affecting Broadcast Stations

   Digital Television Service. The FCC has taken a number of steps to implement digital television broadcasting service in the United States. The FCC has adopted a digital television table of allotments that provides all authorized television stations with a second channel on which to broadcast a digital television signal. The FCC has attempted to provide digital television coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple channels of standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

   Digital television channels will generally be located in the range of channels from channel 2 through channel 51. The FCC has required affiliates of ABC, CBS, Fox and NBC in the top 10 television markets to begin digital broadcasting by May 1, 1999. Many stations, including several of the combined company's stations, have already begun digital broadcasting. Affiliates of the four major networks in the top 30 markets were required to begin digital broadcasting by November 1, 1999, and all other commercial broadcasters must do so by May 1, 2002.

   The FCC's plan calls for the digital television transition period to end in the year 2006, at which time the FCC expects that television broadcasters will cease non-digital broadcasting and return one of their two channels to the government, allowing that spectrum to be recovered for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given market one or more television stations affiliated with ABC, CBS, NBC or Fox is not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; or less than 85% of the television households in the station's market subscribe to a multichannel video service that carries at least one digital channel from each of the local stations in that market, and less than 85% of the television households in the market can receive digital signals off the air using either a set-top converter box for an analog television set or a new digital television set.

   The FCC is currently considering whether cable television system operators should be required to carry stations' digital television signals in addition to the currently required carriage of stations' analog signals. In July 1998, the FCC issued a Notice of Proposed Rulemaking posing several different options for the carriage of digital signals and solicited comments from all interested parties. The FCC has yet to issue a decision on this matter.

   The implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs and there can be no assurance that our television stations will be able to increase revenue to offset such costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of digital television channels. In addition, the Communications Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they charge subscription fees, excluding revenues from the sale of commercial time. Neither Viacom nor CBS can predict what future actions the FCC might take with respect to digital television, nor can either company predict the effect of the FCC's present digital television implementation plan or such future actions on the combined company's business. The combined company will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services.

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   Digital Audio Radio Service and Low-Power FM. The Commission has authorized or is considering various digital audio radio services. In January 1995, the Commission adopted rules to allocate spectrum for satellite digital audio radio services. The Commission has issued two authorizations to launch and operate satellite digital audio radio services. The FCC also has undertaken an inquiry into the terrestrial broadcast of digital audio radio services signals. On November 1, 1999, the FCC issued a Notice of Proposed Rulemaking on the subject which solicits comments or proposals to implement terrestrial digital audio radio services, including a conversion to in-band on-channel transmissions by existing radio broadcasters. Neither Viacom nor CBS can predict the impact of either satellite or terrestrial digital audio radio services on its business. CBS has a significant ownership interest in USA Digital Radio, Inc., which is developing an in-band on-channel terrestrial digital audio radio services technology.

   In addition, the FCC recently proposed the creation of a new low-power FM radio service that would operate in the existing FM band. The Commission is in the process of collecting comments on this proposal and at this time neither Viacom nor CBS can predict either the outcome of this proceeding or the impact, if any, that a new low-power FM radio service might have on the combined company's broadcast operations.

Internet

   Federal, state and international laws and regulations either in effect or under consideration that govern interactive or online communications prohibit the transmission of obscene, indecent, or otherwise unlawful communications and impose restrictions on the collection, use, and disclosure of personally identifiable information about both children and adults. Such prohibitions and restrictions could affect the business and operations of the combined company. In addition, some of the businesses operated by CBS and Viacom permit online users to post and access content and to communicate through a web site or comparable vehicle. In some instances, the material posted or communicated by third parties may infringe the copyrights or trademarks of others, be subject to libel, fraud, or other claims, or otherwise be actionable. Although Federal legislation limits the liability of web site operators for copyright infringement and other types of civil claims by users of their systems, the precise contours of these limitations are not yet clear. Similarly, the combined company may face claims of liability by third parties who believe users of the combined company's web sites infringe their interests and there can be no assurance any such liabilities will not have an adverse effect on the combined company's businesses or operations.

   Some businesses operated by both CBS and Viacom permit users to perform musical works and sound recordings over the Internet. The owners of the copyrights in the performed musical works and the sound recordings may be entitled to receive license fees for some or all of these performances. Further, license fees may need to be paid for the copies of the works that are stored on the combined company's servers to facilitate such performances. Some of these fees have not yet been set, and there can be no assurance that such fees will not have an adverse effect on the combined company's businesses or operations.

   Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FTC, the FCC, other Federal agencies, and state and local governments from time to time, and a number of such proposals are under consideration at this time. Moreover, both the FTC and state attorneys general are actively monitoring online offerings in connection with consumer protection concerns. It is possible that some of the provisions and requirements described herein are now, and in the future may be, the subject of Federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legal, legislative, regulatory or judicial changes, if any, may occur or their impact on the combined company's businesses or operations.

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

            DESCRIPTION OF VIACOM CAPITAL STOCK FOLLOWING THE MERGER

   The following summary of the terms of the capital stock of Viacom following the merger may not contain all information that is important to you and we refer you to the full text of Viacom's proposed new Restated Certificate of Incorporation, attached to this joint proxy statement/prospectus as Annex B, Viacom's amended By-laws, attached to this joint proxy statement/prospectus as Annex C, the Delaware General Corporation Law and the merger agreement, attached to this joint proxy statement/prospectus as Annex A. This summary is qualified in its entirety by reference to these documents.

   The authorized capital stock of Viacom consists of 500 million shares of Viacom Class A common stock, three billion shares of Viacom Class B common stock and 200 million shares of preferred stock, par value $0.01 per share, issuable in series.

Viacom Class A Common Stock

   As of November 12, 1999, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, there were 138,334,099 shares of Viacom Class A common stock issued and outstanding. Shares of Viacom Class A common stock are not redeemable. Holders of shares of Viacom Class A common stock are entitled to one vote per share.

Viacom Class B Common Stock

   Viacom Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Viacom Class A common stock except that shares of Viacom Class B common stock have no voting rights other than those required by the Delaware General Corporation Law. As of November 12, 1999, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, there were 558,771,779 shares of Viacom Class B common stock issued and outstanding. Shares of Viacom Class B common stock are not redeemable.

Voting and Other Rights of Viacom Common Stock

   Voting Rights. Under Viacom's proposed new Restated Certificate of Incorporation, except as noted below or otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Viacom Class A common stock vote together with the holders of the outstanding shares of all other classes of capital stock of Viacom entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of capital stock of Viacom entitled to vote. Under Viacom's proposed new Restated Certificate of Incorporation:

  . each holder of an outstanding share of Viacom Class A common stock is entitled to cast one vote for each share registered in the name of the holder and

  . the affirmative vote of the holders of a majority of the outstanding shares of Viacom Class A common stock is necessary to approve any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class A common stock would be converted into or exchanged for any securities or other consideration.

   A holder of an outstanding share of Viacom Class B common stock is not entitled to vote on any question presented to the shareholders of Viacom, including but not limited to whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Viacom Class B common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Viacom Class B common stock is entitled to vote on any proposed amendment to Viacom's Restated Certificate of Incorporation, if the amendment will increase or decrease the par value of the shares of Viacom Class B common stock, or alter or change the powers, preferences or special rights of the shares of Viacom Class B

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common stock so as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of Viacom Class B common stock or any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class B common stock would be converted into or exchanged for any securities or other consideration could be consummated with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

   Dividends. Subject to the rights and preferences of any outstanding preferred stock, dividends on Viacom Class A common stock and Viacom Class B common stock are payable equally on shares of Class A common stock and Class B common stock out of the funds of Viacom legally available therefor when, as and if declared by the Viacom Board.

   Rights in Liquidation. In the event Viacom is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the net assets of Viacom would be divided ratably among the holders of the then outstanding shares of Viacom Class A common stock and Viacom Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock of Viacom then issued and outstanding would be entitled.

   Split, Subdivision or Combination. If Viacom splits, subdivides or combines the outstanding shares of Viacom Class A common stock or Viacom Class B common stock, the outstanding shares of the other class of Viacom common stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Viacom common stock have been split, subdivided or combined.

   Preemptive Rights. Shares of Viacom Class A common stock and Viacom Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Viacom. The Viacom Board possesses the power to issue shares of authorized but unissued Viacom Class A common stock and Viacom Class B common stock without further shareholder action, subject to the requirements of applicable law and stock exchanges, unless National Amusements would no longer hold a majority of the outstanding shares of voting stock of Viacom as a result of the issuance. The number of authorized shares of Viacom Class A common stock and Viacom Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

   Trading Market. The outstanding shares of Viacom Class A common stock and Viacom Class B common stock are listed for trading on the NYSE. The Registrar and Transfer Agent for Viacom common stock is The Bank of New York.

   Alien Ownership. Viacom's proposed new Restated Certificate of Incorporation provides that Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act.

Viacom Series C Preferred Stock

   Designation. Series C Preferred Stock, par value $.01.

   Dividends. If declared by the Viacom Board of Directors, cash dividends are payable in an amount per share equal to 1,000 times the aggregate per share amount of each cash dividend declared or paid on the Viacom Class B common stock. In addition, in the event any dividend or distribution on the shares of Viacom Class B common stock is paid in cash or any debt security or instrument or other property, other than (1) cash dividends subject to the immediately preceding sentence, (2) a distribution of shares of Viacom Class B common stock or other Viacom capital stock or (3) a distribution of rights or warrants to acquire Viacom Class B common stock or other Viacom capital stock, at a price less than the fair market value, then like kind

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dividends are paid on each share of Viacom Series C preferred stock, in an amount equal to 1,000 times the distribution paid on each share of Viacom Class B common stock. The dividend multiple is subject to adjustment in the event of a stock dividend or distribution paid on, or a subdivision, split, combination, consolidation or reverse split of, the Viacom Class B common stock, whether by way of reclassification, reorganization or otherwise.

   Voting Rights. Each share of Viacom Series C preferred stock entitles the holder to 100 votes on all matters submitted to a vote of the holders of the Viacom common stock. The vote multiple is subject to adjustment in the event of a stock dividend or distribution paid on, or a subdivision, split, combination, consolidation or reverse split of the Viacom Class A common stock, whether by way of reclassification, reorganization or otherwise.

   Conversion. Each share of Viacom Series C preferred stock is convertible, at the option of the holder, at any time, into 1,000 shares of Viacom Class B common stock. Payment of fair market value will be made in lieu of issuing fractional shares. The conversion rate is subject to adjustment in the event of a stock dividend or distribution paid on, or a subdivision, split, combination, consolidation or reverse split of the Viacom Class B common stock, whether by way of reclassification, reorganization or otherwise.

   Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of Viacom, no distribution will be made to the holders of Viacom common stock unless the holders of Viacom Series C preferred stock have received:

  . $.01 plus an amount equal to accrued and unpaid dividends and distributions on the Viacom Series C preferred stock or . if greater, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Viacom Class B common stock.

In addition, no distributions will be made to the holders of stock ranking on a parity with the Viacom Series C preferred stock, unless simultaneous distributions are made to the holders of Viacom Series C preferred stock in proportion to the total amounts to which the holders of shares of Viacom Series C preferred stock are entitled as described above. The liquidation multiple is subject to adjustment in the event of a stock dividend or distribution paid on, or a subdivision, split, combination, consolidation or reverse split of the Viacom Class B common stock, whether by way of reclassification, reorganization or otherwise.

   Consolidation, Merger, Etc. If Viacom enters into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of its assets, or other transaction in which the shares of Viacom Class B common stock are exchanged for or changed into other securities, cash and/or any other property, then each share of Series C preferred stock will be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind) for which or into which each share of Viacom Class B common stock is changed or exchanged multiplied by the highest of the dividend multiple, the conversion rate or the liquidation multiple in effect immediately prior to the event.

   No Redemption. The shares of Viacom Series C Preferred Stock are not redeemable by Viacom or the holder.

   Amendment. A vote of two-thirds of all outstanding shares of Viacom Series C preferred stock is required to amend the proposed new Restated Certificate of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Viacom Series C preferred stock in any material respect prejudicial to its holders. Creation of series of preferred stock ranking on parity or senior to the Viacom Series C preferred stock, in terms of dividends, distributions or voting, is not deemed prejudicial.

Other Viacom Preferred Stock

   Unless National Amusements would no longer hold a majority of the outstanding shares of voting stock of Viacom as a result of the issuance, the Viacom Board, without further action by the shareholders, is authorized to issue preferred stock from time to time in one or more series, with such distinctive serial designations as

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may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in the resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix:

  . the right to vote, if any;

  . the consideration for which the shares of the series are to be issued;

  . the number of shares constituting the series, which number may be increased, except as otherwise fixed by the Board of Directors, or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

  . the rate of dividends and the times at which dividends will be payable on the series and the preference, if any, which the dividends will have relative to dividends payable on shares of any other preferred stock of Viacom;

  . whether dividends will be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends will be cumulative;

  . the rights, if any, of holders in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of Viacom; the rights, if any, of holders to convert the shares into or exchange the shares for shares of any other preferred stock of Viacom or for any debt securities of Viacom, and the terms and conditions, including price and rate of exchange, of the conversion or exchange:

  . whether shares of the series will be subject to redemption, and the redemption price or prices and other terms or redemption, if any, including redemption prices payable in shares of Viacom Class A common stock or Viacom Class B common stock;

  . the terms and amounts of any sinking fund for the purchase or redemption of shares of the series; and

  . any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions pertaining to shares of the series permitted by law.

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                       COMPARISON OF RIGHTS OF HOLDERS OF
                           VIACOM STOCK AND CBS STOCK

   The rights of Viacom shareholders are governed by Delaware law, including the Delaware General Corporation Law, and Viacom's current Restated Certificate of Incorporation and By-laws. The rights of CBS shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, and CBS' Restated Articles of Incorporation and By-laws.

   Upon consummation of the merger, holders of shares of CBS common stock will become holders of shares of Viacom non-voting Class B common stock and holders of CBS Series B preferred stock will become holders of shares of Viacom Series C preferred stock, which is in turn convertible into shares of Viacom non-voting Class B common stock. Consequently, following the merger, Delaware law and Viacom's proposed new Restated Certificate of Incorporation and its By-laws, both as amended as a result of the merger, will govern the rights of former holders of CBS common stock and CBS Series B preferred stock. Copies of Viacom's current Restated Certificate of Incorporation and By-laws and CBS' Restated Articles of Incorporation and By-laws have been filed with the SEC and will be sent to any shareholder of Viacom or CBS upon request. Copies of Viacom's proposed new Restated Certificate of Incorporation and By-laws, as they will be amended as a result of the merger, are attached as Annexes B and C to this joint proxy statement/prospectus.

   A tabular comparison of shareholder rights of holders of common stock of Viacom and CBS both before and after the effective time of the merger is included below. This table is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist. However, the table includes a description of these differences that we believe to be material. Other than voting rights, there is no difference between the rights of holders of Viacom Class A common stock and Viacom Class B common stock.

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-------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
-------------------------------------------------------------------------------
Voting,        Class A Common       Common Stock:          See "Viacom Before
generally....  Stock:                                      the Merger." Shares
                                    . 1 vote per share.    of Viacom Class B
               . 1 vote per share.                         Common Stock,
                                    . No cumulative        including the
               . No cumulative        voting.              shares which CBS
                 voting.                                   shareholders will
                                    . Plurality vote       receive in the
               . Plurality vote       for directors.       merger, have no
                 for directors.                            voting rights or
                                    . Majority vote for    powers except as
               . Majority vote for    all other matters    required by
                 all other            except as set        Delaware law.
                 matters.             forth below where
                                      a higher vote is
               Class B Common         required for
               Stock:                 certain approvals
                                      and except as
               . Except as            otherwise
                 required by          required by
                 Delaware law,        Pennsylvania law.
                 this class has no
                 voting rights or
                 powers.
-------------------------------------------------------------------------------
Approval of
Certain
Business
Combinations..
               Under Delaware law,  Under Pennsylvania     See "Viacom Before
               subject to certain   law, subject to        the Merger."
               limited exceptions,  certain limited
               the approval of the  exceptions, the
               holders of a         affirmative vote of
               majority of the      a majority of the
               outstanding stock    votes cast by all
               entitled to vote is  shareholders
               required for any     entitled to vote
               merger or            thereon and, if the
               consolidation of a   transaction will
               Delaware             effect any changes
               corporation with     in the articles of
               another corporation  the corporation,
               or the sale, lease   the same class or
               or exchange of all   series vote that
               or substantially     would have been
               all of that          required under
               corporation's        Pennsylvania law to
               assets.              amend the articles,
                                    if any, is required
                                    for any merger or
                                    consolidation of a
                                    Pennsylvania
                                    corporation with
                                    another corporation
                                    or the sale, lease,
                                    exchange or other
                                    disposition of all
                                    or substantially
                                    all of that
                                    corporation's
                                    property and assets
                                    outside of the
                                    ordinary course of
                                    business.

-------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Approval of
Certain
Business
Combinations
with
Affiliates...
               Delaware law         Pennsylvania law       See "Viacom Before
               contains provisions  contains provisions    the Merger."
               that may restrict    that may restrict
               certain business     certain business
               combinations         combinations
               between a            between a
               corporation and its  corporation and its
               affiliates which     affiliates. See the
               are not wholly       provisions
               owned. Viacom's      described under
               Restated             "Anti-Takeover
               Certificate of       Provisions".
               Incorporation and
               By-laws do not
               impose any higher
               voting requirements
               for the approval of
               these actions.

                                    Except as described
                                    in the next
                                    paragraph, CBS'
                                    Restated Articles
                                    of Incorporation
                                    and By-laws do not
                                    impose any higher
                                    voting requirements
                                    for the approval of
                                    business
                                    combinations.

                                    CBS' Restated
                                    Articles of
                                    Incorporation
                                    require that
                                    certain
                                    combinations with a
                                    5% (at least)
                                    shareholder receive
                                    the approval of
                                    holders of a
                                    supermajority (80%)
                                    of all shares
                                    entitled to vote
                                    and a majority of
                                    shares held by all
                                    shareholders other
                                    than such 5%
                                    shareholder and its
                                    affiliates unless
                                    the transaction is
                                    approved by a
                                    majority of
                                    disinterested
                                    directors or
                                    satisfies certain
                                    specified fairness
                                    criteria with
                                    respect to the
                                    consideration to be
                                    received and
                                    certain other
                                    matters.

                                    Amendment of these
                                    provisions requires
                                    the approval of at
                                    least 80% of the
                                    combined vote of
                                    all shares entitled
                                    to vote generally
                                    in an annual
                                    election of
                                    directors and a
                                    majority of the
                                    combined vote of
                                    such shares held by
                                    all shareholders
                                    other than 5%
                                    shareholders and
                                    their affiliates,
                                    voting as a class.

--------------------------------------------------------------------------------

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Number of
Directors
and Size of
Board........
               Under Delaware law,  Under Pennsylvania     Under Viacom's
               the certificate of   law, the articles      proposed new
               incorporation or     of incorporation or    Restated
               the by-laws may      the by-laws may        Certificate of
               specify the number   specify the number     Incorporation, the
               of directors.        of directors.          number of directors
                                                           will be expanded to
               Viacom's Restated    CBS' By-laws allow     18. In addition,
               Certificate of       between 3 and 24       (1) the size of the
               Incorporation        directors to serve     Board may only be
               allows between       on its board. CBS'     changed by the
               three and 20         By-laws authorize      affirmative vote of
               directors to serve   the board to set       at least 14
               on their board.      the number of          directors, (2)
               Viacom's By-laws     directors within       eight of the
               authorize the board  these limits.          directors serving
               to set the number                           as CBS directors on
               of directors within  CBS' board has set     September 6, 1999
               the parameters set   the number of          (or any independent
               by the Restated      directors at 11,       director elected or
               Certificate of       increasing to 12 on    appointed prior to
               Incorporation.       December 1, 1999.      the effective time
                                                           of the merger to
               Viacom's board has   Under the CBS By-      serve as a CBS
               set the number of    laws, a majority of    director) that are
               directors at ten.    the directors must     designated by CBS'
                                    be independent         board prior to the
                                    directors.             merger (or
                                                           replacements who
                                                           are independent
                                                           directors) will
                                                           become members of
                                                           Viacom's board at
                                                           the effective time
                                                           and (3) of the 10
                                                           directors on
                                                           Viacom's board who
                                                           are not CBS' board
                                                           designees, two are
                                                           directors who were
                                                           first elected to
                                                           serve on the Viacom
                                                           board after 1993,
                                                           are not members of
                                                           the management of
                                                           either Viacom or
                                                           National
                                                           Amusements, and, in
                                                           the event they
                                                           leave the board,
                                                           must be replaced
                                                           with disinterested,
                                                           independent
                                                           directors who are
                                                           chief executive
                                                           officers, chief
                                                           operating officers
                                                           or chief financial
                                                           officers or former
                                                           chief executive
                                                           officers of a
                                                           Fortune 500 company
                                                           or a non-U.S.
                                                           company of
                                                           comparable size.
                                                           Generally, for a
                                                           period of three
                                                           years following the
                                                           merger, these
                                                           provisions cannot
                                                           be changed without
                                                           the approval of at
                                                           least 14 directors.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Term of        Under Viacom's by-   Under CBS' Restated    Under Viacom's
Office.......  laws, each director  Articles of            proposed new
               serves for a one-    Incorporation, CBS     Restated
               year term.           may, but need not,     Certificate of
                                    create a classified    Incorporation and
                                    board. However CBS     applicable law, all
                                    has not done so        directors will
                                    and, under CBS' By-    serve for a one-
                                    laws, each             year term. Pursuant
                                    director's term        to the National
                                    expires at the next    Amusements
                                    annual meeting.        stockholder
                                                           agreement, for the
                                                           three-year period
                                                           following the
                                                           merger, National
                                                           Amusements agreed
                                                           to cause to be
                                                           nominated and
                                                           elected each CBS
                                                           director (or
                                                           replacements who
                                                           are independent
                                                           directors).

--------------------------------------------------------------------------------

Removal of
Directors....
               Under Delaware law,  Under Pennsylvania     After the effective
               any director may be  law, unless            time of the merger,
               removed from office  otherwise provided     any director may be
               with or without      in a by-law adopted    removed with or
               cause by the         by the                 without cause in
               affirmative vote of  shareholders, any      accordance with
               the holders of a     director may be        Delaware law.
               majority of the      removed from office    However, pursuant
               shares of            by the shareholders    to the National
               outstanding stock    with or without        Amusements
               entitled to vote in  cause by the           stockholder
               the election of      affirmative vote of    agreement, for the
               that director.       a majority of the      three-year period
                                    votes cast with        following the
               Viacom's By-laws     certain exceptions     merger, National
               provide for the      in the case of a       Amusements has
               removal of           classified board.      agreed to take any
               directors in                                action necessary to
               accordance with      Under CBS' Restated    ensure that no CBS
               Delaware law.        Articles of            director is removed
                                    Incorporation and      as a director of
                                    its By-laws,           Viacom unless such
                                    directors may be       removal is for
                                    removed by CBS'        cause and is
                                    shareholders           approved by at
                                    without cause only     least 14 members of
                                    by the affirmative     Viacom's board.
                                    vote of holders of
                                    at least 80% of the
                                    combined vote of
                                    the shares of
                                    outstanding stock
                                    entitled to vote
                                    generally in an
                                    annual election.

--------------------------------------------------------------------------------


                                      107
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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Vacancies....  Under Viacom's By-   Under CBS' By-laws,    Under Viacom's
               laws, vacancies on   vacancies on the       proposed new
               the Viacom board     CBS board may be       Restated
               shall be filled by   filled by the          Certificate of
               the board only,      board, even if less    Incorporation, if
               even if less than a  than a quorum is       one of the eight
               quorum is present.   present, or the CBS    CBS directors
                                    board may reduce       vacates his or her
                                    the size of the        seat, the Viacom
                                    board. Vacancies       board, subject to
                                    may also be filled     its fiduciary
                                    by election by the     duties, is required
                                    shareholders.          to take all action
                                                           necessary to
                                                           appoint as a
                                                           successor a person
                                                           designated by a
                                                           majority of the
                                                           remaining CBS
                                                           directors. National
                                                           Amusements has
                                                           agreed in its
                                                           shareholder
                                                           agreement with CBS
                                                           to vote for such
                                                           designee.

                                                           If one of the ten
                                                           Viacom directors
                                                           vacates his or her
                                                           seat, the Viacom
                                                           board will fill the
                                                           vacancy. However,
                                                           if a directorship
                                                           held by a person
                                                           who is a director
                                                           of Viacom first
                                                           elected after 1993
                                                           and is not
                                                           management of
                                                           Viacom or National
                                                           Amusements, or the
                                                           replacement of any
                                                           such person,
                                                           becomes vacant, the
                                                           Viacom board,
                                                           subject to its
                                                           fiduciary duties,
                                                           is required to take
                                                           all action
                                                           necessary to ensure
                                                           that the vacancy is
                                                           filled by a
                                                           disinterested,
                                                           independent person
                                                           who is the chief
                                                           executive officer,
                                                           chief operating
                                                           officer or chief
                                                           financial officer
                                                           or former chief
                                                           executive officer
                                                           of a Fortune-500
                                                           company or a non-
                                                           U.S. public company
                                                           of comparable size.
                                                           Generally, for a
                                                           period of three
                                                           years following the
                                                           merger, these
                                                           provisions cannot
                                                           be changed without
                                                           the approval of at
                                                           least 14 directors.

--------------------------------------------------------------------------------

                                      108
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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Calling of
Special
Meeting of
Shareholders..
               Under Delaware law,  Under Pennsylvania     Under Viacom's By-
               special meetings of  law for "registered    laws, special
               shareholders may be  corporations" such     meetings may be
               called by the board  as CBS, special        called by the:
               or by persons        meetings of
               authorized to do so  shareholders may be    . majority of the
               in the certificate   called only by the       board;
               of incorporation or  board, or by the
               by-laws.             officers or other      . chairman of the
                                    persons, if any,         board;
               Under Viacom's By-   provided in the by-
               laws, special        laws, except that      . chief executive
               meetings of          an Interested            officer;
               shareholders of      Shareholder (as
               Viacom may be        defined below for      . vice chairman of
               called by the:       purposes of the          the board;
                                    business
               . majority of the    combination            . president and
                 board;             moratorium under         chief operating
                                    "Anti-Takeover           officer; or
               . chairman of the    Provisions") can
                 board;             call a special         . chairman of the
                                    meeting to approve       board, chief
               . vice chairman of   certain business         executive
                 the board;         combinations.            officer, the vice
                                                             chairman of the
               . president; or      Under CBS' By-laws,      board, the
                                    special meetings of      president and
               . chairman of the    shareholders of CBS      chief operating
                 board, vice        may be called only       officer or the
                 chairman of the    by:                      secretary at the
                 board, president                            request of at
                 or secretary at    . the CBS Board; or      least 50.1% of
                 the request of at                           Viacom's Class A
                 least 50.1% of     . the chairman of        common stock.
                 Viacom's Class A     the Board.
                 common stock.
                                    Under CBS' By-laws,
               Under Viacom's By-   the only business
               laws, the only       that may be
               business that may    conducted at a
               be conducted at a    special meeting is
               special meeting is   the business stated
               the business stated  in the notice of
               in the notice of     that special
               that special         meeting delivered
               meeting.             at the direction of
                                    the CBS Board or
                                    the chairman of the
                                    Board and matters
                                    which are
                                    incidental or
                                    germane thereto.

--------------------------------------------------------------------------------

                                      109
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--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------



Amendment to   Delaware law         Pennsylvania law       Under Viacom's
By-laws......  provides that the    provides that the      proposed new
               by-laws may be       by-laws may be         Restated
               amended by an        amended by an          Certificate of
               action of the        action of the          Incorporation,
               shareholders.        shareholders. The      during the three-
               However, the         by-laws may also       year period
               certificate of       give the power to      following the
               incorporation may    amend the by-laws      merger, any
               also give the power  to the board.          provisions of
               to amend the by-                            Article VIII of
               laws to the board.   Pennsylvania law       Viacom's By-laws,
                                    limits the board's     which states that
               Viacom's Restated    power to amend the     the By-laws are
               Certificate of       by-laws, however,      subject to Article
               Incorporation        in respect to          XIII of the
               allows the board to  certain matters,       proposed new
               repeal, alter or     unless allowed by      Restated
               amend the by-laws    the articles of        Certificate of
               by majority vote.    incorporation.         Incorporation,
                                                           which contain the
                                    Under CBS' Restated    principal
                                    Articles of            provisions setting
                                    Incorporation and      forth the corporate
                                    By-laws, CBS'          governance
                                    shareholders may       requirements
                                    amend the By-laws      relating to the
                                    with the               merger, may not be
                                    affirmative vote of    amended, repealed
                                    holders of at least    or waived by
                                    80% of the combined    Viacom's board
                                    vote of the shares     without the
                                    entitled to vote       approval of at
                                    generally in an        least 14 directors.
                                    annual election.

                                    Also, CBS' Restated
                                    Articles of
                                    Incorporation and
                                    By-laws allow the
                                    board to repeal,
                                    alter or amend the
                                    By-laws by majority
                                    vote of the entire
                                    board.

--------------------------------------------------------------------------------


                                      110
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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------
Amendments
to
certificate
of
incorporation..Under Delaware law,  Under Pennsylvania     Under Viacom's
               any provision of     law, an amendment      proposed new
               the certificate of   to the articles of     Restated
               incorporation may    incorporation          Certificate of
               be amended by the    requires the           Incorporation,
               approval of the      approval of the        during the three-
               board and the        board and, except      year period
               affirmative vote of  in limited cases       following the
               a majority of the    where a greater        merger, any
               holders of the       vote may be            provisions of
               combined voting      required, the          Viacom's proposed
               power of the         affirmative vote of    new Restated
               outstanding stock    a majority of the      Certificate of
               entitled to vote,    votes cast by all      Incorporation which
               and a majority of    shareholders           refer to Article
               each class entitled  entitled to vote on    VIII of Viacom's
               to vote as a class.  the matter and the     By-laws and the
                                    affirmative vote of    provisions of
               Viacom's Restated    a majority of the      Article XIII of the
               Certificate of       votes cast by all      proposed new
               Incorporation        shareholders within    Restated
               provides that        each class or          Certificate of
               amendments to the    series of shares if    Incorporation,
               Restated             such class or          which contain the
               Certificate of       series of shares is    principal
               Incorporation may    entitled to vote on    provisions setting
               be adopted as        the matter as a        forth the corporate
               allowed by Delaware  class.                 governance
               law.                                        arrangements
                                    Also, Pennsylvania     following the
               No amendments to     law provides that      merger, may not be
               the Restated         shareholders of a      amended, repealed
               Certificate of       registered             or waived without
               Incorporation        corporation, such      the approval of at
               require a            as CBS, are not        least 14 directors.
               supermajority vote.  entitled to propose
                                    amendments to the
                                    articles of
                                    incorporation.

                                    Amendments to some
                                    provisions of the
                                    CBS Restated
                                    Articles of
                                    Incorporation
                                    require the
                                    approval of holders
                                    of at least 80% of
                                    the combined vote
                                    of the shares
                                    entitled to vote
                                    generally in an
                                    annual election,
                                    and certain other
                                    amendments require
                                    such vote unless
                                    first recommended
                                    and approved by a
                                    majority of the
                                    entire board. See
                                    also "Approval of
                                    Certain Business
                                    Combinations With
                                    Affiliates" above
                                    for the required
                                    vote to amend that
                                    provision.

--------------------------------------------------------------------------------

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Dividends....  Under Delaware law,  Under Pennsylvania     See "Viacom Before
               a corporation may    law, unless            the Merger."
               pay dividends out    restricted by the
               of surplus or, if    by-laws, a
               no surplus exists,   corporation may pay
               out of net profits   dividends unless
               for the fiscal year  the payment would
               in which the         leave the
               dividends are        corporation unable
               declared and/or its  to pay its debts as
               preceding fiscal     they become due in
               year. However,       the usual course of
               dividends may not    business, or unless
               be declared out of   the payment would
               net profits if the   leave the
               capital of the       corporation with
               corporation is less  total assets that
               than the aggregate   were less than the
               amount of capital    sum of its total
               represented by any   liabilities plus
               issued and           the amount that
               outstanding          would be
               preferred stock.     distributable upon
                                    dissolution to
                                    shareholders having
                                    senior rights.

--------------------------------------------------------------------------------

Federal
Communications
Laws.........
               Viacom's Restated    The CBS Restated       See "Viacom Before
               Certificate of       Articles of            the Merger."
               Incorporation        Incorporation and
               provides that it     By-laws do not
               may request certain  contain special
               information from     provisions with
               the shareholder or   respect to
               proposed             compliance with
               shareholder in       federal
               order to determine   communications
               whether ownership    laws.
               of Viacom's Class A
               or Class B common
               stock is
               inconsistent with,
               or in violation of,
               any of the federal
               communications
               laws. If the
               necessary
               information is not
               provided or if
               Viacom finds that
               the ownership of
               its Class A or
               Class B common
               stock by a
               shareholder or
               proposed
               shareholder is
               inconsistent with,
               or in violation of,
               any of the federal
               communications
               laws, Viacom may:

               . refuse to permit
                 the transfer of
                 shares of its
                 Class A or Class
                 B common stock to
                 the proposed
                 person or entity;
                 or

               . exercise any and
                 all appropriate
                 remedies, at law
                 or in equity,
                 against any
                 shareholder in
                 order to obtain
                 the necessary
                 information or
                 prevent or cure
                 any situation

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


               which would cause
               the inconsistency
               with, or violation
               of, the offending
               provision of the
               federal
               communications
               laws.
--------------------------------------------------------------------------------

Conversion...  As long as 10,000    CBS' common stock      See "Viacom Before
               shares of Viacom's   has no conversion      the Merger."
               Class A common       features.
               stock are
               outstanding, each
               record holder of
               shares of Class A
               or Class B common
               stock may convert
               any or all of such
               shares into an
               equal number of
               shares of Class B
               common stock.

--------------------------------------------------------------------------------

Committees...  Under its By-laws,   Under its By-laws,     All Committees.
               Viacom's board may   CBS' board is          Under Viacom's
               create one or more   required to create     proposed new
               committees. Each     a compensation         Restated
               committee would      committee, an audit    Certificate of
               consist of one or    review committee       Incorporation, all
               more of the          and a nominating       committees, other
               directors of         and governance         than the
               Viacom.              committee. Each of     compensation
                                    these committees       committee and the
                                    shall consist of       officers nominating
                                    not less than two      committee, must
                                    members of the         have the same
                                    board, at least two    proportion of CBS
                                    of whom are            and Viacom
                                    required to be         directors as the
                                    independent            full Viacom board
                                    directors on the       has, with a minimum
                                    date of their          of one CBS director
                                    appointment. CBS'      on each committee.
                                    By-laws require
                                    that all members of    Officers Nominating
                                    the compensation       Committee. Under
                                    committee and the      Viacom's proposed
                                    nominating and         new Restated
                                    governance             Certificate of
                                    committee be           Incorporation,
                                    independent            Viacom will have an
                                    directors on the       officers nominating
                                    date of their          committee and Mr.
                                    appointment. The       Karmazin will be
                                    CBS board can also     the only member of
                                    create additional      this committee.
                                    standing or special    This committee will
                                    committees of one      have the powers to
                                    or more members.       hire, elect,
                                                           terminate, change
                                                           positions, allocate
                                                           responsibilities or
                                                           determine non-
                                                           equity
                                                           compensations, with
                                                           respect to the
                                                           officers and
                                                           employees. However,
                                                           this committee will
                                                           not have these
                                                           powers with respect
                                                           to the chairman,
                                                           the chief executive
                                                           officer and the
                                                           chief operating
                                                           officer.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                                           This committee will
                                                           not have the power
                                                           to fill the
                                                           positions of the
                                                           chief financial
                                                           officer, controller
                                                           and general counsel
                                                           without the
                                                           approval of the
                                                           board. However,
                                                           this committee will
                                                           have all of the
                                                           other powers
                                                           delegated to it for
                                                           other officers with
                                                           respect to the
                                                           chief financial
                                                           officer, controller
                                                           and general
                                                           counsel, including
                                                           the power to
                                                           terminate
                                                           employment of
                                                           persons holding
                                                           those positions.

                                                           Any decision of
                                                           this committee can
                                                           be overridden by
                                                           the affirmative
                                                           vote of at least 14
                                                           directors.

                                                           Compensation
                                                           Committee. Under
                                                           Viacom's proposed
                                                           new Restated
                                                           Certificate of
                                                           Incorporation, this
                                                           committee shall
                                                           consist of three
                                                           CBS directors who
                                                           are independent
                                                           directors and three
                                                           directors who are
                                                           not CBS directors.
                                                           Of the three non-
                                                           CBS directors, two
                                                           will be persons who
                                                           were first elected
                                                           as directors of
                                                           Viacom after 1993
                                                           and who are not
                                                           management of
                                                           Viacom or National
                                                           Amusements and the
                                                           third will be a
                                                           disinterested
                                                           independent
                                                           director.

                                                           This committee must
                                                           approve the annual
                                                           compensation of all
                                                           other officers and
                                                           employees and any
                                                           equity or equity-
                                                           based compensation
                                                           of any officer or
                                                           employee. However,
                                                           this committee will
                                                           not have the power
                                                           to approve the
                                                           annual compensation
                                                           of:
                                                           . any employee if
                                                             the total value
                                                             of such
                                                             employee's annual
                                                             cash compensation
                                                             is less than $1
                                                             million; or

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                                           . any talent, as
                                                             such term is
                                                             commonly used in
                                                             the media or
                                                             entertainment
                                                             industries.
                                                           These powers will
                                                           be delegated to the
                                                           officers nominating
                                                           committee.
                                                           Generally, for a
                                                           period of three
                                                           years following the
                                                           merger, these
                                                           provisions cannot
                                                           be changed without
                                                           the approval of at
                                                           least 14 directors.

--------------------------------------------------------------------------------

Officers.....  Under Viacom's By-   Under its By-laws,     Chairman and Chief
               laws, Viacom's       CBS' board shall       Executive Officer.
               board shall elect a  elect a chairman,      Under Viacom's
               president, a         who may be             proposed new
               treasurer and a      designated an          Restated
               secretary. The       officer of CBS, a      Certificate of
               board may also       president or a         Incorporation,
               elect a chairman,    chief executive        Sumner Redstone
               one or more vice     officer or both,       will serve as
               chairmen and vice    such vice              chairman and chief
               presidents and one   presidents as may      executive officer
               or more assistant    from time to time      of Viacom and Mel
               treasurers and       be necessary or        Karmazin will serve
               assistant            desirable, a           as president and
               secretaries. Any     secretary and a        chief operating
               number of offices    treasurer. There       officer of Viacom.
               may be held by the   shall also be one      If Mr. Redstone is
               same person, except  or more assistant      not the chief
               the offices of       secretaries and        executive officer
               president and        treasurers and such    at the effective
               secretary. Vice      other officers and     time of the merger
               presidents may be    assistant officers     or ceases to be the
               given distinctive    as the board may       chief executive
               designations such    deem appropriate.      officer at any time
               as executive vice    The board shall        during the three-
               president or senior  elect all officers,    year period
               vice president. The  except assistant       following the
               board may elect      officers. The term     merger, Mr.
               other officers and   of office for all      Karmazin will
               agents as it deems   officers shall be      become the chief
               necessary. The       until the              executive officer
               officers shall hold  organization           while retaining his
               office until their   meeting of the         title and
               successors are       board following the    responsibilities as
               elected or           next annual meeting    chief operating
               appointed and        of shareholders and    officer. The chief
               qualify or until     until their            executive officer
               their earlier        respective             shall be
               resignation or       successors are         responsible, in
               removal. Any         elected or             consultation with
               officer elected or   appointed and shall    the chief operating
               appointed by the     qualify, or until      officer, for
               board may be         their earlier          corporate policy
               removed at any time  death, resignation     and strategy and
               with or without      or removal. The        the chief operating
               cause by the         chairman or any        officer shall
               affirmative vote of  officer may be         consult on all
               a majority of the    removed from           major decisions
               whole board.         office, either with    with, and shall
                                    or without cause,      report directly to,
                                    at any time by the     the chief executive
                                    affirmative vote of    officer. However,
                                    the majority of the    unless Mr. Karmazin
                                    members of the         is the chief
                                    board then in          executive officer,
                                    office.                the chief executive
                                                           officer will not
                                                           exercise any
                                                           powers, rights,
                                                           functions or
                                                           responsibilities of
                                                           the chief operating
                                                           officer.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                                           President and Chief
                                                           Operating Officer.
                                                           Under Viacom's
                                                           proposed new
                                                           Restated
                                                           Certificate of
                                                           Incorporation, Mr.
                                                           Karmazin will also
                                                           serve as president
                                                           as well as chief
                                                           operating officer.
                                                           Mr. Karmazin may
                                                           not be terminated
                                                           or demoted from his
                                                           position as chief
                                                           operating officer
                                                           or chief executive
                                                           officer, if he is
                                                           serving in that
                                                           capacity, and none
                                                           of his functions as
                                                           chief operating
                                                           officer may be
                                                           changed without the
                                                           affirmative vote of
                                                           at least 14
                                                           directors.

                                                           The chief operating
                                                           officer will:

                                                           . supervise,
                                                             coordinate and
                                                             manage Viacom's
                                                             business,
                                                             operations,
                                                             activities,
                                                             operating
                                                             expenses and
                                                             capital
                                                             allocation;

                                                           . handle matters
                                                             relating to
                                                             officers (other
                                                             than the chief
                                                             executive officer
                                                             and chief
                                                             operating
                                                             officer) and
                                                             employees
                                                             including hiring,
                                                             terminating,
                                                             changing
                                                             positions and
                                                             allocating
                                                             responsibilities,
                                                             other than (a)
                                                             specific board
                                                             authority with
                                                             respect to the
                                                             chief financial
                                                             officer, the
                                                             general counsel
                                                             and the
                                                             controller and
                                                             (b) the authority
                                                             of the officers
                                                             nominating
                                                             committee and the
                                                             compensation
                                                             committee; and

                                                           . hold
                                                             substantially all
                                                             of the powers,
                                                             rights, functions
                                                             and
                                                             responsibilities
                                                             typically
                                                             exercised by a
                                                             chief operating
                                                             officer.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                                           All officers (other
                                                           than the chairman,
                                                           chief executive
                                                           officer and chief
                                                           operating officer)
                                                           will report,
                                                           directly or
                                                           indirectly, to the
                                                           chief operating
                                                           officer.

                                                           If Mr. Karmazin is
                                                           not the chief
                                                           operating officer
                                                           or chief executive
                                                           officer, the Viacom
                                                           board may terminate
                                                           the chief operating
                                                           officer, eliminate
                                                           that position and
                                                           the officers
                                                           nominating
                                                           committee and
                                                           reallocate the
                                                           functions of those
                                                           positions to whom
                                                           the officers will
                                                           report.

                                                           Vice Presidents,
                                                           Secretary,
                                                           Assistant
                                                           Secretary,
                                                           Treasurer and
                                                           Assistant
                                                           Treasurer. Under
                                                           Viacom's By-laws,
                                                           the president and
                                                           chief operating
                                                           officer may assign
                                                           additional duties
                                                           to the vice
                                                           presidents,
                                                           secretary,
                                                           assistant
                                                           secretary,
                                                           treasurer and
                                                           assistant
                                                           treasurer.
                                                           Generally, for a
                                                           period of three
                                                           years following the
                                                           merger, these
                                                           provisions cannot
                                                           be changed without
                                                           the approval of at
                                                           least 14 directors.

--------------------------------------------------------------------------------

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Shareholder
Action.......
               Under Delaware law,  Under Pennsylvania     See "Viacom Before
               unless the           law, unless            the Merger."
               certificate of       otherwise
               incorporation        restricted by the
               provides otherwise,  by-laws, a
               a shareholder        shareholder action
               action may be taken  may be taken
               if written consents  without a meeting
               are received from    upon the unanimous
               the holders of the   written consent of
               minimum number of    all of the
               votes that would be  shareholders
               necessary to         entitled to vote
               authorize that       thereon.
               action at a meeting  Shareholders of a
               at which all the     registered
               shares entitled to   corporation, such
               vote for that        as CBS, may
               action were present  authorize an action
               and voted. Viacom's  without a meeting
               Restated             by less than
               Certificate of       unanimous written
               Incorporation does   consent only if
               not restrict the     such action without
               ability of           a meeting is
               shareholders to act  permitted by the
               by written consent.  articles of
                                    incorporation. CBS'
                                    Restated Articles
                                    of Incorporation do
                                    not provide for a
                                    partial written
                                    consent; and CBS'
                                    By-laws do not
                                    restrict
                                    shareholder action
                                    by unanimous
                                    written consent.

--------------------------------------------------------------------------------

Notice of
Some
Shareholder
Actions......
               Neither Viacom's     Under CBS' By-laws,    See "Viacom Before
               Restated             for nominations for    the Merger."
               Certificate of       the election of
               Incorporation nor    directors to be
               its By-laws require  properly brought by
               shareholders to      a shareholder
               give Viacom advance  before an annual
               notice of director   meeting or a
               nominations or       special meeting at
               business to be       which directors are
               presented at an      to be elected
               annual or general    pursuant to CBS'
               shareholders'        notice of meeting,
               meeting.             or for other
                                    business to be
                                    properly brought by
                                    a shareholder
                                    before an annual
                                    meeting, the
                                    shareholder must
                                    have given timely
                                    notice thereof in
                                    writing to CBS'
                                    secretary and the
                                    shareholder must be
                                    entitled by
                                    Pennsylvania law to
                                    present such
                                    business at the
                                    meeting and must be
                                    a shareholder of
                                    record at the time
                                    the required notice
                                    is given and at the
                                    time of the
                                    meeting. To be
                                    timely, a
                                    shareholder's
                                    notice must be
                                    delivered to CBS'
                                    secretary at CBS'
                                    principal executive
                                    offices:

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                    . in the case of an
                                      annual meeting,
                                      for receipt not
                                      less than 90 days
                                      nor more than 120
                                      days prior to the
                                      first anniversary
                                      of the preceding
                                      year's annual
                                      meeting
                                      (provided, if the
                                      date of the
                                      annual meeting is
                                      advanced more
                                      than 30 days or
                                      delayed more than
                                      90 days from the
                                      anniversary date,
                                      the notice can be
                                      as late as the
                                      10th day
                                      following public
                                      announcement of
                                      the meeting
                                      date); and

                                    . with respect to
                                      the nomination of
                                      a person or
                                      persons for
                                      election to such
                                      position(s) as
                                      are specified in
                                      CBS' notice of
                                      meeting in the
                                      case of a special
                                      meeting, for
                                      receipt no more
                                      than 120 days
                                      prior to the date
                                      of such special
                                      meeting and no
                                      later than the
                                      90th day prior to
                                      the date of such
                                      special meeting
                                      or the 10th day
                                      following the day
                                      on which public
                                      announcement is
                                      first made of the
                                      date of the
                                      special meeting
                                      and of the
                                      nominees proposed
                                      by the board to
                                      be elected at
                                      such meeting.

                                    In no event will
                                    the public
                                    announcement of an
                                    adjournment or
                                    postponement of an
                                    annual or special
                                    meeting commence a
                                    new time period for
                                    the giving of a
                                    shareholder's
                                    notice. Such
                                    shareholder's
                                    notice shall
                                    include:

                                    . certain
                                      information
                                      relating to the
                                      relationship, if
                                      any, between the
                                      shareholder and
                                      the nominee being
                                      proposed, the
                                      nominee's written
                                      consent, and the
                                      information
                                      required to be
                                      disclosed under
                                      the Exchange Act;

                                      119
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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                    . a brief
                                      description of
                                      the business
                                      desired to be
                                      brought before
                                      the meeting and
                                      the reasons
                                      therefor and any
                                      material interest
                                      of the
                                      shareholder and
                                      the beneficial
                                      owner therein;
                                      and

                                    . as to the
                                      shareholder
                                      giving the notice
                                      and as to the
                                      beneficial owner,
                                      if different from
                                      the shareholder
                                      giving notice, on
                                      whose behalf the
                                      nomination or
                                      proposal is made,
                                      the name and
                                      address and
                                      number of shares
                                      held by the
                                      shareholder and
                                      beneficial owner,
                                      and a
                                      representation by
                                      the shareholder
                                      as to the intent
                                      to hold such
                                      shares until the
                                      meeting and to
                                      attend the
                                      meeting and make
                                      the proposal.

--------------------------------------------------------------------------------

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


Dissenters'
Rights of
Appraisal....  Delaware law         Pennsylvania law       See "Viacom Before
               provides for         provides, with         the Merger."
               appraisal rights on  certain exceptions,
               the part of the      that shareholders
               shareholders of a    of a corporation
               corporation only in  have a right to
               the case of certain  dissent from a
               mergers or           proposed
               consolidations and   transaction and to
               not in the case of   obtain payment of
               other mergers,       the judicially
               sales or transfers   determined "fair
               of all or            value" of their
               substantially all    shares in a merger,
               of a corporation's   consolidation,
               assets or            division, share
               amendments to a      exchange or
               corporation's        conversion, in
               certificate of       certain asset
               incorporation.       transfers, in
               Moreover, unless     transactions where
               the certificate of   the board grants
               incorporation so     dissenters rights,
               provides, Delaware   and in certain
               law does not         other plans or
               provide for          amendments to the
               appraisal rights in  articles of
               connection with a    incorporation in
               merger or            which disparate
               consolidation for    treatment is given
               stock listed on a    to the holders of
               national securities  shares of the same
               exchange or          class or series
               designated as a      unless each group
               national market      has approved by a
               system security on   special class vote.
               the Nasdaq stock     These dissenters'
               market or held of    rights are not
               record by more than  available, however,
               2,000 shareholders,  for any class of
               unless the           stock that is
               agreement of merger  either listed on a
               or consolidation     national securities
               requires the         exchange or held of
               holders of the       record by more than
               stock to receive,    2,000 shareholders
               in exchange for      (as is the case
               their shares, any    with CBS common
               property other than  stock) unless (a)
               shares of stock of   the shares are not
               the surviving        converted solely
               corporation, shares  into shares of the
               of stock of any      acquiring,
               other corporation    surviving, new or
               listed on a          other corporation,
               national securities  or solely into such
               exchange or          shares combined
               designated as a      with cash for any
               national market      fractional shares;
               system security on   (b) the shares
               the Nasdaq stock     being converted are
               market or held of    shares of any
               record by more than  preferred or
               2,000 holders, cash  special class of
               instead of           stock, unless the
               fractional shares    articles of
               or any combination   incorporation, the
               of the foregoing.    plan, or the terms
               Viacom's Restated    of the transaction
               Certificate of       entitle all holders
               Incorporation does   of the shares of
               not provide for      the preferred or
               appraisal rights in  special class to
               these                vote on the
               circumstances. In    transaction and
               addition, Delaware   require the
               law denies           approval of the
               appraisal rights to  affirmative vote of
               the shareholders of  a majority of the
               the surviving        votes cast by all
               corporation in a     shareholders of the
               merger if the        preferred or
               merger did not       special class; or
               require the          (c) (1) the
               approval of the      transaction
               shareholders of the  provides for
               surviving            disparate treatment
               corporation.         for shares of the
                                    same class or
                                    series,

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

                                    (2) the shares
                                    being converted are
                                    a group of a class
                                    or series of shares
                                    which are to
                                    receive the same
                                    special treatment
                                    in the transaction,
                                    and (3) the group
                                    is not entitled to
                                    vote as a special
                                    class for such
                                    transaction.

--------------------------------------------------------------------------------

Fiduciary
Duties of
Directors....  Under Delaware law,  Under Pennsylvania     See "Viacom Before
               the business and     law, directors have    the Merger."
               affairs of a         a fiduciary duty to
               corporation are      their corporation
               managed by or under  and are required to
               the direction of     perform their
               its board. In        duties in good
               exercising their     faith, in a manner
               powers, directors    they reasonably
               are charged with     believe to be in
               the fiduciary        the best interests
               duties of loyalty    of the corporation,
               and care to both     and with the care,
               the corporation and  including
               the shareholders. A  reasonable inquiry,
               party challenging    skill and
               the decision of a    diligence, that a
               board generally      person of ordinary
               bears the burden of  prudence would use
               rebutting the so-    under similar
               called "business     circumstances.
               judgment rule," a    Directors, in
               presumption that,    considering the
               in making a          best interests of
               business decision,   their corporation,
               directors acted on   may, but are not
               an informed basis,   required to,
               in good faith and    consider the
               in the honest        effects of any
               belief that the      action upon
               action was taken in  employees,
               the best interests   suppliers and
               of the corporation.  customers of the
               Unless this          corporation, and
               presumption is       upon communities in
               rebutted, the        which offices or
               business judgment    other
               exercised by         establishments of
               directors in making  the corporation are
               their decisions is   located and all
               not subject to       other pertinent
               judicial review. To  factors. Under
               rebut this           Pennsylvania law,
               presumption, a       absent a breach of
               party must           fiduciary duty, a
               demonstrate that,    lack of good faith
               in reaching their    or self-dealing,
               decision, the        any act of the
               directors breached   board, a committee
               one or more of       of the board or an
               their fiduciary      individual director
               duties. If the       is presumed to be
               presumption is so    in the best
               rebutted, the        interests of the
               directors bear the   corporation. The
               burden of            Pennsylvania
               demonstrating the    Supreme Court has
               entire fairness of   recognized the
               the relevant         common law
               transaction.         "business judgment
               Notwithstanding the  rule". Pennsylvania
               foregoing, Delaware  courts have not
               courts may subject   imposed any
               directors'           heightened
               defensive actions    obligations on
               taken in response    directors to
               to a threat to       justify their
               corporate control    conduct in the
               or their approval    context of a
               of a change-of-      potential or
               control transaction  proposed
               to enhanced          acquisition of
               scrutiny and may     control or required
               require the          directors to
               directors to         maximize the short-
               maximize the short-  term financial
               term financial       return to
               interests of         shareholders.
               shareholders.


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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Limitation       Delaware law         Under                  See "Viacom
of Personal    permits a            Pennsylvania law, a    Before the Merger."
Liability of   corporation to       corporation may
Directors....  include in its       include in its by-
               certificate of       laws a provision
               incorporation a      which eliminates
               provision that       the liability of
               limits or            its directors for
               eliminates the       monetary damages
               liability of its     for any action
               directors to the     taken or the
               corporation or its   failure to take any
               shareholders for     action, unless (a)
               monetary damages     the directors have
               arising from a       breached or failed
               breach of fiduciary  to perform their
               duty, except under   duties and (b) the
               certain              breach or failure
               circumstances. Some  to perform
               of these             constitutes self-
               circumstances would  dealing, willful
               include a breach of  misconduct or
               the duty of loyalty  recklessness.
               to the corporation   However, a
               or its               Pennsylvania
               shareholders, acts   corporation may not
               or omissions not in  eliminate the
               good faith or which  liability of
               involve intentional  directors where the
               misconduct or a      responsibility or
               knowing violation    liability of a
               of law, an unlawful  director arises
               declartion of a      under any criminal
               declaration of a     statute or is for
               dividend or          the payment of
               unlawful             federal, state or
               authorization of     local taxes. CBS'
               the repurchase or    Restated Articles
               redemption of stock  of Incorporation
               or any transaction   and By-laws
               from which the       eliminate director
               director derived an  liability to the
               improper personal    fullest extent
               benefit. Viacom's    permitted by
               Restated             Pennsylvania law.
               Certificate of
               Incorporation
               eliminates director
               liability to the
               fullest extent
               permitted by
               Delaware law.

--------------------------------------------------------------------------------

                                      123
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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

                                                             See "Viacom
Indemnification  Under Delaware       The provisions of    Before the Merger."
of Directors   law, a corporation   Pennsylvania law
and            may indemnify a      regarding
Officers.....  director or officer  indemnification are
               of the corporation   substantially
               against expenses,    similar to those of
               including            Delaware law.
               attorneys' fees,     Unlike Delaware
               judgments, fines     law, however,
               and settlement       Pennsylvania law
               amounts actually     expressly permits
               and reasonably       indemnification in
               incurred in a civil  connection with any
               or criminal action,  action, including a
               suit or proceeding   derivative action,
               by reason of being   unless a court
               or having been a     determines that the
               representative of    acts or omissions
               or serving at the    giving rise to the
               request of the       claim constituted
               corporation. This    willful misconduct
               indemnification is   or recklessness.
               available if the
               person acted in
               good faith and
               reasonably believed
               that his or her
               actions were in or
               not opposed to the
               best interests of
               the corporation
               and, in a criminal
               proceeding, had no
               reasonable cause to
               believe that his or
               her conduct was
               unlawful. In an
               action brought by
               or on behalf of the
               corporation, this
               indemnification is
               limited to expenses
               incurred. Delaware
               law also provides
               that a corporation
               may advance a
               director, officer,
               employee or agent
               the expenses
               incurred in
               defending any
               action, but that,
               in the case of
               advances to
               directors or
               officers the
               corporation must
               first receive an
               undertaking from
               the officer or
               director to repay
               the amount advanced
               if it is ultimately
               determined that the
               person is not
               entitled to
               indemnification. A
               determination of
               the amount of the
               indemnification to
               be paid in any
               circumstance must
               be made by a
               majority of the
               directors who are
               not parties to the
               action, even though
               less than a quorum,
               by a committee of
               such disinterested
               directors or, if
               there are no such
               directors

                                    CBS' Restated
                                    Articles of
                                    Incorporation and
                                    By-laws provide for
                                    broad
                                    indemnification of
                                    directors and
                                    officers. However,
                                    CBS' By-laws
                                    specifically state
                                    that there will be
                                    no indemnification
                                    where the
                                    indemnitee
                                    initiates the
                                    claim, except for a
                                    claim to enforce
                                    by-law
                                    indemnification
                                    rights. The By-laws
                                    provide for the
                                    advancement of
                                    certain expenses if
                                    the person seeking
                                    indemnification
                                    agrees to repay all
                                    amounts advanced if
                                    it is later
                                    determined that
                                    such person is not
                                    entitled to be
                                    indemnified
                                    pursuant to the By-
                                    laws against such
                                    expenses.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

               or if such
               directors so
               direct, by
               independent legal
               counsel. No
               indemnification for
               expenses in
               derivative actions
               is permitted under
               Delaware law if the
               person is found to
               be liable to the
               corporation, unless
               a court finds him
               or her entitled to
               such
               indemnification.
               If, however, that
               person is
               successful, on the
               merits or
               otherwise, in
               defending a third-
               party or derivative
               action,
               indemnification for
               expenses incurred
               is mandatory. The
               indemnification
               provisions of
               Delaware law are
               not exclusive of
               any other rights to
               which the party may
               be entitled under
               any by-law,
               agreement or vote
               of shareholders or
               disinterested
               directors.

               Viacom's Restated
               Certificate of
               Incorporation
               provides for
               mandatory
               indemnification of
               its directors,
               officers, employees
               or agents to the
               fullest extent
               provided by law.
               However, Viacom
               will not indemnify
               a person who was
               adjudged to be
               liable to Viacom,
               unless the court
               decides that such
               person is entitled
               to Viacom's
               indemnity. Viacom's
               Restated
               Certificate of
               Incorporation
               provides for the
               advancement of
               expenses for its
               directors and
               officers if they
               agree to repay all
               amounts advanced if
               it is later
               ultimately
               determined that
               they are not
               entitled to be
               indemnified. In
               addition, Viacom's
               Restated
               Certificate of
               Incorporation
               provides for the
               advancement of
               expenses for its
               employees and
               agents as Viacom
               deems it
               appropriate.

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                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

Anti-
Takeover
Provisions...  Under Delaware law,  Pennsylvania law       See "Viacom Before
               a corporation is     contains several       the Merger."
               prohibited from      anti-takeover
               engaging in any      provisions which
               "business            apply to registered
               combination" with    corporations such
               an "interested       as CBS.
               shareholder," which
               is defined as a      Transactions with
               person who,          Interested
               together with        Shareholders.
               affiliates or        Pennsylvania law
               associates, owns,    provides that the
               or within a three-   types of
               year period did      transactions listed
               own, 15% or more of  below must be
               the corporation's    approved by the
               voting stock for a   affirmative vote of
               period of three      at least a majority
               years following the  of the votes that
               date on which the    all shareholders
               shareholder became   are entitled to
               an interested        cast with respect
               shareholder,         to such
               unless:              transaction,
                                    excluding all
               . the certificate    voting shares owned
                 of incorporation   by an interested
                 provides           shareholder. An
                 otherwise;         interested
                                    shareholder
               . prior to the date  generally means,
                 on which the       for purposes of
                 person became an   this provision, a
                 interested         shareholder who is
                 shareholder, the   a party to the
                 board approved     transaction or who
                 either the         is treated
                 business           differently from
                 combination or     other shareholders,
                 the transaction    together with their
                 which resulted in  affiliates and
                 the shareholder    persons acting
                 becoming an        jointly or in
                 interested         concert with them.
                 shareholder;       The following types
                                    of transactions
               . the interested     require the special
                 shareholder owned  vote described
                 85% or more of     above:
                 the voting stock
                 of the             . a merger or
                 corporation,         consolidation, a
                 excluding            share exchange or
                 specified shares,    certain sales of
                 upon completion      assets between a
                 of the               corporation or
                 transaction as       its subsidiary
                 the result of        and a shareholder
                 which the person     of the
                 became an            corporation;
                 interested
                 shareholder; or    . a division of the
                                      corporation, if
               . on or after the      an interested
                 date on which        shareholder is to
                 such person          receive a
                 became an            disproportionate
                 interested           amount of any of
                 shareholder, the     the securities of
                 business             any corporation
                 combination is       surviving or
                 approved by the      resulting from
                 board and the        the division;
                 affirmative vote,
                 at a special       . a voluntary
                 meeting and not      dissolution of
                 by written           the corporation,
                 consent, of at       if any
                 least 66 2/3% of     shareholder is to
                 the outstanding      be treated
                 voting shares of     differently from
                 the corporation,     others holding
                 excluding shares     shares of the
                 held by such         same class (other
                 interested           than dissenters'
                 shareholder.         rights); or

--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------



               A "business          . a
               combination"           reclassification,
               includes:              if any
                                      shareholder's
               . mergers,             percentage of
                 consolidations       voting or
                 and sales or         economic share
                 other                interest in the
                 dispositions of      corporation is
                 10% or more of       materially
                 the assets of a      increased
                 corporation to or    relative to
                 with an              substantially all
                 interested           other
                 shareholder;         shareholders.

               . certain            The special voting
                 transactions       requirement with
                 resulting in the   respect to the
                 issuance or        above types of
                 transfer to an     transactions does
                 interested         not apply if:
                 shareholder of
                 any stock of such  . the proposed
                 corporation or       transaction has
                 its subsidiaries;    been approved by
                 and                  a majority of the
                                      corporation's
               . other                board, excluding
                 transactions         directors
                 resulting in a       affiliated with
                 disproportionate     or nominated by
                 financial benefit    the interested
                 to an interested     shareholder;
                 shareholder.

               Delaware law does    . the consideration
               not contain a          received for each
               "control-share         class of stock
               acquisition"           owned by the
               statute similar to     interested
               that contained in      shareholder is at
               Pennsylvania law.      least as high as
                                      the highest
                                      consideration
                                      paid for that
                                      class by the
                                      interested
                                      shareholder; or
                                    . the transaction
                                      is a merger or
                                      consolidation
                                      involving a
                                      parent
                                      corporation which
                                      owns at least 80%
                                      of each class of
                                      the stock of each
                                      other constituent
                                      party.
                                    Business
                                    Combination
                                    Moratorium.
                                    Pennsylvania law
                                    provides for a
                                    five-year
                                    moratorium on
                                    business
                                    combinations with a
                                    registered
                                    corporation by an
                                    interested
                                    shareholder after
                                    the date such
                                    person first
                                    becomes an
                                    interested
                                    shareholder. For
                                    this purpose,
                                    interested
                                    shareholder
                                    generally means a
                                    person who
                                    individually or
                                    with or through any
                                    of its affiliates
                                    or associates owns
                                    stock with 20% or
                                    more of the
                                    combined vote of
                                    shares entitled to
                                    elect directors or
                                    who held such
                                    amount in the last
                                    five years and is
                                    still an affiliate.

--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                    Following the
                                    expiration of the
                                    five-year
                                    moratorium, a
                                    business
                                    combination with
                                    that interested
                                    shareholder must be
                                    approved by either:

                                    . a majority of the
                                      shares not held
                                      by the interested
                                      shareholder or
                                      its affiliates
                                      and associates;
                                      or

                                    . a majority of the
                                      shares cast
                                      including those
                                      shares held by
                                      the interested
                                      shareholder, and
                                      the business
                                      combination (a)
                                      must meet certain
                                      fair price
                                      criteria and (b)
                                      the interested
                                      shareholder
                                      cannot have
                                      increased its
                                      holdings during
                                      the five-year
                                      period.

                                    "Business
                                    combinations"
                                    include:

                                    . mergers,
                                      consolidations,
                                      share exchanges
                                      or divisions of a
                                      registered
                                      corporation or
                                      its subsidiary:
                                      with an
                                      interested
                                      shareholder; or
                                      with, involving
                                      or resulting in
                                      any other
                                      corporation which
                                      is, or after such
                                      merger,
                                      consolidation,
                                      share exchange or
                                      division would
                                      be, an affiliate
                                      or associate of
                                      such interested
                                      shareholder;

                                    . a sale, lease,
                                      exchange,
                                      mortgage, pledge,
                                      transfer or other
                                      disposition to or
                                      with an
                                      interested
                                      shareholder or
                                      any affiliate or
                                      associate of an
                                      interested
                                      shareholder of
                                      assets of the
                                      corporation or
                                      any subsidiary
                                      having a value
                                      equal to at least
                                      10% of (a) the
                                      assets, (b) all
                                      the outstanding
                                      shares or (c) the
                                      earning power or
                                      net income on a
                                      consolidated
                                      basis, of such
                                      registered
                                      corporation or
                                      its subsidiary;

--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                    . the adoption of a
                                      plan of
                                      liquidation or
                                      dissolution
                                      proposed by the
                                      interested
                                      shareholder or
                                      its affiliates or
                                      associates; and

                                    . other specified
                                      self-dealing
                                      transactions
                                      between such
                                      registered
                                      corporation and
                                      an interested
                                      shareholder or
                                      any affiliate or
                                      associate
                                      thereof.

                                    The five-year
                                    moratorium does not
                                    apply to:

                                    . business
                                      combinations with
                                      persons who
                                      became interested
                                      shareholders with
                                      the prior
                                      approval of the
                                      board;

                                    . business
                                      combinations that
                                      were approved by
                                      the board prior
                                      to the date on
                                      which the
                                      shareholder
                                      became an
                                      interested
                                      shareholder;

                                    . business
                                      combinations
                                      approved by all
                                      of the holders of
                                      the outstanding
                                      common shares;
                                      and

                                    . business
                                      combinations
                                      approved by a
                                      majority of the
                                      voting shares,
                                      not including any
                                      voting shares
                                      beneficially
                                      owned by the
                                      interested
                                      shareholder or
                                      any affiliate or
                                      associate of the
                                      interested
                                      shareholder, at a
                                      meeting called
                                      for such purpose
                                      no earlier than
                                      three months
                                      after the date
                                      the interested
                                      shareholder
                                      became the
                                      beneficial owner
                                      of 80% of the
                                      voting shares,
                                      provided that the
                                      interested
                                      shareholder
                                      continues to
                                      beneficially own
                                      80% of the voting
                                      shares at the
                                      time of such
                                      meeting and
                                      certain fair
                                      price criteria
                                      are met and the
                                      interested
                                      shareholder has
                                      not increased its
                                      holdings.

--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------


                                    Shareholder Right
                                    to Have Shares
                                    Purchased in
                                    Control
                                    Transactions. Under
                                    Pennsylvania law,
                                    when a person or
                                    group of persons
                                    acting together
                                    holds 20% of the
                                    shares entitled to
                                    vote in the
                                    election of
                                    directors, any
                                    other holder of
                                    voting shares of
                                    the registered
                                    corporation who
                                    objects can, within
                                    a reasonable time
                                    after the control
                                    person or group of
                                    persons acquires
                                    the 20% stake,
                                    require the control
                                    group to purchase
                                    his or her shares
                                    at a fair value.
                                    Fair value is
                                    defined as not less
                                    than the highest
                                    price per share
                                    paid by the control
                                    person at any time
                                    during the 90-day
                                    period ending on
                                    the date of the
                                    control transaction
                                    plus any value,
                                    including any value
                                    paid or payable for
                                    the acquisition of
                                    control, that may
                                    not be reflected in
                                    such price.

--------------------------------------------------------------------------------

Rights         Viacom does not      On December 29,        See "Viacom Before
Plan.........  have a rights plan.  1995, the board of     the Merger."
                                    directors of CBS
                                    adopted a
                                    shareholder rights
                                    plan providing for
                                    the distribution of
                                    one right for each
                                    share of its common
                                    stock outstanding
                                    on January 9, 1996
                                    or issued
                                    thereafter until
                                    the occurrence of
                                    certain events. The
                                    rights become
                                    exercisable only in
                                    the event, with
                                    certain exceptions,
                                    that an acquiring
                                    party accumulates
                                    15% or more of CBS'
                                    voting stock or a
                                    party announces an
                                    offer to acquire
                                    30% or more of CBS'
                                    voting stock. The
                                    rights will not
                                    become exercisable
                                    as a result of the
                                    merger because of
                                    prior approval of
                                    the merger by the
                                    board of directors
                                    of CBS. The rights
                                    initially have an
                                    exercise price of
                                    $64 per share and
                                    expire on January
                                    9, 2006;

--------------------------------------------------------------------------------
                                                             Combined Company
 Shareholder    Viacom Before the      CBS Before the       Shareholder Rights
   Rights             Merger               Merger
--------------------------------------------------------------------------------

                                    however, the CBS
                                    Board has adopted a
                                    resolution
                                    affirming its
                                    intention to redeem
                                    the rights in
                                    January 2001 if
                                    still outstanding.
                                    Upon the occurrence
                                    of certain events,
                                    holders of the
                                    rights will be
                                    entitled to
                                    purchase either CBS
                                    Series A preferred
                                    shares or shares in
                                    an acquiring entity
                                    at half of market
                                    value. CBS is
                                    entitled to redeem
                                    the rights at a
                                    value of $.01 per
                                    right at any time
                                    until the tenth day
                                    following the
                                    acquisition of a
                                    15% position in its
                                    voting stock.

--------------------------------------------------------------------------------

Rights of
Inspection...
               Under Delaware law,  Under Pennsylvania     See "Viacom Before
               every shareholder,   law every              the Merger."
               upon proper written  shareholder, upon
               demand stating the   proper written
               purpose, may         demand stating the
               inspect the          purpose, may
               corporate books and  inspect the
               records as long as   corporate books and
               the inspection is    records as long as
               for a proper         the inspection is
               purpose and during   for a proper
               normal business      purpose and during
               hours. A "proper     normal business
               purpose" is any      hours. A "proper
               purpose reasonably   purpose" is any
               related to the       purpose reasonably
               interest of the      related to the
               inspecting person    interest of the
               as a shareholder.    inspecting person
                                    as a shareholder.

--------------------------------------------------------------------------------

Liquidation
Rights.......
               The rights of the                           See "Viacom Before
               holders of shares                           the Merger."
               of Viacom's common   Holders of shares
               stock upon the       of CBS' common
               liquidation or       stock upon the
               dissolution of       liquidation or
               Viacom are           dissolution of CBS
               substantially the    have the right to
               same as those of     receive (on a
               the holders of       parity with any
               shares of CBS'       preferred stock
               common stock upon    ranking on a parity
               the liquidation or   with the common for
               dissolution of CBS.  this purpose) any
                                    surplus that
                                    remains after
                                    paying or providing
                                    for all liabilities
                                    of CBS and after
                                    all distributions
                                    have been made to
                                    stock having a
                                    preference to the
                                    common with respect
                                    to
                                    liquidation/dissolution.

--------------------------------------------------------------------------------

   In addition, upon consummation of the merger, holders of shares of CBS Series B preferred stock will become holders of shares of Viacom Series C preferred stock. Consequently, following the merger, Delaware law and Viacom's proposed new Restated Certificate of Incorporation and its By-laws, both as amended as a result of the merger, will govern the rights of former holders of CBS Series B preferred stock. Except as described in the table below, the rights of holders of Viacom Series C preferred stock are substantially identical to the rights of holders of CBS Series B preferred stock:

                                                                Viacom Series C
                           CBS Series B Preferred Stock         Preferred Stock
                         -------------------------------- ----------------------------
Par Value:               $1.00 per share                  $.01 per share
Voting Rights Equal To:  1,000 shares of CBS common stock 100 shares of Viacom Class A common stock
Convertible into:        1,000 shares of CBS common stock 1,000 shares of Viacom
                                                          non-voting Class B common
                                                          stock


             ADOPTION OF NEW RESTATED CERTIFICATE OF INCORPORATION

   The Board of Directors of Viacom has declared the advisability, approved and is submitting for shareholder adoption a new Restated Certificate of Incorporation for Viacom. The full text of the proposed new Restated Certificate of Incorporation is attached as Annex B. For a summary of the material provisions, see "The Merger--Directors, Management and Corporate Governance of the Combined Company," which should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the proposed new Restated Certificate of Incorporation attached as Annex B. For a summary of the material differences between the Restated Certificate of Incorporation as in effect immediately prior to the effective time of the merger and the proposed new Restated Certificate of Incorporation, see "Comparison of Rights of Holders of Viacom Stock and CBS Stock."

                     AMENDMENT TO THE VIACOM 1997 LONG-TERM
                           MANAGEMENT INCENTIVE PLAN

   The Viacom 1997 long-term management incentive plan was adopted on March 27, 1997 and was approved by Viacom's shareholders. The Viacom board amended the plan on July 29, 1999 and September 6, 1999 to increase the number of shares of Viacom Class B common stock authorized for issuance under this plan by an additional 10 million shares to a total of 50 million shares of Class B common stock, as described more fully below, as well as to make certain other amendments. The increase in the number of shares of Class B common stock authorized for issuance under the plan is being submitted for approval by the affirmative vote of the holders of a majority of the shares of Viacom's Class A common stock outstanding on the record date, by written consent.

 General Description of this Plan

   The following is a description of the material features of this plan. The full text of this plan is attached as Annex J to this joint proxy statement/prospectus. This plan provides for grants of stock options to purchase shares of Class B common stock, stock appreciation rights, restricted shares of Class B common stock and phantom shares. However, no incentive stock options, stock appreciation rights, restricted shares or phantom shares have been or will be granted under this plan. The terms and conditions of the non-qualified stock options granted or to be granted under the plan are described in more detail below. Approximately 1,000 of Viacom's employees are eligible for grants under this plan. Where necessary, compensation relating to awards under this plan is generally intended to qualify as "qualified performance-based compensation," which is excluded from the $1.0 million limit on deductible compensation set forth in Section 162(m) of the Internal Revenue Code.

   The maximum aggregate number of shares of Class B common stock that may be distributed under this plan, whether reserved for issuance upon grants of stock options or stock appreciation rights or granted as restricted shares, is currently 40 million, subject to adjustment. On July 29, 1999 and September 6, 1999, the board amended this plan to authorize the issuance of an additional 10 million shares of Class B common stock, subject to approval of the Viacom shareholders, for a total of 50 million shares. Shares of Class B common stock covered by expired or terminated stock options are not counted in applying such limit. The maximum aggregate number of shares of Class B common stock that may be granted pursuant to awards granted to any participant during the five-year term of this plan is 10 million. Grants under this plan are currently authorized by the senior executive compensation committee of the Viacom board, in its sole discretion. For this reason, it is not possible to determine the benefits or amounts of the awards that will be received by any particular employees or group of employees in the future.

 Administration

   This plan is administered by the senior executive compensation committee, or such other committee appointed by the Viacom board, which, following consummation of the merger, will be the compensation committee under Article XIII of the company's restated certificate of incorporation and will be referred to as the "committee" throughout the description of this plan. The committee must be comprised of at least two members of the board of directors, each of whom must be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

 Stock Options

   Stock options can be either incentive stock options or options that do not qualify as incentive stock options for federal income tax purposes, called non-qualified stock options, as determined by the committee. However, all stock options issued under the plan or to be issued will be non-qualified stock options.

   Subject to some limits described below, the committee determines the number of stock options granted, the exercise price of the stock options, the vesting schedule applicable to the stock options and the period during which they can be exercised. The committee may, in its discretion, accelerate the vesting date of any stock option. No stock option can be exercised more than ten years after the date of grant. The exercise price of a stock option must be paid in full at the time of exercise as follows:

  .  in cash,

  . in the discretion of the committee, in shares of Viacom Class B common stock or other Viacom securities designated by the committee, or

  .  in a combination of cash, shares or such other securities.

   Generally, if a participant voluntarily terminates employment or his or her employment is terminated by Viacom other than for cause, his or her outstanding stock options may be exercised, to the extent then exercisable, for six months following the date of termination. In the event of a participant's retirement, he or she may exercise his or her stock options, to the extent exercisable on the date of retirement, for six months after his or her retirement for options granted prior to August 1, 1999 and for two years after his or her retirement for options granted on or after August 1, 1999. In the event of a participant's death, his or her stock options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise the stock options by will or the laws of descent and distribution for one year following the date of death. In the event of the permanent disability of a participant, his or her stock options may be exercised, to the extent exercisable upon the date of the onset of such permanent disability, for one year following such date. If any participant's employment is terminated for cause, then, unless the committee determines otherwise, all stock options, whether or not then vested, will be forfeited by the participant effective as of the date of such termination. The committee generally has the discretion to set post-termination exercise periods in excess of those described above. However, in no event may a stock option be exercised following the earlier to occur of the expiration of the option and the tenth anniversary of the date of grant.

   In the event that a participant's employment terminates under circumstances that would constitute an "involuntary termination," within the meaning of Viacom's executive severance plans, all of the participant's options will vest on the date of his or her involuntary termination, and each stock option will continue to be exercisable in accordance with its terms, for two years, in case of a Vice President, and for three years, in the case of a Senior Vice President, or through the option's original expiration date, if earlier. For Messrs. Dauman and Dooley only, the post-resignation option exercise periods of their options have been extended through December 31, 2003 or through the option's original expiration date, if earlier, subject to their compliance with the restrictive covenants in their agreements. The executive severance plans and the agreements with Messrs. Dauman and Dooley are described in detail in the section captioned "Interests of Persons in the Merger--Senior Management Arrangements" above.

 Adjustments

   In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B common stock, the committee will make any adjustments as it deems appropriate to the following:

  . the number of shares of Class B common stock subject to any stock options,

  . the exercise price of any outstanding stock options, and

  . the maximum number of shares of Class B common stock that may be granted under the plan or the aggregate number of shares that may be granted to any participant.

 Transfer Restrictions, Etc.

   The rights of a participant with respect to the stock options granted under this plan are not transferable by the participant except:

  . by will or the laws of descent and distribution, or

  . to members of the participant's immediate family or trusts whose beneficiaries are members of the participant's immediate family, as permitted by the committee.

   Except as described above, no grant under this plan entitles a participant to any rights of a holder of shares of Class B common stock, nor will any grant be construed as giving any employee a right to continued service with Viacom.

 Amendment and Termination of this Plan

   This plan, by its terms, expires on March 27, 2002. This plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the board of directors, except that no alteration or amendment will be effective without shareholder approval if approval is required.

 Tax Consequences

   The following is intended as a general summary of the federal income tax consequences associated with the grant and exercise of non-qualified stock options. This summary does not purport to be complete and does not address any applicable state or local tax law. In general, the grant of a non-qualified stock option will not result in the recognition of taxable income by the participant or in a tax deduction to Viacom or its subsidiaries. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price of the non-qualified stock option. The amount of the income so recognized is subject to income tax withholding and a tax deduction equal to the amount of such income is allowable to the participant's employer. Gain or loss upon a subsequent sale of the stock received upon exercise of a non-qualified stock option generally would be taxed as capital gain or loss (long-term or short-term depending on the holding period of the stock sold). Certain additional rules apply if the exercise price for a non-qualified stock option is paid in shares or other securities previously owned by the participant.

   The Viacom Board Unanimously Recommends That The Holders Of Viacom Class A Common Stock Approve The Amendment To The Plan.

                      SOLICITATION OF CONSENTS AND PROXIES

   Each of Viacom and CBS will bear the cost of the solicitation of consents and proxies from its own shareholders, except that Viacom and CBS will share equally the cost of printing this joint proxy statement/prospectus and the fees associated with the filing of this joint proxy statement/prospectus with the SEC. In addition to solicitation by mail, directors, officers and employees of each of Viacom and CBS may solicit consents or proxies from shareholders of their respective companies by telephone, facsimile or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by these persons, and Viacom and CBS will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

   Georgeson & Company Inc. will assist in the solicitation of proxies by CBS. Georgeson & Company Inc. will receive a fee of $25,000, plus costs and expenses, for its services.

                             SHAREHOLDER PROPOSALS

   The Viacom board will consider proposals of shareholders intended to be presented for action at Viacom's next or, if the merger is completed, the combined company's, annual meeting of shareholders. A shareholder proposal must be submitted in writing and be received at Viacom's principal executive offices, 1515 Broadway, New York, NY 10036, Attn: Corporate Secretary. The deadline for shareholders to submit proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in Viacom's proxy statement and form of proxy for the annual meeting is December 17, 1999.

   If the merger is not completed, CBS will hold a 2000 annual meeting of shareholders. If such meeting is held, shareholders' proposals must be in writing, addressed to the CBS Secretary, and received at the principal executive offices of CBS on or before November 26, 1999, to be considered for inclusion in the proxy materials relating to that meeting. Shareholder nominees or proposals outside of the processes of Rule 14a-8 of the Exchange Act must be sent to the CBS Secretary at the principal executive offices of CBS for receipt between January 5, 2000 and February 4, 2000 and must include the information required by CBS' By-laws. In the event the combination is completed, there will not be an annual meeting of CBS in 2000.

                                 LEGAL MATTERS

   Legal matters with respect to the validity of the securities offered hereby and the merger will be passed upon for Viacom by Michael D. Fricklas, Esq., Senior Vice President, General Counsel and Secretary of Viacom.

                                    EXPERTS

   The consolidated financial statements of Viacom incorporated into this document by reference to Viacom's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and the related financial statement schedule of CBS, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this joint proxy statement/prospectus from CBS' Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of King World incorporated in this joint proxy statement/prospectus by reference from CBS' Current Report on Form 8-K dated on or about October 8, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is incorporated in this document by reference in reliance upon the authority of said firm as experts in giving said report.

                    WHERE YOU CAN FIND MORE INFORMATION AND
                    INCORPORATION OF DOCUMENTS BY REFERENCE

   Viacom and CBS are subject to the informational requirements of the Securities Exchange Act of 1934 and each accordingly files reports and other information with the SEC. Reports, proxy statements and other information filed by Viacom or CBS with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy statements and other information regarding registrants that file electronically, such as Viacom and CBS. The address of the SEC's Internet site is http://www.sec.gov.

   Viacom has filed a registration statement on Form S-4 under the Securities Act of 1933, of which this joint proxy statement/prospectus forms a part, relating to the Viacom Class B common stock to be issued in connection with the merger. This joint proxy statement/prospectus does not contain all the information set forth in the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to Viacom, CBS and the Viacom Class B common stock, reference is made to the registration statement and its exhibits. Statements contained in this joint proxy statement/prospectus or in any document incorporated in this joint proxy statement/prospectus by reference as to the contents of any contract or other document referred to within this document or other documents that are incorporated by reference are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the underlying documents.

   Viacom Class A and Class B common stock are listed on the NYSE and were previously listed on the American Stock Exchange. Reports, proxy statements and other information concerning Viacom can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006. CBS common stock is listed on the NYSE, the Chicago Stock Exchange, the Boston Stock Exchange, the Philadelphia Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning CBS can also be inspected at the offices of the NYSE.

   This joint proxy statement/prospectus incorporates documents by reference that are not included as part of this document. Viacom and CBS undertake to provide, without charge, to each person, including any beneficial owner of Viacom Class A common stock, Viacom Class B common stock and CBS Common Stock, to whom a copy of this joint proxy statement/prospectus has been delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated into this document by reference, other than exhibits to those documents unless the exhibits are specifically incorporated into this document by reference. Requests for these documents should be directed, in the case of documents relating to Viacom or any of its subsidiaries, to Viacom Inc., 1515 Broadway, 53rd Floor, New York, New York 10036, Attention: Investor Relations, phone number: (212) 258-6700, and, in the case of documents relating to CBS or any of its subsidiaries, to CBS Corporation, 51 W. 52nd Street, New York, New York 10019, Attention: Secretary, phone number:(212) 975- 4321. In order to ensure timely delivery of requested documents, requests should be made by December 13, 1999.

   The following documents, which have been filed with the SEC by Viacom (File No. 1-9553) and CBS (File No. 1-977), are incorporated into this document by reference:

Viacom

   (a) the Annual Report on Form 10-K of Viacom for the fiscal year ended December 31, 1998;

   (b) the Viacom Quarterly reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

   (c) the Current Reports on Form 8-K of Viacom filed May 18, 1999, June 24, 1999, September 8, 1999, as amended, and October 12, 1999; and

   (d) the definitive Proxy Statement filed on April 16, 1999, in connection with Viacom's 1999 Annual Meeting.

CBS

   (a) the Annual Report on Form 10-K, as amended by Form 10-K/A, of CBS for the fiscal year ended December 31, 1998;

   (b) the CBS Quarterly report on Form 10-Q, as amended by Form 10-Q/A, for the period ended March 31, 1999, the CBS Quarterly report on Form 10-Q for the period ended June 30, 1999 and the CBS Quarterly report on Form 10-Q for the period ended September 30, 1999;

   (c) the Current Reports on Form 8-K of CBS filed January 29, 1999, February 5, 1999, April 1, 1999, April 13, 1999, April 30, 1999, June 4, 1999, June 28,
1999, July 30, 1999, August 4, 1999, September 8, 1999, September 15, 1999,
October 8, 1999 (in respect of the Viacom/CBS merger), October 12, 1999, October 29, 1999, November 2, 1999, November 5, 1999 and November 22, 1999;

   (d) the Current Report on Form 8-K of CBS filed on November 22, 1999 which includes King World's consolidated financial statements and the notes thereto as of August 31, 1999 and 1998 and for the three years ended August 31, 1999;

   (e) the description of CBS common stock contained in CBS' registration statement on Form 10 dated May 15, 1935; and

   (f) the definitive Proxy Statement filed on March 25, 1999, in connection with CBS' 1999 Annual Meeting.

   All references within this document to:

     (a) the Form 10-K of CBS for the fiscal year ended December 31, 1998, refer to that Form 10-K as amended by the Form 10-K/A; and

     (b) the Form 10-Q of CBS for the period ended March 31, 1999, refer to that Form 10-Q as amended by the Form 10-Q/A.

   All documents filed by Viacom and CBS according to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this joint proxy statement/prospectus and prior to the date of the special shareholders' meetings are incorporated by reference into this joint proxy statement/prospectus and are considered a part of this joint proxy statement/prospectus from the date of filing of those documents.

   Any statement contained within this joint proxy statement/prospectus or in any document incorporated by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that the statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this joint proxy statement/prospectus modifies or supersedes that statement. Statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

   No person has been authorized to give any information or to make any representation other than as contained in this joint proxy statement/prospectus in connection with the Viacom Class B common stock to be issued in connection with the merger and, if given or made, the information or representation must not be relied upon as having been authorized. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to purchase securities in any jurisdiction in which, or to any person to whom, it would be unlawful to make such an offer or solicitation. Neither the delivery of this joint proxy statement/prospectus nor any distribution of the securities offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Viacom or CBS since the date of this joint proxy statement/prospectus or that the information contained in this joint proxy statement/prospectus is correct as of any time subsequent to that date. All information in this joint proxy statement/prospectus regarding Viacom has been provided by Viacom, and all information regarding CBS has been provided by CBS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                         ANNEX A

                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER

                                     Among

                                  VIACOM INC.,

                                CBS CORPORATION

                                      and

                                 Viacom/CBS LLC

                         Dated as of September 6, 1999,
               as amended and restated as of October 8, 1999 and
                            as of November 23, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 Section                                                                    Page
 -------                                                                    ----

                                   ARTICLE 1

                                   The Merger

 1.01.   The Merger.......................................................   A-2
 1.02.   Effective Time; Closing..........................................   A-2
 1.03.   Effect of the Merger.............................................   A-2
 1.04.   Constituent Documents............................................   A-3

                                   ARTICLE II

               Conversion of Securities; Exchange of Certificates

 2.01.   Conversion of Securities.........................................   A-3
 2.02.   Exchange of Certificates.........................................   A-4
 2.03.   Stock Transfer Books.............................................   A-6
 2.04.   Stock Options and Other Stock Plans..............................   A-6

                                  ARTICLE III

                     Representations and Warranties of CBS

 3.01.   Organization and Qualification; Subsidiaries.....................   A-7
 3.02.   Certificate of Incorporation and By-Laws.........................   A-7
 3.03.   Capitalization...................................................   A-7
 3.04.   Authority Relative to Agreement..................................   A-8
 3.05.   No Conflict; Required Filings and Consents.......................   A-8
 3.06.   Permits and Licenses; Contracts..................................   A-9
 3.07.   SEC Filings; Financial Statements................................   A-9
 3.08.   Absence of Certain Changes or Events.............................  A-10
 3.09.   Absence of Litigation............................................  A-10
 3.10.   Employee Benefit Plans...........................................  A-11
 3.11.   Labor Matters....................................................  A-12
 3.12.   Environmental Matters............................................  A-12
 3.13.   Trademarks, Patents and Copyrights...............................  A-12
 3.14.   Taxes............................................................  A-13
 3.15.   Tax Matters......................................................  A-13
 3.16.   Year 2000 Compliance.............................................  A-14
 3.17.   Opinion of Financial Advisors....................................  A-14
 3.18.   Vote Required....................................................  A-14
 3.19.   Brokers..........................................................  A-14
 3.20.   Pennsylvania Law.................................................  A-14
 3.21.   Rights Agreement.................................................  A-14
 3.22.   Gaylord..........................................................  A-14

                                   ARTICLE IV

                    Representations and Warranties of Viacom

 4.01.   Organization and Qualification; Subsidiaries.....................  A-15
 4.02.   Certificate of Incorporation and By-Laws.........................  A-15
 4.03.   Capitalization...................................................  A-15
 4.04.   Authority Relative to Agreement..................................  A-16

 Section                                                                    Page
 -------                                                                    ----
 4.05.   No Conflict; Required Filings and Consents.......................  A-16
 4.06.   Permits and Licenses; Contracts..................................  A-17
 4.07.   SEC Filings; Financial Statements................................  A-18
 4.08.   Absence of Certain Changes or Events.............................  A-18
 4.09.   Absence of Litigation............................................  A-19
 4.10.   Employee Benefit Plans...........................................  A-19
 4.11.   Labor Matters....................................................  A-20
 4.12.   Environmental Matters............................................  A-20
 4.13.   Trademarks, Patents and Copyrights...............................  A-20
 4.14.   Taxes............................................................  A-21
 4.15.   Tax Matters......................................................  A-21
 4.16.   Year 2000 Compliance.............................................  A-21
 4.17.   Opinion of Financial Advisors....................................  A-22
 4.18.   Vote Required....................................................  A-22
 4.19.   Section 203 of Delaware Corporation Law..........................  A-22
 4.20.   Brokers..........................................................  A-22
 4.21.   Operations of Viacom/CBS LLC.....................................  A-22

                                   ARTICLE V

                     Conduct of Business Pending the Merger

 5.01.   Conduct of Business by CBS Pending the Merger....................  A-22
 5.02.   Conduct of Business by Viacom Pending the Merger.................  A-24
 5.03.   Other Actions....................................................  A-26

                                   ARTICLE VI

                             Additional Agreements

 6.01.   Registration Statement; Joint Proxy Statement....................  A-26
 6.02.   Stockholders' Meetings...........................................  A-28
 6.03.   Appropriate Action; Consents; Filings............................  A-29
 6.04.   Access to Information; Confidentiality...........................  A-30
 6.05.   No Solicitation of Competing Transactions........................  A-30
 6.06.   Directors' and Officers' Indemnification and Insurance...........  A-31
 6.07.   Notification of Certain Matters..................................  A-31
 6.08.   Tax Treatment....................................................  A-32
 6.09.   Stock Exchange Listing...........................................  A-32
 6.10.   Public Announcements.............................................  A-32
 6.11.   Viacom's Directors...............................................  A-32
 6.12.   Rights Agreement.................................................  A-32
 6.13.   Assumption of Debt and Leases....................................  A-32
 6.14.   Affiliates of CBS................................................  A-33
 6.15.   Prior Service....................................................  A-33
 6.16.   Employee Matters.................................................  A-33
 6.17.   Gaylord..........................................................  A-33
 6.18.   Gaylord Tax Matters..............................................  A-33
 6.19.   Obligations of Viacom/CBS LLC....................................  A-33

 Section                                                                   Page
 -------                                                                   ----

                                  ARTICLE VII

                            Conditions to the Merger

 7.01.   Conditions to the Obligations of Each Party.....................  A-34
 7.02.   Conditions to the Obligations of Viacom and Viacom/CBS LLC......  A-34
 7.03.   Conditions to the Obligations of CBS............................  A-35

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

 8.01.   Termination.....................................................  A-35
 8.02.   Effect of Termination...........................................  A-36
 8.03.   Amendment.......................................................  A-36
 8.04.   Waiver..........................................................  A-36
 8.05.   Expenses........................................................  A-36

                                   ARTICLE IX

                               General Provisions

 9.01.   Non-Survival of Representations, Warranties and Agreements......  A-37
 9.02.   Notices.........................................................  A-37
 9.03.   Interpretation, Certain Definitions.............................  A-38
 9.04.   Severability....................................................  A-39
 9.05.   Entire Agreement; Assignment....................................  A-39
 9.06.   Parties in Interest.............................................  A-39
 9.07.   Specific Performance............................................  A-39
 9.08.   Governing Law...................................................  A-39
 9.09.   Consent to Jurisdiction.........................................  A-39
 9.10.   Counterparts....................................................  A-40
 9.11.   WAIVER OF JURY TRIAL............................................  A-40

EXHIBITS

 Exhibit A-1  Restated Certificate of Incorporation
 Exhibit A-2  By-laws
 Exhibit 6.14 Form of CBS Affiliate Letter

                             Index of Defined Terms

Defined Term                                              Location of Definition
------------                                              ----------------------
affiliate................................................    Section 9.03(a)
Agreement................................................    Recitals
Articles of Merger.......................................    Section 1.02
beneficial owner.........................................    Section 9.03(b)
Blockbuster..............................................    Section 4.02
Blockbuster Options......................................    Section 4.03
Blue Sky Laws............................................    Section 3.05(b)
business day.............................................    Section 9.03(c)
CBS......................................................    Recitals
CBS Alternative Transaction Fee..........................    Section 8.05(b)
CBS Benefit Plans........................................    Section 3.10(a)
CBS Common Stock.........................................    Section 2.01(a)
CBS Disclosure Schedule..................................    Article III
CBS FCC Licenses.........................................    Section 3.06(c)
CBS Financial Advisor....................................    Section 3.17
CBS Indentures...........................................    Section 6.13(a)
CBS Licensed Facilities..................................    Section 3.06(c)
CBS Material Adverse Effect..............................    Section 3.01
CBS Options..............................................    Section 2.04(a)
CBS Permits..............................................    Section 3.06(a)
CBS Preferred Stock......................................    Section 3.03
CBS Rights Agreement.....................................    Section 3.03
CBS SEC Reports..........................................    Section 3.07(a)
CBS Series B Preferred Stock.............................    Section 2.01(a)
CBS Stock Option Plans...................................    Section 2.04(a)
CBS Superior Proposal....................................    Section 6.05(c)
CBS Systems..............................................    Section 3.16(b)
CBS Year 2000 Compliant..................................    Section 3.16(b)
CBS Year 2000 Plan.......................................    Section 3.16(a)
CERCLA...................................................    Section 3.12(d)
Certificate of Merger....................................    Section 1.02
Certificates.............................................    Section 2.02(b)
Closing..................................................    Section 1.02
Closing Date.............................................    Section 1.02
Code.....................................................    Recitals
Communications Act.......................................    Section 3.05(b)
Competing Transaction....................................    Section 6.05(b)
Confidentiality Agreement................................    Section 6.04(c)
Continuing Employees.....................................    Section 6.15
control..................................................    Section 9.03(d)
controlled by............................................    Section 9.03(d)
Delaware Corporation Law.................................    Recitals
Delaware LLC Law.........................................    Recitals
Effective Time...........................................    Section 1.02
Environmental Laws.......................................    Section 3.12(d)
Environmental Permits....................................    Section 3.12(d)
ERISA....................................................    Section 3.10(a)
Exchange Act.............................................    Section 2.04(c)

Defined Term                                              Location of Definition
------------                                              ----------------------
Exchange Agent...........................................    Section 2.02(a)
Exchange Fund............................................    Section 2.02(a)
Exchange Ratio...........................................    Section 2.01(a)
Expenses.................................................    Section 8.05(a)
FCC......................................................    Section 3.05(b)
Gaylord..................................................    Section 3.22
Gaylord Agreement........................................    Section 3.22
Gaylord Proxy............................................    Section 3.22
Governmental Authority...................................    Section 9.03(e)
Hazardous Materials......................................    Section 3.12(d)
HSR Act..................................................    Section 3.05(b)
Infinity.................................................    Section 3.02
IRS......................................................    Section 3.10(a)
King World...............................................    Section 3.03
knowledge................................................    Section 9.03(f)
Laws.....................................................    Section 3.05(a)
LLC Merger...............................................    Recitals
Merger...................................................    Recitals
NYSE.....................................................    Section 3.03
Order....................................................    Section 6.03(b)
Original Merger Agreement................................    Recitals
Parent...................................................    Recitals
Parent Merger............................................    Recitals
Parent Stockholder Agreement.............................    Recitals
Parent Voting Agreements.................................    Recitals
Pending Transactions.....................................    Section 5.01
Pennsylvania Law.........................................    Recitals
person...................................................    Section 9.03(g)
Preferred Exchange Ratio.................................    Section 2.01(a)
Proxy Statement..........................................    Section 6.01(a)
Registration Statement...................................    Section 6.01(a)
Representatives..........................................    Section 6.04(a)
Rights...................................................    Section 3.03
SEC......................................................    Article III
Securities Act...........................................    Section 3.05(b)
Shares...................................................    Section 2.01(a)
Split-off................................................    Section 5.02
Stockholders' Meeting....................................    Section 6.02
subsidiaries.............................................    Section 9.03(h)
subsidiary...............................................    Section 9.03(h)
Substituted Option.......................................    Section 2.04(a)
Surviving Corporation....................................    Section 1.01
Tax......................................................    Section 3.14(a)
Tax Event................................................    Section 1.01(b)
Taxes....................................................    Section 3.14(a)
Terminating CBS Breach...................................    Section 8.01(f)
Terminating Viacom Breach................................    Section 8.01(e)
under common control with................................    Section 9.03(d)
Viacom...................................................    Recitals
Viacom Benefit Plans.....................................    Section 4.10(a)

Defined Term                                              Location of Definition
------------                                              ----------------------
Viacom/CBS LLC...........................................    Recitals
Viacom Class A Common Stock..............................    Recitals
Viacom Class B Common Stock..............................    Recitals
Viacom Disclosure Schedule...............................    Article IV
Viacom Employee Arrangements.............................    Section 6.16(a)
Viacom FCC Licenses......................................    Section 4.06(c)
Viacom Financial Advisor.................................    Section 4.17
Viacom Licensed Facilities...............................    Section 4.06(c)
Viacom Material Adverse Effect...........................    Section 4.01
Viacom Options...........................................    Section 4.03
Viacom Permits...........................................    Section 4.06(a)
Viacom Preferred Stock...................................    Section 4.03
Viacom Proposals.........................................    Recitals
Viacom SEC Reports.......................................    Section 4.07(a)
Viacom Series C Preferred Stock..........................    Section 2.01(a)
Viacom Stock Option Plans................................    Section 4.03
Viacom Systems...........................................    Section 4.16(b)
Viacom Year 2000 Compliant...............................    Section 4.16(b)
Viacom Year 2000 Plan....................................    Section 4.16(a)

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999 (this "Agreement"), among VIACOM INC., a Delaware corporation ("Viacom"), CBS CORPORATION, a Pennsylvania corporation ("CBS"), and Viacom/CBS LLC, a Delaware limited liability company, the sole member of which is Viacom ("Viacom/CBS LLC").

   WHEREAS, Viacom and CBS entered into an Agreement and Plan of Merger dated as of September 6, 1999, which was amended and restated as of October 8, 1999 (the "Original Merger Agreement"), and they now desire to further amend and restate the Original Merger Agreement (it being understood that all references herein to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the date hereof or the date of this Agreement refer to September 6, 1999);

   WHEREAS, the Boards of Directors of CBS and Viacom have determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

   WHEREAS, CBS and Viacom have structured the combination of CBS's and Viacom's businesses as a merger pursuant to the General Corporation Law of the State of Delaware ("Delaware Corporation Law") and the Business Corporation Law of the Commonwealth of Pennsylvania ("Pennsylvania Law") of CBS with and into Viacom (the "Parent Merger"), unless the Tax Event (as defined in Section 1.01(b)) occurs prior to the consummation of such combination, in which case such combination will be structured as a merger pursuant to Pennsylvania Law and the Limited Liability Company Act of the State of Delaware ("Delaware LLC Law") of CBS with and into Viacom/CBS LLC (the "LLC Merger"; the Parent Merger or, if the Tax Event has occurred, the LLC Merger, being referred to herein as the "Merger"), in each case on the terms and conditions set forth in this Agreement;

   WHEREAS, the Board of Directors of CBS has (i) determined that the Merger is fair to CBS and the holders of Shares (as defined in Section 2.01) and is in the best interests of CBS and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that the shareholders of CBS adopt this Agreement;

   WHEREAS, the Board of Directors of Viacom has declared to be advisable this Agreement, the Merger, the proposed amended and restated Restated Certificate of Incorporation of Viacom attached hereto as Exhibit A-1 and the other transactions contemplated hereby;

   WHEREAS, Viacom, as the sole member of Viacom/CBS LLC, has approved the Merger and this Agreement;

   WHEREAS, the Board of Directors of Viacom has recommended that the holders of the Class A Common Stock, par value $.01 per share, of Viacom (the "Viacom Class A Common Stock") (i) in the event the Merger is structured as the Parent Merger, adopt this Agreement and (ii) in the event the Merger is structured as the LLC Merger, (A) approve the issuance of shares of Class B Common Stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock") and the issuance of shares of Series C Preferred Stock, par value $.01 per share, of Viacom (the "Viacom Series C Preferred Stock"), in each case pursuant to the Merger and (B) adopt the amended and restated Restated Certificate of Incorporation of Viacom in the form attached hereto as Exhibit A-1 (the proposals set forth in (i) and (ii) being collectively referred to herein as the "Viacom Proposals");

   WHEREAS, concurrently with the original execution of this Agreement and as an inducement to CBS to enter into this Agreement, National Amusements, Inc., a Maryland corporation and the holder of a majority of the shares of Viacom Class A Common Stock ("Parent"), and CBS entered into (i) a Stockholder Agreement (the "Parent Stockholder Agreement") pursuant to which Parent has agreed, among other things, to cause the election of eight members of the Board of Directors of Viacom designated by CBS for a period of three years following the Merger and (ii) a Voting Agreement (together with the Parent Stockholder Agreement, the "Parent Voting Agreements") pursuant to which Parent has agreed, among other things, to vote its shares of

Viacom Class A Common Stock in favor of adoption of this Agreement and the other transactions contemplated by this Agreement and to take certain other actions in support of the Merger;

   WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, as an inducement to Viacom to enter into this Agreement, concurrently with the original execution and delivery of this Agreement, Mel Karmazin entered into an employment agreement with Viacom, to be effective at the Effective Time (as defined below).

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Viacom, CBS and Viacom/CBS LLC hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.01. The Merger. (a) Except as otherwise provided in Section 1.01(b) below, upon the terms and subject to the conditions set forth in
Article VII, and in accordance with Section 252 of Delaware Corporation Law and
Section 1921 of Pennsylvania Law, at the Effective Time CBS shall be merged with and into Viacom.

   (b) In the event (i) Viacom and CBS (or the general public) receive guidance from the IRS or other appropriate Governmental Authority, as a result of which, if the Merger were structured as the LLC Merger, each of Paul, Weiss, Rifkind, Wharton & Garrison and Cravath, Swaine & Moore would be able to deliver its opinion pursuant to Sections 7.02(c) and 7.03(c), respectively, in substance identical to the opinion it would have delivered pursuant to such Section if the Merger were structured as the Parent Merger and (ii) the LLC Merger would not have an adverse tax effect on Viacom, CBS or their respective shareholders (the events set forth in clauses (i) and (ii) being the "Tax Event"), then upon the terms and subject to the conditions set forth in Article VII, and in accordance with Section 18-209 of Delaware LLC Law and Section 1921 of Pennsylvania Law, at the Effective Time CBS shall be merged with and into Viacom/CBS LLC.

   (c) As a result of the Merger, the separate corporate existence of CBS shall cease and Viacom or Viacom/CBS LLC, as the case may be, shall be the surviving company of the Merger (the "Surviving Corporation").

   Section 1.02. Effective Time; Closing. The closing of the Merger (the "Closing") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (such date, the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing (a) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and, as applicable, acknowledged in accordance with, Section 252 of the Delaware Corporation Law or Section 18-209 of the Delaware LLC Law, as the case may be, and (b) articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania, in such form as is required by, and executed in accordance with,
Section 1927 of Pennsylvania Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). The Closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

   Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Corporation Law or Delaware LLC Law, as the case may be, and Pennsylvania Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of CBS shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of CBS shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

   Section 1.04. Constituent Documents. (a) The Restated Certificate of Incorporation of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to be and read in its entirety in the form set forth as Exhibit A-1 (either as a result of the Parent Merger or, in the LLC Merger, as a result of amendments thereto effected under Sections 242 and 245 of Delaware Corporation Law), and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of Viacom until thereafter changed or amended as provided therein or by applicable law. On the Closing Date, the parties hereto shall cause, if the Merger is structured as the Parent Merger, the Certificate of Merger filed in accordance with Section 1.02 of this Agreement to include as an attachment thereto the Restated Certificate of Incorporation of Viacom in the form of Exhibit A-1 to this Agreement or, if the Merger is structured as the LLC Merger, the Restated Certificate of Incorporation of Viacom in the form attached as Exhibit A-1 to this Agreement to be filed with the Secretary of State of the State of Delaware pursuant to Sections 242 and 245 of the Delaware Corporation Law contemporaneously with the filing of the Certificate of Merger.

   (b) The By-laws of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as Exhibit A-2 and, as so amended, such By-laws shall be the by-laws of Viacom until thereafter changed or amended as provided therein or by applicable law.

   (c) In the event the Merger is structured as the LLC Merger, the Certificate of Formation and the Limited Liability Company Agreement of Viacom/CBS LLC, each dated November 4, 1999, as in effect prior to the Effective Time shall be the Certificate of Formation and the Limited Liability Company Agreement of Viacom/CBS LLC as the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                                   ARTICLE II

               Conversion of Securities; Exchange of Certificates

   Section 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Viacom, CBS, Viacom/CBS LLC or the holders of any of the following securities:


     (a) (i) Each share of Series B Participating Preferred Stock, par value $1.00 per share, of CBS ("CBS Series B Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.085 shares (the "Preferred Exchange Ratio") of Viacom Series C Preferred Stock and (ii) each share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock"; all issued and outstanding shares of CBS Common Stock and all issued and outstanding shares of CBS Series B Preferred Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled or converted pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 1.085 shares (the "Exchange Ratio") of Viacom Class B Common Stock.

     (b) Each Share held in the treasury of CBS and each Share owned by Viacom (in each case, other than Shares held by benefit plans or trusts (including Rabbi trusts)) immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto, and each Share owned by any direct or indirect wholly owned subsidiary of Viacom or CBS immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Viacom Class B Common Stock equal to the Exchange Ratio.

     (c) If, prior to the Effective Time (and as permitted by Sections 5.01 and/or 5.02), the outstanding shares of CBS Common Stock or shares of Viacom Class B Common Stock shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio and, in the case of any such adjustments to the CBS Series B Preferred Stock, then an appropriate and proportionate adjustment shall be made to the Preferred Exchange Ratio.

     (d) If the Merger is structured as the LLC Merger, the 100% membership interest in Viacom/CBS LLC issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as the 100% membership interest in Viacom/CBS LLC as the Surviving Corporation.

   Section 2.02. Exchange of Certificates. (a) Exchange Agent. Viacom shall deposit, or shall cause to be deposited, with such bank or trust company designated by Viacom and reasonably acceptable to CBS (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this
Article II through the Exchange Agent, certificates representing the shares of Viacom Class B Common Stock and certificates representing the shares of Viacom Series C Preferred Stock (such certificates for shares of Viacom Class B Common Stock and such certificates for shares of Viacom Series C Preferred Stock, together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock payable pursuant to Section 2.02(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Viacom Class B Common Stock and the Viacom Series C Preferred Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

   (b) Exchange Procedures. As promptly as practicable after the Effective Time, Viacom shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Viacom Class B Common Stock or the shares of Viacom Series C Preferred Stock, as the case may be, together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange and cancellation, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Viacom Class B Common Stock or that number of shares of Viacom Series C Preferred Stock, as the case may be, which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of CBS, a certificate representing the proper number of shares of Viacom Class B Common Stock or the proper number of shares of Viacom Series C Preferred Stock, as the case may be, may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Viacom Class B Common Stock or the certificate representing shares of Viacom Series C Preferred Stock, as the case may be, cash in lieu of any fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c).

   (c) Distributions with Respect to Unexchanged Shares of Viacom Class B Common Stock and Viacom Series C Preferred Stock. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, Tax (as defined in Section 3.14) or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the record holder thereof, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Viacom Class B Common Stock or such shares of Viacom Series C Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date occurring after surrender, payable with respect to such whole shares of Viacom Class B Common Stock or such shares of Viacom Series C Preferred Stock.

   (d) No Further Rights in CBS Common Stock. All shares of Viacom Class B Common Stock and all shares of Viacom Series C Preferred Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

   (e) No Fractional Shares. No certificates or scrip representing fractional shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Viacom. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (determined after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) (x) in the case of shares of Viacom Class B common stock, the 4:00 p.m. (New York time) closing price for a share of Viacom Class B Common Stock, as reported in The Wall Street Journal (Northeast edition) or, if there is no such report in The Wall Street Journal, any other authoritative source on the first trading day immediately following the Effective Time or (y) in the case of shares of Viacom Series C Preferred Stock, the product of 1,000 multiplied by such closing price. From time to time after the Effective Time, as promptly as practicable after the determination of the amount of cash, if any, to be paid to any holders of fractional share interests who have surrendered their Certificates to the Exchange Agent, the Exchange Agent shall so notify Viacom, and Viacom shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holder of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and (c).

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six (6) months after the Effective Time shall be delivered to Viacom, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Viacom for the shares of Viacom Class B Common Stock or the shares of Viacom Series C Preferred Stock, any cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Viacom Class B Common Stock or Viacom Series C Preferred Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Viacom free and clear of any claims or interest of any person previously entitled thereto.

   (g) No Liability. Neither Viacom nor CBS shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect hereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

   (h) Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Viacom, the posting by such person of a bond in such reasonable amount as Viacom may direct as indemnity against any claim that may be made against it with respect to such Certificate, Viacom will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of whole shares of Viacom Common Stock or shares of Viacom Series C Preferred Stock, as the case may be, and pay or cause to be paid the amounts deliverable in respect thereof pursuant to Sections 2.02(e) and 2.02(c).

   (i) Withholding Rights. Viacom shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Viacom, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Viacom.

   Section 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of CBS shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of CBS. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by any Laws. On or after the Effective Time, any Certificates presented to the Exchange Agent or Viacom for any reason shall be converted into shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock, as the case may be, any cash in lieu of fractional shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

   Section 2.04. Stock Options and Other Stock Plans. (a) Prior to the Effective Time, Viacom and CBS shall take such action as may be necessary to cause each unexpired and unexercised option or warrant to purchase Shares which are outstanding immediately prior to the Effective Time (collectively, "CBS Options"), whether granted under CBS's stock option plans set forth in Section
2.04 of the CBS Disclosure Schedule (as defined below) or otherwise (the "CBS Stock Option Plans"), to be automatically converted at the Effective Time into an option or warrant (collectively, a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock equal to the number of Shares that could have been purchased (assuming full vesting) under such CBS Option multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Viacom Class B Common Stock) at a price per share of Viacom Class B Common Stock equal to the per-share option exercise price specified in the CBS Option divided by the Exchange Ratio (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as such CBS Option (except that all vesting periods with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the CBS Stock Option Plans or the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement). The date of grant of the Substituted Option shall be the date on which the corresponding CBS Option was granted. At the Effective Time, (i) all references (except to the extent that the references are to the price of CBS Common Stock underlying the "limited rights" of the holder) in the related stock option agreements to CBS shall be deemed to refer to Viacom and (ii) Viacom shall assume all of CBS's obligations with respect to CBS Options as so amended. As promptly as reasonably practicable after the Effective Time, Viacom shall issue to each holder of an outstanding CBS Option a document evidencing the foregoing assumption by Viacom. Employee and director deferrals and director common stock equivalents and all other equity based compensation that references CBS Common Stock will, as of and after the Effective Time, be deemed to refer to Viacom Class B Common Stock (as adjusted to reflect the Exchange Ratio).

   (b) In respect of each CBS Option assumed by Viacom, and the shares of Viacom Class B Common Stock underlying such CBS Option, Viacom shall, no later than one Business Day after the Effective Time, file and keep current a Form S-8 or other appropriate registration statement for as long as any Substituted Options remain outstanding.

   (c) Prior to the Effective Time, Viacom and CBS shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of CBS (including derivative securities) or acquisitions of Viacom equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Viacom or (b) at the Effective Time, will become a director or officer of Viacom, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  ARTICLE III

                     Representations and Warranties of CBS

   Except as disclosed in the report on Form 10-K dated March 24, 1999 for the year ended December 31, 1998, the Reports on Form 10-K/A, Form 10-Q, Form 10-Q/A and Form 8-K since December 31, 1998 or the proxy statement dated March 25, 1999, in each case in the form filed by CBS with the United States Securities and Exchange Commission (the "SEC") or in a separate disclosure schedule which has been delivered by CBS to Viacom prior to the date of this Agreement (the "CBS Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), CBS hereby represents and warrants to Viacom that:

   Section 3.01. Organization and Qualification; Subsidiaries. Each of CBS and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a CBS Material Adverse Effect (as defined below). Each of CBS and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a CBS Material Adverse Effect. The term "CBS Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of CBS and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 3.02. Certificate of Incorporation and By-Laws. CBS has made available to Viacom a complete and correct copy of the Articles of Incorporation and the By-laws, each as amended to the date hereof, of CBS and Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"). The Articles of Incorporation and By-laws (or equivalent organizational documents) of CBS and its subsidiaries are in full force and effect. Except as would not have a CBS Material Adverse Effect, none of CBS or its subsidiaries is in violation of any provision of its Articles of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.03. Capitalization. The authorized capital stock of CBS consists of 1,100,000,000 shares of CBS Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share (the "CBS Preferred Stock"). As of August 31, 1999, (a) 705,119,425 shares of CBS Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 40,099,599 shares of CBS Common Stock were held in the treasury of CBS, (c) 51,007,538 shares of CBS Common Stock were reserved for future issuance pursuant to outstanding unexercised employee stock options granted pursuant to the CBS Stock Option Plans or otherwise and (d) 70,365,195 shares of CBS Common Stock were reserved for future issuance in connection with the merger of a wholly owned subsidiary of CBS with and into King World Productions, Inc. ("King World") and 9,910,600 shares of CBS Common Stock (or some equivalent amount of CBS Preferred

Stock, if appropriate), measured at the September 3, 1999 New York Stock Exchange (the "NYSE") closing price, were reserved for future issuance in connection with the acquisition from Gaylord of television station KVTV, Dallas/Fort Worth, Texas. As of the date of this Agreement, no shares of CBS Preferred Stock are outstanding. As of the date of this Agreement, except for the issuance of shares of CBS Common Stock pursuant to the exercise of CBS Options and options to purchase 5,850,555 shares of Class A Common Stock, par value $0.01 per share, of Infinity, outstanding prior to August 31, 1999, no shares of capital stock of CBS or any of its subsidiaries have been issued since August 31, 1999. Except as set forth in this Section 3.03, and except for the Series A participating preferred stock purchase rights of CBS (the "Rights") issued pursuant to the Rights Agreement, dated as of December 28, 1995, between CBS and First Chicago Trust Company of New York (the "CBS Rights Agreement"), as of the date of this Agreement there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of CBS or any of its subsidiaries or obligating CBS or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, CBS or any of its subsidiaries. All shares of capital stock of CBS and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of CBS or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of CBS or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person.

   Section 3.04. Authority Relative to Agreement. CBS has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by CBS and the consummation by CBS of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of CBS are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting (as defined in Section 6.02) and the filing and recordation of appropriate merger documents as required by Pennsylvania Law). This Agreement has been duly and validly executed and delivered by CBS and, assuming the due authorization, execution and delivery by Viacom and Viacom/CBS LLC, this Agreement constitutes a legal, valid and binding obligation of CBS, enforceable against CBS in accordance with its terms.

   Section 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by CBS does not, and the performance of this Agreement by CBS will not, (i) conflict with or violate the Articles of Incorporation or By-laws of (A) CBS or Infinity or (B) any of its other subsidiaries, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 3.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CBS or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to CBS's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(a), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by CBS do not, and the performance of this Agreement by CBS will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), such filings, approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder (collectively, the "Communications Act"), applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Corporation Law or Delaware LLC Law, as the case may be, and Pennsylvania Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(b), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 3.06. Permits and Licenses; Contracts. (a) Each of CBS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for CBS or any of its subsidiaries to own, lease and operate the properties of CBS and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "CBS Permits"), and no suspension or cancellation of any of the CBS Permits is pending or, to the knowledge of CBS, threatened, except where the failure to have, or the suspension or cancellation of, any of the CBS Permits would not have a CBS Material Adverse Effect. None of CBS or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected, (ii) any of the CBS Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a CBS Material Adverse Effect.

   (b) Except as would not have a CBS Material Adverse Effect, and to the knowledge of CBS, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of CBS or any of its subsidiaries is a party to any contracts or agreements that limits the ability of CBS or any of its subsidiaries or, after the Effective Time, Viacom or any of its subsidiaries, to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

   (c) CBS and its subsidiaries have operated the radio and television stations and associated facilities for which CBS or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by CBS and its subsidiaries (the "CBS Licensed Facilities"), in material compliance with the terms of the CBS Permits issued by the FCC to CBS and its subsidiaries ("CBS FCC Licenses"), and in material compliance with the Communications Act, and CBS and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the CBS Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a CBS Material Adverse Effect. As of the date hereof, to CBS's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against CBS or any of its subsidiaries, relating to any of the CBS Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a CBS Material Adverse Effect.

   Section 3.07. SEC Filings; Financial Statements. (a) CBS and Infinity have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including: (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q and (iii) proxy statements relating to CBS's and Infinity's meetings of shareholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by CBS or Infinity with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "CBS SEC Reports"). The CBS SEC Reports, as well as all forms, reports and documents to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder,
(ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No CBS subsidiary, except Infinity, is subject to the periodic reporting requirements of the Exchange Act.

   (b) Each of the financial statements (including, in each case, any notes thereto) contained in the CBS SEC Reports and each of the financial statements to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of CBS and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

   (c) Except as and to the extent set forth in the CBS SEC Reports, CBS and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a CBS Material Adverse Effect.

   (d) CBS has heretofore furnished to Viacom complete and correct copies of all material amendments and modifications that have not been filed by CBS or Infinity with the SEC to all agreements, documents and other instruments that previously had been filed by CBS or Infinity with the SEC and are currently in effect.

   Section 3.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any CBS SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a CBS Material Adverse Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any CBS SEC Report
(i) each of CBS and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by CBS or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by CBS or any of its subsidiaries into any commitment or transaction material to CBS and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of CBS or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or CBS), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of CBS or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

   Section 3.09. Absence of Litigation. Except as disclosed in any CBS SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of CBS, threatened against CBS or any of its subsidiaries, or any property or asset of CBS or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect. As of the date of this Agreement, none of CBS, any of its subsidiaries nor any property or asset of CBS or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect.

   Section 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by CBS or any of its subsidiaries, or with respect to which CBS or any of its subsidiaries could incur liability under Section 4069 of ERISA, other than multiemployer plans within the meaning of Section 3(37) of ERISA (the "CBS Benefit Plans"), CBS will provide to Viacom within 15 days of the date of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such CBS Benefit Plan, (iii) each trust agreement relating to such CBS Benefit Plan, (iv) the most recent summary plan description for each CBS Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a CBS Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any CBS Benefit Plan qualified under Section 401(a) of the Code. CBS will, promptly following the date of this Agreement, request a copy of each CBS Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and CBS shall deliver such copy of the plan to Viacom promptly upon its receipt thereof.

   (b) Each CBS Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a CBS Material Adverse Effect. CBS and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any CBS Benefit Plans, except as would not have a CBS Material Adverse Effect. With respect to the CBS Benefit Plans, no event has occurred and, to the knowledge of CBS, there exists no condition or set of circumstances, in connection with which CBS or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such CBS Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a CBS Material Adverse Effect. Neither CBS nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan or multiple employer plan, and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a CBS Material Adverse Effect.

   (c) CBS has made available to Viacom: (i) copies of all employment agreements with the top five most highly compensated executive officers of CBS and its subsidiaries; (ii) copies of all material severance agreements, programs and policies of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of CBS or any of its subsidiaries from CBS or any of its affiliates under any CBS Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any CBS Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

   (d) Each CBS Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the CBS Benefit Plan is so qualified and each trust established in connection with any CBS Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such CBS Benefit Plan or the exempt status of any such trust.

   Section 3.11. Labor Matters. There is no labor dispute, strike or work stoppage against CBS or any of its subsidiaries pending or, to the knowledge of CBS, threatened which would reasonably be expected to interfere with the respective business activities of CBS or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a CBS Material Adverse Effect. There is no charge or complaint against CBS or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a CBS Material Adverse Effect.

   Section 3.12. Environmental Matters. Except as would not, individually or in the aggregate, have a CBS Material Adverse Effect:

     (a) CBS and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to CBS's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (b) neither CBS nor any CBS subsidiary has received any written notice, demand, letter, claim or request for information alleging that CBS or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

     (c) neither CBS nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of CBS, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by CBS or any of its subsidiaries is listed or, to the knowledge of CBS, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

     "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13. Trademarks, Patents and Copyrights. Except as would not have a CBS Material Adverse Effect, CBS and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information used in connection with the business of CBS and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a CBS Material Adverse Effect. To the knowledge of CBS, the conduct of the business of CBS and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a CBS Material Adverse Effect.

   Section 3.14. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

   (b) Except as would not have a CBS Material Adverse Effect: (i) each of CBS and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of CBS after due inquiry, threatening to assert against CBS or any of its subsidiaries any deficiency or claim for Taxes; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by CBS or any of its subsidiaries; (iv) the accruals and reserves for Taxes reflected in the CBS balance sheet included in its Annual Report on Form 10-K for fiscal year 1998 and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by CBS or any of its subsidiaries; (vi) CBS and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of CBS or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings; and (viii) CBS has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

   Section 3.15. Tax Matters. None of CBS or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of CBS or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Parent Merger, or, if the Tax Event occurs, the LLC Merger from qualifying under Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of CBS, the Parent Merger, or, if the Tax Event occurs, the LLC Merger will so qualify.

   Section 3.16. Year 2000 Compliance. (a) CBS has adopted a plan that it believes will cause CBS Systems (as defined below) to be CBS Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "CBS Year 2000 Plan") in all material respects. CBS has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the CBS Year 2000 Plan with respect to the CBS Systems. Notwithstanding anything in this Section 3.16 to the contrary, CBS does not represent or warrant that CBS Systems (or any other operations, systems, equipment or software of CBS or its subsidiaries or any of their respective affiliates) are or will be CBS Year 2000 Compliant at or prior to the Effective Time, regardless of whether the CBS Year 2000 Plan has or has not been implemented or complied with.

   (b) For purposes of this Section 3.16, (i) "CBS Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of CBS and its subsidiaries, and/or material to or necessary for CBS and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "CBS Year 2000 Compliant" means that CBS Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

   Section 3.17. Opinion of Financial Advisors. CBS has received the written opinion of Evercore Group Inc. (the "CBS Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the shareholders of CBS from a financial point of view, and CBS will deliver a copy of such opinion to Viacom promptly after the date of this Agreement.

   Section 3.18. Vote Required. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting is the only vote of the holders of any class or series of capital stock of CBS necessary to adopt this Agreement.

   Section 3.19. Brokers. No broker, finder or investment banker (other than the CBS Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of CBS.

   Section 3.20. Pennsylvania Law. Pursuant to its By-laws, CBS has opted out of anti-takeover provisions contained in the Pennsylvania Law relating to (i) "control share acquisitions" (Sections 2561 through 2568 of the Pennsylvania
Law) and (ii) disgorgement of profits by certain controlling shareholders following attempts to acquire control (Sections 2571 through 2576 of the Pennsylvania Law). Section 2538 of the Pennsylvania Law relating to "interested shareholder transactions" and Sections 2551 through 2556 of the Pennsylvania Law relating to "business combinations with interested shareholders" are not applicable to this Agreement or the transactions contemplated hereby.

   Section 3.21. Rights Agreement. As of the date of this Agreement, the copy of the Rights Agreement, including all amendments and exhibits thereto, that is set forth as an exhibit to CBS's Form 8-K, filed with the SEC on January 9, 1996, is a complete and correct copy thereof. Neither the execution of this Agreement nor the consummation of the Merger will (A) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (B) cause Viacom or Viacom/CBS LLC to become an Acquiring Person or a Principal Party (as each term is defined in the Rights Agreement) or (C) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

   Section 3.22. Gaylord. CBS and Gaylord Entertainment Company ("Gaylord") have entered into an Agreement and Plan of Merger dated as of April 9, 1999, as amended as of October 8, 1999 (the "Gaylord Agreement") and the Gaylord Agreement is in full force and effect. Pursuant to the Gaylord Agreement,

Gaylord has agreed, under certain circumstances, to vote its shares of CBS Series B Preferred Stock in favor of adopting this Agreement, if required under applicable law, and has, under certain circumstances, constituted and appointed CBS as Gaylord's true and lawful proxy (the "Gaylord Proxy"), with full power of substitution, for and in its name, place and stead, to vote each of Gaylord's shares of CBS Series B Preferred Stock in favor of the adoption of this Agreement at the CBS Stockholders' Meeting and any adjournment or postponement thereof. CBS has not waived or transferred to a third party any of its rights to vote Gaylord's shares under the Gaylord Proxy.

                                   ARTICLE IV

                    Representations and Warranties of Viacom

   Except as disclosed in the report on Form 10-K dated March 31, 1999 for the year ended December 31, 1998, the reports on Form 10-Q and Form 8-K since December 31, 1998 or the proxy statement dated April 16, 1999, in each case in the form filed by Viacom with the SEC or in a separate disclosure schedule which has been delivered by Viacom to CBS prior to the date of this Agreement (the "Viacom Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Viacom hereby represents and warrants to CBS that (provided that all representations and warranties relating to Viacom/CBS LLC are originally made as of November 23, 1999):

   Section 4.01. Organization and Qualification; Subsidiaries. Each of Viacom, Viacom/CBS LLC and Viacom's other subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Viacom Material Adverse Effect (as defined below). Each of Viacom, Viacom/CBS LLC and Viacom's other subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Viacom Material Adverse Effect. The term "Viacom Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Viacom and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.02. Certificate of Incorporation and By-Laws. Viacom has made available to CBS a complete and correct copy of the Certificate of Incorporation and the By-laws (or equivalent organizational documents), each as amended to the date hereof, of Viacom, Viacom/CBS LLC and Blockbuster Corporation ("Blockbuster"). The Certificates of Incorporation and By-laws (or equivalent organizational documents) of Viacom, Viacom/CBS LLC and Viacom's other subsidiaries are in full force and effect. Except as would not have a Viacom Material Adverse Effect, none of Viacom, Viacom/CBS LLC or Viacom's other subsidiaries is in violation of any provision of its Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 4.03. Capitalization. The authorized capital stock of Viacom consists of 500,000,000 shares of Viacom Class A Common Stock, 3,000,000,000 shares of Viacom Class B Common Stock and 200,000,000 shares of Preferred Stock, par value $.01 per share, of Viacom ("Viacom Preferred Stock"). As of September 3, 1999, (a) 139,923,921 shares of Viacom Class A Common Stock and 605,085,135 shares of Viacom

Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 1,356,400 shares of Viacom Class A Common Stock and 47,101,300 shares of Viacom B Common Stock were held in the treasury of Viacom, (c) no shares of Viacom Class A Common Stock or Viacom Class B Common Stock were held by subsidiaries of Viacom and (d) as of September 3, 1999, approximately 1,898,946 shares of Viacom Class B Common Stock were reserved for future issuance pursuant to stock options or stock incentive rights (collectively "Viacom Options") granted pursuant to Viacom's stock option plans and arrangements (the "Viacom Stock Option Plans"). As of September 3, 1999, no shares of Viacom Preferred Stock were issued and outstanding. As of the date of this Agreement, except for the issuance of Viacom Class B Common Stock pursuant to the exercise of Viacom Options and options to purchase
11,600,000 shares of Class A Common Stock, par value $.01 per share, of Blockbuster (the "Blockbuster Options") outstanding prior to September 3, 1999, no shares of capital stock of Viacom or any of its subsidiaries have been issued since September 3, 1999. Except as set forth in this Section 4.03, as of the date of this Agreement, there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of Viacom or any of its subsidiaries or obligating Viacom or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Viacom or any of its subsidiaries. All shares of capital stock of Viacom and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of Viacom or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Viacom or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person. The Stockholder (as defined in the Parent Voting Agreements) is the holder of a majority of the issued and outstanding shares of Viacom Class A Common Stock.

   Section 4.04. Authority Relative to Agreement. Each of Viacom and Viacom/CBS LLC has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by each of Viacom and Viacom/CBS LLC and the consummation by each of Viacom and Viacom/CBS LLC of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of each of Viacom and Viacom/CBS LLC are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Viacom Proposals by the holders of a majority of the then outstanding shares of Viacom Class A Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Corporation Law or Delaware LLC Law, as the case may be, and Pennsylvania Law). This Agreement has been duly and validly executed and delivered by each of Viacom and Viacom/CBS LLC and, assuming the due authorization, execution and delivery by CBS, this Agreement constitutes a legal, valid and binding obligation of each of Viacom and Viacom/CBS LLC, enforceable against each of Viacom and Viacom/CBS LLC in accordance with its terms.

   Section 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Viacom and Viacom/CBS LLC do not, and the performance of this Agreement by each of Viacom and Viacom/CBS LLC and the performance by Parent of the Parent Voting Agreements will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or similar organization documents) of (A) Viacom, Viacom/CBS LLC or Blockbuster or (B) any of Viacom's other subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries or by which any property or asset of Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Viacom's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries is a party or by which Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries or any property or asset of Viacom, Viacom/CBS LLC or any of Viacom's other subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Viacom Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(a), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by each of Viacom and Viacom/CBS LLC do not, and the performance of this Agreement by each of Viacom and Viacom/CBS LLC and the performance by Parent of the Parent Voting Agreements will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings, approvals and waivers as may be required by the Communications Act, applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Corporation Law or Delaware LLC Law, as the case may be, and Pennsylvania Law and the rules of the NYSE, and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Viacom Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(b), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.06. Permits and Licenses; Contracts. (a) Each of Viacom and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Viacom or any of its subsidiaries to own, lease and operate the properties of Viacom and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "Viacom Permits"), and no suspension or cancellation of any of the Viacom Permits is pending or, to the knowledge of Viacom, threatened, except where the failure to have, or the suspension or cancellation of, any of the Viacom Permits would not have a Viacom Material Adverse Effect. None of Viacom or any of its subsidiaries is in conflict with, or in default or violation of (i) any Laws applicable to Viacom or any of its subsidiaries or by which any property or asset of Viacom or any of its subsidiaries is bound or affected, (ii) any of the Viacom Permits, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any of its subsidiaries is a party or by which Viacom or any of its subsidiaries or any property or asset of Viacom or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a Viacom Material Adverse Effect.

   (b) Except as would not have a Viacom Material Adverse Effect, and to the knowledge of Viacom, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of Viacom or any of its subsidiaries is a party to any contracts or agreements that limits the ability of Viacom or any of its subsidiaries to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

   (c) Viacom and its subsidiaries have operated the radio and television stations and associated facilities for which Viacom or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Viacom and its subsidiaries (the "Viacom Licensed Facilities"), in material compliance with the terms of the Viacom Permits issued by the FCC to Viacom and its subsidiaries ("Viacom FCC Licenses"), and in material compliance with the Communications Act, and Viacom and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Viacom Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Viacom Material Adverse Effect. As of the date hereof, to Viacom's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Viacom or any of its subsidiaries, relating to any of the Viacom Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a Viacom Material Adverse Effect.

   Section 4.07. SEC Filings; Financial Statements. (a) Viacom and Blockbuster have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including: (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q and (iii) proxy statements relating to Viacom's and Blockbuster's meetings of stockholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by Viacom or Blockbuster with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "Viacom SEC Reports"). The Viacom SEC Reports, as well as all forms, reports and documents to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No Viacom subsidiary, except Blockbuster, is subject to the periodic reporting requirements of the Exchange Act.

   (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Viacom SEC Reports and each of the financial statements to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of Viacom and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

   (c) Except as and to the extent set forth in the Viacom SEC Reports, Viacom and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Viacom Material Adverse Effect.

   (d) Viacom has heretofore furnished to CBS complete and correct copies of all material amendments and modifications that have not been filed by Viacom or Blockbuster with the SEC to all agreements, documents and other instruments that previously had been filed by Viacom or Blockbuster with the SEC and are currently in effect.

   Section 4.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any Viacom SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Viacom Material Adverse Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any Viacom SEC Reports (i) each of Viacom and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and
(ii) there has not been (A) any material change by Viacom or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by Viacom or any of its subsidiaries into any commitment or transaction material to Viacom and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Viacom or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Viacom), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of Viacom or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

   Section 4.09. Absence of Litigation. Except as disclosed in any Viacom SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of Viacom, threatened against Viacom or any of its subsidiaries, or any property or asset of Viacom or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect. As of the date of this Agreement, none of Viacom, any of its subsidiaries nor any property or asset of Viacom or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect.

   Section 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by Viacom or any of its subsidiaries, or with respect to which Viacom or any of its subsidiaries could incur liability under Section 4069 of ERISA, other than multiemployer plans within the meaning of Section 3(37) of ERISA (the "Viacom Benefit Plans"), Viacom will provide to CBS within 15 days of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Viacom Benefit Plan, (iii) each trust agreement relating to such Viacom Benefit Plan, (iv) the most recent summary plan description for each Viacom Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Viacom Benefit Plan subject to Title IV of ERISA, if any, and
(vi) the most recent determination letter, if any, issued by the IRS with respect to any Viacom Benefit Plan qualified under Section 401(a) of the Code. Viacom will promptly following the date of this Agreement request a copy of each Viacom Benefit Plan that is a multiemployer plan within the meaning of
Section 3(37) of ERISA from the trustees of such multiemployer plan and Viacom shall deliver such copy of the plan to CBS promptly upon its receipt thereof.

   (b) Each Viacom Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a Viacom Material Adverse Effect. Viacom and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Viacom Benefit Plans, except as would not have a Viacom Material Adverse Effect. With respect to the Viacom Benefit Plans, no event has occurred and, to the knowledge of Viacom, there exists no condition or set of circumstances, in connection with which Viacom or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such Viacom Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation) except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan or multiple employer plan, and no fact or event exists which is reasonably likely to give rise to any such liability, except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

   (c) Viacom has made available to CBS (i) copies of all employment agreements with the top five most highly compensated executive officers of Viacom or any of its subsidiaries; (ii) copies of all material severance agreements, programs and policies of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Viacom or any of its subsidiaries from Viacom or any of its affiliates under any Viacom Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any Viacom Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

   (d) Each Viacom Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Viacom Benefit Plan is so qualified and each trust established in connection with any Viacom Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Viacom Benefit Plan or the exempt status of any such trust.

   Section 4.11. Labor Matters. There is no labor dispute, strike or work stoppage against Viacom or any of its subsidiaries pending or, to the knowledge of Viacom, threatened which would reasonably be expected to interfere with the respective business activities of Viacom or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a Viacom Material Adverse Effect. There is no charge or complaint against Viacom or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a Viacom Material Adverse Effect.

   Section 4.12. Environmental Matters. Except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect:

     (a) Viacom and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Viacom's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (b) neither Viacom nor any Viacom subsidiary has received any written notice, demand, letter, claim or request for information alleging that Viacom or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

     (c) neither Viacom nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Viacom, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by Viacom or any of its subsidiaries is listed or, to the knowledge of Viacom, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

   Section 4.13. Trademarks, Patents and Copyrights. Except as would not have a Viacom Material Adverse Effect, Viacom and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of Viacom and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a Viacom Material Adverse Effect. To the knowledge of Viacom, the conduct of the business of Viacom and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a Viacom Material Adverse Effect.

   Section 4.14. Taxes. Except as would not have a Viacom Material Adverse Effect, (a) each of Viacom and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings, (b) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Viacom after due inquiry, threatening to assert against Viacom or any of its subsidiaries any deficiency or claim for Taxes, (c) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by Viacom or any of its subsidiaries, (d) the accruals and reserves for Taxes reflected in the Viacom balance sheet included in its Annual Report on Form 10-K for fiscal year 1998 and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles, (e) no election under Section 341(f) of the Code has been made by Viacom or any of its subsidiaries, (f) Viacom and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, (g) there are no liens for Taxes upon the assets of Viacom or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings and (h) Viacom has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

   Section 4.15. Tax Matters. None of Viacom or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of Viacom or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Parent Merger, or, if the Tax Event occurs, the LLC Merger from qualifying under Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of Viacom, the Parent Merger, or, if the Tax Event occurs, the LLC Merger will so qualify.

   Section 4.16. Year 2000 Compliance. (a) Viacom has adopted a plan that it believes will cause Viacom Systems (as defined below) to be Viacom Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Viacom Year 2000 Plan") in all material respects. Viacom has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Viacom Year 2000 Plan with respect to the Viacom Systems. Notwithstanding anything in this Section 4.16 to the contrary, Viacom does not represent or warrant that Viacom Systems (or any other operations, systems, equipment or software of Viacom or its subsidiaries or any of their respective affiliates) are or will be Viacom Year 2000 Compliant at or prior to the Effective Time, regardless of whether the Viacom Year 2000 Plan has or has not been implemented or complied with.

   (b) For purposes of this Section 4.16, (i) "Viacom Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of Viacom and its subsidiaries, and/or material to or necessary for Viacom and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Viacom Year 2000 Compliant" means that Viacom Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

   Section 4.17. Opinion of Financial Advisors. Viacom has received the written opinion of Morgan Stanley Dean Witter & Co. (the "Viacom Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of Viacom, from a financial point of view, and Viacom will deliver a copy of such opinion to CBS promptly after the date of this Agreement.

   Section 4.18. Vote Required. The affirmative vote of the holders of a majority of the outstanding Viacom Class A Common Stock is the only vote of the holders of any class or series of capital stock of Viacom necessary to approve the transactions contemplated by this Agreement.

   Section 4.19. Section 203 of Delaware Corporation Law. The Board of Directors of Viacom has approved this Agreement and such Viacom approval is sufficient to render inapplicable to this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Corporation Law.

   Section 4.20. Brokers. No broker, finder or investment banker (other than the Viacom Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Viacom.

   Section 4.21. Operations of Viacom/CBS LLC. All of the issued and outstanding membership interest in Viacom/CBS LLC is owned by Viacom. Viacom/CBS LLC was formed under Delaware LLC Law on November 4, 1999 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. No election has been made to classify Viacom/CBS LLC as a corporation for United States Federal income tax purposes pursuant to Treas. Reg. Section 301.7701-3.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.01. Conduct of Business by CBS Pending the Merger. CBS covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in Section 5.01 of the CBS Disclosure Schedule, (x) as Viacom shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, (y) for actions taken in connection with the consummation of the acquisitions of King World, Outdoor Systems, Inc. and of the subsidiaries of Gaylord that own KTVT, Dallas, Texas (the "Pending Transactions") on substantially the same terms that have heretofore been agreed between such parties or on such other terms and conditions which would not be reasonably likely to have an impact that is both material and detrimental to CBS and its subsidiaries, taken as a whole, unless Viacom shall have consented thereto, such consent not to be unreasonably withheld or delayed, provided that CBS may not amend or otherwise modify the terms of the CBS Series B Preferred Stock to be received by Gaylord pursuant to the Gaylord Agreement, without the written consent of Viacom, and (z) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement, the business of CBS and its subsidiaries shall be conducted only in, and CBS and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and CBS and its subsidiaries shall use their reasonable best efforts to preserve substantially intact CBS's business organization, to keep available the services of the current officers, employees and consultants of CBS and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require CBS to offer retention bonuses to such individuals) and to preserve the current relationships of CBS and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which CBS and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, CBS will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

     (a) amend or otherwise change the Articles of Incorporation or By-laws of CBS or any CBS subsidiary other than Infinity if such amendment or change would have a CBS Material Adverse Effect;

     (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of CBS or any of its subsidiaries (except
  (A) for the issuance of Shares issuable pursuant to CBS Options or shares of Infinity common stock pursuant to Infinity stock options outstanding on the date hereof, (B) for the issuance of options, and other stock grants of CBS or Shares which (other than as permitted under any severance arrangement established by CBS in accordance with Section 6.16 hereof or with respect to 1,200,000 options to be issued to two senior executives of King World upon its acquisition by CBS) do not provide for accelerated vesting in connection with the Merger and the other transactions contemplated by this Agreement, (x) to purchase a maximum of 5,000,000 Shares, (y) to purchase a maximum of 17,200,000 Shares as set forth in
  Section 5.01 of the CBS Disclosure Schedule and (z) to purchase a maximum of 12,500,000 shares of Infinity common stock as set forth in Section 5.01 of the CBS Disclosure Schedule, in each case in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of CBS or Infinity, as applicable, or any of their respective subsidiaries (including past practice of any such subsidiary before its acquisition by CBS) and (C) the issuance of shares of CBS and Infinity stock in connection with the Pending Transactions (including the issuance of shares of CBS Series B Preferred Stock and the issuance of shares of CBS Common Stock upon conversion of CBS Series B Preferred Stock in accordance with its terms and the terms and conditions of the Gaylord Agreement and other agreements and documents executed in connection therewith), or (ii) any assets material to CBS and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned CBS subsidiary to another CBS subsidiary or CBS and other than dividends made or paid by Infinity, so long as the aggregate amount of such dividends paid by Infinity shall not exceed $500,000,000;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

     (e) (i) except in connection with the Pending Transactions and in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which CBS has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger,

  (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amounts currently budgeted for the fiscal year 1999 (including the applicable 1999 capital expenditures of the companies subject to the Pending Transactions) and, with respect to fiscal year 2000, 10% in excess of such amount, in each case for CBS and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require CBS to take any action prohibited by this subsection (e) and will, or will cause Infinity to, not amend in any material respect, or waive any material right or condition under or relating to the definitive agreements relating to the Pending Transactions, in each case except for any such amendment or waiver the impact of which would not be reasonably likely to be both material and detrimental to CBS and its subsidiaries, taken as a whole;

     (f) except as permitted by Section 6.16 of this Agreement, (i) increase the compensation payable or to become payable to its executive officers or employees, except as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between CBS or any subsidiary of CBS and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, (ii) grant any severance or termination pay to, or enter into, extend or amend any employment or severance agreement with, any director or executive officer of CBS or any of its subsidiaries, except that CBS and any CBS subsidiary shall be permitted to grant any severance or termination pay and to enter into, extend or amend any employment or severance agreement in the ordinary course of business in accordance with past practice with any current or new employee of CBS or any CBS subsidiary, other than any director or executive officer of CBS, so long as the amount of any retention bonus that is provided for in any such agreement shall be applied toward the limitations on retention bonuses applicable to CBS pursuant to Section 6.16 of this Agreement or (iii) except as otherwise permitted by this Section 5.01(f), establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee;

     (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

     (h) make any tax election that, individually or in the aggregate, would have a CBS Material Adverse Effect or settle or compromise any material Tax liability; or

     (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to CBS prior to the date of this Agreement would have resulted in a breach of Section 3.05, except to the extent the conflict, violation, breach, default or occurrence of the type referred to therein giving rise to such breach would not have a CBS Material Adverse Effect;

provided that Infinity shall not be prohibited from taking any action under this Section 5.01 which the Board of Directors of Infinity determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Infinity (other than CBS).

   Section 5.02. Conduct of Business by Viacom Pending the Merger. Viacom covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in Schedule
5.02 of the Viacom Disclosure Schedule, (x) as CBS shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, (y) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement and (z) an exchange offer of Blockbuster shares owned by Viacom for shares of Viacom Class B Common Stock owned by the stockholders of Viacom (the "Split-off") in accordance with the procedures set forth in Section 5.02 of the Viacom Disclosure Schedule, the business of Viacom and its subsidiaries shall be conducted only in, and Viacom and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Viacom and its subsidiaries shall use their reasonable best efforts to preserve substantially intact Viacom's business organization, to keep available the services of the current officers, employees and consultants of Viacom and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require Viacom to offer retention bonuses to such individuals) and to preserve the current relationships of Viacom and its subsidiaries with customers, distributors, suppliers and other persons with which Viacom and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, Viacom will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following, except in compliance with the exceptions listed above:

     (a) amend or otherwise change the Certificate of Incorporation or By-laws of Viacom or Blockbuster or any other Viacom subsidiary or the Certificate of Formation or Limited Liability Company Agreement of Viacom/CBS LLC, if such amendment or change would have a Viacom Material Adverse Effect;

     (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of Viacom or any of its subsidiaries (except (A) for the issuance of Shares issuable pursuant to Viacom Options outstanding on the date hereof and (B) for the issuance of options, which do not provide for accelerated vesting or other consequences in connection with the Merger and the other transactions contemplated by this Agreement, to purchase a maximum of 6,000,000 shares of Viacom Class B Common Stock in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of Viacom or any of its subsidiaries on a basis substantially consistent with past practice), or
  (ii) any assets material to Viacom and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned Viacom subsidiary to another Viacom subsidiary or Viacom, other than dividends made or paid by Blockbuster, so long as the aggregate amount of such dividends paid by Blockbuster shall not exceed $50,000,000;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

     (e) (i) except in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which Viacom has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any contract, agreement or transaction, other than (X) in the ordinary course of business, consistent with past practice and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amount currently budgeted therefor (and previously disclosed to CBS) for the fiscal year ending December 31, 1999, and, with respect to fiscal year December 31, 2000,

  10% in excess of such amount, in each case for Viacom and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require Viacom to take any action prohibited by this subsection (e);

     (f) except as permitted by Section 6.16 of this Agreement, (i) increase the compensation payable or to become payable to its executive officers or employees, except as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between Viacom or any subsidiary of Viacom and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, (ii) grant any severance or termination pay to, or enter into, extend or amend any employment or severance agreement with, any director or executive officer of Viacom or any of its subsidiaries, except that Viacom and any Viacom subsidiary shall be permitted to grant any severance or termination pay and to enter into, extend or amend any employment or severance agreement in the ordinary course of business in accordance with past practice with any current or new employee of Viacom or any Viacom subsidiary, other than any director or executive officer of Viacom, so long as the amount of any retention bonus that is provided for in any such agreement shall be applied toward the limitations on retention bonuses applicable to Viacom pursuant to Section 6.16 of this Agreement or
  (iii) except as otherwise permitted pursuant to this Section 5.02(f), establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee;

     (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

     (h) make any tax election that, individually or in the aggregate, would have a Viacom Material Adverse Effect or settle or compromise any material Tax liability; or

     (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to Viacom prior to the date of this Agreement would have resulted in a breach of Section 4.05, except to the extent the conflict, violation, breach, default or occurrence of the type referred to therein giving rise to such breach would not have a Viacom Material Adverse Effect;

provided that Blockbuster shall not be prohibited from taking any action under this Section 5.02 which the Board of Directors of Blockbuster determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Blockbuster (other than Viacom).

   Section 5.03. Other Actions. Except as required by Law, CBS, Viacom and Viacom/CBS LLC shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger set forth in Article VII not being satisfied.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.01. Registration Statement; Joint Proxy Statement. (a) As promptly as practicable after the date of this Agreement, (i) Viacom and CBS shall cooperate in preparing and each shall cause to be filed with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of Viacom's and CBS's stockholders to be held to consider approval and adoption of this Agreement and the other Viacom Proposals and (ii) Viacom shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "RegistrationStatement'') in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Viacom Class B Common Stock (including such shares of Viacom Class B Common Stock into which the Viacom Series C Preferred Stock is convertible) and the shares of Viacom Series C Preferred Stock to be issued to the shareholders of CBS pursuant to the Merger. Each of Viacom and CBS shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Viacom shall use reasonable best efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Viacom Class B Common Stock (including such shares of Viacom Class B Common Stock into which the Viacom Series C Preferred Stock is convertible) and the shares of Viacom Series C Preferred Stock pursuant to the Merger. Each of Viacom and CBS shall furnish all information concerning it as may reasonably be requested by such other party in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Viacom and CBS shall mail the Proxy Statement to its stockholders and to its shareholders, respectively. Each of Viacom and CBS shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to its stockholders and shareholders, respectively, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) (i) The Proxy Statement shall include the recommendation of the Board of Directors of Viacom to the stockholders of Viacom in favor of approval of the Viacom Proposals; provided, however, that the Board of Directors of Viacom may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of Viacom determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties to Viacom's stockholders under applicable Law after receiving advice from independent legal counsel (who may be Viacom's regularly engaged outside legal counsel).

   (ii) The Proxy Statement shall include the recommendation of the Board of Directors of CBS to the shareholders of CBS in favor of adoption of this Agreement; provided, however, that the Board of Directors of CBS may take or disclose to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of CBS determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice from independent legal counsel (who may be CBS's regularly engaged outside legal counsel).

   (c) Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of CBS or Viacom, as the case may be, each of CBS and Viacom agree to hold their respective Stockholders' Meeting in accordance with the time period specified in Section 6.02.

   (d) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Viacom or CBS without the approval of such other party, which shall not be unreasonably withheld or delayed. Each of Viacom and CBS will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Viacom Class B Common Stock or the Viacom Series C Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (e) The information supplied by CBS for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders and shareholders of Viacom and CBS, respectively, (iii) the time of each of the Stockholders'

Meetings (as hereinafter defined), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to CBS or any of its subsidiaries, or their respective officers or directors, should be discovered by CBS which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, CBS shall promptly inform Viacom. All documents that CBS is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (f) The information supplied by Viacom for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Viacom and the shareholders of CBS, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Viacom or any of its subsidiaries, or their respective officers or directors, should be discovered by Viacom which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Viacom shall promptly inform CBS. All documents that Viacom is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (g) Viacom and CBS each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in any registration statement or proxy statement prepared by Viacom, CBS or any person or entity with which Viacom or CBS, consistent with their obligations under this Agreement, has entered into, or may prior to the Effective Time enter into, a definitive acquisition agreement, (ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; provided that such party shall not be required to make any material payment to such person or entity in connection with such party's efforts to obtain any such consent, and (iii) agrees to cooperate, and agrees to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in any such registration statement or proxy statement.

   (h) CBS and Viacom will use their best efforts to complete the pro forma financial statements with respect to the Merger, in a form suitable for filing in connection with a registration statement under the Securities Act, as soon as possible, and in any event within 10 days after the execution of this Agreement.

   (i) CBS shall consult with Viacom, and provide Viacom reasonable opportunity to review and comment on, and CBS and Viacom will use their respective reasonable best efforts to agree on, CBS's and Infinity's accounting for the Pending Transactions.

   Section 6.02. Stockholders' Meetings. (a) Each of Viacom and CBS shall call and hold a meeting of its stockholders or shareholders, respectively (collectively, the "Stockholders' Meetings"), as promptly as practicable for the purpose of voting upon, in the case of Viacom, the Viacom Proposals, and, in the case of CBS, the adoption of this Agreement, and CBS and Viacom shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and will use reasonable best efforts to hold the Stockholders' Meetings on the same day. Each of Viacom and CBS shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, in the case of CBS, and the Viacom Proposals, in the case of Viacom, and shall take all other action necessary or advisable to secure the vote of its stockholders and shareholders, respectively, required by the NYSE, Pennsylvania Law or Delaware Corporation Law or Delaware LLC Law, as the case may be, in each case as applicable, to obtain such approvals; provided, however, that Viacom or CBS, as applicable, shall not be obligated to solicit proxies in favor of the adoption of this Agreement, in the case of CBS, or in favor of the Viacom Proposals, in the case of Viacom, at its Stockholders' Meeting to the extent that the Board of Directors of Viacom or CBS, as applicable, determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel); provided further, however, that notwithstanding anything to the contrary in the foregoing, each of CBS and Viacom shall hold its Stockholders' Meeting in accordance with the time periods specified in the first sentence of this
Section 6.02.

   (b) Notwithstanding anything in this Agreement to the contrary, Viacom shall be permitted, upon receipt of approval from the NYSE, to obtain shareholder approval for the Viacom Proposals by written consent in lieu of holding a Stockholders' Meeting. In the event Viacom elects to obtain shareholder approval by written consent, (1) each reference in this Agreement to a vote of stockholders at Viacom's Stockholders' Meeting or the holding thereof shall mean and be a reference to obtaining the written consent of Viacom's stockholders, (2) each reference to the date of the Viacom Stockholders' Meeting shall mean and be a reference to the end of the period during which consents are solicited from the Viacom stockholders and (3) each reference to the solicitation of proxies from Viacom's stockholders shall mean and be a reference to the solicitation of written consents therefrom.

   Section 6.03. Appropriate Action; Consents; Filings. (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein. The parties hereto will use their respective best efforts, and will take all actions necessary, to consummate and make effective the transactions contemplated herein and to cause the conditions to the Merger set forth in Article VII to be satisfied (including using best efforts, and taking all actions necessary, to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as possible.

   (b) CBS and Viacom each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be asserted by any U.S. federal, state and local and non-United States antitrust or competition authority, or by the FCC or similar authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the consent of the FCC to or avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. In addition, each of CBS and Viacom agree to take promptly any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority (each, an "Order") relating to antitrust or communications or broadcast matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. The parties will expeditiously agree on a complete plan for compliance with applicable FCC ownership requirements for inclusion in the FCC filings and will expeditiously make such filings (including such agreed plan) with the FCC following the date of this Agreement.

   (c) Each of Viacom and CBS shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Viacom and CBS shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents, necessary, proper or advisable to consummate the Merger. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any party and any Governmental Authority with respect to this Agreement.

   Section 6.04. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, Viacom will provide to CBS (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all information and documents which CBS may reasonably request regarding the business, assets, liabilities, employees and other aspects of Viacom.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, CBS will provide to Viacom and its Representatives access to all information and documents which Viacom may reasonably request regarding the business, assets, liabilities, employees and other aspects of CBS.

   (c) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated August 27, 1999 (the "Confidentiality Agreement") between CBS and Viacom.

   (d) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.05. No Solicitation of Competing Transactions. (a) CBS shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of CBS or any investment banker, financial advisor, attorney, accountant or other agent or representative of CBS to take any such action, and CBS shall notify Viacom as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which CBS or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement by the shareholders of CBS, nothing contained in this Section 6.05 shall prohibit the Board of Directors of CBS from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of CBS determines in good faith, after consultation with CBS's financial advisors and independent legal counsel, can be reasonably expected to result in a CBS Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, CBS (1) provides notice to Viacom to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Viacom in reasonable detail the identity of the person making such proposal and the material terms and conditions of such proposal, (2) provides Viacom with all information regarding CBS provided or to be provided to such person which Viacom has not previously been provided, and provided further that CBS shall keep Viacom informed, on a prompt basis, of the status and material terms of any such proposal and the status of any such discussions and negotiations and (3) receives from such person or entity an executed confidentiality agreement containing customary terms (which need not contain "standstill" or similar provisions), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.01 following the making of a CBS Superior Proposal if, solely in the case of this clause (iii), the Board of

Directors of CBS, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of CBS to comply with its fiduciary duties under applicable law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving CBS: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to Section
5.01 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of CBS in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for CBS securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clause (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) acquiring more than 35% of the voting power of the Shares then outstanding or more than 35% of the assets of CBS and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   (c) For purposes of this Agreement, a "CBS Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the Shares then outstanding or all or substantially all the assets of CBS and its subsidiaries, taken as a whole, for consideration which the Board of Directors of CBS determines in its good faith judgment to be more favorable to CBS's shareholders than the Merger.

   Section 6.06. Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-laws of Viacom on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of CBS in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by CBS's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06 more than an amount per year equal to 300% of current annual premiums paid by CBS for such insurance; and provided further that if the annual premiums exceed such amount, Viacom shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) This Section 6.06 shall survive the consummation of the Merger, is intended to benefit each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation, and shall be enforceable by the indemnified parties and their successors.

   Section 6.07. Notification of Certain Matters. CBS shall give prompt notice to Viacom, and Viacom shall give prompt notice to CBS, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of CBS or Viacom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.08. Tax Treatment. (a) The Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

   (b) Between the date of this Agreement and the Effective Time, neither CBS nor Viacom nor their affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code, that could prevent each of them from providing representations required from them in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being provided. Each of them shall use all reasonable efforts to cause the opinions described in such Sections to be provided, and to cause similar opinions to be provided at the date of filing of the Registration Statement.

   (c) None of CBS, Viacom or Viacom/CBS LLC shall (without the consent of the others) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the Pending Transactions.

   Section 6.09. Stock Exchange Listing. Viacom shall as promptly as reasonably practicable prepare and submit to NYSE a listing application covering the shares of Viacom Class B Common Stock to be issued in the Merger, the shares of Viacom Class B Common Stock underlying the CBS Options outstanding immediately prior to the Effective Time and the shares of Viacom Class B Common Stock issuable upon conversion of the Viacom Series C Preferred Stock and shall use its best efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time.

   Section 6.10. Public Announcements. Viacom and CBS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing agreement with the NYSE to which Viacom or CBS is a party. The parties have agreed on the text of a joint press release by which Viacom and CBS will announce the execution of this Agreement.

   Section 6.11. Viacom's Directors. The Board of Directors of Viacom shall take all such action as may be necessary to cause the number of directors on the Board of Directors of Viacom to be increased to eighteen as of the Effective Time and to cause to be appointed to the Board of Directors of Viacom as of the Effective Time eight designees of CBS, one of whom shall be Mel Karmazin (unless Mel Karmazin shall no longer be available to serve in such capacity) and the other seven of whom shall consist of CBS directors designated in writing by CBS to Viacom prior to the Effective Time as set forth in Exhibit A-1 hereto.

   Section 6.12. Rights Agreement. The Board of Directors of CBS shall take such action as is necessary to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

   Section 6.13. Assumption of Debt and Leases. (a) With respect to debt issued by CBS under indentures qualified under the Trust Indenture Act of 1939, and any other debt of CBS the terms of which require the Surviving Corporation to assume such debt in order to avoid default thereunder (collectively, the "CBS Indentures"), the Surviving Corporation shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective CBS Indentures, Supplemental Indentures, in form satisfactory to the respective trustees or other representatives, expressly assuming the obligations of CBS with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by CBS under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective CBS Indentures to be kept or performed by CBS and shall deliver such Supplemental Indentures to the respective trustees or other representatives under the CBS Indentures.

   (b) The Surviving Corporation shall, promptly upon the reasonable request of CBS, provide CBS with a letter which states that it agrees that, as the Surviving Corporation in the Merger, as of and following the Effective Time, it will succeed to, honor, and satisfy all obligations and liabilities of CBS.

   Section 6.14. Affiliates of CBS. CBS represents and warrants to Viacom that prior to the date of the CBS Stockholders' Meeting CBS will deliver to Viacom a letter identifying all persons who may be deemed affiliates of CBS under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of CBS, and CBS represents and warrants to Viacom that CBS has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. CBS shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit 6.14. CBS shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of CBS after CBS's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit 6.14.

   Section 6.15. Prior Service. With respect to any medical and dental benefits provided to Continuing Employees as of or following the Effective Time under Viacom's benefit plans, Viacom agrees that it will waive waiting periods and pre-existing condition requirements under such plans (to the extent waived under CBS's plans), and will give Continuing Employees credit for any co-payments and deductibles actually paid by such employees under CBS's medical and dental plans during the calendar year in which the Effective Time occurs. In addition, service with CBS shall be recognized for all purposes under Viacom's compensation and benefit plans, programs, policies and arrangements, except where crediting such service would result in a duplication of benefits. Without limiting the generality of the foregoing, Viacom shall honor all vacation, personal and sick days accrued by Continuing Employees under CBS's plans, policies, programs and arrangements immediately prior to the Effective Time.

   Section 6.16. Employee Matters. (a) Viacom may establish retention and severance arrangements for its and its subsidiaries' officers or employees consistent with the terms and conditions set forth in Section 6.16 of the Viacom Disclosure Schedule (the "Viacom Employee Arrangements").

   (b) CBS may establish retention and severance and other compensation arrangements for its and its subsidiaries' officers or employees; provided that the aggregate amount expended pursuant to such arrangements does not materially exceed the estimated value of the Viacom Employee Arrangements.

   (c) Each of CBS and Viacom shall consult with the other on the design and implementation of the retention arrangements described in this Section 6.16 and the allocations of the payments thereunder.

   Section 6.17. Gaylord. CBS shall, if permitted under the terms of the Gaylord Proxy, exercise its rights under the Gaylord Proxy to vote the shares of CBS Series B Preferred Stock held by Gaylord in favor of adoption of this Agreement at the CBS Stockholders' Meeting, or any adjournment or postponement thereof, and shall not waive or transfer to any person its rights under the Gaylord Proxy.

   Section 6.18. Gaylord Tax Matters. CBS covenants and agrees that, between October 8, 1999 and the Effective Time, CBS shall not, without Viacom's consent, take any action or permit any action to be taken that would cause Viacom to be in violation of any provision of the First Amendment to the Amended and Restated Tax Matters Agreement (as referred to in the Gaylord Agreement), at the time such amendment is executed in the form attached as Annex A to the Amended and Restated Tax Matters Agreement.

   Section 6.19. Obligations of Viacom/CBS LLC. Viacom shall take all necessary actions to cause Viacom/CBS LLC to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.01. Conditions to the Obligations of Each Party. The obligations of CBS, Viacom and Viacom/CBS LLC to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

     (a) (i) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting in accordance with Pennsylvania Law and CBS's Articles of Incorporation and (ii) the applicable Viacom Proposals shall have been approved by the affirmative vote of the holders of a majority of the Viacom Class A Common Stock;

     (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

     (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (e) (i) all authorizations, consents, waivers, orders or approvals for the Merger required to be obtained and all conditions precedent to such authorizations, consents, waivers, orders or approvals shall have been satisfied, and all filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, the FCC and competition and antitrust Governmental Authorities in Canada and either the European Union or the United Kingdom, as applicable, and (ii) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the business, results of operations or financial condition of CBS and its subsidiaries and Viacom and its subsidiaries, collectively taken as a whole; and

     (f) the shares of Viacom Class B Common Stock issuable to CBS's shareholders in the Merger, to holders of CBS Options outstanding immediately prior to the Effective Time and upon conversion of the Viacom Series C Preferred Stock shall have been authorized for listing on the NYSE, subject to official notice of issuance.

   Section 7.02. Conditions to the Obligations of Viacom and Viacom/CBS
LLC. The obligations of Viacom and Viacom/CBS LLC to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

     (a) each of the representations and warranties of CBS contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct would not have, individually or in the aggregate, a CBS Material Adverse Effect, and Viacom shall have received a certificate of an officer of CBS to such effect;

     (b) CBS shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Viacom shall have received a certificate of an officer of CBS to that effect; and

     (c) Viacom shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to Viacom, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Viacom and CBS will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CBS, Viacom and Viacom/CBS LLC, as the case may be.

   Section 7.03. Conditions to the Obligations of CBS. The obligations of CBS to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

     (a) each of the representations and warranties of Viacom contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct would not have, individually or in the aggregate, a Viacom Material Adverse Effect, and CBS shall have received a certificate of an officer of Viacom to such effect;

     (b) Viacom and Viacom/CBS LLC shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and CBS shall have received a certificate of an officer of Viacom to that effect; and

     (c) CBS shall have received the opinion of Cravath, Swaine & Moore, in form and substance reasonably satisfactory to CBS, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Viacom and CBS will each be a party to such reorganization within the meaning of
  Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Viacom, CBS and Viacom/CBS LLC, as the case may be.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.01. Termination . This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

     (a) by mutual written consent duly authorized by the Boards of Directors of each of Viacom and CBS;

     (b) by either Viacom or CBS, if the Effective Time shall not have occurred on or before August 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

     (c) by CBS upon delivery to Viacom of written notice that a Competing Proposal constitutes a CBS Superior Proposal; provided, however, that such termination pursuant to this subsection (c) shall not be effective until two business days have elapsed following delivery to Viacom of such written notice (which written notice will inform Viacom of the material terms and conditions of the CBS Superior Proposal); provided further, however, that such termination under this subsection (c) shall not be effective until CBS has made payment to Viacom of the amounts required to be paid pursuant to
  Section 8.05;

     (d) by either CBS or Viacom, if this Agreement shall fail to receive the requisite vote for adoption at the CBS Stockholders' Meeting;

     (e) by CBS, upon a breach of any representation, warranty, covenant or agreement on the part of Viacom or Viacom/CBS LLC set forth in this Agreement, or if any representation or warranty of Viacom shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) or (b) are not capable of being satisfied on or before August 31, 2000 (a "Terminating Viacom Breach");

     (f) by Viacom, upon breach of any representation, warranty, covenant or agreement on the part of CBS set forth in this Agreement, or if any representation or warranty of CBS shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) or (b) are not capable of being satisfied on or before August 31, 2000 ("Terminating CBS Breach"); or

     (g) by either Viacom or CBS, if any Governmental Authority shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable.

   Section 8.02. Effect of Termination. Subject to Section 8.05 hereof, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Viacom, CBS, Viacom/CBS LLC or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by either the stockholders of Viacom or shareholders of CBS, there shall not be any amendment that by Law requires further approval by the stockholders of Viacom or shareholders of CBS without the further approval of such stockholders or such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.03, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that CBS and Viacom each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, (ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

   (b) CBS agrees that:

     (i) if CBS shall terminate this Agreement pursuant to Section 8.01(c);
  or

     (ii) if (A) Viacom or CBS shall terminate this Agreement pursuant to
  Section 8.01(d) due to the failure of CBS's shareholders to approve this Agreement, (B) at or prior to the time of such failure to so approve this Agreement a Competing Transaction with respect to CBS shall have been made public and

  (C) within twelve months after such termination (i) a Competing Transaction is consummated or (ii) a binding agreement to enter into a Competing Transaction is entered into by CBS (solely for purposes of this Section 8.05(b)(ii), the term "Competing Transaction" shall have the meaning assigned to such term in Section 6.05(b) except that references to "35%" in the definition of "Competing Transaction" in Section 6.05(b) shall be deemed to be references to 50%), then CBS shall pay to Viacom an amount equal to $1,000,000,000 (the "CBS Alternative Transaction Fee").

   (c) Each of CBS and Viacom agrees that the agreements contained in Section 8.05(b) are an integral part of the transactions contemplated by this Agreement.

   (d) All payments to Viacom under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by Viacom.

                                   ARTICLE IX

                               General Provisions

   Section 9.01. Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.01, as the case may be, except that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

   Section 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     if to Viacom or Viacom/CBS LLC:

       Viacom Inc.
       1515 Broadway
       New York, New York 10036
       Telecopier: (212) 258-6099
       Attention: Michael D. Fricklas, Senior Vice President,
       General Counsel and Secretary

   with a copy to:

       Shearman & Sterling
       599 Lexington Avenue
       New York, New York 10022
       Telecopier No.: (212) 848-7179
       Attention: Creighton O'M. Condon, Esq. and
       Stephen R. Volk, Esq.

   if to CBS:

       CBS Corporation
       51 West 52nd Street
       35th Floor
       New York, New York 10019
       Telecopier No.: (212) 597-4031
       Attention: Louis J. Briskman, Esq.
       Executive Vice President and
       General Counsel
   with copies to:

       Cravath, Swaine & Moore
       825 Eighth Avenue
       New York, New York 10019
       Telecopier No.: (212) 474-3700
       Attention: Allen Finkelson, Esq. and
       Scott A. Barshay, Esq.

   Section 9.03. Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

   For purposes of this Agreement, the term:

     (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

     (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

     (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission;

     (f) "knowledge" means the actual knowledge of the following officers and employees of CBS and Viacom, without benefit of an independent investigation of any matter, as to (i) CBS: Mel Karmazin, Leslie Moonves, Louis Briskman and Robert Freedline, and (ii) Viacom: Sumner Redstone, Philippe Dauman, Thomas Dooley, Michael Fricklas, George Smith and Susan Gordon;

     (g) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

     (h) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   Section 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.05. Entire Agreement; Assignment. This Agreement (including the Exhibits, the CBS Disclosure Schedule and the Viacom Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Parent Voting Agreements and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the CBS Disclosure Schedule and the Viacom Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by operation of law or otherwise.

   Section 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Section 6.06 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

   Section 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except for such provisions where Pennsylvania Law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

   Section 9.09. Consent to Jurisdiction. (a) Each of Viacom, CBS and Viacom/CBS LLC hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Viacom, CBS and Viacom/CBS LLC hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Viacom, CBS and Viacom/CBS LLC agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Viacom, CBS and Viacom/CBS LLC irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.11. WAIVER OF JURY TRIAL. EACH OF VIACOM, CBS AND VIACOM/CBS LLC HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF VIACOM, CBS OR VIACOM/CBS LLC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, Viacom, CBS and Viacom/CBS LLC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          VIACOM INC.

                                          By:  /s/ Michael D. Fricklas
                                               --------------------------------
                                            Name: Michael D. Fricklas
                                            Title: Senior Vice President,
                                            General Counsel and
                                            Secretary

                                          CBS CORPORATION

                                          By:  /s/ Fredric G. Reynolds
                                               --------------------------------
                                            Name: Fredric G. Reynolds
                                            Title: Executive Vice President,
                                            Chief Financial Officer

                                          VIACOM/CBS LLC

                                          By: VIACOM INC., as sole member

                                          By:  /s/ Michael D. Fricklas
                                               --------------------------------
                                            Name: Michael D. Fricklas
                                            Title: Senior Vice President,
                                            General Counsel and Secretary

                                                                    EXHIBIT 6.14

                            FORM OF AFFILIATE LETTER

Viacom Inc.
1515 Broadway
New York, New York 10036

Ladies and Gentlemen:

   I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of CBS Corporation, a Pennsylvania corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated on October 8, 1999, and as again amended and restated as of November 23, 1999 (the "Agreement"), between Viacom Inc., a Delaware corporation ("Viacom"), and the Company, the Company will be merged with and into Viacom (the "Merger").

   As a result of the Merger, I may receive (i) shares of Class B common stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock"), (ii) an option (a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock, or (iii) shares of Viacom Series C Preferred Stock, par value $.01 per share (the "Viacom Series C Preferred Stock," with the Viacom Class B Common Stock, Substituted Options and the Viacom Series C Preferred Stock collectively referred to as the "Viacom Securities"). In respect of shares of Viacom Class B Common Stock, I would receive such shares in exchange for shares owned by me of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"). In respect of the Substituted Options, I would receive such options in exchange for options to purchase Company Common Stock held by me under the CBS Stock Option Plans (as defined in the Agreement). In respect of the Viacom Series C Preferred Stock, I would receive such shares in exchange for shares owned by me of the Company's Series B Participating Preferred Stock, par value $1.00 per share.

   I represent, warrant and covenant to Viacom that in the event I receive any Viacom Securities as a result of the merger:

     A. I shall not make any sale, transfer or other disposition of the Viacom Securities in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Viacom Securities to the extent I felt necessary, with my counsel or counsel for the Company.

     C. I have been advised that the issuance of Viacom Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Viacom Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Viacom Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Viacom, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Viacom is under no obligation to register the sale, transfer or other disposition of the Viacom Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     E. I also understand that there will be placed on the certificates for the Viacom Securities issued to me, or any substitutions therefor, a legend stating in substance:

    "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN
    ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED        BETWEEN
    THE REGISTERED HOLDER HEREOF AND VIACOM, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VIACOM."

     F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Viacom reserves the right to put the following legend on the certificates issued to my transferee:

    "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Viacom a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Viacom in form and substance reasonably satisfactory to Viacom, to the effect that such legend is not required for purposes of the Act.

   Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          Name:

Accepted this     day of
      ,   , by

Viacom Inc.


By: _________________________________
  Name:
  Title:

                                                                        ANNEX B

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                  VIACOM INC.

   (Originally incorporated on November 10, 1986 under the name Arsenal Holdings, Inc.)

                                   ARTICLE I

                                     Name

   The name of this Corporation is Viacom Inc.

                                  ARTICLE II

                    Registered Office and Agent for Service

   The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent for service of process in Delaware is:

                          Corporation Service Company
                               1013 Centre Road
                        Wilmington, Delaware 19805-1297

                                  ARTICLE III

                              Corporate Purposes

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                 Capital Stock

   (1) Shares, Classes and Series Authorized.

     (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 3,525,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

       (i) 500,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

       (ii) 3,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

       (iii) 25,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock").

     (b) The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

   (2) Powers and Rights of the Class A Common Stock and the Class B Common
Stock.

   Except as otherwise expressly provided in this Restated Certificate of Incorporation, all issued and outstanding shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     A. Voting Rights and Powers. Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. The holders of shares of Class A Common Stock shall have the relevant class voting rights set forth in Article IX. Except as otherwise required by law, the holders of outstanding shares of Class B Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Corporation, including but not limited to, whether to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Class B Common Stock.

     B. Dividends. Subject to the rights and preferences of the Preferred Stock set forth in this Article IV and in any resolution or resolutions providing for the issuance of such stock as set forth in Section (3) of this Article IV, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

     C. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under Section 5 of this
  Article IV or the resolutions, as the case may be, authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided ratably among the holders of Class A Common Stock and Class B Common Stock.

     D. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

     E. Conversion. So long as there are 10,000 shares of Class A Common Stock outstanding, each record holder of shares of Class A Common Stock and Class B Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such Class B Common Stock to the persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued.

   (3) Powers and Rights of the Preferred Stock.

   Subject to Article XIII of this Restated Certificate of Incorporation, the Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

   (4) Issuance of Class A Common Stock, Class B Common Stock and Preferred
Stock.

   Subject to Article XIII of this Restated Certificate of Incorporation, the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.

   (5) Series C Preferred Stock

   (a) Designation and Amount. The shares of this series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock"). The par value of each share of Series C Preferred Stock shall be $.01. The number of shares constituting the Series C Preferred Stock shall initially be the Preferred Exchange Ratio (as defined in the Amended and Restated Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999, as it may be further amended from time to time, among the Corporation and CBS (as defined in Article XIII of this Restated Certificate of Incorporation)(the "Merger Agreement")) multiplied by the number of shares of CBS Series B Participating Preferred Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement). The Corporation is authorized to issue fractional shares of Series C Preferred Stock to 1/1000th of a share in accordance with the terms herein. All references herein to shares of Series C Preferred Stock shall be deemed to include, if applicable, references to such fractional shares.

   (b). Dividends and Distributions.

   (1) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of each cash dividend declared or paid on the Class B Common Stock. In addition, in the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, pay any dividend or make any distribution on the shares of Class B Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Class B Common Stock or other capital stock of the Corporation subject to paragraph (h)(1) below or
(z) a distribution of rights or warrants to acquire any such shares subject to paragraph (h)(3) or (h)(5) below, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series C Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Class B Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series C Preferred Stock to which holders thereof are entitled pursuant to the first and second sentences of this paragraph (b)(1) are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Class B Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series C Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

   (2) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Class B Common Stock unless a Dividend in respect of such dividend or distribution on the Class B Common Stock shall be simultaneously paid, or set aside for payment, on the Series C Preferred Stock.

   (3) All Dividends paid with respect to shares of the Series C Preferred Stock shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

   (4) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

   (c) Voting Rights. The holders of record of outstanding shares of Series C Preferred Stock shall have the following voting rights:

     (1) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series C Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend on Class A Common Stock, payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series C Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

     (2) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, the holders of shares of Series C Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (3) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, holders of Series C Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for the taking of any corporate action.

   (d) Conversion. The shares of Series C Preferred Stock shall be convertible as follows:

     (1) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred Stock. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible into 1000 shares of Class B Common Stock. The number of shares of Class B Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Conversion Rate thereafter applicable shall be the Conversion Rate applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

     (2) No fractional shares of Class B Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then Fair Market Value per share of the Class B Common Stock. For such purpose, all shares of Series C Preferred Stock being converted by a holder shall be aggregated, and any resulting fractional share of Class B Common Stock shall be paid in cash. Before any holder of shares of Series C Preferred Stock shall be entitled to convert the same into full shares of Class B Common Stock, and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series C Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same.

     The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled and a check payable to such holder in the amount of any cash amount payable as the result of a conversion into fractional shares of Class B Common Stock, plus any declared and unpaid dividends on the converted Series C Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on such date.

     (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

     (4) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series C Preferred Stock or to the Corporation shall be given via facsimile transmission or via certified or registered U.S. mail or via private overnight delivery service, if to the holder, at
  (615) 316-6570 or such
  holder's address appearing on the books of the Corporation, and if to the Corporation, at 1515 Broadway, New York, NY 10036, attention General Counsel, facsimile no.: 212-258-6134, or such other facsimile number or address as the holder or the Corporation shall notify the other of in accordance with the notice provisions set forth in this paragraph (d)(5). Notice shall be deemed to have been given on the date of facsimile transmission (if the notice is faxed) or five days after mailing (if the notice is mailed) or the day after the notice is given to the delivery service (if sent by overnight courier).

   (e) Certain Restrictions.

     (1) Whenever Dividends are in arrears or the Corporation shall be in default on payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series C Preferred Stock may have in such circumstances, the Corporation shall not:

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series C Preferred Stock, unless dividends are paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

       (iii) except as permitted by subparagraph (iv) of this paragraph
    (e)(1), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or

       (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except as permitted by subparagraph (iii) of this paragraph (e)(1) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (2) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (1) of this paragraph (e), purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

     (3) The Corporation shall not issue any shares of Series C Preferred Stock except pursuant to the Merger Agreement, a copy of which is on file with the Secretary of the Corporation at its principal executive offices and shall be made available to holders of Series C Preferred Stock without charge upon written request therefor addressed to the Secretary of the Corporation at the address set forth in paragraph (d)(4) above. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article IV shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series C Preferred Stock or, subject to the limitations set forth in paragraph (n), from creating other securities senior to, junior to or on a parity with the Series C Preferred Stock.

   (f) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of Preferred Stock.

   (g) Liquidation, Dissolution or Winding Up.

   (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless the holders of shares of Series C Preferred Stock outstanding shall have received out of the assets of the Corporation available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series C Preferred Stock, for each share of Series C Preferred Stock, subject to adjustment as hereinafter provided, (A) $.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or,
(B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Class B Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series C Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series C Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series C Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participation Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Class B Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series C Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph (g)(1), holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

   (2) For the purposes of this paragraph (g), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

     (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation;

     (ii) the consolidation or merger of the Corporation with or into one or more other corporations or other associations;

     (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation; or

     (iv) the participation by the Corporation in a share exchange.

   (h) Certain Reclassifications and Other Events.

   (1) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any share of capital stock of the Corporation (other than any share of Class B Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class B Transaction"), then, and in each such event, the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall be adjusted so that after such Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, (i) to such additional dividends as equal the Dividend Multiple in effect immediately prior to such Class B Transaction multiplied by the additional dividends which the holder of a share of Class B Common Stock shall be entitled to receive by virtue of the receipt in the Class B Transaction of such capital stock, (ii) upon surrender of shares of Series C Preferred Stock for conversion, to the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series C Preferred Stock had been converted immediately prior to such Class B Transaction, such holder would have been entitled to receive by virtue of such Class B Transaction and (iii) to such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Class B Transaction multiplied by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Class B Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

   (2) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any share of capital stock of the Corporation (other than any share of Class A Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class A Transaction"), then, and in each such event, the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such Class A Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to such additional voting rights as equal the Vote Multiple in effect immediately prior to such Class A Transaction multiplied by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled by virtue of the receipt in the Class A Transaction of such capital stock.

   (3) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase Class B Common Stock (including as such a right, for all purposes of this paragraph (h)(3), any security convertible into or exchangeable for Class B Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class B Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Conversion Rate and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Conversion Rate and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class B Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class B Common Stock which could be purchased, at the Fair Market Value of the Class B Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

   (4) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase Class A Common Stock (including as such a right, for all purposes of this paragraph (h)(4), any security convertible into or exchangeable for Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class A Common Stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such event the Vote Multiple shall be the product of the Vote Multiple in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class A Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class A Common Stock which could be purchased, at the Fair Market Value of the Class A Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

   (5) In the event that holders of shares of Class B Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class B Common Stock), including as such a right, for all purposes of this paragraph (h)(5), any security convertible into or exchangeable for capital stock of the Corporation (other than Class B Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Class B Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional conversion rights as equal the Conversion Rate in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event less the Fair Market Value of the portion of the right or warrant so distributed applicable to one share of Class B Common Stock and the denominator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class B Common Stock of the Corporation as contemplated by this paragraph (h)(5) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

   (6) In the event that holders of shares of Class A Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class A Common Stock), including as such a right, for all purposes of this paragraph (h)(6), any security convertible into or exchangeable for capital stock of the Corporation (other than Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Voting Discount Fraction (as hereinafter defined). For purposes of this paragraph, the "Voting Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class A Common Stock of the Corporation as contemplated by this paragraph (h)(6) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.]

   (7) For purposes of this Section 5 of Article IV, the "Fair Market Value" of a share of capital stock of the Corporation on any date shall be deemed to be the average of the daily closing price per share thereof over the 15 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event the Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 15 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such capital stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the 15 Trading Day period applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

   (i) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Corporation's assets, or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Class B Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Conversion Rate or the Liquidation Multiple in effect immediately prior to such event; provided, however, that no fractional share or scrip representing fractional shares of any other securities shall be issued. Instead of any fractional interest in a share of such other securities which would otherwise be deliverable pursuant to this paragraph (i), the Corporation will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other security or such other amount as may be set forth in the agreement governing the related consolidation, division, share exchange, combination, sale of all or substantially all of the Corporation's assets or other transactions.

   (j) Effective Time of Adjustments.

   (1) Adjustments to the Series C Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

   (2) The Corporation shall give prompt written notice to each holder of a share of outstanding Series C Preferred Stock of the effect of any adjustment to the voting rights, dividend rights, conversion rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment.

   (k) No Redemption. The shares of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this paragraph (11), the Corporation may acquire shares of Series C Preferred Stock in any other manner permitted by law, the provisions of this Restated Certificate of Incorporation.

   (l) Ranking. Unless otherwise provided in this Restated Certificate of Incorporation or in any certificate of designation relating to the determination of a subsequent series of Preferred Stock, the Series C Preferred Stock shall rank senior to the Class B Common Stock and the Class A Common Stock and the Series C Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

   (m) Limitations. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article IV (as such may be amended from time to time) or otherwise in the Restated Certificate of Incorporation.

   (n) Amendment. So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not amend this Article IV or the Restated Certificate of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Series C Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series C Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class either in writing or by resolution adopted at an annual or special meeting called for the purpose; provided, however, that the creation of another series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or which has equivalent or greater voting rights than the Series C Preferred Stock, in each case shall not be deemed to be prejudicial to the holders of the Series C Preferred Stock for the purposes of this paragraph (n).

                                   ARTICLE V

                                   Directors

   (1) Power of the Board of Directors. Subject to Article XIII of this Restated Certificate of Incorporation, the property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized, subject in all cases to Article XIII of this Restated Certificate of Incorporation:

     (a) To make, alter, amend or repeal the By-Laws of the Corporation; provided that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

     (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

     (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

   (2) Number and Qualifications of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than twenty. Directors shall be elected to hold office for a term of one year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed in the manner provided in this Article V Section (2) and in the By-Laws.

                                   ARTICLE VI

                         Indemnification Of Directors,
                              Officers and Others

   (1) Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   (3) Successful Defense. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (4) Determination of Right to Indemnification in Certain Circumstances. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article
IV. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation entitled to vote thereon.

   (5) Advance Payment of Expenses.

     (a) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     (b) Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

   (6) Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

   (7) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving as the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

   (8) Certain Definitions. For the purposes of this Article VI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this
Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

   (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                     Director Liability to the Corporation

   (a) A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular no Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

   (b) Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   (c) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                         Reservation of Right to Amend
                          Certificate of Incorporation

   Subject to Article XIII of this Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Restated Certificate of Incorporation and all rights and powers conferred in this Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

   Each reference in the Restated Certificate of Incorporation to "the Restated Certificate of Incorporation," "hereunder," "hereof," or words of like import and each reference to the Restated Certificate of Incorporation set forth in any amendment to the Restated Certificate of Incorporation shall mean and be a reference to the Restated Certificate of Incorporation as supplemented and amended through such amendment to the Restated Certificate of Incorporation.

                                   ARTICLE IX

                                 Voting Rights

   (1) Class A Common Stock. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Class A Common Stock, voted separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration.

   (2) Preferred Stock. Subject to Article XIII of this Restated Certificate of Incorporation, in addition to any other approval required by law or by this Restated Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

                                   ARTICLE X

                                Stock Ownership
                      and the Federal Communications Laws

   (1) Requests for Information. So long as the Corporation or any of its subsidiaries holds any authorization from the Federal Communications Commission (or any successor thereto), if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any stockholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal

Communications Laws (as hereinafter defined), such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws. For purposes of this Article X, the term "Federal Communications Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of the rights of ownership with respect to, capital stock of corporations holding, directly or indirectly, Federal Communications Commissions authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, Federal Communications Commission authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, daily newspapers and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control.

   (2) Denial of Rights, Refusal to Transfer. If any stockholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Article or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws, and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

   (3) Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article.

   (4) Certain Definitions. For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

                                   ARTICLE XI
                    Transactions with Directors And Officers

   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders entitled to vote thereon. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE XII

                         Compromise and Reorganization

   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XIII

                         Governance of the Corporation
                            During Specified Period

   (1) Definitions. As used in this Article XIII, the following terms shall have the following meanings:

     (a) "CBS" shall mean CBS Corporation, a Pennsylvania corporation, immediately prior to the Effective Time.

     (b) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on September 6, 1999 (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director (as defined in Section 2(b) of this Article XIII).

     (c) "CEO" shall mean the Chief Executive Officer.

     (d) "COO" shall mean the President and Chief Operating Officer.

     (e) "Effective Time" shall mean the time of filing of the Certificate of Merger to which this Certificate of Incorporation is attached.

     (f) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

     (g) "NAI" shall mean National Amusements, Inc., a Maryland corporation, and its successors or assigns.

     (h) "Specified Independent Directors" shall mean the directors of the Corporation first elected after 1993 and who are not management of the Corporation or NAI (together with any replacements of such persons).

     (i) "Specified Period" shall mean the period of three years commencing at the Effective Time.

     (j) "Stockholder Agreement" shall mean the Stockholder Agreement dated as of September 6, 1999, by and between NAI and CBS, relating to Corporation governance matters.

     (k) "Viacom Directors" shall mean the ten (10) directors of the Corporation serving as the Board of Directors of the Corporation immediately prior to the Effective Time (including the Specified Independent Directors).

   (2) Directors.

   (a) Effective immediately at the Effective Time, the Board of Directors shall consist of eighteen (18) directors. The number of directors may be fixed by resolution of the Board from time to time, provided, however, that the size of the Board of Directors may not be changed during the Specified Period without the approval of at least fourteen (14) directors. At the Effective Time, ten (10) directors shall be Viacom Directors and eight (8) directors shall be CBS Directors.

   (b) Until the expiration of the Specified Period, the Board of Directors (subject to the fiduciary duties of the directors) shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a CBS Director which becomes vacant is filled promptly by a person qualifying as an Independent Director and designated to fill such seat by a majority of the CBS Directors remaining on the Board of Directors (a "Replacement CBS Director") and (ii) a Specified Independent Director which becomes vacant is filled promptly by an Independent Director who is the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size.

   (c) During the Specified Period, all committees of the Board of Directors (other than the Compensation Committee and the Officers Nominating Committee) shall have such number of CBS Directors as equals the total number of members of the Committee multiplied by a fraction, the numerator of which is eight (8) and the denominator of which is eighteen (18), rounded to the closest whole number; provided that in no event shall any committee have (x) fewer than one
(1) CBS Director or (y) less than a majority of Viacom Directors.

   (d) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article XIII (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions).

   (3) Chairman and Chief Executive Officer.

   (a) At the Effective Time, Sumner Redstone shall remain the Chairman and CEO. In the event that Sumner Redstone is not the CEO at the Effective Time or ceases to be the CEO at any time during the Specified Period, then Mel Karmazin, if he is COO at such time, shall succeed to the position of CEO for the remainder of the Specified Period. During any such period of succession, Mel Karmazin shall continue to exercise the powers, rights, functions and responsibilities of the COO in addition to exercising those of the CEO.

   (b) The Chairman shall chair all meetings of the Board of Directors and stockholders at which he is present.

   (c) The CEO shall be responsible, in consultation with the COO, for corporate policy and strategy and the COO shall consult on all major decisions with, and shall report directly to, the CEO, during the Specified

Period; provided, however, that the CEO shall not exercise any powers, rights, functions or responsibilities of the COO unless Mel Karmazin is the CEO.

   (4) President and Chief Operating Officer.

   (a) At the Effective Time, the President and Chief Operating Officer of the Corporation shall be Mel Karmazin. During the Specified Period, Mel Karmazin may not be terminated or demoted from the position of COO (or, in the event that Sumner Redstone is not the CEO, from the position of CEO) and no COO Functions (as defined below) may be changed without the affirmative vote of at least fourteen (14) directors.

   (b) Subject to the requirement that the COO consult with the CEO on all major decisions, the powers, rights, functions and responsibilities of the COO (collectively, the "COO Functions") shall include, without limitation, the following:

     (i) supervising, coordinating and managing the Corporation's business, operations, activities, operating expenses and capital allocation;

     (ii) matters relating to officers (other than the Chairman, CEO and COO) and employees, including, without limitation, hiring (subject to (A) the specific Board of Directors authority described below with respect to the CFO, the General Counsel and the Controller and (B) Section 5 below), terminating, changing positions and allocating responsibilities of such officers and employees; and

     (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer.

  All officers (other than the Chairman, CEO and COO) will report, directly or indirectly, to the COO (this reporting relationship will be deemed a COO Function).

   (c) In the event that Mel Karmazin is not COO or CEO, the Board may terminate the COO's employment, eliminate the COO position and the Officers Nominating Committee and reallocate the COO Functions without regard to the other provisions of this Article XVIII.

   (5) Officers Nominating Committee; Compensation Committee.

   (a) Subject to the powers of the Compensation Committee set forth below, during the Specified Period, all powers of the Board of Directors, including, without limitation, the right to hire, elect, terminate, change positions, allocate responsibilities or determine non-equity compensation, with respect to officers and employees, shall be exercised, subject to clauses (b) and (c) below, by, and delegated to, the Officers Nominating Committee of the Board of Directors. The Officers Nominating Committee shall consist solely of the member of the Board of Directors who is the COO, except that in the event Mel Karmazin succeeds to the position of CEO, the sole member of the Officers Nominating Committee shall be the member of the Board of Directors who is the CEO.

   (b) The Officers Nominating Committee shall have no powers with respect to the Chairman, CEO and COO, and shall not have the power to fill the positions of Chief Financial Officer, Controller or General Counsel of the Corporation without the approval of the Board of Directors; provided that this provision shall in no way affect the other powers and authorities of the Officers Nominating Committee with respect to the Chief Financial Officer, Controller and General Counsel positions, including, without limitation, the power to terminate employment of persons holding such positions.

   (c) The Compensation Committee shall not be required to, or have any power to, approve the annual compensation of (i) any employee if the total value of such employee's annual cash compensation (assuming for this purpose that the actual bonus of each officer and employee is equal to his or her target bonus) is less than $1 million or (ii) talent (as such term is commonly used in the media or entertainment industries), in each such case which power shall be delegated to the Officers Nominating Committee. The annual compensation of all other officers and employees and any equity or equity-based compensation of any officer or employee must be approved by the Compensation Committee.

   (d) The Compensation Committee shall consist of three CBS Directors who are Independent Directors and three non-CBS Directors, two of whom will be the Specified Independent Directors and the other of whom will be an Independent Director.

   (e) Any decision or determination of the Officers Nominating Committee may be reversed or overridden by (and only by) the affirmative vote of at least fourteen (14) directors.

   (6) Stockholder Agreement.

   The Stockholder Agreement may not be amended, and no provision thereof may be modified or waived, except with the approval of at least fourteen (14) directors.

   (7) Issuance of Voting Stock.

   During the Specified Period, in addition to any other approval required by law or by this Restated Certificate of Incorporation, the Corporation may not issue (i) additional shares of Class A Common Stock or (ii) any shares of Preferred Stock or any other class or series of stock or securities, in each case with, or convertible into or exchangeable or exercisable for stock or other securities with, the right to vote on any matter on which stockholders are entitled to vote if the result would be that parties bound by the Stockholder Agreement could fail to own at least a majority of the outstanding shares of voting stock of the Corporation.

   (8) Voting.

   During the Specified Period, except for those actions set forth on Annex I to this Restated Certificate of Incorporation, which shall require the approval of the Board of Directors, all action by the Board of Directors shall require the affirmative vote of at least fourteen (14) directors. At all meetings of the Board of Directors a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   (9) Amendment.

   Until the expiration of the Specified Period the provisions of any Article of this Restated Certificate which refer to this Article XIII, the provisions of this Article XIII, and the provisions of Article VIII of the by-laws of the Corporation, may not be amended, altered, repealed or waived in any respect without the approval of at least fourteen (14) directors.

   (10) Successors.

   During the Specified Period, the provisions of this Article XIII shall be applicable to (i) any successor to the Corporation as the result of a merger, consolidation or other business combination, whether or not the Corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the Corporation or its successor is or becomes a direct or indirect subsidiary, the Board of Directors shall not permit the Corporation to be a party to any transaction which would not comply with the foregoing without the approval of at least fourteen (14) directors.

   (11) Subsidiaries.

   The Board of Directors shall have the right, following consultation with the COO or, if Mel Karmazin is the CEO, the CEO, with respect to any public company which is a subsidiary of the Corporation, to take such steps as the Board of Directors reasonably determines are necessary to implement corporate governance arrangements applicable to such subsidiary in a manner as consistent as practicable with the provisions contained in this Restated Certificate of Incorporation; provided that any such steps shall not vest in the Board of Directors greater power or provide the COO with fewer rights than those provided for in this Restated Certificate of Incorporation.

                                                                         ANNEX I
                                                         TO VIACOM INC. RESTATED
                                                    CERTIFICATE OF INCORPORATION

   The provisions of this Annex I shall form a part of, and be incorporated in all respects in, the Restated Certificate of Incorporation to which this Annex I is attached. The following actions shall require the approval of a majority of the directors:

A. Acquisitions, Divestitures, Joint Ventures, Guarantees

  . Any acquisition, equity investment or joint venture (each an "Acquisition") by the Corporation or any of its subsidiaries for more than $25 million.

  . Any divestiture or other sale of assets (each a "Divestiture") (not in the ordinary course) by the Corporation or any of its subsidiaries for more than $25 million (based on purchase price or net book value of assets).

  . Any real estate purchase, sale or lease by the Corporation or any of its subsidiaries for more than $25 million.

  . Any guarantee by the Corporation or any of its subsidiaries of an obligation of a third party where the obligation guaranteed is more than $25 million.

  . Notwithstanding the above, any Acquisition or Divestiture by the Corporation or any of its subsidiaries of (a) internet or internet related businesses for more than $25 million but less than $100 million, with the value thereof represented by multi-year commitments for advertising, promotion and content licensing, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $550 million and (b) radio or outdoor advertising businesses for more than $25 million but less than $100 million, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $300 million; provided that (i) any Divestiture of shares of a publicly traded internet or internet related business with a value of up to $75 million is excluded and shall not be included in the calculation of any of the threshold amounts set forth above, (ii) Board approval may be secured (but is not required) for any transaction of more than $25 million but less than $100 million where the regular meeting schedule of the Board so permits (and shall not otherwise be required), (iii) the Board will be provided with information about and a status report on such transactions completed without Board approval and (iv) this limit of authority will be reviewed in 12 months from the Effective Time (as defined in Article XIII of the Restated Certificate) and may be amended only with the approval of 14 members of the Board of Directors.

  . Any contract of the Corporation or any of its subsidiaries not in the ordinary course with a value in excess of $25 million.

  . Notwithstanding the above, any of the foregoing transactions that is approved by the Board shall not be included in the calculation of any of the threshold amounts set forth above.

B. Employee Matters

  . Employee benefit plans (at the Corporation or a subsidiary): (a) creating a new plan, (b) suspending or terminating an existing plan, (c) any amendment that materially increases cost to the Corporation or subsidiary.

  . Entering into any modifications or amendments to the employment agreements with the CEO or the COO.

C. General

  .  The Annual Report on Form 10-K.

  . Proxy statement and notice of meeting (including annual or special meeting date, location, record date for voting).

  . Any issuance of Corporation stock, or options, warrants or other similar rights (including stock appreciation rights) or debt or other securities convertible into or exchangeable for Corporation stock.

  . Any issuance of debt unless such debt is short term and is within the spending limits of the annual operating budget or is replacing existing debt.

  . Annual capital expenditure and annual operating budgets and individual capital expenditure transactions in excess of $25 million for the Corporation or any of its subsidiaries.

  . Any Corporation or subsidiary pays a dividend or repurchases stock from a third party.

  . Review and approve any action or transaction where Board action is required by law (other than (S) 141(a) of the Delaware General Corporation Law) or by the terms of the transaction (in all cases other than as specifically set forth in the Restated Certificate of Incorporation).

  .  Review and approve Board minutes.

  . Subject to Article XIII of the Restated Certificate of Incorporation, determine Board administration, including number of directors, meeting schedule, nominees, committees, director compensation, D&O insurance authorization, internal investigations and retention of advisors in connection therewith, and decisions regarding indemnification of individuals.

  . Subject to Article XIII of the Restated Certificate of Incorporation, amendments to the Restated Certificate of Incorporation and by-laws of the Corporation.

  .  Commencement and settlement of major litigation.

  .  Selection of independent auditors.

  . All matters on which the Corporation Board of Directors has historically taken action other than (1) matters relating to the subject matters addressed in this Annex I and not requiring approval of the Board of Directors hereunder and (2) those matters delegated to the COO, including all of the COO Functions (as defined in Article XIII of this Restated Certificate of Incorporation).

                                                                         ANNEX C

                                  VIACOM INC.
                              AMENDED AND RESTATED
                                    BY-LAWS

                                   ARTICLE I

                                    Offices

   Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

   Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

   Section 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   Section 2. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors or, in the absence of such determination, on the third Thursday of the ninth month after the month end most nearly coinciding with the close of the fiscal year of the Corporation.

   Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

   Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the affirmative vote of a majority of the board of directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board or the President and Chief Operating Officer and shall be called by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President and Chief Operating Officer or Secretary at the request in writing of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

   Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

   Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

   Section 8. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the Restated Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

   Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

   Section 11. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

   Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

   Section 13. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE III

                                   Directors

   Section 1. The number of directors which shall constitute the entire Board of Directors shall be fixed as set forth in Article XIII of the Restated Certificate of Incorporation, and shall not be less than three nor more than eighteen. Directors shall have such qualifications as may be prescribed by these by-laws. Directors need not be stockholders. If required by regulations of the Federal Communications Commission, each director shall be a citizen of the United States of America.

   Section 2. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation then outstanding (other than the Common Stock), and subject to Article XIII of the Restated Certificate of Incorporation, vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. Subject to Article XIII of the Restated Certificate of Incorporation, if there are no directors in office, then an election of directors may be held in the manner provided by statute.

   Section 3. The property and business of the Corporation shall be controlled and managed in accordance with the terms of the Restated Certificate of Incorporation by its board of directors which may, subject to Article XIII of the Restated Certificate of Incorporation, exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

   Section 4. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

   Section 5. A regular annual meeting of the board of directors, including newly elected directors, shall be held immediately after each annual meeting of stockholders at the place of such stockholders' meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

   Section 6. Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors.

   Section 7. The Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer of the Corporation and the Secretary may call a special meeting of the board of directors at any time by giving notice, specifying the business to be transacted at and the purpose or purposes of the meeting, to each member of the board at least twenty-four (24) hours before the time appointed.

   Section 8. At all meetings of the board a majority of the full board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the board or committee.

   Section 10. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

   Section 11. Designation of Committees. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

   Section 12. Vacancies. Subject to Article XIII of the Restated Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

   Section 13. Powers. Subject to Article XIII of the Restated Certificate of Incorporation, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors to the extent provided by Section 141(c) of the General Corporation Law of the State of Delaware as it exists now or may hereafter be amended.

   Section 14. Each committee of the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

   Subject to Article XIII of the Restated Certificate of Incorporation:

   Section 15. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

                              REMOVAL OF DIRECTORS

   Subject to Article XIII of the Restated Certificate of Incorporation:

   Section 16. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (a) any director, or the entire board of directors, may be removed from office at any time prior to the expiration of his term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all of the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the entire board of directors, at any time prior to the expiration of his term of office, as provided by law, in the event a director fails to meet the qualifications stated in these by-laws for election as a director or in the event such director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.

                          INDEMNIFICATION OF DIRECTORS

   Section 17. The Corporation shall have the right to indemnify directors, officers and agents of the Corporation to the fullest extent permitted by the General Corporation Law of Delaware and by the Restated Certificate of Incorporation, as both may be amended from time to time.

                                   ARTICLE IV

                                    Notices

   Section 1. Whenever, under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either personally or by mail or wire addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire. Notice to directors may also be given by telephone.

   Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

   Section 3. Attendance at a meeting shall constitute a waiver of notice except where a director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

   Section 4. Neither the business to be transacted at, nor the purpose of, any regular meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                                   ARTICLE V

                                    Officers

   Subject to Article XIII of the Restated Certificate of Incorporation:

   Section 1. The officers of the Corporation shall be elected by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a President and Chief Operating Officer, a Treasurer and a Secretary. The board of directors may also elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Chairmen of the Board and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, except that the offices of President and Chief Operating Officer and Secretary shall not be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. Every officer shall be a citizen of the United States of America.

   Section 2. The board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

   Section 3. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                             CHAIRMAN OF THE BOARD

   Section 4. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the board of directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                           VICE CHAIRMAN OF THE BOARD

   Section 5. The Vice Chairman of the Board, if any shall be elected, or if there be more than one, the Vice Chairmen of the Board in order of their election, shall, in the absence of the Chairman of the Board, or in the case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Vice Chairman of the Board shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                          THE CHIEF EXECUTIVE OFFICER

   Section 6. The Chief Executive Officer shall be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy. The President and Chief Operating Officer shall consult on all major decisions with, and shall report directly to, the Chief Executive Officer; provided, however, that the Chief Executive Officer shall not exercise any powers, rights, functions or responsibilities of the President and Chief Operating Officer unless Mel Karmazin is the Chief Executive Officer.

                   THE PRESIDENT AND CHIEF OPERATING OFFICER

   Section 7. Subject to Article XIII of the Restated Certificate of Incorporation and to the requirement that the President and Chief Operating Officer consult with the Chief Executive Officer on all major decisions, the President and Chief Operating Officer shall be responsible for:

     (i) supervising, coordinating and managing the Corporation's business, operations and activities, operating expenses and capital allocation;

     (ii) matters relating to officers (other than the Chairman, the Chief Executive Officer and the President and Chief Operating Officer) and employees, including, without limitation, hiring, terminating, changing positions and allocation of responsibilities of such officers and employees;

     (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer; and

     (iv) all officers (other than the Chairman, the Chief Executive Officer and the President and Chief Operating Officer) will report, directly or indirectly, to the President and Chief Operating Officer.

                              THE VICE-PRESIDENTS

   Section 8. The Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                     THE SECRETARY AND ASSISTANT SECRETARY

   Section 9. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President and Chief Operating Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

   Section 10. The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                     THE TREASURER AND ASSISTANT TREASURERS

   Section 11. The Treasurer, under the supervision of the President and Chief Operating Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the board of directors.

   Section 12. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the President and Chief Operating Officer or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the President and Chief Operating Officer, shall render to the board of directors, when they or either of them so require, an account of his transactions as Treasurer and of the financial condition of the Corporation.

   Section 13. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

   Section 14. The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

   Section 15. In addition to the corporate officers elected by the board of directors pursuant to this Article V, the President and Chief Operating Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the President and Chief Operating Officer may deem appropriate. The President and Chief Operating Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the board of directors.

                                   ARTICLE VI

                             Certificates of Stock

   Section 1. Every holder of shares of capital stock in the Corporation shall be entitled to have a certificate sealed with the seal of the Corporation and signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

   Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

   Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

   Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

   Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

   Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               General Provisions
                                   Dividends

   Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Restated Certificate of Incorporation and these by-laws.

   Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

   Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

   Section 4. All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

   Section 5. The fiscal year of the Corporation shall be as specified by the board of directors.

                                      SEAL

   Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   CONTRACTS

   Section 7. An Officer of the Corporation may sign any note, bond, or mortgage of the Corporation in furtherance of the Corporation's ordinary business and in order to implement any action authorized by these by-laws.

                                  ARTICLE VIII

                     Restated Certificate of Incorporation

   In addition to all other provisions of the Restated Certificate of Incorporation, and notwithstanding that these by-laws may contain any provision contrary thereto, these by-laws shall be subject in all respects to Article XIII of the Restated Certificate of Incorporation.

                                   ARTICLE IX

                                   Amendments

   In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may make, amend, alter, change or repeal the by-laws of the Corporation; provided, that any by-laws made, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed, and that any by-laws may be made, by the stockholders of the Corporation. Notwithstanding any other provisions of the Restated Certificate of Incorporation of the Corporation or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Restated Certificate of Incorporation or these by-laws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in this election of Directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any by-laws of the Corporation.

                                                                         ANNEX D




                                VOTING AGREEMENT

                                       By

                           NATIONAL AMUSEMENTS, INC.
                                 (Stockholder)

                                      and

                                CBS CORPORATION

                         Dated as of September 6, 1999

                                VOTING AGREEMENT

   VOTING AGREEMENT, dated as of September 6, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of CBS CORPORATION, a Pennsylvania corporation ("CBS").

   WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,988 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any shares of Viacom Class A Common Stock and any other shares of voting stock of Viacom acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Stockholder's Shares"), par value $.01 per share, of VIACOM, INC., a Delaware corporation ("Viacom");

   WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom (the "Merger"); and

   WHEREAS, as a condition to the willingness of Viacom and CBS to enter into the Merger Agreement, CBS has requested the Stockholder to agree, and in order to induce CBS to enter into the Merger Agreement, the Stockholder is willing to agree, to vote in favor of the Viacom Proposals (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

   Section 1. Voting of Stockholder's Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that, at the Viacom Stockholders' Meeting or any other meeting of the stockholders of Viacom, however called, and in any action by written consent of the stockholders of Viacom, the Stockholder will vote all of the Stockholder's Shares (i) in favor of the Viacom Proposals and (ii) against any action, proposal or agreement that would or could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Viacom under the Merger Agreement or which would or could reasonably be expected to result in any of the conditions to the Merger Agreement not being fulfilled.

   Section 2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.

   Section 3. Transfer of Stockholder's Shares. The Stockholder hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Stockholder's Shares unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

   Section 4. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to CBS as follows:

     (a) Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by CBS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     (b) No Conflict. (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (A) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder's Shares are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder's Shares are bound or affected, except, in the case of clauses
  (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

     (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

     (c) Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 93,658,988 shares of Viacom Class A Common Stock. The Stockholder's Shares are all the voting securities of Viacom owned, either of record or beneficially, by the Stockholder. The Stockholder's Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder's Shares.

   Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

   Section 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

         if to the Stockholder:

                 National Amusements, Inc.
                 200 Elm Street
                 Dedham, Massachusetts 02026
                 Telecopier No.: (781) 461-1412
                 Attention: General Counsel
         with a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York 10022
                 Telecopier No.: (212) 848-7179
                 Attention: Creighton O'M. Condon, Esq. and
                          Stephen R. Volk, Esq.

         if to CBS:

                 CBS Corporation
                 51 West 52nd Street
                 35th Floor
                 New York, New York 10019
                 Telecopier No.: (212) 597-4031
                 Attention: Louis J. Briskman, Esq.
                          Executive Vice President and
                          General Counsel

         with copies to:

                 Cravath, Swaine & Moore
                 825 Eighth Avenue
                 New York, New York 10019
                 Telecopier No.: (212) 474-3700
                 Attention: Allen Finkelson, Esq. and
                          Scott A. Barshay, Esq.

   Section 7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

   Section 8. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Section 8 shall be void. Subject to the preceding sentences of this Section 8, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

   Section 9. Parties in Interest; Certain Events. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Stockholder's Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Viacom affecting the capital stock of Viacom, or the acquisition of additional shares of Viacom Class A Common Stock or other voting securities of Viacom by the Stockholder, the number of Stockholder's Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Viacom Class A Common Stock or other voting securities of Viacom issued to or acquired by the Stockholder.

   Section 10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

   Section 12. Consent to Jurisdiction. (a) Each of the Stockholder and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of CBS and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of CBS and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of CBS and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 12 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 13. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 14. Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance.

   Section 15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 16. WAIVER OF JURY TRIAL. EACH OF CBS AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBS AND THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          National Amusements, Inc.

                                                  /s/ Sumner M. Redstone
                                          By___________________________________
                                            Name: Sumner M. Redstone
                                            Title: Chairman, President
                                                  & Chief Executive Officer

                                          CBS Corporation

                                                  /s/ Fredric G. Reynolds
                                          By___________________________________
                                            Name: Fredric G. Reynolds
                                            Title: Executive Vice President,
                                                  Chief Financial Officer

                                                                         ANNEX E



                             STOCKHOLDER AGREEMENT

                                       By

                           NATIONAL AMUSEMENTS, INC.
                                 (Stockholder)

                                      and

                                CBS CORPORATION

                         Dated as of September 6, 1999

                             STOCKHOLDER AGREEMENT

   STOCKHOLDER AGREEMENT, dated as of September 6, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of CBS CORPORATION, a Pennsylvania corporation ("CBS"), and its assigns by operation of law.

   WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,988 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any shares of Viacom Class A Common Stock and any other shares of voting stock of Viacom (together with the Viacom Class A Common Stock, the "Voting Stock") acquired by the Stockholder during the Specified Period (as defined in Section 1 of this Agreement) being collectively referred to herein as the "Stockholder's Shares"), par value $.01 per share, of VIACOM INC., a Delaware corporation ("Viacom");

   WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom (the "Merger"); and

   WHEREAS, as a condition to the willingness of Viacom and CBS to enter into the Merger Agreement, CBS has requested the Stockholder to enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

   Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on the date of this Agreement (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director.

     (b) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

     (c) "Replacement CBS Director" shall mean a person qualifying as an Independent Director and designated by a majority of the CBS Directors remaining on the Board of Directors of Viacom to fill a seat on the Board of Directors of Viacom vacated by a CBS Director or such a seat with respect to which a CBS Director does not seek reelection.

     (d) "Specified Independent Directors" shall mean the directors of Viacom first elected after 1993 and who are not management of Viacom or the Stockholder (together with any replacements of such persons).

     (e) "Specified Period" shall mean the period of three years commencing at the Effective Time.

   Section 2. Covenants of the Stockholder.

     (a) The Stockholder shall cause to be nominated and elected each CBS Director, including any Replacement CBS Director, so that there are eight CBS Directors on the Board of Directors of Viacom at all times;

     (b) the Stockholder shall take all action necessary to ensure that any seat on the Board of Directors of Viacom vacated by a CBS Director or such a seat with respect to which a CBS Director elects not to seek reelection is filled by a Replacement CBS Director immediately following the designation of such person as such and notice thereof to the Stockholder;

     (c) the Stockholder shall take all action necessary to ensure that no CBS Director is removed as a director of Viacom unless such removal is for cause and is approved by at least 14 members of the Board of Directors of Viacom;

     (d) in the event that any Specified Independent Director shall resign, vacate his directorship, fail to stand as a director, fail to be elected as a director, or otherwise be removed as or for any reason cease to be a director of Viacom, the Stockholder shall take all necessary action to cause such Specified Independent Director to be replaced by an Independent Director; provided that any such replacement Specified Independent Director shall be the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size;

     (e) unless approved by a vote of at least 14 members of the Board of Directors of Viacom, the Stockholder shall not take any action to amend, modify or repeal Article XIII of the Restated Certificate of Incorporation of Viacom (in the form attached as Exhibit A-1 of the Merger Agreement) or
  Article VIII of the By-laws of Viacom (in the form attached as Exhibit A-2 of the Merger Agreement), or otherwise vote in favor of or take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of any provision contained therein (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions). Without limiting the generality of the foregoing, the Stockholder further agrees to take all necessary action to ensure that such provisions shall be applicable to (i) any successor to Viacom as the result of a merger, consolidation or other business combination, whether or not Viacom is the surviving corporation in such transaction, or otherwise and (ii) any corporation or other entity with respect to which Viacom or its successor is or becomes a direct or indirect subsidiary, and the Stockholder shall take all necessary action to ensure that Viacom shall not be a party to any transaction which would not comply with the provisions of this paragraph (e) unless such transaction is approved by a vote of at least 14 members of the Board of Directors of Viacom;

     (f) the Stockholder shall take all necessary action, including without limitation by voting and/or holding the Stockholder's Shares, to ensure that the Stockholder or transferees thereof (in accordance with Section 4 of this Agreement) owns, beneficially and of record, on an outstanding and fully diluted basis, a majority of the shares of Voting Stock, at all times (and refrain from taking any action that would have the opposite result); and

     (g) each of the CBS Directors are intended third-party beneficiaries of this Agreement and shall have the right to enforce the provisions of this Agreement.

   Section 3. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.

   Section 4. Transfer of Stockholder's Shares. The Stockholder hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Stockholder's Shares unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

   Section 5. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to CBS as follows:

     (a) Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This

  Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by CBS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     (b) No Conflict. (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (A) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder's Shares are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder's Shares are bound or affected, except, in the case of clauses
  (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

     (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

     (c) Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 93,658,988 shares of Viacom Class A Common Stock. The Stockholder's Shares are all the voting securities of Viacom owned, either of record or beneficially, by the Stockholder. The Stockholder's Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholders voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has the sole right to vote and transfer the Stockholder's Shares, and the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder's Shares.

   Section 6. Effectiveness; Termination. This Agreement shall become effective as of the date of this Agreement, provided that the Stockholder shall have no obligation under Section 2(a), (b), (c) and (e) until the commencement of the Specified Period. This Agreement shall terminate at the close of business on the final day of the Specified Period.

   Section 7. Notices. All notices, requests, claims, demand and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in Person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7):

         if to Stockholder

                 National Amusements, Inc.
                 200 Elm Street
                 Dedham, MA 02026
                 Telecopier No.: (781) 461-1412
                 Attention: General Counsel
         with copies to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York 10022
                 Telecopier No.: (212) 848-7179
                 Attention: Creighton O'M. Condon, Esq. and
                         Stephen R. Volk, Esq.

         if to CBS:

                 CBS Corporation
                 51 West 52nd Street
                 35th Floor
                 New York, New York 10019
                 Telecopier No.: (212) 597-4031
                 Attention: Louis J. Briskman, Esq.
                         Executive Vice President
                         and General Counsel

         with copies to:

                 Cravath, Swaine & Moore
                 825 Eighth Avenue
                 New York, New York 10019
                 Telecopier No.: (212) 474-3700
                 Attention: Allen Finkelson, Esq. and
                         Scott A. Barshay, Esq.

   Section 8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

   Section 9. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by either of the parties hereto without the prior written consent of the other party hereto, except that CBS may assign, its rights, interests and obligations under this Agreement to Viacom by operation of law. Any purported assignment in violation of this Section 9 shall be void.

   Section 10. Parties in Interest; Certain Events. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except as set forth in Section 2(g). The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Viacom affecting the capital stock of Viacom, or the acquisition of additional shares of Viacom Class A Common Stock or other voting securities of Viacom by the Stockholder, the number of Stockholder's Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Viacom Class A Common Stock or other voting securities of Viacom issued to or acquired by the Stockholder.

   Section 11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

   Section 13. Consent to Jurisdiction. (a) Each of the Stockholder and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of CBS and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of CBS and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of CBS and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 14. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 15. Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only (i) by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance and (ii) after the Effective Time if any such amendment or waiver is concurred in by at least 14 members of the Board of Directors of Viacom.

   Section 16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 17. WAIVER OF JURY TRIAL. EACH OF CBS AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBS AND THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          National Amusements, Inc.

                                                  /s/ Sumner M. Redstone
                                          by __________________________________
                                                 Name: Sumner M. Redstone
                                                Title: Chairman, President
                                                 & Chief Executive Officer


                                          CBS Corporation

                                                  /s/ Fredric G. Reynolds
                                          by __________________________________
                                                 Name: Fredric G. Reynolds
                                             Title: Executive Vice President,
                                                  Chief Financial Officer

                                                                         ANNEX F

                                  VIACOM INC.

                               September 6, 1999

Sumner M. Redstone
The Carlyle Hotel
Suite 3201
35 East 76th Street
New York, New York 10021

Dear Mr. Redstone:

   This is to confirm our agreement that, effective as of the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement") between Viacom Inc. ("Viacom") and CBS Corporation ("CBS"), dated as of the date hereof) (the "Effective Date"), you shall be paid the following compensation by Viacom, in addition to any compensation, benefits and perquisites you have heretofore received from Viacom.

   As the sole compensation for services to be rendered by you in all capacities to Viacom, its subsidiaries and affiliates, you will receive the following compensation.

   (a) Salary: For all the services rendered by you in any capacity to Viacom, its subsidiaries and affiliates, Viacom agrees to pay you a base salary at the rate of $1,000,000 per annum ("Salary"), payable in accordance with Viacom's then effective payroll practices.

   (b) Bonus Compensation: In addition to your Salary, you shall be entitled to receive bonus compensation for each of the calendar years during your employment with Viacom, determined and payable as follows ("Bonus"):

     (i) Your Bonus for each of the calendar years during your employment with Viacom will be based upon a measurement of performance against objectives in accordance with Viacom's Short-Term Incentive Plan and its Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time (collectively, the "STIP"), which objectives shall be no less favorable to you than the objectives used to determine the amount of bonus payable to any other executive of Viacom whose bonus is based in whole or in part on corporate performance and who participates in the STIP.

     (ii) Your Target Bonus and Maximum Bonus opportunity for each calendar year (prorated for calendar year 2000 by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365) during your employment with Viacom shall be as follows:

   Year                                                     Target     Maximum
   ----                                                   ---------- -----------
   2000.................................................. $5,000,000 $10,000,000
   2001.................................................. $5,500,000 $11,000,000
   2002.................................................. $6,050,000 $12,100,000
   2003 and thereafter................................... $6,655,000 $13,310,000

     (iii) Your Bonus for any calendar year shall be payable by February 28 of the following year.

   (c) Deferred Compensation: In addition to your Salary and Bonus, you shall earn, in respect of calendar year 2000 and each calendar year thereafter during your employment with Viacom, an additional amount ("Deferred Compensation"), the payment of which (together with the return thereon as provided in this paragraph (c)) shall be deferred until January of the first calendar year following the year in which you cease to be an "executive officer" of Viacom, as defined for purposes of the Securities Exchange Act of 1934, as amended. The amount of Deferred Compensation for calendar year 2000 shall be $2,000,000, prorated by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365. The amount of Deferred Compensation for calendar years 2001 through 2003 shall be subject to annual increases each January 1st, commencing January 1, 2001, in an amount equal to 10% of the sum of your Salary and Deferred Compensation for the preceding year. Deferred Compensation shall be credited to a bookkeeping account maintained by Viacom on your behalf, the balance of which account shall periodically be credited (or debited) with deemed positive (or negative) return calculated in the same manner, and at the same times, as the deemed return on your account under the excess 401(k) plan of Viacom (as such plan may be amended from time to time) is determined or, if you do not participate in such plan, with a return to be mutually agreed by the Company and you. Viacom's obligation to pay the Deferred Compensation (including the return thereon provided for in this paragraph (c)) shall be an unfunded obligation to be satisfied from the general funds of Viacom.

   (d) Grant: You will be awarded a grant (the "Grant") under Viacom's 1997 Long-Term Management Incentive Plan (the "1997 LTMIP") of stock options to purchase 2,000,000 shares of Viacom's Class B Common Stock, effective as of the Effective Date, with an exercise price equal to the fair-market value of Viacom's Class B Common Stock on the date of the Grant. The Grant shall vest in three equal installments on the first, second and third anniversaries of the Effective Date. Such stock options shall be subject to terms identical in all material respects to those applicable to the grant to be made to Mr. Karmazin as of the Effective Date.

   If you agree with the foregoing terms, please execute this letter in the space provided below and return a copy to the undersigned.


                                          VIACOM Inc.

                                                  /s/ Philippe P. Dauman
                                          By: _________________________________
                                                    Philippe P. Dauman
                                                      Deputy Chairman
ACCEPTED AND AGREED:

       /s/ Sumner M. Redstone
_____________________________________
         Sumner M. Redstone

September 6, 1999

                                                                         ANNEX G

                                  VIACOM INC.

                               September 6, 1999

Mel Karmazin
1 Central Park West
New York, New York 10023

Dear Mel:

   Viacom Inc. ("Viacom"), having an address at 1515 Broadway, New York, New York 10036, agrees to employ you and you agree to accept such employment upon the following terms and conditions:

     1. Term. The term of your employment hereunder shall commence on the Effective Time (as defined in the Agreement and Plan of Merger between Viacom and CBS Corporation ("CBS"), dated as of the date hereof (the "Merger Agreement"), pursuant to which CBS shall merge with and into Viacom) (the "Effective Date") and, unless terminated by Viacom or you pursuant to paragraph 8 hereof, shall continue through and until December 31, 2003. The period from the Effective Date through December 31, 2003 shall hereinafter be referred to as the "Employment Term," notwithstanding any earlier termination pursuant to paragraph 9. In the event that the Merger Agreement is terminated or otherwise abandoned, this Agreement shall be void ab initio.

     2. Duties. During the Employment Term, you agree to devote your entire business time, attention and energies to the business of Viacom and its subsidiaries. This is not intended to prevent you from engaging in other activities that do not conflict with or interfere with the performance of your duties and responsibilities hereunder. You will be President and Chief Operating Officer of Viacom reporting directly and solely to Sumner M. Redstone, the Chairman of the Board and Chief Executive Officer of Viacom (the "Chairman"), and, upon the termination of the Chairman's service as Chief Executive Officer during the Employment Term, you shall be appointed the Chief Executive Officer. You will perform such duties and have such responsibilities set forth in Article XIII of the Amended and Restated Certificate of Incorporation of Viacom to be effective as of the Effective Date (the "Certificate of Incorporation"), a copy of which is attached hereto as Exhibit A. You will have such authority as is necessary for the performance of your obligations hereunder. You shall serve as a member of the Boards of Directors of Viacom and Circular. Your principal place of business shall be at Viacom's headquarters in the New York City metropolitan area and you shall not be required to relocate outside of the New York City metropolitan area. You shall be entitled to continue to serve on the corporate, charitable and educational boards of which you are a member as of the date hereof.

     3. Compensation. As the sole compensation for services to be rendered by you during the Employment Term in all capacities to Viacom, its subsidiaries and affiliates, you will receive the following compensation.

     (a) Salary: For all the services rendered by you in any capacity to Viacom, its subsidiaries and affiliates, Viacom agrees to pay you a base salary at the rate of $1,000,000 per annum ("Salary"), payable in accordance with Viacom's then effective payroll practices.

     (b) Bonus Compensation: In addition to your Salary, you shall be entitled to receive bonus compensation for each of the calendar years during the Employment Term, determined and payable as follows ("Bonus"):

       (i) Your Bonus for each of the calendar years during the Employment Term will be based upon a measurement of performance against objectives in accordance with Viacom's Short-Term Incentive Plan and its Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time

      (collectively, the "STIP"), which objectives shall be no less favorable to you than the objectives used to determine the amount of bonus payable to any other executive of Viacom whose bonus is based in whole or in part on corporate performance and who participates in the STIP.

       (ii) Your Target Bonus and Maximum Bonus opportunity for each calendar year (prorated for calendar year 2000 by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365) during the Employment Term shall be as follows:

      Year                                                  Target     Maximum
      ----                                                ---------- -----------
      2000............................................... $5,000,000 $10,000,000
      2001............................................... $5,500,000 $11,000,000
      2002............................................... $6,050,000 $12,100,000
      2003............................................... $6,655,000 $13,310,000

       (iii) Your Bonus for any calendar year shall be payable by February 28 of the following year (even if not during the Employment Term).

     (c) Deferred Compensation: In addition to your Salary and Bonus, you shall earn, in respect of calendar year 2000 and each calendar year during the Employment Term after 2000, an additional amount ("Deferred Compensation"), the payment of which (together with the return thereon as provided in this paragraph 3(c)) shall be deferred until January of the first calendar year following the year in which you cease to be an "executive officer" of Viacom, as defined for purposes of the Securities Exchange Act of 1934, as amended. The amount of Deferred Compensation for calendar year 2000 shall be $2,000,000, prorated by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365. The amount of Deferred Compensation for calendar years 2001 through 2003 shall be subject to annual increases each January 1st, commencing January 1, 2001, in an amount equal to 10% of the sum of your Salary and Deferred Compensation for the preceding year. Deferred Compensation shall be credited to a bookkeeping account maintained by Viacom on your behalf, the balance of which account shall periodically be credited (or debited) with deemed positive (or negative) return calculated in the same manner, and at the same times, as the deemed return on your account under the excess 401(k) plan of Viacom (as such plan may be amended from time to time) is determined (it being understood and agreed that if at any time during which the Deferred Compensation remains payable your excess 401(k) account balance is distributed in full to you, your Deferred Compensation account shall continue to be credited or debited with a deemed return based on the investment portfolio in which your excess 401(k) account was notionally invested immediately prior to its distribution). Viacom's obligation to pay the Deferred Compensation (including the return thereon provided for in this paragraph 3(c)) shall be an unfunded obligation to be satisfied from the general funds of Viacom.

     (d) Grant: You will be awarded a grant (the "Grant") under Viacom's 1997 Long-Term Management Incentive Plan (the "1997 LTMIP") of stock options to purchase 2,000,000 shares of Viacom's Class B Common Stock (such number to be adjusted for any stock split, stock dividend or other similar transaction that would result in an adjustment under the terms of the 1997 LTMIP if such options were granted on the date hereof), effective as of the Effective Date, with an exercise price equal to the fair-market value of Viacom's Class B Common Stock on the Effective Date. Except as provided herein, the Grant shall be made in accordance with the standard terms of stock option awards under the 1997 LTMIP (a copy of the standard form of such stock option awards is attached hereto as Exhibit B), shall vest in three equal installments on the first, second and third anniversaries of the Effective Date and shall be for a ten-year term. In the event you cease to be employed by the Company for any reason upon the expiration of the Employment Term, you shall be able to exercise the Grant for two years following such termination.

   4. Benefits.

   (a) You shall be entitled to participate in such medical, dental and life insurance, 401(k), pension and other plans as Viacom may have or establish from time to time and in which any other Viacom executives are eligible to participate. The foregoing, however, shall not be construed to require Viacom to establish any such plans or to prevent the modification or termination of such plans once established, and no such action or failure thereof shall affect this Agreement; provided, however, that no modification of any plans in which you participate shall be made which results in treating you less favorably than other senior executives of Viacom. It is further understood and agreed that all benefits (including without limitation, Viacom's Pension and Excess Pension Plans, short term disability program, Long-Term Disability program and any supplement thereto, life insurance and any applicable death benefit) you may be entitled to as an employee of Viacom shall be based upon your Salary and, your Deferred Compensation, as set forth in paragraphs 3(a) and (c) hereof, and not upon any bonus compensation due, payable or paid to you hereunder, except where the benefit plan expressly provides otherwise. In addition, it is hereby expressly agreed that you shall retain all benefits that you have accrued under any compensation and benefit plans of CBS. You shall be entitled to four (4) weeks vacation.

   (b) Viacom shall provide you with no less than Five Million Dollars ($5,000,000) of term life insurance during the Employment Term. You shall have the right to assign the policy for such life insurance to your spouse or issue or to a trust or trusts primarily for the benefit of your spouse and/or issue.

   (c) In addition to the benefits described in paragraphs 4(a) and (b) hereof, Viacom agrees that you shall be credited for service accrued or deemed accrued prior to the Effective Date with CBS or any of its subsidiaries or predecessors for all purposes under any employee benefit plans, programs or arrangement established or maintained by Viacom or any of its subsidiaries; provided, however that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

   (d) Notwithstanding anything herein to the contrary, if it is determined that any payment or benefit provided to you (whether hereunder or otherwise, and including any payments or benefits resulting from the transactions contemplated by the Merger Agreement) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then you shall be entitled to an additional cash payment (a "Gross-Up Payment") in an amount that will place you in the same after-tax economic position that you would have enjoyed if the Excise Tax had not applied to the payment. The amount of the Gross-Up Payment shall be determined by Viacom's regular independent auditors. No Gross-Up Payments shall be payable hereunder if Viacom's auditors determine that such payments are not subject to an Excise Tax. Viacom's auditors shall be paid by Viacom for services performed hereunder.

   5. Business Expenses. During the Employment Term, you shall be reimbursed for such reasonable travel and other expenses incurred in the performance of your duties hereunder as are customarily reimbursed to senior executives of Viacom.

   6. Perquisites. You shall be eligible for all perquisites made available by Viacom from time to time during the Employment Term to other senior executives of Viacom. Without limiting the generality of the foregoing, you shall be entitled to (i) a car allowance and insurance in accordance with Viacom's policy and (ii) use of a private airplane on a basis no less favorable than as provided by CBS to you as of the date of execution of this Agreement, or, if more beneficial to you, as provided by Viacom to any of its senior executives.

   7. Exclusive Employment, Confidential Information, Etc.

   (a) Non-Competition. You agree that your employment hereunder is on an exclusive basis, and that during the period of your employment hereunder and, in the event during the Employment Term, of (x) a termination of your employment pursuant to paragraph 9(a) hereof or (y) your resignation without Good Reason, for a period of eighteen (18) months following the date of such termination or resignation, as the case may be (the "Non-Compete Period"), you will not engage in any other business activity which is in conflict with your duties and obligations hereunder. You agree that during the Non-Compete Period you shall not directly or indirectly engage in or participate as an officer, employee, director, agent of or consultant for any business directly competitive with that of Viacom, nor shall you make any investments in any company or business competing with Viacom; provided, however, that nothing herein shall prevent you from investing as less than a two (2%) percent shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system.

   (b) Confidential Information. You agree that you shall not, during the Employment Term or at any time thereafter, use for your own purposes, or disclose to or for the benefit of any third party, any trade secret or other confidential information of Viacom or any of its affiliates or predecessors (except as may be required by law or in the performance of your duties hereunder consistent with Viacom's policies) and that you will comply with any confidentiality obligations of Viacom to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or any other person who directly or indirectly receives such information from you or at your direction or (ii) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

   (c) No Employee Solicitation. You agree that, during the Employment Term and for one (1) year thereafter, you shall not, directly or indirectly, engage, employ, or solicit the employment of any person who is then or has been within six (6) months prior thereto, an employee of Viacom or any of Viacom's affiliates or predecessors.

   (d) Viacom Ownership. The results and proceeds of your services hereunder, including, without limitation, any works of authorship resulting from your services during your employment with Viacom and/or any of its affiliates or predecessors and any works in progress, shall be works-made-for-hire and Viacom shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner Viacom determines in its sole discretion without any further payment to you whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to Viacom under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to Viacom, and Viacom shall have the right to use the same in perpetuity throughout the universe in any manner Viacom determines without any further payment to you whatsoever. You shall, from time to time, as may be requested by Viacom, do any and all things which Viacom may deem useful or desirable to establish or document Viacom's exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent you have any rights in the results and proceeds of your services that cannot be assigned in the manner described above, you unconditionally and irrevocably waive the enforcement of such rights. This paragraph 7(d) is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by Viacom of any rights of ownership to which Viacom may be entitled by operation of law by virtue of Viacom or any of its affiliates or predecessors being your employer.

   (e) Litigation. You agree that, during the Employment Term, for one (1) year thereafter and, if longer, during the pendancy of any litigation or other proceeding, (i) you shall not communicate with anyone (other than your own attorneys and tax advisors and, except to the extent required by law or necessary in the performance of your duties hereunder) with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving any of Viacom's affiliates or predecessors, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Viacom or Viacom's counsel, and (ii) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you shall promptly so notify Viacom's counsel unless you are prohibited from doing so under applicable law.

   (f) No Right to Write Books, Articles, Etc. During the Employment Term, except as authorized by Viacom, you shall not prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, concerning Viacom or any of Viacom's affiliates or predecessors or any of their officers, directors, agents, employees, suppliers or customers.

   (g) Return of Property. All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Viacom or any of its affiliates or predecessors shall remain the exclusive property of Viacom. In the event of the termination of your employment for any reason, Viacom reserves the right, to the extent permitted by law and in addition to any other remedy Viacom may have, to deduct from any monies otherwise payable to you the following: (i) the full amount of any debt you owe to Viacom or any of its affiliates or predecessors at the time of or subsequent to the termination of your employment with Viacom, and (ii) the value of the Viacom property which you retain in your possession after the termination of your employment with Viacom. In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.

   (h) Non-Disparagement. You and, to the extent set forth in the next sentence, Viacom agree that each party shall not, during the Employment Term and for one (1) year thereafter criticize, ridicule or make any statement which disparages or is derogatory of the other party in any communications with any customer or client. Viacom's obligations under the preceding sentence shall be limited to communications by its senior corporate executives having the rank of Senior Vice President or above.

   (i) Injunctive Relief. Viacom has entered into this Agreement in order to obtain the benefit of your unique skills, talent, and experience. You acknowledge and agree that any violation of paragraphs 7(a) through (k) hereof will result in irreparable damage to Viacom, and, accordingly, Viacom may obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to Viacom.

   (j) Survival; Modification of Terms. Your obligations under paragraphs 7(a) through (i) hereof shall remain in full force and effect for the entire period provided therein notwithstanding the termination of the Employment Term pursuant to paragraph 9 hereof or otherwise. You and Viacom agree that the restrictions and remedies contained in paragraphs 7(a) through (k) are reasonable and that it is your intention and the intention of Viacom that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or the period or area of application reduced, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable.

   (k) No Selling of Viacom Stock without Board Consent. In consideration of your employment hereunder, you hereunder agree that, except as otherwise provided herein, during the period commencing on the date hereof and ending on the third anniversary of the Effective Date, you shall not sell or dispose of (nor exercise any limited rights or stock appreciation rights with respect to) any shares of capital stock of CBS or Viacom held by you, your immediate family members (which does not include your former spouse), or trusts or other entities in which you or your immediate family members have a controlling interest or are beneficiaries (together, the "Family Affiliates" and each, a "Family Affiliate") that you or any Family Affiliate now hold, or in the future may acquire, including, without limitation, shares that you or any Family Affiliate receive pursuant to the transactions contemplated by the Merger Agreement (whether in exchange for shares of CBS common stock or otherwise), under any stock options or other equity-based compensation awards made to you by CBS or by Viacom under this Agreement or under any other agreement awarding you shares of capital stock of Viacom, without first obtaining the consent of
(i) if prior to the Effective Date, the Chairman, or (ii) if on or following the Effective Date, fourteen of the eighteen members of the Board of Viacom. This restriction shall lapse in the event that, during the Employment Term, you are terminated without Cause, resign for Good Reason, die or become disabled. Notwithstanding the foregoing, between the first anniversary of the Effective Date and the second anniversary of the Effective Date you and the Family Affiliates collectively may sell or dispose of a number of shares equal to up to 10% of the shares held by you and the Family Affiliates on the Effective Date (including, for this purpose, the shares underlying any equity-based compensation awards held by you on the Effective Date, but not shares underlying any equity-based compensation awards granted to you pursuant to paragraph 3(d) or at any time after the Effective
Date). Between the second anniversary of the Effective Date and the third anniversary of the Effective Date, you and the Family Affiliates collectively may sell or dispose of a number of shares equal to up to 10% of the shares held by you and the Family Affiliates on the second anniversary of the Effective Date (including, for this purpose, the shares underlying any equity-based compensation awards held by you on the Effective Date, but not shares underlying any equity-based compensation awards granted to you pursuant to paragraph 3(d) or at any time after the Effective Date), plus any shares that were not sold or disposed of by you and the Family Affiliates collectively under the prior year's limits. Notwithstanding the foregoing, you may transfer shares to Family Affiliates, but such shares shall remain subject to the restrictions contained in this paragraph 7(k).

   8. Incapacity. In the event you become totally medically disabled at any time during the Employment Term and are not expected to be able to substantially perform your duties for a six (6) consecutive month period, the Chairman, at any time after such disability has in fact continued for 60 consecutive days, may determine that Viacom requires such duties and responsibilities be performed by another executive. In the event you become disabled, you will first receive benefits under Viacom's short-term disability program for the first 26 weeks of consecutive absence. Thereafter, you will be eligible to receive benefits under Viacom's Long-Term Disability ("LTD") program or any supplement thereto, in accordance with its terms.

   Upon receipt of benefits under the LTD program you will also be entitled to receive, subject to applicable withholding taxes:

     (i) a Target Bonus prorated for the portion of calendar year through the date on which you become eligible to receive benefits under the LTD program, payable at the time that the Bonus for such calendar year would otherwise be paid;

     (ii) prorated Deferred Compensation for the calendar year in which such benefits commence and Deferred Compensation attributable to prior calendar years, payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the calendar year following the calendar year in which such benefits commence;

     (iii) stock options granted to you under the 1997 LTMIP which are exercisable on or prior to the date as of which benefits commence under the LTD program or that would have vested and become exercisable on or before the last day of the Employment Term will be exercisable for two (2) years after the date as of which such benefits commence or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options; and

   In the event that you thereafter become able to substantially perform your duties, you will then be entitled to receive from Viacom your Salary and Deferred Compensation at the rate being paid to you immediately prior to the commencement of such disability, and your Bonus calculated pursuant to paragraph 3(b) hereof, through the remainder of the Employment Term reduced by any employment compensation earned by you for any work or service performed for any other person.

   9. Termination.

   (a) Termination for Cause. Viacom may, at its option, terminate your employment under this Agreement forthwith for "cause", and Viacom shall thereafter have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits under this Agreement; provided, however, that Viacom may terminate this Agreement pursuant to this paragraph only with the affirmative vote of fourteen of the eighteen members of the Board of Viacom at a meeting called for such purpose at which you and a counsel of your choosing shall have an opportunity to be heard. For purposes of this Agreement, termination of this Agreement for "cause" shall mean termination for embezzlement, fraud or other conduct which would constitute a felony, conviction of a felony, or willful unauthorized disclosure of confidential information, or if you at any time materially breach this Agreement (including, without limitation, your failure, neglect of or refusal to substantially perform your obligations hereunder as set forth in paragraphs 2, 7(k) and 12 hereof), except in the event of your disability as set forth in paragraph 8. Anything herein to the contrary notwithstanding, Viacom will give you written notice prior to terminating this Agreement for your material breach setting forth the exact nature of any alleged breach and the conduct required to cure such breach. Except for a breach which by its nature cannot be cured, you shall have ten (10) business days from the giving of such notice within which to cure and within which period Viacom cannot terminate this Agreement for the stated reasons.

   (b) Good Reason Termination. You may terminate your employment hereunder for "Good Reason" at any time during the Employment Term by written notice to Viacom not more than thirty (30) days after the occurrence of the event constituting "Good Reason". Such notice shall state an effective date no earlier than thirty (30) business days after the date it is given. Viacom shall have ten (10) business days from the giving of such notice within which to cure. Good Reason shall mean any of the following, without your prior written consent, other than in connection with the termination of your employment for "cause" (as defined above) or in connection with your permanent disability:

     (i) the assignment to you by Viacom of duties substantially inconsistent with your positions, duties, responsibilities, titles or offices, the withdrawal of a material part of your responsibilities or a change in your reporting relationship, as set forth in paragraph 2 or in Article XIII of the Certificate of Incorporation as in effect on the Effective Date;

     (ii) a reduction by Viacom in your Salary or Target Bonus as in effect at the date hereof or as the same may be increased from time to time during the Employment Term;

     (iii) Viacom's requiring you to be based anywhere other than the New York City metropolitan area, except for required travel on Viacom's business to any extent substantially consistent with business travel obligations of other senior executives of Viacom;

     (iv) Viacom's violation of Article XIII of the Certificate of Incorporation; or

     (v) the material breach by Viacom of its obligations hereunder.

   (c) Termination Without Cause. Viacom may terminate your employment under this Agreement without "cause" (as defined above) at any time during the Employment Term by written notice to you; provided, however, that Viacom may terminate your employment pursuant to this paragraph only with the affirmative vote of fourteen of the eighteen members of the Board of Viacom.

   (d) Termination Payments, Etc. In the event that your employment terminates pursuant to paragraph 9(b) or 9(c) hereof, you shall be entitled to receive, subject to applicable withholding taxes:

     (i) your Salary as provided in paragraph 3(a) until the end of the Employment Term, payable in accordance with Viacom's then effective payroll practices;

     (ii) bonus compensation for each calendar year during the Employment Term equal to your Target Bonus as set forth in paragraph 3(b);

     (iii) Deferred Compensation for each calendar year during the Employment Term as set forth in paragraph 3(c); Deferred Compensation attributable to the calendar year in which the termination pursuant to paragraph 9(b) or 9(c) hereof occurs and to prior calendar years shall be payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the calendar year following such termination; and Deferred Compensation attributable to subsequent calendar years shall be payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of each such following calendar year;

     (iv) your perquisites as provided in paragraph 6 until the end of the Employment Term, payable in accordance with Viacom's then effective payroll practices;

     (v) medical and dental insurance coverage until the end of the Employment Term or, if earlier, the date on which you become eligible for medical and dental coverage from a third party employer; during this period, Viacom will pay an amount equal to the applicable COBRA premiums (or such other amounts as may be required by applicable law) (which amount will be included in your income for tax purposes to the extent required by applicable law); at the end of such period, you may elect to continue your medical and dental insurance coverage at your own expense for the balance, if any, of the period required by law;

     (vi) life insurance coverage as set forth in paragraph 4(b) until the end of the Employment Term (the amount of such insurance to be reduced by the amount of any insurance provided by a new employer without cost to you);

     (vii) stock options granted to you under the 1997 LTMIP which are exercisable on or prior to the date of the termination of your employment under paragraph 9(b) or 9(c) or that would have vested and become exercisable on or before the last day of the Employment Term will be exercisable for two (2) years after the date of such termination or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options;

     (viii) a supplemental pension benefit calculated in accordance with the terms of the Excess Pension Plan and paragraph 4(c) as though you were employed through the end of the Employment Term; and

     (ix) provision of an appropriate office and secretarial assistance for up to six (6) months after the termination of your employment.

   The payments provided for in (i) above are in lieu of any severance or income continuation or protection under any Viacom plan that may now or hereafter exist. The payments and benefits to be provided pursuant to this paragraph 9(d) shall constitute liquidated damages, and shall be deemed to satisfy and be in full and final settlement of all obligations of Viacom to you under this Agreement.

   (e) Termination of Benefits. Notwithstanding anything in this Agreement to the contrary (except as otherwise provided in paragraph 9(d) with respect to medical, dental and life insurance and Excess Pension Plan benefits or in paragraphs 7 and 8 with respect to continued exercisability of options), coverage under all Viacom benefit plans and programs (including, without limitation, vacation, 401(k), excess 401(k) and pension plans, LTD and accidental death and dismemberment and business travel and accident insurance) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs.

   10. Death. If you die prior to the end of the Employment Term, your beneficiary or estate shall be entitled to receive your Salary up to the date on which the death occurs, a pro-rated Target Bonus and pro-rated Deferred Compensation for the calendar year in which the death occurs and Deferred Compensation attributable to prior calendar years payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the following calendar year. In addition, the vesting of all stock options granted under the 1997 LTMIP that are not exercisable as of the date on which the death occurs shall be accelerated, and your beneficiary or estate shall be entitled to exercise such stock options, together with all stock options that are exercisable as of the date of your death, for two (2) years after the date of death or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options.

   11. Section 317 and 507 of the Federal Communications Act. You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than Viacom for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Viacom and/or any of its affiliates or predecessors.

   12. Equal Opportunity Employer. You acknowledge that Viacom is an equal opportunity employer. You agree that you will comply with Viacom policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, creed, national origin, age, sex or disability.

   13. Indemnification.

   (a) Viacom shall indemnify and hold you harmless, to the maximum extent permitted by law and by the Certificate of Incorporation and/or the By-laws of Viacom, against judgments, fines, amounts paid in settlement of and reasonable expenses incurred by you in connection with the defense of any action or proceeding (or any appeal therefrom) in which you are a party by reason of your position as President and Chief Operating Officer or any other office you may hold with Viacom or its affiliates or by reason of any prior positions held by you with Viacom or any of its affiliates or predecessors or for any acts or omissions made by you in good faith in the performance of any of your duties as an officer of Viacom.

   (b) To the extent that Viacom maintains officers' and directors' liability insurance, you will be covered under such policy.

   14. Notices. All notices required to be given hereunder shall be given in writing, by personal delivery or by mail at the respective addresses of the parties hereto set forth above, or at such other address as may be designated in writing by either party. Any notice given by mail shall be deemed to have been given three days following such mailing.

   15. Assignment. This is an Agreement for the performance of personal services by you and may not be assigned by you or Viacom except that Viacom may assign this Agreement to any affiliate of or any successor in interest to Viacom.

   16. New York Law, Etc. This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought in the state or federal courts located in the City of New York.

   17. No Implied Contract. Nothing contained in this Agreement shall be construed to impose any obligation on Viacom to renew this Agreement or any portion thereof. The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement. Neither the continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

   18. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

   19. Void Provisions. If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

   20. Supersedes Previous Agreement. Effective as of the Effective Date, this Agreement shall supersede and cancel all prior agreements relating to your employment by Viacom or any of its affiliates and predecessors, including, without limitation, the employment agreement with Westinghouse Electric Corporation, dated as of June 20, 1996, and any amendments thereto. Notwithstanding the preceding sentence, this Agreement is not intended, and shall not be construed, to affect your rights in any compensation or benefits that have been granted or accrued prior to the beginning of the Employment Term.

   If the foregoing correctly sets forth our understanding, please sign one copy of this letter and return it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          Viacom Inc.

                                                  /s/ Michael D. Fricklas
                                          By: _________________________________
                                                    Michael D. Fricklas
                                              Senior Vice President, General
                                                   Counsel and Secretary

ACCEPTED AND AGREED:

           /s/ Mel Karmazin
_____________________________________
             Mel Karmazin

                                   EXHIBIT A

     Article XIII of the Amended and Restated Certificate of Incorporation
                                   (attached)

                                   EXHIBIT B

                          Form of the Award Agreement
                                   (attached)

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VIACOM INC.

                                  ARTICLE XIII

                         Governance of the Corporation
                            During Specified Period

   (1) Definitions. As used in this Article XIII, the following terms shall have the following meanings:

     (a) "CBS" shall mean CBS Corporation, a Pennsylvania corporation, immediately prior to the Effective Time.

     (b) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on September 6, 1999 (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director (as defined in Section 2(b) of this Article XIII).

     (e) "CEO" shall mean the Chief Executive Officer.

     (d) "COO" shall mean the President and Chief Operating Officer.

     (e) "Effective Time" shall mean the time of filing of the Certificate of Merger to which this Certificate of Incorporation is attached.

     (f) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

     (g) "NAI" shall mean National Amusements, Inc., a Maryland corporation, and its successors or assigns.

     (h) "Specified Independent Directors" shall mean the directors of the Corporation first elected after 1993 and who are not management of the Corporation or NAI (together with any replacements of such persons).

     (i) "Specified Period" shall mean the period of three years commencing at the Effective Time.

     (j) "Stockholder Agreement" shall mean the Stockholder Agreement dated as of September 6, 1999, by and between NAI and CBS, relating to Corporation governance matters.

     (k) "Viacom Directors" shall mean the ten (10) directors of the Corporation serving as the Board of Directors of the Corporation immediately prior to the Effective Time (including the Specified Independent Directors).

   (2) Directors.

   (a) Effective immediately at the Effective Time, the Board of Directors shall consist of eighteen (18) directors. The number of directors may be fixed by resolution of the Board from time to time, provided, however, that the size of the Board of Directors may not be changed during the Specified Period without the approval of at least fourteen (14) directors. At the Effective Time, ten (10) directors shall be Viacom Directors and eight (8) directors shall be CBS Directors.

   (b) Until the expiration of the Specified Period, the Board of Directors (subject to the fiduciary duties of the directors) shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a CBS

Director which becomes vacant is filled promptly by a person qualifying as an Independent Director and designated to fill such seat by a majority of the CBS Directors remaining on the Board of Directors (a "Replacement CBS Director") and (ii) a Specified Independent Director which becomes vacant is filled promptly by an Independent Director who is the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size.

   (c) During the Specified Period, all committees of the Board of Directors (other than the Compensation Committee and the Officers Nominating Committee) shall have such number of CBS Directors as equals the total number of members of the Committee multiplied by a fraction, the numerator of which is eight (8) and the denominator of which is eighteen (18), rounded to the closest whole number; provided that in no event shall any committee have (x) fewer than one
(1) CBS Director or (y) less than a majority of Viacom Directors.

   (d) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article XIII (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions).

   (3) Chairman and Chief Executive Officer.

   (a) At the Effective Time, Sumner Redstone shall remain the Chairman and CEO. In the event that Sumner Redstone is not the CEO at the Effective Time or ceases to be the CEO at any time during the Specified Period, then Mel Karmazin, if he is COO at such time, shall succeed to the position of CEO for the remainder of the Specified Period. During any such period of succession, Mel Karmazin shall continue to exercise the powers, rights, functions and responsibilities of the COO in addition to exercising those of the CEO.

   (b) The Chairman shall chair all meetings of the Board of Directors and stockholders at which he is present.

   (c) The CEO shall be responsible, in consultation with the COO, for corporate policy and strategy and the COO shall consult on all major decisions with, and shall report directly to, the CEO, during the Specified Period; provided, however, that the CEO shall not exercise any powers, rights, functions or responsibilities of the COO unless Mel Karmazin is the CEO.

   (4) President and Chief Operating Officer.

   (a) At the Effective Time, the President and Chief Operating Officer of the Corporation shall be Mel Karmazin. During the Specified Period, Mel Karmazin may not be terminated or demoted from the position of COO (or, in the event that Sumner Redstone is not the CEO, from the position of CEO) and no COO Functions (as defined below) may be changed without the affirmative vote of at least fourteen (14) directors.

   (b) Subject to the requirement that the COO consult with the CEO on all major decisions, the powers, rights, functions and responsibilities of the COO (collectively, the "COO Functions") shall include, without limitation, the following:

     (i) supervising, coordinating and managing the Corporation's business, operations, activities, operating expenses and capital allocation;

     (ii) matters relating to officers (other than the Chairman, CEO and COO) and employees, including, without limitation, hiring (subject to (A) the specific Board of Directors authority described below with respect to the CFO, the General Counsel and the Controller and (B) Section 5 below), terminating, changing positions and allocating responsibilities of such officers and employees; and

     (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer.

   All officers (other than the Chairman, CEO and COO) will report, directly or indirectly, to the COO (this reporting relationship will be deemed a COO Function).

   (c) In the event that Mel Karmazin is not COO or CEO, the Board may terminate the COO's employment, eliminate the COO position and the Officers Nominating Committee and reallocate the COO Functions without regard to the other provisions of this Article XVIII.

   (5) Officers Nominating Committee; Compensation Committee.

   (a) Subject to the powers of the Compensation Committee set forth below, during the Specified Period, all powers of the Board of Directors, including, without limitation, the right to hire, elect, terminate, change positions, allocate responsibilities or determine non-equity compensation, with respect to officers and employees, shall be exercised, subject to clauses (b) and (c) below, by, and delegated to, the Officers Nominating Committee of the Board of Directors. The Officers Nominating Committee shall consist solely of the member of the Board of Directors who is the COO, except that in the event Mel Karmazin succeeds to the position of CEO, the sole member of the Officers Nominating Committee shall be the member of the Board of Directors who is the CEO.

   (b) The Officers Nominating Committee shall have no powers with respect to the Chairman, CEO and COO, and shall not have the power to fill the positions of Chief Financial Officer, Controller or General Counsel of the Corporation without the approval of the Board of Directors; provided that this provision shall in no way affect the other powers and authorities of the Officers Nominating Committee with respect to the Chief Financial Officer, Controller and General Counsel positions, including, without limitation, the power to terminate employment of persons holding such positions.

   (c) The Compensation Committee shall not be required to, or have any power to, approve the annual compensation of (i) any employee if the total value of such employee's annual cash compensation (assuming for this purpose that the actual bonus of each officer and employee is equal to his or her target bonus) is less than $1 million or (ii) talent (as such term is commonly used in the media or entertainment industries), in each such case which power shall be delegated to the Officers Nominating Committee. The annual compensation of all other officers and employees and any equity or equity-based compensation of any officer or employee must be approved by the Compensation Committee.

   (d) The Compensation Committee shall consist of three CBS Directors who are Independent Directors and three non-CBS Directors, two of whom will be the Specified Independent Directors and the other of whom will be an Independent Director.

   (e) Any decision or determination of the Officers Nominating Committee may be reversed or overridden by (and only by) the affirmative vote of at least fourteen (14) directors.

   (6) Stockholder Agreement.

   The Stockholder Agreement may not be amended, and no provision thereof may be modified or waived, except with the approval of at least fourteen (14) directors.

   (7) Issuance of Voting Stock.

   During the Specified Period, in addition to any other approval required by law or by this Restated Certificate of Incorporation, the Corporation may not issue (i) additional shares of Class A Common Stock or (ii) any shares of Preferred Stock or any other class or series of stock or securities, in each case with, or convertible into or exchangeable or exercisable for stock or other securities with, the right to vote on any matter on which stockholders are entitled to vote if the result would be that parties bound by the Stockholder Agreement could fail to own at least a majority of the outstanding shares of voting stock of the Corporation.

   (8) Voting.

   During the Specified Period, except for those actions set forth on Annex I to this Restated Certificate of Incorporation, which shall require the approval of the Board of Directors, all action by the Board of Directors shall require the affirmative vote of at least fourteen (14) directors. At all meetings of the Board of Directors a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   (9) Amendment.

   Until the expiration of the Specified Period the provisions of any Article of this Restated Certificate which refer to this Article XIII, the provisions of this Article XIII, and the provisions of Article VIII of the by-laws of the Corporation, may not be amended, altered, repealed or waived in any respect without the approval of at least fourteen (14) directors.

   (10) Successors.

   During the Specified Period, the provisions of this Article XIII shall be applicable to (i) any successor to the Corporation as the result of a merger, consolidation or other business combination, whether or not the Corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the Corporation or its successor is or becomes a direct or indirect subsidiary, the Board of Directors shall not permit the Corporation to be a party to any transaction which would not comply with the foregoing without the approval of at least fourteen (14) directors.

   (11) Subsidiaries.

   The Board of Directors shall have the right, following consultation with the COO or, if Mel Karmazin is the CEO, the CEO, with respect to any public company which is a subsidiary of the Corporation, to take such steps as the Board of Directors reasonably determines are necessary to implement corporate governance arrangements applicable to such subsidiary in a manner as consistent as practicable with the provisions contained in this Restated Certificate of Incorporation; provided that any such steps shall not vest in the Board of Directors greater power or provide the COO with fewer rights than those provided for in this Restated Certificate of Incorporation.

                                   EXHIBIT B

                          Form of Agreement Under the
                                  Viacom Inc.
                    1997 Long-Term Management Incentive Plan
                        for the 1999 Stock Option Grant

   AGREEMENT, dated as of          , by and between Viacom Inc., a Delaware
corporation (the "Company"), and           (the "Participant"), with respect to
the 1999 grant of stock options under the Company's 1997 Long-Term Management Incentive Plan, as amended (the "Plan").

   This Agreement, together with the Memorandum dated       and the agreements
delivered under the Plan in connection with each grant of stock options under the Plan, constitutes the prospectus covering the shares of Class B Common Stock subject to the Plan. The Participant can receive additional copies of his or her Plan agreements and the Memorandum upon request to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036.

                                  WITNESSETH:

   WHEREAS, the Participant is now employed by the Company or one of its subsidiaries in a key capacity and the Company desires to reward the Participant, in accordance with the terms hereof, for the Participant's contributions to the financial success of the Company by awarding the Participant stock options to purchase shares of Class B Common Stock;

   NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             Terms of Stock Options

   Section 1.1 Grant of Stock Options. Subject to the terms and conditions contained herein and in the Plan, the terms of which are hereby incorporated by reference, the Company hereby awards to the Participant, effective as of
          (the "Date of Grant"), a grant of stock options (the "Stock Options")
to purchase           shares of Class B Common Stock at an exercise price of
$       for each share (the "Exercise Price"). The capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings assigned to them in Article III hereof. The Stock Options granted hereunder are not intended to be, or qualify as, "Incentive Stock Options" within the meaning of Section 422 of the Code.

   Section 1.2 Terms of Stock Options.

   (a) Vesting. The Stock Options shall be exercisable only to the extent the Participant is vested therein. The Stock Options shall vest in one-third
increments on        and          .

   (b) Option Period. Except as provided in Section 1.2(c) hereof, the period during which the Stock Options may be exercised shall expire on the tenth anniversary of the Date of Grant (the "Expiration Date").

   (c) Exercise in the Event of Termination of Employment, Retirement, Death or Permanent Disability.

     (i) Termination other than for Cause, Retirement, Death or Permanent Disability. In the event that (A) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its subsidiaries other than for Cause, the Participant may exercise his or her Outstanding Stock Options to the extent then exercisable until the earlier of six months after the date of such termination (or such longer period, not in excess of the second anniversary of the Date of Grant of such Stock Options, as may be determined by the Committee, in its discretion) or the Expiration Date, (B) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the Participant's Retirement, the Participant may exercise his or her Outstanding Stock Options to the extent then exercisable until the earlier of two years after such date or the Expiration Date, (C) the Participant dies during a period during which his or her Stock Options could have been exercised by him or her, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution until the earlier of one year after such death (or such longer period as may be determined by the Committee, in its discretion, prior to the expiration of such one-year period) or the Expiration Date, or (D) the Permanent Disability of the Participant occurs, the Participant may exercise his or her Outstanding Stock Options to the extent exercisable upon the onset of such Permanent Disability until the earlier of one year after such date (or such longer period not in excess of two years after such date as may be determined by the Committee in its discretion) or the Expiration Date. Upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 1.2(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

     (ii) Termination for Cause. If the Participant's employment with the Company or any of its subsidiaries ends because of a Termination for Cause, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

   Section 1.3 Exercise of Stock Options.

   (a) Whole or Partial Exercise. Subject to the restrictions of Section 1.2(b) hereof, the Participant may exercise all vested Stock Options granted hereunder at one time or in installments of 100 Stock Options (or in the whole number of unexercised Stock Options in which the Participant is vested, if such number is less than 100) by written notice to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036. Such notice shall
(i) state the number of full Stock Options being exercised (ii) be signed by the person or persons so exercising the Stock Options and, in the event the Stock Options are being exercised (pursuant to Section 1.2(c)(i) hereof) by any person or persons other than the Participant accompanied by proof satisfactory to the Company's counsel of the right of such person or persons to exercise the Stock Options, and (iii) be accompanied by full payment as set forth in Section 1.3(b) hereof.

   (b) Payment of Aggregate Option Price. The written notice of exercise described above must be accompanied by full payment of the aggregate Exercise Price which shall be determined by multiplying the number of Stock Options being exercised by the Exercise Price. Such Exercise Price shall be paid in cash (e.g. personal bank check, certified check or official bank check). In addition, in accordance with Section 4.3 hereof, the Participant shall make an arrangement acceptable to the Company to pay to the Company an amount sufficient to satisfy the combined Federal, state and local withholding tax obligations which arise in connection with the exercise of such Stock Options.

   (c) Issuance of Share Certificates. Upon satisfaction of the conditions set forth in Section 1.3(b) hereof, the Company shall deliver (or cause to be delivered) a certificate or certificates for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Options to the Participant.

                                   ARTICLE II

                      Effect of Certain Corporate Changes

   In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock, the Committee shall make such adjustments to the number of shares of Class B Common Stock subject to the Stock Options or the exercise price of the Stock Options, in each case, as it deems appropriate. Such determinations shall be conclusive and binding for all purposes.

                                  ARTICLE III

                                  Definitions

   As used in this Agreement, the following terms shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

     (d) "Committee" shall mean the Senior Executive Compensation Committee of the Board (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two and (ii) each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

     (f) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price of a share of Class B Common Stock on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee or, in the event that the Class B Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of the Class B Common Stock on such automated quotation system or, in the event that the Class B Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Class B Common Stock as furnished by a professional marketmaker making a market in the Class B Common Stock designated by the Committee.

     (g) "Outstanding Stock Option" shall mean a Stock Option granted to the Participant which has not yet been exercised and which has not yet expired in accordance with its terms.

     (h) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the onset of the Participant's Permanent Disability.

     (i) "Retirement" shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion.

     (j) "Termination for Cause" shall mean a termination of employment with the Company or any of its subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement applicable to the Participant, or (ii) if there is no such employment agreement or if such employment agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by the Participant to substantially perform the duties of the Participant's employment, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company of any subsidiary thereof.

     (k) To "vest" a Stock Option held by the Participant shall mean to render such Stock Option exercisable, subject to the terms of the Plan, except where the Participant's employment ends because of a Termination for Cause.

                                   ARTICLE IV

                                 Miscellaneous

   Section 4.1 No Rights to Continued Employment. Neither this Agreement, the Plan nor any action taken in accordance with such documents shall be construed as giving the Participant any right to be retained by the Company or any of its subsidiaries.

   Section 4.2 Restriction on Transfer. The rights of the Participant with respect to the Stock Options shall not be transferable by the Participant except (i) by will or the laws of descent and distribution or (ii) subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, in each case subject to the condition that the Committee shall be satisfied that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor and subject to such other conditions as the Committee may impose.

   Section 4.3 Tax Withholding. As a condition to the exercise of the Stock Options, the Participant shall make a payment (or an arrangement acceptable to the Company for the withholding of such payment) sufficient to satisfy the combined Federal, state and local withholding tax obligations which arise in connection with the exercise of such Stock Options.

   Section 4.4 Stockholder Rights. The grant of Stock Options under this Agreement shall not entitle the Participant or any permitted transferee to any rights of a holder of shares of common stock of the Company, other than when and until share certificates are delivered to the Participant upon exercise of a Stock Option.

   Section 4.5 No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   Section 4.6 Amendment. Other than as provided in Article II hereof, this Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

   Section 4.7 Stockholder Approval. The grant of Stock Options under this Agreement is subject to the approval of the stockholders of the Company, at the next annual or special meeting of stockholders, to the extent that the number of shares of Class B Common Stock subject to the Plan is insufficient to cover the number of shares of Class B Common Stock subject to Stock Options awarded under this Agreement.

   Section 4.8 Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided. If no such address has been specified by the Participant, such notices or communications shall be sent to the Participant's address as specified in the records of the Company.

   Section 4.9 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

   Section 4.10 Receipt of Copy of Plan. By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan.

   Section 4.11 Governing Law. This Agreement and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                          Viacom Inc.


                                          By: _________________________________
                                                  Senior Vice President,
                                                    Human Resources and
                                                      Administration


                                          _____________________________________
                                                        Participant

                                                                        ANNEX H

                                                              September 6, 1999

Board of Directors
Viacom Inc.
1515 Broadway
New York, NY 10036

Members of the Board:

   We understand that CBS Corporation ("CBS" or the "Company") and Viacom Inc. ("Viacom") have entered into an Agreement and Plan of Merger, dated as of September 6, 1999 (the "Merger Agreement"), which provides, among other things, for the merger of CBS with and into Viacom (the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock") shall be converted into the right to receive 1.085 shares (the "Exchange Ratio") of Class B Common Stock, par value $0.01 per share (the "Viacom Class B Common Stock") of Viacom. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Viacom.

   For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of CBS and Viacom, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning CBS and Viacom prepared by the respective managements of CBS and Viacom;

     (iii) discussed the past and current operations and financial condition and the prospects of CBS and Viacom with senior executives of CBS and Viacom;

     (iv) analyzed certain internal financial statements and other financial operating data concerning CBS and Viacom prepared by the respective managements of CBS and Viacom;

     (v) discussed the past and current operations and financial condition and the prospects of Viacom with senior executives of Viacom including their estimates of the strategic and operational benefits of the Merger, and analyzed the pro forma impact of the Merger on Viacom's financial ratios;

     (vi) reviewed the reported prices and trading activity for the CBS Common Stock and the Viacom Class B Common Stock;

     (vii) compared the financial performance of CBS and Viacom and the prices and trading activity of CBS and Viacom with that of certain other comparable publicly-traded companies and their securities;

     (viii) participated in discussions and negotiations among representatives of CBS and Viacom and their financial and legal advisors;

     (ix) reviewed the Merger Agreement, the Voting Agreement dated as of September 6, 1999 between CBS and certain shareholders of Viacom and certain related documents; and

     (x) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic and operational benefits of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of CBS and Viacom, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of CBS and Viacom, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to the Board of Directors of Viacom in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for CBS and Viacom and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities of CBS and Viacom for its own account, the accounts of investment funds under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   It is understood that this letter is for the information of the Board of Directors of Viacom and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CBS or Viacom in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which Viacom Class B Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of CBS and Viacom should vote at the respective stockholders' meetings held in connection with the Merger.

   Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Viacom.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                    /s/ Paul J. Taubman
                                          By: _________________________________
                                                      Paul J. Taubman
                                                     Managing Director

                                                                         ANNEX I
                                                               September 6, 1999

Board of Directors
CBS Corporation
51 West 52nd Street
New York, NY 10019

Members of the Board of Directors:

   We understand that CBS Corporation ("CBS") has entered into an Agreement and Plan of Merger dated as of September 6, 1999, by and between Viacom Inc. ("Viacom") and CBS (the "Merger Agreement"). Pursuant to the Merger Agreement, CBS will merge with and into Viacom (the "Merger") and each outstanding share of CBS Common Stock, par value $1.00 per share (the "CBS Common Stock"), will be converted into the right to receive 1.085 shares of Viacom Class B Common Stock, par value $0.01 per share ("Viacom Class B Common Stock"), with the number of shares of Viacom Class B Common Stock to be received for each share of CBS Common Stock being referred to herein as the exchange ratio (the "Exchange Ratio").

   You have asked us for our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of CBS Common Stock.

   In connection with rendering our opinion, we have, among other things:

     (i) analyzed certain publicly available financial statements and other information relating to CBS and Viacom;

     (ii) analyzed certain internal financial statements and other non-public financial and operating data concerning CBS, which were prepared by and furnished to us or reviewed for us by the management of CBS, and concerning Viacom, which were prepared by and furnished to us or reviewed for us by the management of Viacom;

     (iii) analyzed certain financial projections concerning CBS, which were prepared by the management of CBS, and concerning Viacom, which were prepared by the management of Viacom;

     (iv) discussed the past and current operations and financial condition and the prospects of CBS with the management of CBS;

     (v) discussed the past and current operations and financial condition and the prospects of Viacom with the management of Viacom;

     (vi) reviewed the reported prices and trading activity of the CBS Common Stock and Viacom Class B Common Stock;

     (vii) compared the market valuation and financial performance of CBS and Viacom to that of certain other comparable publicly-traded companies;

     (viii) reviewed the financial terms to the extent available of certain comparable acquisition transactions;

     (ix) participated in discussions and negotiations among representatives of CBS, Viacom, and their financial and legal advisers;

     (x) reviewed the Merger Agreement and the related exhibits and schedules in the form provided to us and have assumed that the final form of such Merger Agreement, exhibits and schedules will not vary in any respect material to our analysis;

     (xi) reviewed certain information concerning cost savings and combination benefits ("Synergies") expected to result from the Merger that was provided to us or reviewed for us by the managements of CBS and Viacom; and

     (xii) performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

   For purposes of our analysis and opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of the information reviewed by us or reviewed for us for purposes of this opinion. With respect to the financial projections of CBS and Viacom and the underlying analysis concerning the potential Synergies which were furnished to us or reviewed for us by the managements of CBS and Viacom, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of CBS and Viacom. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of CBS or Viacom, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Agreements made available to us as of, the date hereof. We have, with your approval, assumed the Merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Our opinion does not address CBS's underlying business decision to effect the Merger nor constitute a recommendation to any CBS shareholder as to how such holder should vote with respect to the Merger. Furthermore, we express no opinion as to the price or range of prices at which the shares of Viacom Class B Common Stock will trade subsequent to the consummation of the Merger.

   For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all the covenants and agreements required under the Merger Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

   We have acted as financial advisor to the Board of Directors of CBS in connection with the Merger and will receive a fee for our services upon the rendering of this opinion. In the past, Evercore Partners Inc. has provided financial advisory services for CBS and has received fees for the rendering of these services.

   It is understood that this letter and the opinion expressed herein is for the information of the Board of Directors of CBS and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent except as we and our affiliates have otherwise agreed with CBS in writing.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of CBS Common Stock.

                                          Very truly yours,


                                          Evercore Group Inc.

                                                  /s/ David G. Offensend
                                          By: _________________________________
                                                    David G. Offensend
                                                       Vice Chairman

                                                                         ANNEX J

                                    VIACOM INC.

                    1997 LONG-TERM MANAGEMENT INCENTIVE PLAN
                  (as amended and restated through July 29, 1999
          and as further amended and restated through September 6, 1999)

                                   ARTICLE I

                                    GENERAL

Section 1.1 Purpose.

   The purpose of the Viacom Inc. 1997 Long-Term Management Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), and its subsidiaries by rewarding certain key employees of the Company and its subsidiaries for their contributions to the financial success of the Company and thereby motivate them to continue to make such contributions in the future.

Section 1.2 Definitions.

   As used in the Plan, the following terms shall have the following meanings:

   (a) "Agreement" shall mean the written agreement governing a Grant under the Plan, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

   (b) "Appreciation Value" shall mean the excess, if any, of the Value of a Phantom Share on the applicable Valuation Date or date of termination of employment or of the Participant's death, Retirement or Permanent Disability (as described in Section 4.5(a) hereof), as the case may be, over the Initial Value of such Phantom Share.

   (c) "Beneficiary" or "Beneficiaries" shall mean the person(s) designated by the Participant pursuant to the provisions of the Agreement to receive payments pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time such a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee. No such written designation shall be effective unless received by the Committee prior to the date of death of the Participant.

   (d) "Board" shall mean the Board of Directors of the Company.

   (e) "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

   (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

   (g) "Committee" shall mean the Senior Executive Compensation Committee of the Board (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall be not less than two and (ii) each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

   (h) "Date of Grant" shall mean the date of the Grant of the Stock Options, Stock Appreciation Rights, Restricted Shares and/or Phantom Shares as set forth in the applicable Agreement.

   (i) "Effective Date" shall have the meaning set forth in Article IX.

   (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

   (k) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price of a share of Class B Common Stock on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee, or, in the event that the Class B Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid per share of the Class B Common Stock on such automated quotation system or, in the event that the Class B Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Class B Common Stock as furnished by a professional marketmaker making a market in the Class B Common Stock designated by the Committee.

   (l) "Grant" shall mean a grant under the Plan which may consist of a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares or a combination of any of the above.

   (m) "Initial Value" shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine.

   (n) "Outstanding Phantom Share" shall mean a Phantom Share granted to a Participant for which the Valuation Date has not yet occurred.

   (o) "Outstanding Stock Option" shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired in accordance with its terms.

   (p) "Participant" shall mean any employee who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an outstanding Grant has been made under the Plan.

   (q) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the onset of the Participant's Permanent Disability, unless the Committee determines otherwise, in its discretion, and sets forth an alternative definition in the applicable Agreement.

   (r) "Phantom Share" shall mean a contractual right granted to a Participant pursuant to Article IV, to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable Agreement.

   (s) "Restricted Share" shall mean a share of Class B Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

   (t) "Retirement" shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion.

   (u) "Stock Appreciation Right" shall mean a contractual right granted to a Participant pursuant to Article II, to receive an amount determined in accordance with Section 2.5 of the Plan.

   (v) "Stock Option" shall mean a contractual right granted to a Participant pursuant to Article II, to purchase shares of Class B Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be "Incentive Stock Options" within the meaning of Section 422 of the Code or "Non-Qualified Stock Options" which do not meet the requirements of such Code section.

   (w) "Termination for Cause" shall mean a termination of employment with the Company or any of its subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement applicable to the Participant, or (ii) if there is no such employment agreement or if such employment agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by a Participant to substantially perform the duties of such Participant's employment, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof.

   (x) "Valuation Date" shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed in accordance with Section 4.2(a) hereof.

   (y) The "Value" of a Phantom Share shall be determined by reference to the "average Fair Market Value" of a share of Class B Common Stock. The "average Fair Market Value" on a given date of a share of Class B Common Stock shall be determined over the 30-day period ending on such date or such other period as the Committee may decide shall be applicable to a Grant of Phantom Shares, determined by dividing (i) by (ii), where (i) shall equal the sum of the Fair Market Values on each day that the Class B Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period, and (ii) shall equal the number of days on which the Class B Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period.

   (z) To "vest" a Stock Option, Stock Appreciation Right, Restricted Stock or Phantom Share held by a Participant shall mean, with respect to a Stock Option or Stock Appreciation Right, to render such Stock Option or Stock Appreciation Right exercisable, subject to the terms of the Plan, and, in the case of a Restricted Share or Phantom Share, to render such Restricted Share or Phantom Share nonforfeitable, except where, with respect to Stock Options, Stock Appreciation Rights and Phantom Shares, a Participant's employment ends because of a Termination for Cause.

Section 1.3 Administration of the Plan.

   The Plan shall be administered by the Committee which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan. The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below and to determine the number of Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares (or combination thereof) to be granted to each Participant. The Committee shall also have the authority to amend the terms of any outstanding Grant; provided, however, that no amendment shall impair the rights of the holder thereof.

Section 1.4 Eligible Persons.

   Grants may be awarded to any employee of the Company or any of its subsidiaries selected by the Committee.

Section 1.5 Class B Common Stock Subject to the Plan.

   The total aggregate number of shares of Class B Common Stock that may be distributed under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares) shall be 50,000,000, subject to adjustment pursuant to Article V hereof. The shares of Class B Common Stock shall be made available from authorized but unissued Class B Common Stock or from Class

B Common Stock issued and held in the treasury of the Company. The delivery of shares of Class B Common Stock upon exercise of a Stock Option or Stock Appreciation Right in any manner and the vesting of Restricted Shares shall result in a decrease in the number of shares which thereafter may be issued for purposes of this Section 1.5, by the number of shares as to which the Stock Option or Stock Appreciation Right is exercised or by the number of Restricted Shares which vest. Shares of Class B Common Stock with respect to which Stock Options and Stock Appreciation Rights expire, are canceled without being exercised or are otherwise terminated or, in the case of Stock Appreciation Rights, are exercised for cash, may be regranted under the Plan. Restricted Shares that are forfeited for any reason shall not be deemed granted for purposes of this Section 1.5 and may thereafter be regranted under the Plan.

Section 1.6 Limit on Grants to Participants.

   The maximum aggregate number of (i) shares of Class B Common Stock that may be distributed under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares) and
(ii) Phantom Shares that may be granted under the Plan to any Participant during the five-year period starting on the Effective Date of the Plan is 10,000,000.

Section 1.7 Agreements.

   Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Grant, (iii) shall be signed by the Participant and a person designated by the Committee, (iv) shall incorporate the Plan by reference and (v) shall be delivered to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable.

                                   ARTICLE II

                     PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1 Grants of Stock Options.

   The Committee may from time to time grant to eligible employees Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Stock Options shall specify the number of Stock Options granted, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options and the period during which such Stock Options may be exercised.

Section 2.2 Exercise Price.

   The Committee shall establish the per share exercise price at the time any Stock Option is granted at such amount as the Committee shall determine, except that with respect to an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. The exercise price will be subject to adjustment in accordance with the provisions of Article V of the Plan.

Section 2.3 Exercise of Stock Options.

   (a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein. A Participant shall vest in Stock Options over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement. The Committee may, however, in its sole discretion, accelerate the time at which a Participant vests in his Stock Options.

   (b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that anything in the Plan or in the applicable Agreement to the contrary notwithstanding:

     (i) Latest Exercise Date. No Stock Option granted under the Plan shall be exercisable after the tenth anniversary of the Date of Grant thereof.

     (ii) Registration Restrictions. A Stock Option shall not be exercisable, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (A) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable Federal or state securities or blue sky laws or (B) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stock Option under any Federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

   (c) Exercise in the Event of Termination of Employment, Retirement, Death or Permanent Disability.

     (i) Termination other than for Cause, Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 2.3, in the event that (A) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its subsidiaries other than for Cause, his Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination (or such longer period as may be determined by the Committee, in its discretion) or the expiration of such Stock Options, (B) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the Participant's Retirement, the Participant may exercise (x) his Outstanding Stock Options granted prior to August 1, 1999 to the extent exercisable on the date of Retirement until the earlier of six months after such date (or such longer period, not in excess of the second anniversary of the Date of Grant of such Stock Options, as may be determined by the Committee, in its discretion) or the expiration of such Stock Options, and (y) his Outstanding Stock Options granted effective as of August 1, 1999 or thereafter to the extent exercisable on the date of Retirement until the earlier of two years after such date or the expiration of such Stock Options, (C) a Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or permitted transfer until the earlier of one year after such death (or such longer period as may be determined by the Committee, in its discretion, prior to the expiration of such one-year period) or the expiration of such Stock Options, and (D) the Permanent Disability of the Participant occurs, his Outstanding Stock Options may be exercised to the extent exercisable upon date of the onset of such Permanent Disability until the earlier of one year after such date (or such longer period not in excess of two years after such date as may be determined by the Committee, in its discretion) or the expiration of such Stock Options. Upon the occurrence of an event described in clauses (A),
  (B), (C) or (D) of this Section 2.3(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

     (ii) Termination for Cause. If a Participant's employment with the Company or any of its subsidiaries ends because of a Termination for Cause, then unless the Committee, in its discretion, determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

     (iii) Maximum Exercise Period. Anything in this Section 2.3 to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

Section 2.4 Payment of Purchase Price Upon Exercise.

   Every share purchased through the exercise of a Stock Option shall be paid for in full at the time of exercise in cash or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares or such other securities.

Section 2.5 Stock Appreciation Rights.

   The Committee may grant Stock Appreciation Rights only in tandem with a Stock Option, either at the time of Grant or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Class B Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares or such other securities.

                                  ARTICLE III

                   PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

   The Committee may from time to time grant to eligible employees Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Restricted Shares shall specify the number of Restricted Shares granted and the vesting schedule (as provided for in Section 3.2 hereof) for such Restricted Shares.

Section 3.2 Vesting.

   The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Grant of Restricted Shares.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

   As of the Date of Grant of Restricted Shares, one or more certificates representing the appropriate number of shares of Class B Common Stock granted to a Participant shall be registered in his name but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Class B Common Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions: (a) the Participant shall not be entitled to delivery of certificates representing such shares of Class B Common Stock until such shares have vested; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (c) except as otherwise provided in Section 3.6 below, all unvested Restricted Shares shall be immediately forfeited upon a Participant's termination of employment with the Company for any reason or the Participant's death, Retirement or Permanent Disability.

Section 3.4 Adjustment with Respect to Restricted Shares.

   Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest.

Section 3.5 Delivery of Restricted Shares.

   On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares and one or more stock certificates for the appropriate number of shares of Class B Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable Federal or state securities laws.

Section 3.6 Termination of Employment, Retirement, Death or Permanent
Disability.

   In the event that (i) the Participant's employment with the Company or any of its subsidiaries ends by reason of voluntary termination by the Participant, termination by the Company or any of its subsidiaries other than for Cause, termination by the Company or any of its subsidiaries for Cause or the Participant's Retirement, or (ii) the Participant's death or Permanent Disability, prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless, other than in the case of a termination by the Company or its subsidiaries for Cause, the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant's unvested Restricted Shares shall vest as of the date of such event, in which case certificates representing such shares shall be delivered, in accordance with Section 3.5 above, to the Participant or in the case of the Participant's death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

                                   ARTICLE IV

                    PROVISIONS APPLICABLE TO PHANTOM SHARES

Section 4.1 Grants of Phantom Shares.

   The Committee may from time to time grant to eligible employees Phantom Shares, the value of which is determined by reference to a share of Class B Common Stock, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Phantom Shares shall specify the number of Phantom Shares granted, the Initial Value of such Phantom Shares, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule (as provided for in Section 4.3 hereof) for such Phantom Shares, and any applicable limitation on payment (as provided for in Section 4.4 hereof) for such Phantom Shares.

Section 4.2 Appreciation Value.

   (a) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

   (b) Payment of Appreciation Value. Except as otherwise provided in Section
4.5 hereof, and subject to the limitation contained in Section 4.4 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share.

Section 4.3 Vesting.

   The Committee may, in its discretion, provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time, not in excess of five years from the Date of Grant, as may be specified in a vesting schedule contained therein.

Section 4.4 Limitation on Payment.

   The Committee may, in its discretion, establish and set forth in the Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Agreement.

Section 4.5 Termination of Employment, Death, Retirement or Permanent
Disability.

   (a) Voluntary Termination, Termination by the Company Other Than for Cause, Death, Retirement or Permanent Disability. Except as otherwise provided in this
Section 4.5, if, before the occurrence of one or more Valuation Dates applicable to the Participant's Outstanding Phantom Shares, (i) the Participant's employment with the Company or any of its subsidiaries ends by reason of the voluntary termination by the Participant, the termination by the Company or any of its subsidiaries other than for Cause or the Participant's Retirement or (ii) the Participant's death or Permanent Disability occurs, then, unless the Committee, in its discretion, determines otherwise, the Appreciation Value of each Outstanding Phantom Share as to which the Participant's rights are vested as of the date of such event shall be the lesser of (x) the Appreciation Value of such Phantom Share calculated as of the date of such event or (y) the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto. Unless the Committee, in its discretion, determines otherwise, the Appreciation Value so determined for each such vested Outstanding Phantom Share shall then be payable to the Participant or the Participant's Beneficiary following the originally scheduled Valuation Date applicable thereto in accordance with Section 4.2(b) hereof. Upon the occurrence of an event described in this Section 4.5(a), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

   (b) Termination for Cause. If a Participant's employment with the Company or any of its subsidiaries ends because of a Termination for Cause, then, unless the Committee, in its discretion, determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

                                   ARTICLE V

                      EFFECT OF CERTAIN CORPORATE CHANGES

   In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock, the Committee shall make such adjustments to the number of shares of Class B Common Stock subject to any Stock Options or Stock Appreciation Rights or the number of Restricted Shares or Phantom Shares granted to each Participant, the exercise price of any Outstanding Stock Options or Stock Appreciation Rights or the Initial Value of any Outstanding Phantom Shares, and the maximum number of shares of Class B Common Stock referred to in Section 1.5 and Section 1.6 of the Plan, in each case, as it deems appropriate. Such determinations shall be conclusive and binding for all purposes.

                                   ARTICLE VI

                                 MISCELLANEOUS

Section 6.1 No Rights to Grants or Continued Employment.

   No employee shall have any claim or right to receive Grants under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

Section 6.2 Restriction on Transfer.

   The rights of a Participant with respect to Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares shall not be transferable by the Participant to whom such Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares are granted, except (i) by will or the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, in each case subject to the condition that the Committee shall be satisfied that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor and subject to such other conditions as the Committee may impose.

Section 6.3 Tax Withholding.

   The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's Beneficiary any Federal, state or local taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise of any Stock Option or Stock Appreciation Right, that an additional amount be paid in cash equal to the amount of any Federal, state or local taxes owed as a result of such exercise.

Section 6.4 Stockholder Rights.

   No Grant under the Plan shall entitle a Participant or Beneficiary or permitted transferee to any rights of a holder of shares of common stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until share certificates are delivered upon exercise of a Stock Option or when and until share certificates are delivered in settlement of a Stock Appreciation Right.

Section 6.5 No Restriction on Right of Company to Effect Corporate Changes.

   The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 6.6 Source of Payments.

   The general funds of the Company shall be the sole source of cash settlements of Stock Appreciation Rights under the Plan and payments of Appreciation Value, and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.

Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

   The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the consent of the Participant to whom a grant has been made, adversely affect the rights of such Participant in the Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares covered by such Grant. Unless previously terminated pursuant to this Article VII, the Plan shall terminate on the fifth anniversary of the Effective Date (as defined below), and no further Grants may be awarded hereunder after such date.

                                  ARTICLE VIII

                                 INTERPRETATION

Section 8.1 Governmental Regulations.

   The Plan, and all Grants hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 8.2 Headings.

   The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 8.3 Governing Law.

   The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE IX

                    EFFECTIVE DATE AND STOCKHOLDER APPROVAL

   The Plan became effective as of March 27, 1997 (the "Effective Date"). The first amendment and restatement thereof became effective as of July 29, 1999. The second amendment and restatement shall be effective as of September 6, 1999; provided, however, that it shall be a condition to the effectiveness of the increase in the number of shares of Class B Common Stock authorized to be issued under the Plan from 40,000,000 to 50,000,000 reflected in the second amendment and restatement of the Plan that a majority of the stockholders of the Company consent to such increase on or before December 29, 1999. In the event that stockholder approval is not obtained on or before such date, the increase in the number of shares of Class B Common Stock authorized to be issued under the Plan from 40,000,000 to 50,000,000 reflected in the second amendment and restatement of the Plan shall be void ab initio and of no effect.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Officers And Directors

   Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant's Restated Certificate of Incorporation (the "Viacom Charter") contain provisions that eliminates directors' personal liability, in certain circumstances, as set forth above.

   Section 1 of Article VI of the Viacom Charter provides that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Section 2 of Article VI of the Viacom Charter provides that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

   Section 4 of Article VI of the Viacom Charter provides that any indemnification made pursuant to the above provisions (unless ordered by a court) shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceedings, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders of the registrant entitled to vote thereon.

   The Viacom Charter provides that to the extent that a present or former director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the Viacom Charter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the registrant is authorized to enter into an agreement with any director, officer, employee or agent of the registrant providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed actions, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the registrant, that arises by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

   The registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of Article VI of the Viacom Charter.

   Pursuant to Section 7 of Article VI of the Viacom Charter, the registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

ITEM 21. Exhibits and Financial Statement Schedules

   (a) The following documents are exhibits to the Registration Statement.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 *2.1    Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23,
         1999, among Viacom Inc., CBS Corporation and Viacom/CBS LLC (attached as Annex A to the Joint Proxy Statement/Prospectus**)

 *3.1    Restated Certificate of Incorporation of Viacom Inc. (attached as
         Annex B to the Joint Proxy Statement/Prospectus**)

 *3.2    By-laws of Viacom Inc. (attached as Annex C to the Joint Proxy
         Statement/Prospectus**)

  4.1    Specimen certificate representing Viacom Inc. Class B Non-Voting
         Common Stock (incorporated by reference to Exhibit 4(a) to the
         Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended
         June 30, 1990) (File No. 1-9553)
 *4.2    Specimen certificate representing Viacom Inc. Series C Preferred Stock

 *5.1 Opinion of Michael D. Fricklas, Senior Vice President, General Counsel and Secretary of Viacom Inc., as to the legality of the securities being registered

 *8.1    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the material
         United States federal income tax consequences of the Merger

 *8.2 Opinion of Cravath Swaine & Moore as to the material United States federal income tax consequences of the Merger

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 *10.1   Voting Agreement, dated September 6, 1999, between National
         Amusements, Inc. and CBS Corporation (attached as Annex D to the Joint
         Proxy Statement/Prospectus**)

 *10.2   Stockholder Agreement, dated September 6, 1999, between National
         Amusements, Inc. and CBS Corporation (attached as Annex E to the Joint
         Proxy Statement/Prospectus**)

 *10.3   Employment Letter Agreement, dated as of September 6, 1999, between
         Viacom Inc. and Sumner Redstone (attached as Annex F to the Joint
         Proxy Statement/Prospectus**)

 *10.4   Employment Letter Agreement, dated as of September 6, 1999, between
         Viacom Inc. and Mel Karmazin (attached as Annex G to the Joint Proxy
         Statement/Prospectus**)

  10.5   Agreement, dated as of September 6, 1999, between Viacom Inc. and
         Philippe Dauman (incorporated by reference to the Report on Form 8-K filed by Viacom Inc. on September 7, 1999)

  10.6   Agreement, dated as of September 6, 1999, between Viacom Inc. and
         Thomas Dooley (incorporated by reference to the Report on Form 8-K filed by Viacom Inc. on September 7, 1999)

 *10.7   Voting Agreement, dated as of November 9, 1999, between National
         Amusements, Inc. and Viacom Inc.

  10.8 Viacom Inc. 1989 Long-Term Management Incentive Plan (as amended and restated through April 23, 1990, as further amended and restated through April 27, 1995, and as further amended and restated through November 1, 1996) (incorporated by reference to Exhibit 10(a) to the
         Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended
         December 31, 1996) (File No. 1-9553)

  10.9 Viacom Inc. 1994 Long-Term Management Incentive Plan (as amended and restated through April 27, 1995 and as further amended and restated through November 1, 1996) (incorporated by reference to Exhibit 10(b) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1996) (File No. 1-9553)

 *10.10  Viacom Inc. 1997 Long-Term Management Incentive Plan (as amended July
         29, 1999 and as further amended September 6, 1999) (attached as Annex
         J to the Joint Proxy Statement/Prospectus)

  10.11 Viacom Inc. Senior Executive Short-Term Incentive Plan (as amended and restated through March 27, 1996 and as further amended and restated through March 18, 1999) (incorporated by reference to Exhibit B to the Definitive Proxy Statement filed by Viacom Inc. on April 10, 1999)

  10.12 Viacom Inc. Long-Term Incentive Plan (Divisional) (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993) (File No. 1-9553)

  10.13  Viacom International Inc. Deferred Compensation Plan for Non-Employee
         Directors (as amended and restated through December 17, 1992)
         (incorporated by reference to Exhibit 10(e) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9,
         1993) (File No. 1-9553)

  10.14  Viacom Inc. and Viacom International Inc. Retirement Income Plan for
         Non-Employee Directors (incorporated by reference to Exhibit 10(f) to the Annual Report on Form 10-K of Viacom Inc., for the fiscal year ended December 31, 1989) (File No. 1-9553)

  10.15 Viacom Inc. Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993) (File No. 1-9553)

  10.16 Viacom Inc. 1994 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit B to Viacom Inc.'s Definitive Proxy Statement dated April 28, 1995)

  10.17  Viacom Inc. Excess Investment Plan (incorporated by reference to
         Exhibit 4.1 to the Viacom Inc. Registration Statement on Form S-8)
         (File No. 1-9553)

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.18   Excess Pension Plan for Certain Key Employees of Viacom International
         Inc. (incorporated by reference to Exhibit 10(i) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31,
         1990) (File No. 1-9553)

 10.19   Agreement, dated as of January 1, 1996, between Viacom Inc. and
         Michael D. Fricklas, as amended by an Agreement dated March 31, 1998, and as further amended by an Agreement dated October 12, 1998
         (incorporated by reference to Exhibit 10(n) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1998)

 10.20   Agreement, dated as of April 1, 1995, between Viacom Inc. and George
         S. Smith, Jr., as amended by an Agreement dated as of March 30, 1998
         (incorporated by reference to Exhibit 10(o) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1997)
         (File No. 1-9553)

 10.21   Service Agreement, dated as of March 1, 1994, between George S.
         Abrams and Viacom Inc. (incorporated by reference to Exhibit 10(q) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1994) (File No. 1-9553)

 10.22   Viacom Inc. Executive Severance Plan for Senior Vice Presidents
         (Effective as of September 6, 1999) (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended September 30, 1999)

 10.23 Blockbuster Entertainment Corporation ("BEC") stock option plans assumed by Viacom Inc. after the Blockbuster Merger consisting of the following:

         (i) BEC's 1989 Stock Option Plan (incorporated by reference to BEC's
             Proxy Statement dated March 31, 1989)

         (ii) Amendments to BEC's 1989 Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 3, 1991)

         (iii) BEC's 1990 Stock Option Plan (incorporated by reference to
               BEC's Proxy Statement dated March 29, 1990)

         (iv) Amendments to BEC's 1990 Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)

         (v) BEC's 1991 Employee Director Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)

         (vi) BEC's 1991 Non-Employee Director Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)

         (vii) BEC's 1994 Stock Option Plan (incorporated by reference to
               Exhibit 10.35 to the Annual Report on Form 10-K of BEC for the fiscal year ended December 31, 1993) (File No. 0-12700)

 10.24   Parents Agreement dated as of July 24, 1995 among Viacom Inc., Tele-
         Communications, Inc. and TCI Communications, Inc. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4
         filed by Viacom International Inc.) (File No. 33-64467)

 10.25   Implementation Agreement dated as of July 24, 1995 between Viacom
         International Inc. and Viacom International Services Inc.
         (incorporated by reference to Exhibit 10.2 to the Registration
         Statement on Form S-4 filed by Viacom International Inc.) (File No.
         33-64467)

 10.26   Subscription Agreement dated as of July 24, 1995 among Viacom
         International Inc., Tele-Communications, Inc. and TCI Communications,
         Inc. (incorporated by reference to Exhibit 10.3 to the Registration
         Statement on Form S-4 filed by Viacom International Inc.) (File No.
         33-64467)

 10.27   Stock Purchase Agreement, dated as of February 16, 1997, between
         Viacom International Inc. and Evergreen Media Corporation of Los
         Angeles (incorporated by reference to Exhibit 10(u) to the Annual
         Report on Form 10-K of Viacom Inc. for the fiscal year ended December
         31, 1996) (File No. 1-9553)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  10.28  Stock Purchase Agreement, dated as of May 17, 1998, among Viacom
         International Inc., Pearson Inc., and Pearson plc (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of
         Viacom Inc. for the quarter ended June 30, 1998) (File No. 1-9553), as amended by Amendment No. 1 dated as of November 25, 1998 (filed herewith)

  10.29  Agreement and Plan of Merger among Viacom International Inc., VSEG
         Acquisition Inc. and Spelling Entertainment Group Inc., dated as of
         May 17, 1999 (incorporated by reference to the report filed on Form 8-
         K by Viacom Inc. on May 18, 1999)

  10.30  Amendment No. 3, dated as of May 21, 1999, to the Amended and Restated
         Credit Agreement, dated as of March 26, 1997, as amended, among Viacom
         Inc., the Bank parties thereto from time to time, The Bank of New
         York, as a Managing Agent and as the Documentation Agent, Citibank,
         N.A., as a Managing Agent and as the Administrative Agent, Morgan
         Guaranty Trust Company of New York, as a Managing Agent, Bank of
         America NT&SA, as a Managing Agent, The Chase Manhattan Bank, as a
         Managing Agent, JP Morgan Securities Inc., as a Syndication Agent,
         Bancamerica Robertson Stephens (formerly known as Bancamerica
         Securities, Inc.), as Syndication Agent, the Banks identified as
         Agents on the signature pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents
         (incorporated by reference to Exhibit 10.1 to the Quarterly Report filed on Form 10-Q of Viacom Inc. for the quarter ended March 31,
         1999)

  10.31  Amendment No. 1, dated as of May 21, 1999, to the Amended and Restated
         VII Credit Agreement, dated as of March 26, 1997, among Viacom
         International Inc., the Bank parties thereto from time to time, The
         Bank of New York, as a Managing Agent and as the Documentation Agent,
         Citibank, N.A., as a Managing Agent and as the Administrative Agent,
         Morgan Guaranty Trust Company of New York, as a Managing Agent, Bank
         of America NT&SA, as a Managing Agent, The Chase Manhattan Bank, as a
         Managing Agent, JP Morgan Securities Inc., as a Syndication Agent,
         Bancamerica Robertson Stephens (formerly known as Bancamerica
         Securities, Inc.), as Syndication Agent, the Banks identified as
         Agents on the signature pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents
         (incorporated by reference to Exhibit 10.2 to the Quarterly Report filed on Form 10-Q of Viacom Inc. for the quarter ended March 31,
         1999)

  21.1 Subsidiaries of Viacom Inc. (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1998) (File No. 1-9553)

 *23.1   Consent of PricewaterhouseCoopers LLP

 *23.2   Consent of KPMG LLP

 *23.3   Consent of Arthur Andersen

  23.4 Consent of Michael D. Fricklas, Senior Vice President, General Counsel and Secretary of Viacom Inc. (included in his opinion in Exhibit 5.1)

  23.5 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion in Exhibit 8.1)

  23.6   Consent of Cravath, Swaine & Moore (included in its opinion in Exhibit
         8.2)

 *23.7   Consent of Morgan Stanley & Co. Incorporated

 *23.8   Consent of Evercore Group Inc.

 *24.1   Powers of Attorney

 *99.1   Form of consent card for the Shareholders of Viacom Inc.

 *99.2   Form of proxy card for the Special Meeting of Shareholders CBS
         Corporation

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 *99.3   Form of Chairman Letter to the Shareholders of Viacom Inc.

 *99.4   Form of Chairman Letter to the Shareholders of CBS Corporation

 *99.5   Form of Notice of Consent Solicitation of Shareholders of Viacom Inc.

 *99.6   Form of Notice of Special Meeting of Shareholders of CBS Corporation

 *99.7 Opinion of Morgan Stanley & Co. Incorporated (attached as Annex H to the Joint Proxy Statement/Prospectus)

 *99.8   Opinion of Evercore Group Inc. (attached as Annex I to the Joint Proxy
         Statement/Prospectus)

--------
 * Filed herewith.
** Schedules referred to in the Agreement and Plan of Merger are omitted from this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request, in accordance with Item 601(b)(2) of Regulation S-K.

   (b) Not applicable.

   (c) The respective opinions of Morgan Stanley & Co. Incorporated and Evercore Group Inc. are included as Annex H and Annex I, respectively, to this joint proxy statement/prospectus which is part of this registration statement.

ITEM 22. Undertakings

   (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES OF VIACOM INC.

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on this 24th day of November, 1999.

                                          Viacom Inc.

                                                 /s/ Sumner M. Redstone
                                          By: _________________________________
                                                     Sumner M. Redstone
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Sumner M. Redstone           Chairman of the Board of    November 24, 1999
______________________________________  Directors, Chief
          Sumner M. Redstone            Executive Officer and
                                        Director (Principal
                                        Executive Officer)

     /s/ George S. Smith, Jr.          Senior Vice President and   November 24, 1999
______________________________________  Chief Financial Officer
         George S. Smith, Jr.           (Principal Financial
                                        Officer)

       /s/ Susan C. Gordon             Vice President, Controller  November 24, 1999
______________________________________  and Chief Accounting
           Susan C. Gordon              Officer (Principal
                                        Accounting Officer)

                  *                    Director
______________________________________
           George S. Abrams

                  *                    Director
______________________________________
          Philippe P. Dauman

                  *                    Director
______________________________________
           Thomas E. Dooley

                  *                    Director
______________________________________
              Ken Miller

                  *                    Director
______________________________________
          Brent D. Redstone

                  *                    Director
______________________________________
            Shari Redstone

                  *                    Director
______________________________________
         Frederic V. Salerno

                  *                    Director
______________________________________
           William Schwartz

                  *                    Director
______________________________________
           Ivan Seidenberg

     /s/ Michael D. Fricklas                                       November 24, 1999
*By __________________________________
         Michael D. Fricklas
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  *2.1   Agreement and Plan of Merger, dated as of September 6, as amended and restated as of October 8, 1999 and as of November 23, 1999, among
         Viacom Inc., CBS Corporation and Viacom/CBS LLC (attached as Annex A to the Joint Proxy Statement/Prospectus**)

  *3.1   Restated Certificate of Incorporation of Viacom Inc. (attached as
         Annex B to the Joint Proxy Statement/Prospectus**)

  *3.2   By-laws of Viacom Inc. (attached as Annex C to the Joint Proxy
         Statement/Prospectus**)

   4.1   Specimen certificate representing Viacom Inc. Class B Non-Voting
         Common Stock (incorporated by reference to Exhibit 4(a) to the
         Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended
         June 30, 1990) (File No. 1-9553)
  *4.2   Specimen certificate representing Viacom Inc. Series C Preferred Stock

  *5.1 Opinion of Michael D. Fricklas, Senior Vice President, General Counsel and Secretary of Viacom Inc., as to the legality of the securities being registered

  *8.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the material
         United States federal income tax consequences of the Merger

  *8.2 Opinion of Cravath Swaine & Moore as to the material United States federal income tax consequences of the Merger

 *10.1   Voting Agreement, dated September 6, 1999, between National
         Amusements, Inc. and CBS Corporation (attached as Annex D to the Joint
         Proxy Statement/Prospectus**)

 *10.2   Stockholder Agreement, dated September 6, 1999, between National
         Amusements, Inc. and CBS Corporation (attached as Annex E to the Joint
         Proxy Statement/Prospectus**)

 *10.3   Employment Letter Agreement, dated as of September 6, 1999, between
         Viacom Inc. and Sumner Redstone (attached as Annex F to the Joint
         Proxy Statement/Prospectus**)

 *10.4   Employment Letter Agreement, dated as of September 6, 1999, between
         Viacom Inc. and Mel Karmazin (attached as Annex G to the Joint Proxy
         Statement/Prospectus**)

  10.5   Agreement, dated as of September 6, 1999, between Viacom Inc. and
         Philippe Dauman (incorporated by reference to the Report on Form 8-K filed by Viacom Inc. on September 7, 1999)

  10.6   Agreement, dated as of September 6, 1999, between Viacom Inc. and
         Thomas Dooley (incorporated by reference to the Report on Form 8-K filed by Viacom Inc. on September 7, 1999)

 *10.7   Voting Agreement, dated as of November 9, 1999, between National
         Amusements, Inc. and Viacom Inc.

  10.8 Viacom Inc. 1989 Long-Term Management Incentive Plan (as amended and restated through April 23, 1990, as further amended and restated through April 27, 1995, and as further amended and restated through November 1, 1996) (incorporated by reference to Exhibit 10(a) to the
         Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended
         December 31, 1996) (File No. 1-9553)

  10.9 Viacom Inc. 1994 Long-Term Management Incentive Plan (as amended and restated through April 27, 1995 and as further amended and restated through November 1, 1996) (incorporated by reference to Exhibit 10(b) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1996) (File No. 1-9553)

 *10.10  Viacom Inc. 1997 Long-Term Management Incentive Plan (as amended on
         July 29, 1999 and as further amended on September 6, 1999) (attached as Annex J to the Joint Proxy Statement/Prospectus)

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.11   Viacom Inc. Senior Executive Short-Term Incentive Plan (as amended and restated through March 27, 1996 and as further amended and restated through March 18, 1999) (incorporated by reference to
         Exhibit B to the Definitive Proxy Statement filed by Viacom Inc. on
         April 10, 1999)

 10.12 Viacom Inc. Long-Term Incentive Plan (Divisional) (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993) (File No. 1-9553)
 10.13   Viacom International Inc. Deferred Compensation Plan for Non-Employee
         Directors (as amended and restated through December 17, 1992)
         (incorporated by reference to Exhibit 10(e) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9,
         1993) (File No. 1-9553)

 10.14   Viacom Inc. and Viacom International Inc. Retirement Income Plan for
         Non-Employee Directors (incorporated by reference to Exhibit 10(f) to the Annual Report on Form 10-K of Viacom Inc., for the fiscal year ended December 31, 1989) (File No. 1-9553)

 10.15 Viacom Inc. Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993) (File No. 1-9553)

 10.16   Viacom Inc. 1994 Stock Option Plan for Outside Directors
         (incorporated by reference to Exhibit B to Viacom Inc.'s Definitive
         Proxy Statement dated April 28, 1995)

 10.17   Viacom Inc. Excess Investment Plan (incorporated by reference to
         Exhibit 4.1 to the Viacom Inc. Registration Statement on Form S-8)
         (File No. 1-9553)

 10.18   Excess Pension Plan for Certain Key Employees of Viacom International
         Inc. (incorporated by reference to Exhibit 10(i) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31,
         1990) (File No. 1-9553)

 10.19   Agreement, dated as of January 1, 1996, between Viacom Inc. and
         Michael D. Fricklas, as amended by an Agreement dated March 31, 1998, and as further amended by an Agreement dated October 12, 1998
         (incorporated by reference to Exhibit 10(n) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1998)

 10.20   Agreement, dated as of April 1, 1995, between Viacom Inc. and George
         S. Smith, Jr., as amended by an Agreement dated as of March 30, 1998
         (incorporated by reference to Exhibit 10(o) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1997)
         (File No. 1-9553)

 10.21   Service Agreement, dated as of March 1, 1994, between George S.
         Abrams and Viacom Inc. (incorporated by reference to Exhibit 10(q) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1994) (File No. 1-9553)

 10.22   Viacom Inc. Executive Severance Plan for Senior Vice Presidents
         (Effective as of September 6, 1999) (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended September 30, 1999)

 10.23 Blockbuster Entertainment Corporation ("BEC") stock option plans assumed by Viacom Inc. after the Blockbuster Merger consisting of the following:

         (i) BEC's 1989 Stock Option Plan (incorporated by reference to BEC's
             Proxy Statement dated March 31, 1989)

         (ii) Amendments to BEC's 1989 Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 3, 1991)

         (iii) BEC's 1990 Stock Option Plan (incorporated by reference to
               BEC's Proxy Statement dated March 29, 1990)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
         (iv) Amendments to BEC's 1990 Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)
         (v) BEC's 1991 Employee Director Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)
         (vi) BEC's 1991 Non-Employee Director Stock Option Plan (incorporated by reference to BEC's Proxy Statement dated April 15, 1991)
         (vii) BEC's 1994 Stock Option Plan (incorporated by reference to
               Exhibit 10.35 to the Annual Report on Form 10-K of BEC for the
               fiscal year ended December 31, 1993) (File No. 0-12700)
 10.24   Parents Agreement dated as of July 24, 1995 among Viacom Inc., Tele-
         Communications, Inc. and TCI Communications, Inc. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4
         filed by Viacom International Inc.) (File No. 33-64467)

 10.25   Implementation Agreement dated as of July 24, 1995 between Viacom
         International Inc. and Viacom International Services Inc.
         (incorporated by reference to Exhibit 10.2 to the Registration
         Statement on Form S-4 filed by Viacom International Inc.) (File No.
         33-64467)

 10.26   Subscription Agreement dated as of July 24, 1995 among Viacom
         International Inc., Tele-Communications, Inc. and TCI Communications,
         Inc. (incorporated by reference to Exhibit 10.3 to the Registration
         Statement on Form S-4 filed by Viacom International Inc.) (File No.
         33-64467)

 10.27   Stock Purchase Agreement, dated as of February 16, 1997, between
         Viacom International Inc. and Evergreen Media Corporation of Los
         Angeles (incorporated by reference to Exhibit 10(u) to the Annual
         Report on Form 10-K of Viacom Inc. for the fiscal year ended December
         31, 1996) (File No. 1-9553)

 10.28   Stock Purchase Agreement, dated as of May 17, 1998, among Viacom
         International Inc., Pearson Inc., and Pearson plc (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1998) (File No. 1-9553), as amended by Amendment No. 1 dated as of November 25, 1998 (filed herewith)

 10.29   Agreement and Plan of Merger among Viacom International Inc., VSEG
         Acquisition Inc. and Spelling Entertainment Group Inc., dated as of
         May 17, 1999 (incorporated by reference to the report filed on Form 8-
         K by Viacom Inc. on May 18, 1999)

 10.30   Amendment No. 3, dated as of May 21, 1999, to the Amended and Restated
         Credit Agreement, dated as of March 26, 1997, as amended, among Viacom
         Inc., the Bank parties thereto from time to time, The Bank of New
         York, as a Managing Agent and as the Documentation Agent, Citibank,
         N.A., as a Managing Agent and as the Administrative Agent, Morgan
         Guaranty Trust Company of New York, as a Managing Agent, Bank of
         America NT&SA, as a Managing Agent, The Chase Manhattan Bank, as a
         Managing Agent, JP Morgan Securities Inc., as a Syndication Agent,
         Bancamerica Robertson Stephens (formerly known as Bancamerica
         Securities, Inc.), as Syndication Agent, the Banks identified as
         Agents on the signature pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents
         (incorporated by reference to Exhibit 10.1 to the Quarterly Report filed on Form 10-Q of Viacom Inc. for the quarter ended March 31,
         1999)

 10.31   Amendment No. 1, dated as of May 21, 1999, to the Amended and Restated
         VII Credit Agreement, dated as of March 26, 1997, among Viacom
         International Inc., the Bank parties thereto from time to time, The
         Bank of New York, as a Managing Agent and as the Documentation Agent,
         Citibank, N.A., as a Managing Agent and as the Administrative Agent,
         Morgan Guaranty Trust Company of New York, as a Managing Agent, Bank
         of America NT&SA, as a Managing Agent, The Chase Manhattan Bank, as a
         Managing Agent, JP Morgan Securities Inc., as a Syndication Agent,
         Bancamerica Robertson Stephens (formerly known as Bancamerica
         Securities, Inc.), as Syndication Agent, the Banks identified as
         Agents on the signature pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents
         (incorporated by reference to Exhibit 10.2 to the Quarterly Report filed on Form 10-Q of Viacom Inc. for the quarter ended March 31,
         1999)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  21.1   Subsidiaries of Viacom Inc. (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1998) (File No. 1-9553)

 *23.1   Consent of PricewaterhouseCoopers LLP

 *23.2   Consent of KPMG LLP

 *23.3   Consent of Arthur Andersen
  23.4   Consent of Michael D. Fricklas, Senior Vice President, General Counsel
         and Secretary of Viacom Inc. (included in his opinion in Exhibit 5.1)

  23.5 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion in Exhibit 8.1)

  23.6   Consent of Cravath, Swaine & Moore (included in its opinion in Exhibit
         8.2)

 *23.7   Consent of Morgan Stanley & Co. Incorporated

 *23.8   Consent of Evercore Group Inc.

 *24.1   Powers of Attorney

 *99.1   Form of consent card for the Shareholders of Viacom Inc.

 *99.2   Form of proxy card for the Special Meeting of Shareholders of CBS
         Corporation

 *99.3   Form of Chairman Letter to the Shareholders of Viacom Inc.

 *99.4   Form of Chairman Letter to the Shareholders of CBS Corporation

 *99.5   Form of Notice of Consent Solicitation of Shareholders of Viacom Inc.

 *99.6   Form of Notice of Special Meeting of Shareholders of CBS Corporation

 *99.7 Opinion of Morgan Stanley & Co. Incorporated (attached as Annex H to the Joint Proxy Statement/Prospectus)

 *99.8   Opinion of Evercore Group Inc. (attached as Annex I to the Joint Proxy
         Statement/Prospectus)

--------
 * Filed herewith.
** Schedules referred to in the Agreement and Plan of Merger are omitted from this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request, in accordance with Item 601(b)(2) of Regulation S-K.